As filed with the Securities and Exchange Commission on January 21, 2005

Registration No.  333-121864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PHOTOMEDEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	59-2058100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey F. O'Donnell
Chief Executive Officer
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
(215) 619-3600
(Name and address, including zip code, and telephone number, including area code, of agent for service)
___________

Copies to:

Jenkens & Gilchrist, LLP Attn: Jeffrey P. Berg, Esq. Kenneth M.H. Hoff, Esq. 12100 Wilshire Boulevard, 15th Floor Los Angeles, California 90025-5244 Phone: (310) 820-8800	Perkins Coie LLP Attn: Faith M. Wilson, Esq. 1201 Third Avenue, Suite 4800 Seattle, Washington 98101-3099 Phone: (206) 359-3237
___________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of a subsidiary of the Registrant with and into ProCyte Corporation pursuant to the Agreement and Plan of Merger, dated as of December 1, 2004, described in the enclosed joint proxy statement/prospectus, have been satisfied or waived.

___________
If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

[PHOTOMEDEX, INC. LOGO]
[PROCYTE CORPORATION LOGO]

MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

PhotoMedex , Inc. and ProCyte Corporation have agreed to the terms of the acquisition of ProCyte by PhotoMedex. In the proposed merger, each share of ProCyte common stock outstanding immediately prior to the effective time of the merger will be converted into 0.6622 shares of PhotoMedex common stock. We estimate that PhotoMedex will issue approximately 10,477,670 shares of common stock in the merger and that immediately after the merger, ProCyte shareholders will hold approximately 20.73% of the then-outstanding shares of PhotoMedex common stock, based on the number of shares of PhotoMedex and ProCyte common stock outstanding on January 14, 2005. PhotoMedex common stock is traded on The Nasdaq National Market under the symbol "PHMD," and it is a condition to closing the merger that the PhotoMedex common stock to be issued to ProCyte shareholders in connection with the merger be listed at closing on The Nasdaq National Market. On January 20, 2005, PhotoMedex common stock closed at $2.25 per share, as reported on The Nasdaq National Market. We also expect that the reorganization generally will be tax free to you, except that ProCyte shareholders will recognize gain or loss with respect to cash received in lieu of a fractional share of ProCyte common stock pursuant to the merger agreement or any cash received as a result of exercising dissenters' rights.

Before the merger can be consummated, the stockholders of PhotoMedex must approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement and the shareholders of ProCyte must approve the merger agreement. Each of the PhotoMedex and ProCyte board of directors has determined that the merger and the transactions associated with it are fair to and in the best interests of its respective stockholders and has unanimously approved or adopted the merger agreement, as required under applicable law. The ProCyte board of directors recommends that the ProCyte shareholders vote FOR the approval of the merger agreement. The PhotoMedex board of directors recommends that the PhotoMedex stockholders vote FOR the approval of the issuance of the PhotoMedex common stock pursuant to the merger agreement, including the shares which may be issued upon the exercise of ProCyte stock options to be assumed by PhotoMedex pursuant to the merger agreement. In addition to voting on the merger proposals, PhotoMedex stockholders and ProCyte shareholders will be asked to approve the adjournment of their respective meetings, if necessary, to solicit additional proxies in favor of the merger proposals, and PhotoMedex stockholders will be asked to vote upon a proposal unrelated to the merger with respect to an increase in the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex Amended and Restated 2000 Stock Option Plan. We strongly urge you to read and consider carefully this joint proxy statement/prospectus in its entirety, including the matters discussed under the section entitled "Risk Factors" beginning on page I-20.

The proposals are being presented to the stockholders of PhotoMedex at a special meeting of its stockholders and to the shareholders of ProCyte at a special meeting of its shareholders. The dates, times and places of the meetings are set forth below:

For PhotoMedex Stockholders:	For ProCyte Shareholders:
Thursday, March 3, 2005	Thursday, March 3, 2005
at 9:00 a.m., Eastern time	at 9:00 a.m., Pacific time
147 Keystone Drive	Hyatt Regency Bellevue
Montgomeryville, Pennsylvania 18936	900 Bellevue Way NE
tel. no. (215) 619-3600	Bellevue, Washington 98004
tel. no. (425) 462-1234

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate, adequate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated January 21, 2005, and is first being mailed to the PhotoMedex stockholders and the ProCyte shareholders on or about January 25, 2005.

Your vote is important. Whether or not you plan to attend your respective company's meeting in person, please take the time to vote your shares. You may vote your shares by completing, signing and dating the enclosed proxy card and promptly returning it in the accompanying prepaid envelope. If you attend your meeting, you may vote in person, if you wish, even though you have previously returned your proxy.

Very truly yours,

/s/ John F. Clifford	/s/ Jeffrey F. O'Donnell
John F. Clifford	Jeffrey F. O'Donnell
President and Chief Executive Officer	President and Chief Executive Officer
ProCyte Corporation	PhotoMedex, Inc.

[PROCYTE CORPORATION LOGO]

ProCyte Corporation

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 3, 2005

We will hold a special meeting of shareholders of ProCyte Corporation, a Washington corporation, or ProCyte, at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004, on March 3, 2005, at 9:00 a.m., Pacific time, for the following purposes:

1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 1, 2004, by and among PhotoMedex, Inc., a Delaware corporation, Gold Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of PhotoMedex, and ProCyte;

2. To consider and vote on any proposal to adjourn the ProCyte special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and

3. To transact such other business that may properly come before the ProCyte special meeting or any adjournment or postponement of the ProCyte special meeting.

The accompanying joint proxy statement/prospectus describes the merger agreement and proposed merger in more detail. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read the entire joint proxy statement/prospectus carefully. In particular, you should carefully consider the discussion entitled "Risk Factors," beginning on page I-20.

The board of directors of ProCyte has fixed the close of business on January 14, 2005 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the ProCyte special meeting. Each share of ProCyte common stock is entitled to one vote on all matters presented at the ProCyte special meeting or any adjournment or postponement of the ProCyte special meeting. We cannot complete the merger unless holders of at least two-thirds of the shares of ProCyte common stock outstanding on the record date vote to approve the merger agreement.

Holders of ProCyte common stock are entitled to dissenters' rights with respect to the merger under Chapter 23B.13 of the Washington Business Corporation Act, a copy of which is attached as Annex D to this joint proxy statement/prospectus.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the ProCyte special meeting in person, PLEASE VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE PREPAID REPLY ENVELOPE PROVIDED. The proxy is revocable by you at any time prior to its use at the ProCyte special meeting. If you are a holder of record, you may also cast your vote in person at the ProCyte special meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the ProCyte special meeting. If your shares are held at a brokerage firm or a bank, you must provide them with instructions on how to vote your shares. If you do not vote at all, it will, in effect, count as a vote against the merger.

Our board of directors has carefully considered the terms and conditions of the merger and has determined that the terms are fair to, and in the best interests of, ProCyte and its shareholders. The board of directors has adopted the merger agreement and approved the merger and unanimously recommends that you vote FOR the approval of the merger agreement and FOR the proposal regarding adjournment, if necessary, of the ProCyte special meeting. We are not aware of any other business to come before the ProCyte special meeting.

Please note that you should not send stock certificates with your proxies. If the merger is completed, the exchange agent will send you a transmittal letter and instructions for exchange of your stock certificates.

By Order of the Board of Directors,

/s/ John F. Clifford
John F. Clifford
President and Chief Executive Officer

January 21,  2005
Redmond, Washington

[PHOTOMEDEX, INC. LOGO]

PhotoMedex, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 3, 2005

We will hold a special meeting of stockholders of PhotoMedex, Inc, a Delaware corporation, or PhotoMedex, at PhotoMedex's corporate offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, on March 3, 2005, at 9:00 a.m., Eastern time, for the following purposes:

1. To consider and vote on a proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the Agreement and Plan of Merger, dated as of December 1, 2004, by and among PhotoMedex, Gold Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of PhotoMedex, and ProCyte Corporation, a Washington corporation;

2. To consider and vote on any proposal to adjourn the PhotoMedex special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal;

3. To approve an amendment to PhotoMedex's Amended and Restated 2000 Stock Option Plan, or the PhotoMedex 2000 Stock Option Plan, to increase the number of shares of PhotoMedex common stock reserved for issuance thereunder from 3,350,000 to 4,350,000 shares; and

4. To transact such other business that may properly come before the PhotoMedex special meeting or any adjournment or postponement thereof.

The accompanying joint proxy statement/prospectus describes the merger agreement and proposed merger in more detail. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read the entire joint proxy statement/prospectus carefully. In particular, you should carefully consider the discussion entitled "Risk Factors," beginning on page I-20.

The board of directors of PhotoMedex has fixed the close of business on January 14, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the PhotoMedex special meeting. Each share of PhotoMedex common stock is entitled to one vote on all matters presented at the PhotoMedex special meeting or any adjournment or postponement of the PhotoMedex special meeting. We cannot complete the merger unless a quorum is present at the PhotoMedex special meeting and the proposed issuance of shares of PhotoMedex common stock pursuant to the merger agreement is approved by at least a majority of the shares present or represented by proxy and entitled to vote at the PhotoMedex special meeting.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the PhotoMedex special meeting in person, PLEASE VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE PREPAID REPLY ENVELOPE PROVIDED. The proxy is revocable by you at any time prior to its use at the PhotoMedex special meeting. If you are a holder of record, you may also cast your vote in person at the PhotoMedex special meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the PhotoMedex special meeting. If your shares are held at a brokerage firm or a bank, you must provide them with instructions on how to vote your shares.

Our board of directors has carefully considered the terms and conditions of the merger and has determined that the terms are fair to, and in the best interests of, our stockholders. The board of directors unanimously has voted to approve the merger agreement and recommends that you vote FOR the approval of the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement and FOR the proposal regarding adjournment, if necessary, of the PhotoMedex special meeting. The board of directors also has approved and recommends that you vote  FOR the approval of the increase of the number of shares of PhotoMedex common stock reserved under the PhotoMedex 2000 Stock Option Plan. We are not aware of any other business to come before the PhotoMedex special meeting.

By Order of the Board of Directors,

/s/ Jeffrey F. O'Donnell
Jeffrey F. O'Donnell
President and Chief Executive Officer

January 21, 2005
Montgomeryville, Pennsylvania

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about PhotoMedex and ProCyte from documents that PhotoMedex and ProCyte have filed with the Securities and Exchange Commission and that have not been included in or delivered with this joint proxy statement/prospectus. For a more detailed discussion of information about PhotoMedex and ProCyte which is incorporated by reference into, and in the case of ProCyte, delivered with this joint proxy statement/prospectus, please see "Where You Can Find More Information," beginning on page V-2 of this joint proxy statement/prospectus. Copies of ProCyte's Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the period ended September 30, 2004, both of which contain important business and financial information about ProCyte and should be read carefully, are delivered with this joint proxy statement/prospectus.

PhotoMedex, Inc.

PhotoMedex, Inc., which we refer to with its subsidiaries as PhotoMedex, will provide you with copies of documents relating to PhotoMedex that are incorporated by reference in this joint proxy statement/prospectus, without charge, upon written or oral request to:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Attn: Davis Woodward, Corporate Counsel
(215) 619-3600

ProCyte Corporation

ProCyte Corporation, which we refer to with its subsidiaries as ProCyte, will provide you with copies of documents relating to ProCyte that are incorporated by reference in this joint proxy statement/prospectus, without charge, upon written or oral request to:

ProCyte Corporation
8511 154th Avenue NE
Redmond, Washington 98052
Attn: Robert W. Benson, Corporate Secretary
(425) 869-1239, ext. 399

In order for you to receive timely delivery of the documents in advance of the PhotoMedex special meeting and the ProCyte special meeting, we must receive your request for additional information no later than February 24, 2005.

PhotoMedex and XTRAC are registered trademarks of PhotoMedex, Inc. ProCyte is a registered trademark of ProCyte Corporation. Cutanix and Quadrinone are registered trademarks of Cutanix Corporation. Other trademarks in this joint proxy statement/prospectus are the property of their respective holders.

TABLE OF CONTENTS

CHAPTER I - THE MERGER	I-1

Questions and Answers about the Merger	I-1

Summary of the Joint Proxy Statement/Prospectus	I-5
The Companies	I-5
The Merger	I-6
What You Will Receive in the Merger	I-6
Tax Free Transaction	I-6
Differences in Rights of Stockholders	I-6
Reasons for the Merger	I-7
Recommendation of the ProCyte Board	I-7
Recommendation of the PhotoMedex Board	I-7
Quotation on The Nasdaq National Market	I-7
Ownership of PhotoMedex After the Merger	I-7
Dissenters' or Appraisal Rights	I-7
The Special Meetings	I-8
Record Dates for Voting; Required Votes for the Merger Proposal	I-8
Conditions to the Consummation of the Merger	I-9
No Solicitation by ProCyte	I-9
Termination of the Merger Agreement	I-10
Termination Fees and Expenses	I-10
Opinion of ProCyte's Financial Advisor	I-11
Opinion of PhotoMedex's Financial Advisor	I-11
Interests of ProCyte Directors and Executive Officers in the Merger	I-11
Risks of the Merger	I-12
Accounting Treatment	I-12
PhotoMedex Selected Historical Consolidated Financial Data	I-12
ProCyte Selected Historical Consolidated Financial Data	I-14
Selected Unaudited Pro Forma Condensed Consolidated Financial Data	I-15
Comparative Per Share Data	I-16
Comparative Market Price and Dividend Information	I-17

Cautionary Statement Regarding Forward-Looking Statements	I-18

Risk Factors	I-20
Risks Relating to the Proposed Merger	I-20
Risks Relating to the Business and Operations of PhotoMedex Following the Merger	I-26
Risks Relating to the Business and Operations of ProCyte	I-37

The Merger	I-37
General	I-37
Background of the Merger	I-37
ProCyte's Reasons for the Merger	I-43
Recommendation of the ProCyte Board	I-46
PhotoMedex's Reasons for the Merger	I-46
Recommendation of the PhotoMedex Board	I-48
Opinion of ProCyte's Financial Advisor - Wells Fargo Securities, LLC	I-49
Opinion of PhotoMedex's Financial Advisor - CIBC World Markets Corp.	I-61
Payment of Finder's Fee by PhotoMedex	I-67
Material United States Federal Income Tax Consequences	I-67
Accounting Treatment	I-69

i

Interests of ProCyte Directors and Executive Officers in the Merger	I-70
Dissenters' or Appraisal Rights	I-71
Quotation on The Nasdaq National Market	I-74
Delisting and Deregistration of ProCyte Common Stock	I-74
Federal Securities Laws Consequences	I-75

The Merger Agreement	I-75
The Merger	I-75
The Exchange Ratio and Treatment of Securities	I-75
Exchange of Certificates	I-76
Transfer of Shares	I-77
Representations and Warranties of ProCyte and PhotoMedex	I-77
Conduct of PhotoMedex's and ProCyte's Business Prior to the Merger	I-78
Stockholder Meetings	I-79
Access to Information	I-80
Commercially Reasonable Efforts	I-80
No Solicitation	I-80
Fees and Expenses	I-82
Directors and Officers Indemnification and Insurance	I-83
Nasdaq National Market Listing	I-83
Affiliates	I-83
Conditions to the Consummation of the Merger	I-83
Termination	I-84
Termination Fees and Expenses	I-86
Amendment; Extension and Waiver	I-87
Related Agreements	I-87

Information about PhotoMedex	I-90
Security Ownership of Certain Beneficial Owners and Management of PhotoMedex	I-90
Description of PhotoMedex Common Stock	I-93

Information about ProCyte	I-93
Security Ownership of Certain Beneficial Owners and Management of ProCyte	I-93
Description of ProCyte Common Stock	I-94

Unaudited Pro Forma Condensed Consolidated Financial Statements	I-95

Comparison of Rights of Holders of PhotoMedex Common Stock and ProCyte
Common Stock	I-102

CHAPTER II - THE PHOTOMEDEX SPECIAL MEETING	II-1
Time and Place of the PhotoMedex Special Meeting	II-1
Purpose of the PhotoMedex Special Meeting	II-1
Record Date; Stock Entitled to Vote; Quorum	II-1
Required Vote	II-2
Proxies; Voting and Revocation	II-2
Solicitation of Proxies	II-3
PhotoMedex Board of Directors Recommendation	II-3

CHAPTER III - THE PROCYTE SPECIAL MEETING	III-1
Time and Place of the ProCyte Special Meeting	III-1
Purpose of the ProCyte Special Meeting	III-1
Record Date; Stock Entitled to Vote; Quorum	III-1
Required Vote	III-2
Proxies; Voting and Revocation	III-2

ii

Solicitation of Proxies	III-3
ProCyte Board of Directors Recommendation	III-3

CHAPTER IV - OTHER PHOTOMEDEX SPECIAL MEETING PROPOSAL	IV-1

Proposal 3 - Amendment of Amended And Restated 2000 Stock Option Plan	IV-1

CHAPTER V - OTHER INFORMATION	V-1

Legal Matters	V-1

Experts	V-1
About PhotoMedex	V-1
About ProCyte	V-2

Where You Can Find More Information	V-2

iii

ANNEXES

ANNEX A	Agreement and Plan of Merger
ANNEX B	Opinion of ProCyte's Financial Advisor
ANNEX C	Opinion of PhotoMedex's Financial Advisor
ANNEX D	Dissenters' Rights Under Chapter 23B.13 of the Washington Business Corporation Law
ANNEX E	Form of Stockholder Agreement
ANNEX F	Form of Affiliate Agreement
ANNEX G	Form of Employment Agreement with John F. Clifford
ANNEX H	Form of Employment Agreement with Robin L. Carmichael

iv

CHAPTER I - THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   Why am I receiving this joint proxy statement/prospectus?

A:  PhotoMedex and ProCyte have agreed to the terms of the acquisition by PhotoMedex of ProCyte under a merger agreement that is described in this joint proxy statement/prospectus. The merger agreement, which governs the merger, is attached to this joint proxy statement/prospectus as Annex A. In order to complete the merger, PhotoMedex stockholders must vote to approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement and ProCyte shareholders must vote to approve the merger agreement.

PhotoMedex and ProCyte will each hold separate meetings of their respective stockholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the meetings of the respective stockholders of PhotoMedex and ProCyte, and you should read it carefully.

Q:   What do I need to do now?

A:  After carefully reading and considering the information contained in this joint proxy statement/prospectus, you should complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares are represented at your special meeting. Even if you submit your proxy, you may also attend your meeting and vote your shares in person.

Q:   Why is my vote important?

A:  The merger agreement must be approved by the affirmative vote of two-thirds of the shares of ProCyte common stock outstanding as of the record date. If you are a ProCyte shareholder and you do not vote, it will have the same effect as a vote against the merger agreement. ProCyte's board of directors unanimously recommends voting FOR approval of the merger agreement and the proposal relating to the adjournment, if necessary, of the ProCyte special meeting. In addition, PhotoMedex stockholders must, by the affirmative vote of at least a majority of the shares present or represented by proxy and entitled to vote at the PhotoMedex special meeting, at which a quorum is present, approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement. PhotoMedex's board of directors unanimously has voted to approve the merger agreement and recommends voting FOR the issuance of the shares of PhotoMedex common stock in connection with the merger agreement, the proposal relating to the adjournment, if necessary, of the PhotoMedex special meeting, and the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan.

Q:   How can I vote my shares in person at my meeting?

A:  Shares held in your name as the ProCyte shareholder or PhotoMedex stockholder of record may be voted in person at your meeting. Shares held beneficially through a broker or nominee (i.e., in street name) may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. You should be prepared to present photo identification for admittance. In addition, if you are a ProCyte shareholder or PhotoMedex stockholder of record, your name will be verified against the list of ProCyte shareholders or PhotoMedex stockholders, as the case may be, of record prior to your being admitted to your special meeting. If you are not a ProCyte shareholder or PhotoMedex stockholder of record but hold shares in street name, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date for your meeting, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to your special meeting. Even if you plan to attend your special meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend your special meeting.

I-1

Q:   How can I vote my shares without attending my special meeting?

A:  Whether you hold shares directly as the ProCyte shareholder or PhotoMedex stockholder of record or beneficially in street name, you may direct how your shares are voted without attending your special meeting. If you are a ProCyte shareholder or PhotoMedex stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee. If you hold your shares in street name and do not provide voting instructions to your broker or bank, your shares will not be voted on any proposal on which your broker or bank does not have discretionary authority to vote. Your broker cannot vote without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:   What if I either abstain from voting or fail to instruct my broker how to vote or respond without voting instructions?

A:  If you respond and indicate that you are abstaining from voting or fail to instruct your broker to vote your shares and the broker submits a non-voted proxy, the resulting abstention or broker non-vote will be counted toward the quorum at your special meeting.

In the case of the ProCyte special meeting only, abstentions and broker non-votes will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes will have no effect on the vote on the ProCyte adjournment proposal. If you respond but do not indicate in your response how you want to vote on the proposal to approve the merger agreement or on the adjournment proposal, your proxy will be voted FOR such proposal(s).

In the case of the PhotoMedex special meeting only, abstentions from voting on the PhotoMedex share issuance and adjournment proposals and the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan will have the effect of a vote against each such proposal. Broker non-votes will have no effect on the vote on such proposals. If you respond but do not indicate in your response how you want to vote on the proposal to approve the issuance of the shares of PhotoMedex common stock, the adjournment proposal or on the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan, your proxy will be voted FOR such proposal(s).

In addition, if other matters are properly presented for voting at either of the special meetings, the persons named as proxies will vote on such matters in their discretion. Neither PhotoMedex nor ProCyte has received notice of other matters that may properly be presented for voting at either of the special meetings.

Q:   Can I change my vote?

A:  Yes. You may change your vote at any time prior to the vote at your special meeting. If you are the shareholder of record of ProCyte or a stockholder of record of PhotoMedex, you may change your vote by:

•	delivering to the Secretary of PhotoMedex or to the Secretary of ProCyte, as appropriate, or to MacKenzie Partners, Inc., or MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte, a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	delivering a signed notice of revocation to the Secretary of PhotoMedex or to the Secretary of ProCyte, as appropriate, or to MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte; or

•	attending your special meeting and voting in person. However, your attendance alone will not revoke your proxy.

I-2

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending your special meeting and voting in person.

Q:   Should I send in my ProCyte stock certificates now?

A:  No. After the merger is completed, you will receive written instructions for exchanging your ProCyte stock certificates. Please do not send in your ProCyte stock certificates with your proxy.

Q:   When do you expect to complete the merger?

A:  We expect to complete the merger promptly after we receive the approvals of the stockholders of PhotoMedex and the shareholders of ProCyte at the special meetings. We are working to complete the merger during the first quarter of 2005. However, the exact timing cannot be predicted.

Q:   When and where are the special meetings?

A:       The ProCyte special meeting will be held at 9:00 a.m., Pacific time, on March 3, 2005, at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004.

The PhotoMedex special meeting will be held at 9:00 a.m., Eastern time, on March 3, 2005, at PhotoMedex's corporate offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936.

Q:   Which stockholders are entitled to vote?

A:  Each ProCyte shareholder that owned shares of ProCyte common stock as of the close of business on January 14, 2005, the ProCyte record date, is entitled to vote, in person or by proxy, at the ProCyte special meeting.

Each PhotoMedex stockholder that owned shares of PhotoMedex common stock as of the close of business on January 14, 2005, the PhotoMedex record date, is entitled to vote, in person or by proxy, at the PhotoMedex special meeting.

Q:   What will ProCyte shareholders receive in the merger?

A:  If the merger is completed, ProCyte shareholders will receive, in exchange for each ProCyte share, 0.6622 shares of PhotoMedex common stock. For example, if you owned 1,000 shares of ProCyte common stock, you would receive 662 shares of PhotoMedex common stock in the merger. The PhotoMedex common stock is listed on The Nasdaq National Market under the symbol "PHMD." You will be able to trade the PhotoMedex common stock you receive in the merger. However, your ability to trade the PhotoMedex common stock you receive in the merger may be restricted under the Securities Act of 1933, as amended, or the Securities Act, if you are a director or executive officer or otherwise deemed to be an affiliate of ProCyte or PhotoMedex. Shares of PhotoMedex common stock received by ProCyte affiliates may only be sold pursuant to Rule 145 of the Securities Act or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

In addition, instead of fractional shares of PhotoMedex common stock, ProCyte shareholders will receive cash based on the market price of PhotoMedex common stock. Because the exchange ratio is fixed at 0.6622, but the market price of PhotoMedex common stock is subject to fluctuation, the market value of the shares of PhotoMedex common stock that you will receive in the merger may increase or decrease prior to and following the merger. We urge you to obtain current market quotations for PhotoMedex common stock and ProCyte common stock.

Q:   What will happen if the merger is not completed?

A:  If the merger is not completed, ProCyte will remain an independent company and, under certain circumstances described in the merger agreement, may be required to pay PhotoMedex a termination fee of

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$730,000. In addition, each of PhotoMedex and ProCyte would have to absorb significant merger-related costs, such as legal, accounting and financial advisory fees. In addition, under the terms of the merger agreement, PhotoMedex or ProCyte may be required, under certain circumstances, to reimburse the other party for up to $500,000 of its merger-related expenses. Also, the price of PhotoMedex and ProCyte common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

Q:   Whom should I call with questions?

A:  If you have any questions about the proposed merger, including how to complete and return your proxy card, or if you need additional copies of the joint proxy statement/prospectus or the enclosed proxy, please call or write:

If you are a PhotoMedex stockholder:

Davis Woodward
Corporate Counsel
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Telephone: (215) 619-3278

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

If you are a ProCyte shareholder:

Robert W. Benson
Corporate Secretary
ProCyte Corporation
8511 154th Avenue NE
Redmond, Washington 98052
Telephone: (425) 869-1239, ext. 399

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

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SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that is important to you. PhotoMedex and ProCyte urge you to read carefully the entire joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus to fully understand the merger. In addition, we encourage you to read the information incorporated by reference into, and, in the case of ProCyte, delivered with this joint proxy statement/prospectus, which includes important business and financial information about PhotoMedex and ProCyte which we have filed with the Securities and Exchange Commission, or the SEC. In particular, you should read the documents attached to this joint proxy statement/prospectus, including the merger agreement, which is attached as Annex A. For a guide as to where you can obtain more information on PhotoMedex and ProCyte, including the information incorporated by reference into or delivered with this joint proxy statement/prospectus, see the section entitled "Where You Can Find More Information" beginning on page V-2. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary of the joint proxy statement/prospectus.

The Companies  (Pages I-90-94)

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Telephone: (215) 619-3600

PhotoMedex is a medical device company focused on facilitating the cost-effective use of technologies for doctors, hospitals and surgery centers. PhotoMedex engages in the development and marketing, domestically and internationally, of proprietary excimer laser and fiber optic systems, known as the XTRAC® laser system, or the XTRAC, a 308 nanometer (nm) excimer laser for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. PhotoMedex also engages in the development, manufacture and sale of surgical products, including proprietary contact and free-beam laser systems for surgery in such venues as hospitals, surgi-centers and doctors offices. PhotoMedex offers a wide range of surgical laser services on a turn-key procedural basis, including urology, gynecology, orthopedics and general surgery.

Gold Acquisition Corp. is a wholly-owned subsidiary of PhotoMedex that was formed solely for the purpose of effecting the merger. Gold Acquisition Corp. has not conducted and will not conduct any business during the period of its existence.

For additional information about PhotoMedex and its business, see the sections entitled "Information About PhotoMedex" beginning on page  I-90 and "Where You Can Find More Information" beginning on page V-2.

ProCyte Corporation
8511 154th Avenue NE
Redmond, Washington 98052
Telephone: (425) 869-1239

ProCyte is a medical skin care company that develops, manufactures and markets products for skin health and hair care. Many of ProCyte's products incorporate its patented copper peptide technologies. ProCyte currently sells its products directly to the dermatology, plastic and cosmetic surgery and spa markets. ProCyte also has expanded the use of its novel copper peptide technologies into the mass retail market for skin and hair care through specifically targeted technology licensing and supply agreements. To augment its technology portfolio, ProCyte obtained the rights to market and sell current and future products containing the patent-pending Quadrinone® technology from Cutanix Corporation in June 2003.

For additional information about ProCyte and its business, see the sections entitled "Information About ProCyte" beginning on page  I-93 and "Where You Can Find More Information" beginning on page V-2.

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The Merger (Pages I-37-75)

In the proposed merger, Gold Acquisition Corp. (referred to in this joint proxy statement/prospectus as the "merger subsidiary") will merge into ProCyte, with ProCyte as the surviving corporation. As a result, ProCyte will become a wholly-owned subsidiary of PhotoMedex. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

What You Will Receive in the Merger (Pages I-75-77)

In the merger, each share of ProCyte common stock will be converted into the right to receive 0.6622 shares of PhotoMedex common stock. In addition, ProCyte shareholders will receive cash instead of any fractional shares of PhotoMedex common stock to which they are otherwise entitled.

PhotoMedex has agreed to assume certain common stock options to purchase shares of ProCyte common stock which have an exercise price of $2.00 per share or less. Each assumed option to purchase shares of ProCyte common stock outstanding immediately before the completion of the merger will automatically become a stock option to purchase shares of PhotoMedex common stock. The number of shares of PhotoMedex common stock into which a stock option is exercisable and the related exercise price will be adjusted for the exchange ratio in the merger. In addition, some assumed stock options will become fully vested and exercisable at the effective time of the merger. PhotoMedex has agreed to assume the ProCyte stock option plans at the effective time of the merger.

Tax Free Transaction (Pages I-67-69)

Subject to the limitations, qualifications and assumptions described in "The Merger - Material United States Federal Income Tax Consequences," beginning on page I-67, you will not recognize gain or loss for U.S. federal income tax purposes on the exchange of your ProCyte common stock for PhotoMedex common stock in the merger, except to the extent that you receive cash in lieu of fractional shares in the merger or as a result of exercising dissenters' rights. To review the tax consequences to ProCyte shareholders in greater detail, see" The Merger - Material United States Federal Income Tax Consequences," beginning on page I-67.

You are urged to consult your own tax advisor concerning the federal, state, local and foreign income and other tax consequences of the merger to you.

Differences in Rights of Stockholders (Pages I-102-113)

ProCyte is a corporation organized under the laws of the State of Washington and the rights of ProCyte shareholders are governed by Washington corporate law. If the proposed merger is consummated, ProCyte's shareholders will become stockholders of PhotoMedex, a Delaware corporation. The rights of stockholders of PhotoMedex are governed by Delaware corporate law, and the certificate of incorporation and bylaws of PhotoMedex. Delaware law and PhotoMedex's certificate of incorporation and bylaws contain the following provisions, among others, which may discourage unilateral tender offers or other attempts to take over and acquire the business of PhotoMedex:

•	Section 203 of the Delaware General Corporation Law prohibits a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder, except in limited circumstances;

•	the bylaws of PhotoMedex provide that a special meeting may be convened at any time by the chairman of the board, the president of PhotoMedex or by resolution adopted by holders of at least 2/3 of the voting power of all outstanding shares of voting stock;

•	PhotoMedex's bylaws may be repealed, altered or amended or new bylaws adopted by (i) the affirmative vote of not less than two-thirds of the outstanding shares of stock entitled to vote upon the election of directors or (ii) the board of directors; provided, however, that any bylaws made by the directors may be amended, altered or repealed by the stockholders; and

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•	the PhotoMedex bylaws provide that any action which is required by statute to be taken or may be taken at a meeting must be effected at such a meeting.

ProCyte shareholders should consider fully the discussion under the section entitled "Comparison of Rights of Holders of PhotoMedex Common Stock and ProCyte Common Stock" in evaluating whether to approve the merger agreement.

Reasons for the Merger  (Pages I-43-48)

For a description of the reasons considered by the PhotoMedex board of directors, please see the section entitled "The Merger - PhotoMedex's Reasons for the Merger" beginning on page I-46.

For a description of the reasons considered by the ProCyte board of directors, please see the section entitled "The Merger - ProCyte's Reasons for the Merger" beginning on page I-43.

Recommendation of the ProCyte Board (Page I-46) and (Page III-3)

The ProCyte board of directors believes that the merger is fair to and in the best interests of ProCyte and the ProCyte shareholders and recommends that you vote FOR approval of the merger agreement.

Recommendation of the PhotoMedex Board (Pages I-48) and (Pages II-3)

The PhotoMedex board of directors believes that the merger is fair to and in the best interests of PhotoMedex and the PhotoMedex stockholders and recommends that you vote FOR approval of the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement.

Quotation on The Nasdaq National Market (Page I-74)

The common stock of PhotoMedex is currently traded on The Nasdaq National Market under the symbol "PHMD." It is a condition to the merger that the shares of PhotoMedex common stock to be issued and issuable pursuant to the merger agreement be approved for trading on The Nasdaq National Market, subject to official notice of issuance. PhotoMedex has agreed to take all necessary action to cause the PhotoMedex common stock issued pursuant to the merger agreement, including the shares of PhotoMedex common stock reserved for issuance upon exercise of the ProCyte stock options assumed by PhotoMedex, to be approved for listing on The Nasdaq National Market.

Ownership of PhotoMedex After the Merger (Pages I-75-76)

Assuming the exercise of all assumed ProCyte stock options, PhotoMedex expects to issue approximately  12,090,127 shares of PhotoMedex common stock in connection with the merger. Based on the number of shares of PhotoMedex and ProCyte common stock outstanding on the applicable record dates, former ProCyte shareholders will own approximately 20.73% of the outstanding common stock of the combined company immediately following the completion of the merger.

Dissenters' or Appraisal Rights (Pages I-71-74)

Under applicable Washington law, ProCyte shareholders have the right to dissent from the merger and to receive payment in cash for the appraised value of their shares of ProCyte common stock. The appraised value of the shares of ProCyte common stock may be more than, less than or equal to the value of the merger consideration. Each ProCyte shareholder seeking to preserve statutory dissenters' rights must:

•	deliver to ProCyte before the vote is taken at the ProCyte special meeting written notice of such shareholder's intent to demand payment for such shareholder's ProCyte common stock if the merger becomes effective;

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•	not vote such shareholder's shares of ProCyte common stock in person or by proxy in favor of the proposal to approve the merger agreement; and

•	follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described in the section of this joint proxy statement/prospectus entitled "Dissenters' or Appraisal Rights."

Chapter 23B.13 of the Washington Business Corporation Act is reprinted in its entirely and attached as Annex D to this joint proxy statement/prospectus. Failure by a ProCyte shareholder to comply precisely with all procedures required by Washington law may result in the loss of dissenters' rights for that shareholder.

Under the merger agreement, if the number of dissenting shares exceeds 2% of the number of shares of outstanding ProCyte common stock, PhotoMedex is not obligated to effect the merger.

Under applicable Delaware law, PhotoMedex stockholders will not have dissenters' rights of appraisal in connection with the issuance of PhotoMedex common stock pursuant to the merger agreement.

The Special Meetings (Pages II-1-3), (Pages III-1-3) and (Pages IV-1-6)

The special meeting of ProCyte shareholders is scheduled to be held at 9:00 a.m., Pacific time, on March 3, 2005 at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004. The purpose of the ProCyte special meeting is to vote on the proposal to approve the merger agreement and the proposal to approve an adjournment of the ProCyte special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

The special meeting of PhotoMedex stockholders is scheduled to be held at 9:00 a.m., Eastern time, on March 3, 2005 at PhotoMedex's corporate offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The purpose of the PhotoMedex special meeting is to vote on the proposal to approve the issuance of the PhotoMedex common stock pursuant to the merger agreement, the proposal to approve an adjournment of the PhotoMedex special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of PhotoMedex common stock pursuant to the merger agreement, and the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan.

Record Dates for Voting; Required Votes for the Merger Proposal (Pages II-1-2) and (Pages III-1-2)

Each holder of record, as of January 14, 2005, of ProCyte common stock is entitled to cast one vote per share at the ProCyte special meeting. The affirmative vote, in person or by proxy, of at least two-thirds of the shares of ProCyte common stock outstanding on the record date is required to approve the merger agreement. In order to approve the adjournment proposal, the votes cast for the proposal must exceed the votes cast against the proposal at the ProCyte special meeting, at which a quorum is present. As of January 14, 2005, ProCyte's directors and executive officers beneficially owned approximately 3.9% of the outstanding shares of ProCyte common stock. These directors and officers have entered into stockholder agreements with PhotoMedex, pursuant to which they have agreed to vote in favor of the approval of the merger agreement and any matter that could reasonably be expected to facilitate the merger. The form of stockholder agreement is attached as Annex F to this joint proxy statement/ prospectus. You should read it in its entirety.

Each holder of record, as of January 14, 2005, of PhotoMedex common stock is entitled to cast one vote per share at the PhotoMedex special meeting. The affirmative vote, in person or by proxy, of at least a majority of the shares present or represented by proxy and entitled to vote at the PhotoMedex special meeting, where a quorum is present, is required to approve the issuance of the PhotoMedex common stock pursuant to the merger agreement, the adjournment proposal and the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan.

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As of January 14, 2005 PhotoMedex's directors and executive officers beneficially owned approximately 1.57% of the outstanding shares of PhotoMedex common stock. It is anticipated that all of the directors and executive officers of PhotoMedex will vote in favor of the issuance of the PhotoMedex common stock pursuant to the merger agreement. However, they have not entered into any agreements to do so.

  Conditions to the Consummation of the Merger (Pages I-83-84)

The completion of the merger depends on the satisfaction or waiver of a number of conditions set forth in the merger agreement, including the following:

•	the approval of the merger agreement by the shareholders of ProCyte;

•	the approval of the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement by the stockholders of PhotoMedex;

•	the absence of any law, temporary restraining order, injunction or other order issued by a court that has the effect of making the merger illegal or otherwise prohibiting the merger;

•	the approval of the shares of PhotoMedex common stock to be issued pursuant to the merger agreement for trading on The Nasdaq National Market;

•	the registration statement relating to the shares of PhotoMedex common stock to be issued pursuant to the merger agreement (of which this joint proxy statement/prospectus is a part) being declared effective by the SEC and the absence of any stop order suspending the effectiveness of the registration statement;

•	the accuracy of all representations and warranties as of the date of the merger agreement and the closing date, as qualified in the merger agreement;

•	the performance or compliance in all material respects with all agreements and covenants set forth in the merger agreement;

•	the receipt of all consents and approvals of third parties as set forth in the merger agreement; and

•	the receipt by ProCyte of a legal opinion from Perkins Coie LLP and the receipt by PhotoMedex of a legal opinion from Jenkens & Gilchrist, LLP that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

At any time prior to the effective time of the merger, either PhotoMedex or ProCyte may, to the extent legally allowed, waive a condition to its obligation to complete the merger, although that condition has not been satisfied.

PhotoMedex and ProCyte cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

No Solicitation by ProCyte (Pages I-80-82)

The merger agreement contains restrictions on the ability of ProCyte to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in ProCyte. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if ProCyte receives an acquisition proposal from a third party that is superior to the terms of the merger agreement, ProCyte may furnish nonpublic information to that third party and engage in discussions and negotiations regarding an acquisition proposal with that third party. Even if ProCyte receives a proposal from a third party that is superior to the terms of the merger agreement, it is obligated to hold a shareholders' meeting to consider the merger agreement.

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Termination of the Merger Agreement (Pages I-84-86)

PhotoMedex and ProCyte may terminate the merger agreement by mutual written consent. In addition, either PhotoMedex or ProCyte may terminate the merger agreement if:

•	the merger is not completed by June 30, 2005, unless the parties extend the time for closing the merger; or

•	a governmental authority issues or fails to issue a final order and such action or inaction prohibits the completion of the merger, except that the party that is the cause of such action or inaction may not terminate the merger agreement on this basis.

PhotoMedex may terminate the merger agreement if:

•	ProCyte's board of directors fails to reaffirm, withdraws or adversely modifies its recommendation to its shareholders that they approve the merger agreement;

•	ProCyte's shareholders do not approve the merger agreement;

•	the holders of more than 2% of the outstanding shares of ProCyte common stock perfect available dissenters' rights, and such rights have not been lost or withdrawn;

•	ProCyte 's board of directors approves or enters into an acquisition proposal by a third party;

•	a third party commences a tender or exchange offer, and ProCyte's board of directors does not recommend that the ProCyte shareholders reject such tender or exchange offer;

•	ProCyte materially fails to comply with the provisions under the merger agreement restricting ProCyte from soliciting an alternative merger transaction; or

•	ProCyte materially breaches one or more of its representations or warranties or fails to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and does not timely cure such breach or failure.

ProCyte may terminate the merger agreement if:

•	PhotoMedex's board of directors withdraws or adversely modifies its recommendation to its stockholders that they approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement;

•	PhotoMedex's stockholders do not approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement;

•	PhotoMedex materially breaches one or more of its representations or warranties or fails to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and does not timely cure such breach or failure; or

•	ProCyte accepts a superior proposal from a third party.

Termination Fees and Expenses (Pages I-86-87)

If PhotoMedex or ProCyte terminates the merger agreement, ProCyte, in specified circumstances, will be obligated to pay PhotoMedex a termination fee of $730,000 (which represents approximately 3% of the transaction value) or reimburse up to $500,000 of PhotoMedex's expenses incurred in connection with the merger.

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If ProCyte terminates the merger agreement, PhotoMedex, in specified circumstances, will be obligated to reimburse up to $500,000 of ProCyte's expenses incurred in connection with the merger.

Opinion of ProCyte's Financial Advisor (Pages I-49-61)

In connection with the proposed merger, ProCyte's financial advisor, Wells Fargo Securities, LLC, or Wells Fargo, delivered an opinion, dated November 30, 2004, that, as of that date and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion, the exchange ratio of 0.6622 of a share of PhotoMedex common stock for each share of ProCyte common stock was fair, from a financial point of view, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp. or any ProCyte shareholders who properly exercise dissenters' rights. See Annex B for a copy of the full opinion. We encourage you to read this opinion and the section of this joint proxy statement/prospectus entitled "The Merger—Opinion of ProCyte's Financial Advisor" in their entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. WELLS FARGO'S OPINION WAS DIRECTED TO PROCYTE'S BOARD OF DIRECTORS AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY SHAREHOLDER SHOULD VOTE OR ACT WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

Opinion of PhotoMedex's Financial Advisor (Pages I-61-67)

In connection with the merger, the PhotoMedex board of directors received a written opinion of PhotoMedex's financial advisor, CIBC World Markets Corp., referred to in this joint proxy statement / prospectus as CIBC World Markets, as to the fairness, from a financial point of view, to PhotoMedex of the exchange ratio provided for in the merger. The full text of CIBC World Markets' written opinion, dated November 30, 2004, is attached to this joint proxy statement/prospectus as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. CIBC WORLD MARKETS' OPINION WAS PROVIDED TO THE PHOTOMEDEX BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE EXCHANGE RATIO AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO PHOTOMEDEX OF THE EXCHANGE RATIO. CIBC WORLD MARKETS' OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

Interests of ProCyte Directors and Executive Officers in the Merger (Pages I-70-71)

ProCyte's directors and executive officers have interests in the merger that are different from, or are in addition to, those of other shareholders that may make them more likely to vote to approve the merger agreement. The ProCyte non-employee directors hold stock options that will become fully vested following consummation of the merger and will remain outstanding for an extended period following their termination of each such director's board service. In addition, several executive officers of ProCyte have agreements that entitle them to severance payments, the accelerated vesting of outstanding stock options and other benefits upon the officer's termination under certain circumstances following the completion of the merger. In addition, the merger agreement provides that:

•	PhotoMedex will maintain the existing rights to indemnification benefiting ProCyte's directors, officers and employees found in ProCyte's articles of incorporation or bylaws, applicable law or other sources for a period of six years after the merger. Tail coverage for ProCyte's directors' and officers' insurance policy will be obtained on terms and in amounts no less favorable than those of ProCyte's policies in effect on the date of the merger agreement, provided the total cost of the coverage will not exceed $275,000; and

•	John F. Clifford, the President and Chief Executive Officer and a director of ProCyte, and Robin L. Carmichael, the Vice President of Marketing of ProCyte, will enter into employment agreements with

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PhotoMedex in connection with closing of the merger. These agreements, the forms of which are attached to this joint proxy statement/prospectus as Annex G and Annex H, respectively, will include severance arrangements and stock option grants.

The members of ProCyte's board of directors were aware of these interests, and considered them, among other things, when they approved the merger and adopted the merger agreement.

Risks of the Merger (Pages I-20-37)

In considering whether to approve the merger agreement and the transactions it contemplates, you should carefully consider the factors described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page I-20. These risks should be considered along with any additional risk factors in documents delivered with or incorporated by reference in this joint proxy statement/prospectus.

Accounting Treatment (Pages I-69-70)

The merger will be accounted for as a purchase of ProCyte by PhotoMedex under generally accepted accounting principles. PhotoMedex will allocate the purchase price based on the fair value of ProCyte's acquired assets and assumed liabilities. PhotoMedex will consolidate the operating results of ProCyte with its own, beginning as of the date the parties complete the merger.

PhotoMedex Selected Historical Consolidated Financial Data

You should read the following selected historical consolidated financial data in conjunction with the consolidated financial statements of PhotoMedex, Inc. and subsidiaries included in the annual reports and other information that PhotoMedex has filed with the SEC and which are incorporated by reference in this joint proxy statement/prospectus. You should read the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information," beginning on page V-2. The selected historical consolidated statement of operations data for the five-year period ended December 31, 2003 and the selected historical consolidated balance sheet data as of December 31, 1999, 2000, 2001, 2002 and 2003 have been derived from the consolidated financial statements of PhotoMedex. The consolidated financial statements of PhotoMedex as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2003 and are incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated statement of operations data for the years ended December 31, 2003 and 2002 and the selected historical consolidated balance sheet data as of December 31, 2003 and 2002 were audited by KPMG LLP, an independent registered public accounting firm. The selected historical consolidated statement of operations data for the year ended December 31, 2001 and the selected historical consolidated balance sheet data as of December 31, 2001 were audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated statement of operations data for the nine months ended September 30, 2004 and 2003 and the selected historical consolidated balance sheet data as of September 30, 2004 and 2003 have been derived from the unaudited condensed consolidated financial statements of PhotoMedex. The unaudited condensed consolidated financial statements of PhotoMedex as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003 are included in the Quarterly Report on Form 10-Q, as amended, of PhotoMedex for the quarterly period ended September 30, 2004 and are incorporated by reference in this joint proxy statement/prospectus. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, which PhotoMedex considers necessary for a fair presentation of the information set forth therein. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2004.

You should read the section of this joint proxy statement/prospectus entitled "Experts" for additional information regarding Arthur Andersen LLP.

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	(In thousands, except per share data)
	Year ended December 31,					Nine months ended September 30, (unaudited)
	1999	2000	2001	2002	2003	2003	2004
STATEMENT OF OPERATIONS DATA:
Revenues	$99	$969	$4,730	$3,274	$14,319	$10,615	$12,803
Costs and expenses
Costs of revenues	4	543	4,952	4,425	10,488	7,564	7,627
Selling, general and administrative	4,342	10,365	10,519	6,191	9,451	6,985	7,511
Research and development	2,061	3,015	3,329	1,757	1,776	1,295	1,325
Depreciation and amortization	1,017	721	-	-	-	-	-
Asset impairment charge	-	-	1,958	-	-	-	-
Loss from continuing operations before interest and other income, net and income taxes	(7,325)	(13,675)	(16,028)	(9,099)	(7,397)	(5,229)	(3,660)
Interest income	-	580	238	42	50	50	33
Interest expense	(1,849)	(13)	(25)	(16)	(96)	(94)	(99)
Other income (expense), net	111	362	77	1	-	-	-
Loss from continuing operations before income taxes	(9,063)	(12,746)	(15,738)	(9,072)	(7,443)	(5,273)	(3,726)
Income taxes	5	-	-	-	-	-	-
Loss from continuing operations	(9,068)	(12,746)	(15,738)	(9,072)	(7,443)	(5,273)	(3,726)
Discontinued operations
Loss from discontinued operations(including loss on disposal of $277 realized in 2001)	(852)	(646)	-	-	-	-	-
Net loss	($9,920)	($13,392)	($15,738)	($9,072)	($7,443)	($5,273)	($3,726)
Basic and diluted net loss per share
Continuing operations	($0.81)	($0.81)	($0.80)	($0.34)	($0.21)	($0.15)	($0.10)
Discontinued operations	(0.08)	(0.04)	-	-	-	-	-
Basic and diluted net loss per share	($0.89)	($0.85)	($0.80)	($0.34)	($0.21)	($0.15)	($0.10)
Shares used in computing basic and diluted net loss per share (1)	11,208	15,755	19,771	26,566	35,134	34,258	38,429
BALANCE SHEET DATA (AT PERIOD END):
Cash and short-term investments	$4,536	$9,561	$4,067	$4,008	$6,633	$6,633	$5,212
Working capital	1,529	9,273	5,546	6,578	8,678	8,656	8,022
Total assets	9,706	19,871	15,585	21,513	22,753	22,753	23,413
Long-term debt (net of current portion) .	44	20	_	900	480	406	1,436
Stockholders' equity	$5,274	$17,768	$12,710	$13,309	$15,978	$15,978	$15,803
___________
(1)	Common stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the years in which PhotoMedex incurred net losses.

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ProCyte Selected Historical Consolidated Financial Data

The following selected historical financial data for each of the five years in the period ended December 31, 2003, have been derived from ProCyte's audited consolidated financial statements. The financial data as of September 30, 2004, and September 30, 2003, and for each of the nine-month periods then ended, have been derived from ProCyte's unaudited condensed consolidated financial statements that include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of ProCyte for the periods and dates presented. We are providing the following ProCyte selected historical consolidated financial information to aid you in your analysis of the financial aspects of the merger. The following information is only a summary and should be read together with ProCyte's audited and unaudited consolidated financial statements, the related notes and the discussion contained in ProCyte's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the period ended September 30, 2004, both of which have been delivered to you along with this joint proxy statement/prospectus, and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations of ProCyte" contained in or incorporated in these reports and other information that ProCyte has furnished with this joint proxy statement/prospectus or filed with the SEC. See "Where You Can Find More Information," beginning on page V-2.

	(In thousands, except per share data)
	Year ended December 31,					Nine months ended September 30, (unaudited)
	1999	2000	2001	2002	2003	2003	2004
STATEMENT OF OPERATIONS DATA:
Net sales	$4,695	$6,615	$9,712	$12,737	$11,538	$8,701	$10,140
Gross profit	3,319	5,116	6,128	8,031	8,337	6,224	7,366
Percentage of sales	70.7%	77.3%	63.1%	63.1%	72.2%	71.5%	72.6%
Selling, general and administrative expenses	$5,239	$6,206	$6,249	$6,435	$7,444	$5,862	$6,653
Product development expenses	1,744	1,275	745	126	191	106	99
Non-recurring charges (income) (1)	1,900	-	194	-	637	-	319
Operating income (loss)	(5,564)	(2,365)	(1,060)	1,470	65	256	295
Net income (loss) (2)	(5,315)	(2,143)	(907)	1,669	7,341	397	222
Basic earnings (loss) per share	(0.35)	(0.14)	(0.06)	0.11	0.47	0.03	0.01
Diluted earnings (loss) per share	(0.35)	(0.14)	(0.06)	0.10	0.46	0.02	0.01
Shares used in calculation of basic earnings (loss) per share	14,999	15,481	15,610	15,710	15,767	15,761	15,799
Shares used in calculation of diluted earnings (loss) per share	14,999	15,481	15,610	16,179	15,997	15,973	16,000

BALANCE SHEET DATA (AT PERIOD END):
Cash, cash equivalents and short-term investments	$3,883	$2,773	$3,003	$4,556	$3,796	$4,556	$5,321
Current assets	5,454	6,451	6,506	7,931	8,363	8,479	10,724
Total assets	13,447	12,185	12,811	14,089	20,003	14,365	20,972
Current liabilities	416	1,179	1,147	963	692	991	1,416
Long-term liabilities	142	145	1,596	1,308	93	1,109	75
Shareholders' equity	$12,889	$10,861	$10,068	$11,818	$19,218	$12,265	$19,481

_________________
(1) Reflects a $1.9 million write-down of a manufacturing facility in 1999, a $194,000 loss on sale of contract manufacturing operations in 2001, a $637,000 loss on asset impairment in 2003 and a $319,000 loss on asset impairment for the nine months ended September 30, 2004.

(2) In the fourth quarter of 2003, ProCyte recognized an income tax benefit related to a reduction in its deferred tax asset valuation allowance of approximately $7.1 million.

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Selected Unaudited Pro Forma Condensed Consolidated Financial Data

The following table presents selected pro forma condensed consolidated financial data of PhotoMedex and ProCyte as of September 30, 2004 and for the year ended December 31, 2003 and for the nine months ended September 30, 2004, giving effect to the merger as if it had occurred on January 1, 2003 for the statement of operations data and as of September 30, 2004 for the balance sheet data. This pro forma condensed consolidated financial data has been prepared to give effect to the merger using the purchase method of accounting as defined by Statement of Financial Accounting Standard No. 141 "Business Combinations," with PhotoMedex as the acquiror and surviving corporation in the merger, and whereby PhotoMedex has preliminarily allocated the total cost of the acquisition to ProCyte's net tangible and identifiable intangible assets acquired and liabilities assumed based upon their estimated respective fair values.

You should read the selected unaudited pro forma condensed consolidated financial data in conjunction with the unaudited pro forma condensed consolidated financial statements and related notes thereto included elsewhere in this joint proxy statement/prospectus. The selected pro forma condensed consolidated financial data are presented for illustrative purposes only and do not purport to be indicative of the financial position or operating results that would have actually been reported had the merger occurred as of the dates indicated, nor are they necessarily indicative of future financial position or operating results of the combined company. The pro forma adjustments included in the pro forma financial statements represent a preliminary determination of these adjustments based upon the information available as of the date of this joint proxy statement/prospectus. Based on the timing of the closing of the transaction and other factors, PhotoMedex cannot assure you that the actual adjustments will not differ materially from the pro forma adjustments reflected in the pro forma financial statements. It is expected that, following the merger, the combined company will incur expenses associated with the merger and integrating the operations of the two companies. These merger and integration costs are not reflected in these unaudited pro forma consolidated financial statements.

	(In thousands, except share and per share data)
Condensed statement of operations data:	Year ended December 31, 2003 (unaudited)	Nine months ended September 30, 2004 (unaudited)
Revenues	$25,857	$22,944
Costs and expenses	33,330	26,536
Loss from operations	(7,473)	(3,592)
Interest income (expense), net	(98)	(2)
Other income (expense), net	(50)	-
Net loss	$(7,325)	$(3,594)
Net loss per common share - Basic and diluted	$(0.16)	$(0.07)
Shares used in computing basic and diluted net loss per common share	45,608	48,903
Balance sheet data:		September 30, 2004
Current assets		$24,885
Working capital		15,419
Total assets		52,803
Long-term debt (net of current portion)		1,436
Stockholders' equity		$41,791

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Comparative Per Share Data

The following tables present:

•	the basic and diluted net income (loss) per common share and book value per share data for each of PhotoMedex and ProCyte on a historical basis; and

•	the historical basic and diluted net loss per common share and book value per share data for the consolidated company and on an equivalent pro forma consolidated basis.

The unaudited pro forma consolidated financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods and should not be construed as representative of future operations. Neither PhotoMedex nor ProCyte declared any cash dividends for the periods presented below.

The historical book value per share has been calculated by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period.

The pro forma book value per share has been calculated by dividing pro forma stockholders' equity by the pro forma number of shares of PhotoMedex common stock which would have been outstanding had the merger been consummated as of the balance sheet date. Pro forma consolidated net loss, pro forma stockholders' equity and the pro forma number of shares of PhotoMedex common stock outstanding have been derived from the unaudited pro forma condensed consolidated financial statements appearing elsewhere in this joint proxy statement/prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of PhotoMedex and ProCyte, the PhotoMedex and ProCyte unaudited pro forma condensed consolidated financial statements, and the separate historical financial statements of PhotoMedex and ProCyte and related notes contained in the annual reports and other information that PhotoMedex and ProCyte have each filed with the SEC and incorporated by reference in, and with respect to ProCyte, delivered with this joint proxy statement/prospectus.

The equivalent pro forma consolidated amounts set forth in the table below have been calculated by multiplying the pro forma consolidated per share amounts by the exchange ratio of 0.6622 of a share of PhotoMedex common stock for each share of ProCyte common stock.

	Historical
	PhotoMedex	ProCyte	Consolidated pro forma
Basic earnings (loss) per share
Nine months ended September 30, 2004	$(0.10)	$0.01	$(0.07)
Year ended December 31, 2003	(0.21)	0.47	(0.16)

Diluted earnings (loss) per share
Nine months ended September 30, 2004	(0.10)	0.01	(0.07)
Year ended December 31, 2003	(0.21)	0.46	(0.16)

Book value per common share at September 30, 2004	0.39	1.23	0.83

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Comparative Market Price and Dividend Information

PhotoMedex's common stock trades on The Nasdaq National Market under the symbol "PHMD." ProCyte's common stock trades on the National Association of Securities Dealers, Inc. Over-the Counter Electronic Bulletin Board, or the OTC Bulletin Board, under the symbol "PRCY."

The table below shows, for the calendar quarters indicated, the high and low closing sale prices of:

•	PhotoMedex common stock, as reported on The Nasdaq National Market; and

•	ProCyte common stock, as reported on the OTC Bulletin Board.

Historical ProCyte Common Stock Information

	High	Low
Year Ended December 31, 2004:
Fourth Quarter	$1.63	$0.89
Third Quarter	1.07	0.90
Second Quarter	1.24	1.02
First Quarter	1.33	1.03
Year Ended December 31, 2003:
Fourth Quarter	$1.23	$0.99
Third Quarter	1.51	1.00
Second Quarter	1.34	0.96
First Quarter	1.35	1.07
Year Ended December 31, 2002:
Fourth Quarter	$1.47	$1.10
Third Quarter	1.64	1.25
Second Quarter	2.12	1.38
First Quarter	2.00	1.29

        Historical PhotoMedex Common Stock Information
	High	Low
Year Ended December 31, 2004:
Fourth Quarter	$2.73	$1.86
Third Quarter	3.26	1.89
Second Quarter	3.99	2.54
First Quarter	2.69	1.63
Year Ended December 31, 2003:
Fourth Quarter	$2.54	$1.66
Third Quarter	2.95	2.15
Second Quarter	2.30	1.39
First Quarter	1.85	1.22
Year Ended December 31, 2002:
Fourth Quarter	$1.92	$1.24
Third Quarter	1.57	0.84
Second Quarter	1.97	1.49
First Quarter	2.37	1.50

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The above table shows only historical comparisons. Because the market prices of PhotoMedex common stock and ProCyte common stock will likely fluctuate prior to the effective date of the merger, these comparisons may not provide meaningful information to PhotoMedex stockholders in determining whether to approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement or to ProCyte shareholders in determining whether to approve the merger agreement. We cannot assure you what the market price of the PhotoMedex common stock will be at the merger date. PhotoMedex and ProCyte stockholders are encouraged to obtain current market quotations for PhotoMedex and ProCyte common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve their respective proposals. See the section entitled "Where You Can Find More Information."

Comparative Current Market Price and Dividend Information

The following table presents trading information for PhotoMedex common stock and ProCyte common stock on December 1, 2004 and January 20, 2005. December 1, 2004 was the last full trading day before PhotoMedex and ProCyte announced the signing of the merger agreement. January 20, 2005 was the last practicable trading day for which information was available before the date of this joint proxy statement/prospectus:

	PhotoMedex Common Stock	ProCyte Common Stock
Closing price on December 1, 2004	$2.25	$1.12
Closing price on January 20, 2005	$2.25	$1.46

Neither PhotoMedex nor ProCyte has ever declared or paid cash dividends on its capital stock. PhotoMedex does not anticipate paying cash dividends on its common stock in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the other documents incorporated by reference into and, in the case of ProCyte, delivered with this joint proxy statement/prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management and markets for the stock of PhotoMedex and ProCyte and other matters. Any statements in this joint proxy statement/prospectus and the other documents incorporated by reference herein about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "will continue," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this joint proxy statement/prospectus and the documents incorporated by reference herein or delivered herewith. The following cautionary statements identify important factors that could cause PhotoMedex's, ProCyte's or the combined company's actual results to differ materially from those projected in the forward-looking statements made in this joint proxy statement/prospectus. Among the key factors that have a direct bearing on PhotoMedex's, ProCyte's or the combined company's results of operations are:

•	general economic and business conditions; the existence or absence of adverse publicity; changes in marketing and technology; changes in political, social and economic conditions;

•	competition in and general risks of the medical, skin health and hair care products and services industries;

•	success of acquisitions and operating initiatives; changes in business strategy or development plans;

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•	dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;

•	the ability to integrate effectively the two companies' technologies, operations and personnel in a timely and efficient manner;

•	the ability of PhotoMedex to retain and hire key executives, technical personnel and other employees;

•	the ability of PhotoMedex to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization;

•	the ability of PhotoMedex to manage successfully its changing relationships with customers, suppliers, value-added resellers and strategic partners;

•	changes in governmental or regulatory policies, including adverse interpretations of regulatory guidelines;

•	volatility in the stock price of PhotoMedex;

•	the need and ability of PhotoMedex to obtain sufficient financing to meet potential capital requirements;

•	adverse decisions relating to material litigation or investigations;

•	the failure of management's assumptions and estimates used in applying critical accounting policies;

•	inadequate design or circumvention of disclosure controls and procedures or internal controls;

•	market acceptance of each company's products and services and the ability of PhotoMedex's and ProCyte's customers to accept new product and services offerings; and

•	the timing of, and regulatory and other conditions associated with, the completion of the merger and the willingness and ability of PhotoMedex to combine operations and obtain operating synergies following the merger.

These factors and the risk factors referred to below could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by PhotoMedex or ProCyte, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and neither PhotoMedex nor ProCyte undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for PhotoMedex or ProCyte to predict which will arise. In addition, neither PhotoMedex nor ProCyte can assess the impact of each factor on PhotoMedex's, ProCyte's or the combined company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS THAT PHOTOMEDEX AND PROCYTE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN CONSIDERING WHAT ACTION TO TAKE IN CONNECTION WITH THE MERGER. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE USE OF THE COMBINED COMPANY OR PHOTOMEDEX REFERS TO THE COMBINED COMPANY OF PHOTOMEDEX AND PROCYTE AFTER GIVING EFFECT TO THE MERGER. IN ADDITION, YOU SHOULD READ AND CONSIDER THE RISKS ASSOCIATED WITH EACH OF THE BUSINESSES OF PHOTOMEDEX AND PROCYTE BECAUSE THESE RISKS WILL ALSO AFFECT THE COMBINED COMPANY. THESE RISKS CAN BE FOUND IN OUR RESPECTIVE ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND IN THE CASE OF PROCYTE, PROCYTE'S FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2004, WHICH ARE FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IN THE CASE OF PROCYTE, DELIVERED HEREWITH. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO PHOTOMEDEX AND PROCYTE OR THAT ARE NOT CURRENTLY BELIEVED TO BE IMPORTANT TO YOU ALSO MAY ADVERSELY AFFECT THE MERGER.

Risks Relating to the Proposed Merger

PhotoMedex and ProCyte may not achieve the benefits they expect from the merger, which may have a material adverse effect on the combined company's business, financial, and operating results.

PhotoMedex and ProCyte entered into the merger agreement with the expectation that the merger will result in benefits to the combined company arising out of the combination of the medical products and services business of PhotoMedex with the skin health and hair care products business of ProCyte. These benefits may include operational efficiencies resulting from synergies between the companies and greater sales levels due to increases in product and services offerings and consolidation of sales and marketing expertise. To realize any benefits from the merger, the combined company will face the following post-merger challenges:

•	retaining and integrating the management and employees of each company;

•	consolidating sales, distribution, and research and development operations;

•	preserving the important licensing, research and development, manufacturing, supply, distribution, marketing, customer and other relationships of ProCyte;

•	developing new products and services that utilize the assets and resources of both companies;

•	minimizing the diversion of management's attention from ongoing business concerns;

•	coordinating geographically separate operations;

•	realizing expected cost savings and synergies from the merger; and

•	developing and maintaining uniform standards, controls, procedures, policies and information systems.

If the combined company is not successful in addressing these and other challenges, then the benefits of the merger will not be realized and, as a result, the combined company's operating results and the market price of PhotoMedex's common stock may be adversely affected. These challenges, if not successfully met by the combined company, could result in possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel. Neither PhotoMedex nor ProCyte can assure you that the combined company will successfully integrate ProCyte's business or profitably manage the combined company. Further, neither

I-20

PhotoMedex nor ProCyte can assure you that the growth rate of the combined company after the merger will equal the historical growth rates experienced by PhotoMedex or ProCyte.

ProCyte shareholders will receive 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock regardless of changes in the market value of ProCyte common stock or PhotoMedex common stock.

Each share of ProCyte common stock will be exchanged for 0.6622 shares of PhotoMedex common stock upon completion of the merger. This exchange ratio is a fixed number and the merger agreement does not contain any provision to adjust this ratio for changes in the market price of either ProCyte common stock or PhotoMedex common stock. Neither party is permitted to terminate the merger agreement solely because of changes in the market price of PhotoMedex or ProCyte common stock. Consequently, the specific dollar value of PhotoMedex common stock to be received by ProCyte shareholders will depend on the market value of PhotoMedex common stock at the time of completion of the merger and may decrease from the date that you submit your proxy. You are urged to obtain recent market quotations for PhotoMedex common stock and ProCyte common stock. Neither PhotoMedex nor ProCyte can predict or give any assurances as to the market price of PhotoMedex common stock at any time before or after the merger. The prices of PhotoMedex common stock and ProCyte common stock may vary because of factors such as:

•	changes in the business, operating results or prospects of PhotoMedex or ProCyte;

•	actual or anticipated variations in quarterly results of operations of PhotoMedex or ProCyte;

•	market assessments of the likelihood that the merger will be completed;

•	the timing of the completion of the merger;

•	sales of PhotoMedex common stock or ProCyte common stock;

•	additions or departures of key personnel of PhotoMedex or ProCyte;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by PhotoMedex;

•	conditions or trends in the medical products and services or skin health and hair care products industries;

•	announcements of technological innovations, new products or services by PhotoMedex, ProCyte or their competitors;

•	changes in market valuations of other medical products and services or skin health and hair care products companies;

•	the prospects of post-merger operations;

•	regulatory considerations; and

•	general market and economic conditions.

If the merger is successfully completed, holders of ProCyte common stock will become holders of PhotoMedex common stock. PhotoMedex's business differs from ProCyte's business, and PhotoMedex's results of operations, as well as the price of PhotoMedex common stock, may be affected by factors different than those affecting ProCyte's results of operations and the price of ProCyte common stock. See "Risks Relating to the Business and Operations of PhotoMedex Following the Merger," beginning on page I-26.

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If the costs associated with the merger exceed the benefits, the combined company may experience adverse financial results, including increased losses.

PhotoMedex and ProCyte will incur significant transaction costs as a result of the merger, including legal and accounting fees that may exceed their current estimates. If the merger does not occur, PhotoMedex expects to incur approximately $750,000 in merger-related expenses, excluding the reimbursement of merger-related expenses of ProCyte, if applicable, and ProCyte expects to incur approximately $750,000 to $1,000,000 in merger-related expenses, excluding any termination fees or the reimbursement of merger-related expenses of PhotoMedex, if applicable. In addition, PhotoMedex and ProCyte expect that the combined company will incur consolidation and integration expenses, which they cannot accurately estimate at this time. Actual transaction costs may substantially exceed the current estimates of PhotoMedex and ProCyte and may negatively affect the combined company's financial condition and operating results. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to PhotoMedex's stockholders resulting from the issuance of shares in connection with the merger, the combined company's financial results could be adversely affected, including increased losses.

The market price of PhotoMedex's common stock may decline as a result of the merger.

The market price of PhotoMedex's common stock may decline as a result of the merger for a number of reasons, including if:

•	the integration of PhotoMedex and ProCyte is not completed in a timely and efficient manner;

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

•	holders, individually or in the aggregate, of significant numbers of shares of PhotoMedex decide to dispose of their stock following completion of the merger.

Sales of substantial amounts of PhotoMedex common stock in the public market after the proposed merger could materially adversely affect the market price of PhotoMedex common stock.

Based on the number of shares of ProCyte common stock outstanding as of January 14, 2005, and assuming no outstanding options to purchase ProCyte common stock are exercised before the merger becomes effective, at the closing of the merger, PhotoMedex will issue approximately 10,477,760 shares of PhotoMedex common stock to ProCyte shareholders pursuant to the merger agreement. Further, in connection with the merger, up to an additional:

•	1,366,119 shares will be issuable upon exercise of options that PhotoMedex has agreed to assume from current optionholders of ProCyte with an exercise price of $2.00 or less; and

•	325,000 shares will be issuable upon exercise of options that PhotoMedex has agreed to grant to John F. Clifford and Robin L. Carmichael.

The sale of substantial amounts of PhotoMedex common stock may result in substantial fluctuations in the price of PhotoMedex common stock. In addition, sales of a substantial number of shares of PhotoMedex common stock within a short period of time could cause PhotoMedex's stock price to fall. The sale of these shares could also impair the combined company's ability to raise capital through sales of additional common stock.

Failure to complete the merger could negatively impact the common stock trading prices and future business operations of ProCyte and PhotoMedex.

The obligations of ProCyte and PhotoMedex to complete the merger are subject to the satisfaction or waiver of certain conditions. See "The Merger Agreement - Conditions to the Consummation of the Merger,"

I-22

beginning on page I-83 of this joint proxy statement/prospectus for a discussion of these conditions. If these conditions are not satisfied or waived, the merger may not be completed. If the merger is not completed for any reason, both ProCyte and PhotoMedex may be subject to other material risks, including:

•	a negative effect on the stock trading prices of ProCyte common stock and PhotoMedex common stock to the extent that the current market prices reflect a market assumption that the merger will be completed or, to the extent that, under certain circumstances, ProCyte is required to pay PhotoMedex a termination fee of $730,000 or either party is required to reimburse up to $500,000 of the merger-related expenses of the other party; and

•	all costs related to the merger, such as legal, accounting and financial advisory fees, must be paid even if the merger is not completed.

In addition, PhotoMedex's and/or ProCyte's customers, suppliers and strategic partners, in response to the announcement of the merger, may delay or defer product purchase or other decisions. Any delay or deferral in purchasing decisions could have a material adverse effect on the business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective ProCyte employees may experience uncertainty about their future role with PhotoMedex until the merger is completed and until PhotoMedex's strategies with respect to integration of operations are announced or executed. This uncertainty may adversely affect ProCyte's ability to attract and retain key management, marketing, technical, manufacturing, administrative, sales and other personnel.

ProCyte's officers and directors have interests different from those of other ProCyte shareholders that may influence them to support or approve the merger agreement.

The terms of the merger agreement and the agreements contemplated thereby affect the directors and executive officers of ProCyte in ways that may create interests for them in the merger that are different from, or in addition to, those of other ProCyte shareholders. The ProCyte non-employee directors hold stock options that will become fully vested following consummation of the merger and will remain outstanding for an extended period following the termination of each such director's board service. In addition, certain executive officers of ProCyte have agreements that entitle them to severance payments, the accelerated vesting of outstanding common stock options and other benefits upon the officer's termination under certain circumstances following completion of the merger. In addition, the merger agreement provides that:

•	PhotoMedex will maintain the existing rights to indemnification benefiting ProCyte's directors, officers and employees found in ProCyte's articles of incorporation or bylaws, applicable law or other sources for a period of six years after the merger. Tail coverage for ProCyte's directors' and officers' insurance policy will be obtained on terms and in amounts no less favorable than those of ProCyte's policies in effect on the date of the merger agreement, provided the total cost of the coverage will not exceed $275,000; and

•	John F. Clifford, the President and Chief Executive Officer and a director of ProCyte, and Robin L. Carmichael, the Vice President of Marketing of ProCyte, will enter into employment agreements with PhotoMedex following the merger in connection with closing of the merger. These agreements, the forms of which are attached to this joint proxy statement/prospectus as Annex G and Annex H, respectively, will include severance arrangements and stock option grants.

For the above reasons, the directors and executive officers of ProCyte may have been more likely to support and recommend the approval of the merger agreement than if they did not hold these interests. As of January 14, 2005, ProCyte's directors and executive officers beneficially owned approximately 3.9% of the issued and outstanding shares of ProCyte common stock. These directors and officers have entered into agreements to vote their shares in favor of the approval of the merger agreement. ProCyte shareholders should consider whether these interests might have influenced these directors and officers to support or recommend the merger. You should read more about these interests under "The Merger - Interests of ProCyte Directors and Executive Officers in the Merger," beginning on page I-70.

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The holders of ProCyte common stock will have less control over the corporate actions proposed by PhotoMedex than those holders had over corporate actions proposed by ProCyte.

Following the merger, holders of ProCyte common stock outstanding immediately prior to the merger will become holders of PhotoMedex common stock. Those holders will own approximately 20.73% of the outstanding common stock of the combined company after the merger, as opposed to 100% of the outstanding ProCyte common stock. There are differences between the rights of PhotoMedex stockholders under PhotoMedex's certificate of incorporation and bylaws and the rights of ProCyte shareholders under ProCyte's articles of incorporation and bylaws. As a result of these differences, the holders of ProCyte common stock will have less control over corporate actions proposed to be taken by PhotoMedex than those holders had over corporate actions proposed to be taken by ProCyte. You should read more about these differences under the section of this joint proxy statement/prospectus entitled "Comparison of Rights of Holders of PhotoMedex Common Stock and ProCyte Common Stock" beginning on page I-102.

ProCyte could lose an opportunity to enter into a merger or business combination with another party on more favorable terms because the merger agreement restricts ProCyte from soliciting such proposals.

While the merger agreement is in effect, ProCyte is restricted from soliciting, initiating or encouraging any inquiries or proposals from third parties that may lead to a proposal or offer to acquire a significant interest in ProCyte or to enter into a merger or business combination with any persons other than PhotoMedex. As a result of the restriction, ProCyte may lose an opportunity to enter into a transaction with another potential strategic partner on more favorable terms. If ProCyte terminates the merger agreement to enter into another transaction, ProCyte will be required to pay a termination fee of $730,000 to PhotoMedex, which may make an otherwise more favorable transaction less favorable. In addition, if the merger agreement is terminated and the ProCyte board of directors determines that it is in the best interests of ProCyte and its shareholders to seek a merger or business combination with another strategic partner, ProCyte cannot assure ProCyte's shareholders that it will be able to find a strategic partner offering terms equivalent to or more attractive than the price and terms offered by PhotoMedex.

Pending the closing of the merger, ProCyte and PhotoMedex have agreed to certain restrictions on the operations of their respective businesses, which could have a material adverse effect upon ProCyte or PhotoMedex if the merger does not close.

Pending the closing of the merger, in addition to the restrictions on ProCyte described above, the parties have agreed to certain restrictions on their respective business operations, including the following agreements by ProCyte:

•	to carry on its business in the ordinary course;

•	not to declare dividends or make other distributions to its shareholders;

•	not to issue any new securities, except pursuant to existing agreements;

•	not to change its accounting methods or practices, except as required by GAAP or the rules of the SEC;

•	not to transfer or encumber any of its material properties or assets, except pursuant to existing contracts or in the ordinary course of business, and which would not exceed in the aggregate $100,000 or materially impair the conduct of its business;

•	not to incur indebtedness or assume or guarantee obligations of other persons, terminate material contracts, other than in the ordinary course of business, make capital expenditures in excess of $50,000, or make any material loans outside of the ordinary course of business;

•	except for existing contractual commitments or corporate policies with respect to bonus, compensation, severance or termination payments, not to increase compensation or benefits payable to its directors,

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officers or employees, grant severance payments or enter into new employment agreements, establish employee benefit plans, or amend or waive any performance or vesting criteria for its employee benefit plans;

•	not to acquire or agree to acquire any assets, operations or securities of another business, except for inventory or other asset acquisitions in the ordinary course of business or business acquisitions not in excess of $100,000, and in either case, which would not reasonably be expected to prevent the satisfaction of any condition of ProCyte to the closing of the merger;

•	not to adopt a shareholder rights or poison pill plan;

•	except for the provisions of the merger agreement which permit ProCyte to accept a superior proposal, not to amend or terminate any confidentiality or standstill agreements relating to a business combination involving ProCyte;

•	not to change the book value of any assets of ProCyte, other than in the ordinary course of business or as required by GAAP or otherwise in excess of $100,000;

•	except for the provisions of the merger agreement which permit ProCyte to accept a superior proposal, not to render inapplicable or to exempt any third party from applicable takeover laws that limit or restrict business combinations or the ability to acquire or vote shares; and

•	not to amend its articles of incorporation or bylaws.

PhotoMedex has agreed to the following restrictions on its business operations pending the closing of the merger:

•	to carry on its business in the ordinary course;

•	not to issue any shares of common stock if there would be an insufficient number of shares to cover the shares to be issued pursuant to the merger agreement; and

•	not to change its accounting methods or practices, except as required by GAAP or the rules of the SEC.

The outside date for the closing of the merger is June 30, 2005, which date can be extended by agreement of the parties. As a result of these restrictions, ProCyte or PhotoMedex may lose opportunities to expand their respective businesses or to enter into transactions which ProCyte or PhotoMedex may otherwise perceive as favorable to business expansion. These restrictions could have a material adverse effect on the stockholders of PhotoMedex or the shareholders of ProCyte.

Arthur Andersen LLP has not consented to the inclusion of its reports in this registration statement relating to the financial statements of PhotoMedex and you may not be able to recover against Arthur Andersen LLP in the event of a lawsuit relating to this registration statement.

Arthur Andersen LLP has not consented to the inclusion of its reports in the registration statement related to the financial statements of PhotoMedex incorporated by reference in this joint proxy statement/prospectus, and PhotoMedex has dispensed with the requirement to file the consents of Arthur Andersen LLP with the registration statement, as otherwise required by Section 7 of the Securities Act, in reliance on Rule 437a promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of its reports in the registration statement, you bear the risk that you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act with respect to any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP, or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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Risks Relating to the Business and Operations of PhotoMedex Following the Merger

PhotoMedex has a history of losses, expects future losses and cannot assure you that the combined company will become or remain profitable.

Historically, PhotoMedex has incurred significant losses and has had negative cash flows from its phototherapy operations. PhotoMedex's surgical products and services businesses also have generated losses in recent years. To date, PhotoMedex has dedicated most of its financial resources to research and development and general and administrative expenses. As of September 30, 2004, PhotoMedex's accumulated deficit was approximately $75 million. ProCyte had incurred annual losses from its operations through the year ended December 31, 2001 and has only experienced limited profits from operations thereafter through the period ended September 30, 2004. As of September 30, 2004, ProCyte's accumulated deficit was approximately $66 million.

PhotoMedex's future revenues and success depend significantly upon acceptance of its excimer laser systems for the treatment principally of psoriasis, but also of vitiligo, atopic dermatitis and leukoderma. PhotoMedex's XTRAC system for the treatment of these conditions generates revenues, but those revenues are presently insufficient to generate positive cash flows from its operations in the two XTRAC-related business segments. PhotoMedex's future revenues and success also depend on the continued revenue growth of its surgical services business and revenue stability within its surgical products business, and in the event of the completion of the merger, the skin health and hair care products business of ProCyte.

One of ProCyte's customers, Neutrogena, accounted for approximately 23% of ProCyte's net revenue during the nine months ended September 30, 2004, and its top ten customers accounted for approximately 37% of its product sales during the same period. Neutrogena accounted for approximately 31%, 30% and 33% of ProCyte's net revenue during the years ended December 31, 2003, 2002 and 2001, respectively. Royalty revenue from ProCyte's technology license agreement with Neutrogena accounted for approximately 9% of ProCyte's net revenues during the nine months ended September 30, 2004, and approximately 14%, 10% and 11% of ProCyte's net revenue during the years ended December 31, 2003, 2002 and 2001, respectively. The Neutrogena license agreement expires in April 2010. The patent related to the Neutrogena license agreement expires February 5, 2005, the effect of which will be a reduction in the percentage paid as royalty during the remaining royalty period under the license agreement. Revenues from sales of copper peptide compound by ProCyte to Neutrogena pursuant to a related supply agreement accounted for approximately 14% of ProCyte's net revenues during the nine months ended September 30, 2004, and approximately 17%, 20% and 22% of ProCyte's net revenue during the years ended December 31, 2003, 2002 and 2001, respectively. The Neutrogena supply agreement expires in April 2005, with extensions for additional two-year terms by mutual consent of the parties, up to April 2010. There can be no assurance that the Neutrogena supply agreement will be extended beyond April 2005, or if extended, that it will be extended to April 2010. The loss or reduction of business from any of ProCyte's significant customers or strategic partners, Neutrogena in particular, or the failure to develop new significant customers or strategic partners could have a material adverse effect on the results of operations and financial condition of the combined company.

In the event of the completion of the merger, PhotoMedex's ability to market the combined company's products and services successfully and the expected benefits to be obtained from its products and services may be adversely affected by a number of factors, such as unforeseen costs and expenses, technological changes, economic downturns, competitive factors or other events beyond its control.

PhotoMedex has incurred operating losses in fiscal 2004 because PhotoMedex has maintained its current level of infrastructure to support the marketing of its XTRAC system and has spent substantial amounts on securing broader reimbursement for psoriasis by private healthcare plans and in expanding, in controlled fashion, its operations, both in phototherapy and in surgical services. Whether or not the merger is completed, PhotoMedex cannot assure you that it will market any products successfully or achieve or maintain profitable operations in the future.

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PhotoMedex may need additional financing to maintain and expand its business, and such financing may not be available on favorable terms, if at all.

PhotoMedex has historically financed its operations through working capital provided from the private placement of equity securities and from lines of credit. PhotoMedex believes that its cash balance together with other existing financial resources, including access to lease financing for capital expenditures, and revenues from sales, distribution, licensing and manufacturing relationships, and, in the event of the completion of the merger, revenues from sales of ProCyte's skin health and hair care products, should be sufficient to meet its operating and capital requirements into the fourth quarter of 2005. However, PhotoMedex may have to raise substantial additional capital if:

•	changes in PhotoMedex's research and development plans necessitate unexpected large future expenditures;

•	operating losses continue, if anticipated approvals for reimbursement by private healthcare plans or demand for the XTRAC system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma, or surgical laser systems do not meet its current expectations;

•	the geographic expansion of its surgical services is stymied by competition and revenue increases do not materialize;

•	in the event of the completion of the merger, ProCyte fails to maintain existing or develop new customers or corporate partners for the marketing and distribution of its skin health and hair care products or ProCyte's cash flow from operations declines; or

•	PhotoMedex needs to maintain or accelerate favorable, but costlier, growth of its revenues.

If PhotoMedex needs additional financing, PhotoMedex cannot assure you that such financing will be available on favorable terms, if at all. In addition, any future issuance may result in substantial dilution to existing stockholders. If PhotoMedex needs funds and cannot raise them on acceptable terms, PhotoMedex may not be able to:

•	execute its growth plan for its XTRAC system and surgical services, or in the event of the completion of the merger, ProCyte's skin health and hair care products;

•	take advantage of future opportunities, including synergistic acquisitions;

•	expand its manufacturing facilities, if necessary, based on increased demand for the XTRAC system or other surgical products, or in the event of the completion of the merger, new skin health and hair care products, which may be introduced;

•	respond to customers, competitors or violators of PhotoMedex's proprietary and contractual rights; or

•	remain in operation.

PhotoMedex's laser treatments of psoriasis, vitiligo, atopic dermatitis and leukoderma, surgical laser products, and, in the event of the completion of the merger, ProCyte's skin health and hair care products, and any of its future products or services may fail to gain market acceptance, which would adversely affect PhotoMedex's competitive position.

No independent studies with regard to the feasibility of PhotoMedex's proposed business plan have been conducted by third parties with respect to its present and future business prospects and capital requirements. PhotoMedex has generated limited commercial distribution for its XTRAC system and its other products. PhotoMedex's surgical services may fail to gain market acceptance in new territories into which it expands. In

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addition, its infrastructure to enable such expansion, though stronger than in the past, is still limited. ProCyte's products sales are dependent on existing strategic partners for distributing and manufacturing its products. In the event of the completion of the merger, PhotoMedex may be unsuccessful in continuing existing or developing new strategic partners in order to maintain or expand the markets for ProCyte's existing or future products. Even if adequate financing is available and the combined company's products are ready for market, PhotoMedex cannot assure you that its products and services will find sufficient acceptance in the marketplace to fulfill its long and short-term goals. PhotoMedex cannot assure you that the marketplace will be receptive to its surgical services or its excimer laser technology, or in the event of the completion of the merger, ProCyte's skin health and hair care products, over competing products, services and therapies or that a cure will not be found for the underlying diseases PhotoMedex assists in treating. Failure of PhotoMedex's products and services to achieve market acceptance would have a material adverse effect on its business, financial condition and results of operations.

While PhotoMedex has engaged in clinical studies for its psoriasis treatment, and based on these studies, PhotoMedex has gained FDA clearance, appropriate reimbursement codes for treatment from the Current Procedural Terminology, or CPT, Editorial Board of the American Medical Association, suitable reimbursement rates from the Centers for Medicare and Medicaid Services, or CMS, for those codes and increased reimbursement approval from private healthcare plans, PhotoMedex may face yet other hurdles to market acceptance if, for example, practitioners in significant numbers wait to see longer-term studies or if it becomes necessary to conduct studies corroborating the role of the XTRAC laser as a second-line therapy for psoriasis. PhotoMedex has not had sufficient time to observe the long-term effectiveness or potential side effects of its treatment system for psoriasis, or for vitiligo, atopic dermatitis or leukoderma.

In 2003, PhotoMedex improved the reliability and functionality of the XTRAC laser and upgraded such lasers both in the United States and overseas. These efforts should help PhotoMedex gain market acceptance for the XTRAC both in the United States and abroad, but do not guarantee such acceptance or that PhotoMedex may not encounter further problems in reliability.

PhotoMedex's success depends on third-party reimbursement of patients' costs for its XTRAC system, which could result in price pressure or reduced demand.

PhotoMedex's ability to market its XTRAC system and other treatment products successfully will depend in large part on the extent to which various third parties are willing to reimburse patients or providers for the costs of medical procedures utilizing such products. These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations. Third-party payers are systematically challenging the prices charged for medical products and services. They may deny reimbursement if they determine that a prescribed device is not used in accordance with cost-effective treatment methods as determined by the payer, or is experimental, unnecessary or inappropriate. Further although third-parties may approve reimbursement, such approvals may be under terms and conditions that discourage use of the XTRAC laser system. Accordingly, if less costly drugs or other treatments are available, third-party payers may not authorize or may limit reimbursement for the use of its products, even if PhotoMedex's products are safer or more effective than the alternatives.

Although PhotoMedex has recently received reimbursement approvals from an increased number of private healthcare plans, PhotoMedex cannot give assurance that private plans will continue to adopt favorable reimbursement policies or to accept the XTRAC in its clinical role as a second-line therapy in the treatment of psoriasis. Additionally, third party payers may require further clinical studies or changes to PhotoMedex's pricing structure and revenue model before authorizing reimbursement.

PhotoMedex has received reports that more than 90 private insurance companies, along with 24 Medicare plans throughout the country, have paid for claims submitted by patients or their doctors for treatment of psoriasis utilizing the XTRAC system. PhotoMedex is continuing the implementation of a roll-out strategy for the XTRAC system in the United States. The success of the roll-out depends on more plans beginning to pay claims and adopting favorable reimbursement policies. PhotoMedex can give no assurance that any other health insurers will begin to pay claims or that currently reimbursing insurers will not adversely modify their reimbursement policies for the use of the XTRAC system in the future.

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PhotoMedex intends to seek coverage and reimbursement for the use of the XTRAC system to treat other inflammatory skin disorders, after additional clinical studies are completed. There can be no assurances that PhotoMedex will be in position to expand coverage for vitiligo or to seek reimbursement for the use of the XTRAC system to treat atopic dermatitis or leukoderma, or, if PhotoMedex does, that any health insurers will agree to any reimbursement policy.

Cost containment measures and any general healthcare reform could adversely affect the ability of PhotoMedex to market its products.

Cost containment measures instituted by healthcare providers and insurers and any general healthcare reform could affect PhotoMedex's ability to receive revenue from the use of its XTRAC system or to market its surgical laser products, or in the event of the completion of the merger, ProCyte's skin health and hair care products, and may have a material adverse effect on PhotoMedex. PhotoMedex cannot predict the effect of future legislation or regulation concerning the healthcare industry and third-party coverage and reimbursement on its business. In addition, fundamental reforms in the healthcare industry in the United States and the European Union continue to be considered, although PhotoMedex cannot predict whether or when any healthcare reform proposals will be adopted and what impact such proposals might have on demand for PhotoMedex's products.

The XTRAC system will continue to be the most promising product that PhotoMedex currently markets. If physicians do not adopt the XTRAC system, PhotoMedex will not achieve anticipated revenue growth.

PhotoMedex commercially introduced the XTRAC system in August 2000, but decelerated that introduction while PhotoMedex sought appropriate CPT codes and suitable rates of reimbursement from CMS. After PhotoMedex obtained CPT codes and reimbursement rates from CMS for the CPT codes, PhotoMedex began a roll-out strategy for the XTRAC system in the United States. To achieve increasing revenue, this product must also gain recognition and adoption by physicians who treat psoriasis and other skin disorders. The XTRAC system represents a significant departure from conventional psoriasis treatment methods. PhotoMedex believes that the recognition and adoption of the XTRAC system would be expedited if there were long-term clinical data demonstrating that the XTRAC system provides an effective and attractive alternative to conventional means of treatment for psoriasis. Currently, however, there are still only limited peer-reviewed clinical reports and short-term clinical follow-up data on the XTRAC system. Physicians are traditionally cautious in adopting new products and treatment practices, partially due to the anticipation of liability risks and partially due to uncertainty of third-party reimbursement. If physicians do not adopt the XTRAC system, PhotoMedex may never achieve significant revenues or profitability.

If the effectiveness and safety of PhotoMedex's products are not supported by long-term data, its revenues could decline.

PhotoMedex's products may not be accepted if PhotoMedex does not produce clinical data supported by the independent efforts of clinicians. PhotoMedex received clearance from the FDA for the use of the XTRAC system to treat psoriasis based upon PhotoMedex's study of a limited number of patients. Also, PhotoMedex received clearance from the FDA for the use of the XTRAC system to treat vitiligo, atopic dermatitis and leukoderma based primarily on equivalence. Safety and efficacy data presented to the FDA for the XTRAC system was based on studies on these patients. PhotoMedex may find that data from longer-term psoriasis patient follow-up studies may be inconsistent with those indicated by its relatively short-term data. If longer-term patient studies or clinical experience indicate that treatment with the XTRAC system does not provide patients with sustained benefits or that treatment with PhotoMedex's product is less effective or less safe than its current data suggests, PhotoMedex's revenues could decline. Further, PhotoMedex may find that its data is not substantiated in studies involving more patients, in which case PhotoMedex may never achieve significant revenues or profitability.

Any failure in PhotoMedex's physician education efforts could significantly reduce product marketing.

It is important to the success of PhotoMedex's marketing efforts to educate physicians and technicians in the techniques of using the XTRAC system. PhotoMedex relies on physicians to spend their time and money to

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attend its pre-sale educational sessions. Positive results using the XTRAC system are highly dependent upon proper physician and technician technique. If physicians and technicians use the XTRAC system improperly, they may have unsatisfactory patient outcomes or cause patient injury, which may give rise to negative publicity or lawsuits against PhotoMedex, any of which could have a material adverse effect on PhotoMedex's revenue and profitability. Similarly, it is important to PhotoMedex's success that PhotoMedex educate and persuade hospitals, surgery centers and practitioners of the clinical and economic benefits of its surgical products and services. In the event of the completion of the merger, PhotoMedex will need to educate consumers and health care practitioners about the benefits of ProCyte's skin health and hair care products. If PhotoMedex fails to educate and persuade its customers, PhotoMedex could suffer adversely in its revenues and profitability.

PhotoMedex's success is dependent on intellectual property rights held by it, and its business will be adversely affected by direct competition if PhotoMedex is unable to protect these rights.

PhotoMedex's success will depend, in part, on its ability to maintain and defend its patents. However, PhotoMedex cannot give you assurance that the technologies and processes covered by all of its patents may not be found to be obvious or substantially similar to prior work, which could render these patents unenforceable. Without the protection of these patents, competitors may utilize PhotoMedex's technology to commercialize their own laser systems for the treatment of skin conditions and for use in contact laser surgery, or in the event of the completion of the merger, ProCyte's skin health and hair care products.

ProCyte's patented technology relating to a copper peptide compound manufactured and used in products distributed by Neutrogena under the Neutrogena license agreement expires February 5, 2005. Upon expiration of this patent, the agreement specifies that lower royalty percentages from sales of such products be used for the remaining term, the impact of which is a reduction in the average effective royalty rate of approximately 34%. The actual amount of royalty income recognized in future periods is dependent upon the royalty percentages in effect during the period and the actual applicable sales reported by Neutrogena, which can vary from quarter to quarter. The expiration of the patent would also allow others, including Neutrogena, to manufacture the copper peptide compound used in their products. The Neutrogena supply agreement expires in April 2005, with extensions for additional two-year terms by mutual consent of the parties up to April 2010. There can be no assurance that this agreement will be extended beyond April 2005, or if extended, that it will be extended to April 2010.

Trade secrets and other proprietary information which are not protected by patents are also critical to PhotoMedex's business. PhotoMedex attempts to protect its trade secrets by entering into confidentiality agreements with third parties, employees and consultants. However, these agreements can be breached and, if they are and even if PhotoMedex is able to prove the breach or that its technology has been misappropriated under applicable state law, there may not be an adequate remedy available to PhotoMedex. Costly and time-consuming litigation could be necessary to enforce and determine the scope of PhotoMedex's proprietary rights, and even if PhotoMedex prevails in litigation, the party PhotoMedex prevails over may have scant resources available to satisfy a judgment. Also, third parties may independently discover trade secrets and proprietary information that allow them to develop technologies and products that are substantially equivalent or superior to PhotoMedex's own. Without the protection afforded by PhotoMedex's patent, trade secret and proprietary information rights, PhotoMedex may face direct competition from others commercializing their products using its technology and that could have a material adverse effect on PhotoMedex's business.

Defending against intellectual property infringement claims could be time-consuming and expensive, and if PhotoMedex is not successful, could cause substantial expenses and disrupt its business.

PhotoMedex cannot assure you that the products, services, technologies and advertising PhotoMedex employs in its business do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties. PhotoMedex may be subject in the ordinary course of its business to legal proceedings and claims from time to time relating to the intellectual property of others. Any legal action against PhotoMedex claiming damages or seeking to enjoin commercial activities relating to the affected products or its methods or processes could have a material adverse effect on its business by:

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•	requiring PhotoMedex, or its collaborators, to obtain a license to continue to use, manufacture or market the affected products, methods or processes, and such a license may not be available on commercially reasonable terms, if at all;

•	preventing PhotoMedex from making, using or selling the subject matter claimed in patents held by others and subjecting it to potential liability for damages;

•	consuming a substantial portion of its managerial and financial resources; or

•	resulting in litigation or administrative proceedings that may be costly, whether PhotoMedex wins or loses.

PhotoMedex may not be able to protect its intellectual property rights outside the United States.

Intellectual property law outside the United States is uncertain and in many countries is currently undergoing review and revision. The laws of some countries do not protect PhotoMedex's intellectual property rights to the same extent as laws in the United States. The intellectual property rights PhotoMedex enjoys in one country or jurisdiction may be rejected in other countries or jurisdictions, or, if recognized there, the rights may be significantly diluted. It may be necessary or useful for PhotoMedex to participate in proceedings to determine the validity of its foreign intellectual property rights or those of its competitors, which could result in substantial cost and divert its efforts and attention from other aspects of its business. If PhotoMedex is unable to defend its intellectual property rights internationally, PhotoMedex may face increased competition outside the United States, which could materially adversely affect its future business, operating results and financial condition.

PhotoMedex's failure to obtain or maintain necessary FDA clearances or approvals could hurt its ability to distribute and market its products in the United States.

PhotoMedex's laser products are considered medical devices and are subject to extensive regulation in the United States and in foreign countries where PhotoMedex intends to do business. In addition, certain of ProCyte's products and product candidates may be regulated by any of a number of divisions of the FDA and in other countries by similar health and regulatory authorities. Unless an exemption applies, each medical device that PhotoMedex wishes to market in the United States and certain products that ProCyte may wish to market must first receive either 510(k) clearance or pre-market approval from the FDA. Either process can be lengthy and expensive. The FDA's 510(k) clearance process may take from four to twelve months, or longer. The pre-market application approval process is much more costly, lengthy and uncertain. It may take one to three years or even longer. Delays in obtaining regulatory clearance or approval could adversely affect PhotoMedex's revenues and profitability.

Although PhotoMedex has obtained 510(k) clearances for its XTRAC system for use in treating psoriasis, vitiligo, atopic dermatitis and leukoderma, and 510(k) clearances for its surgical products, PhotoMedex's clearances can be revoked if post-marketing data demonstrates safety issues or lack of effectiveness. Further, more stringent regulatory requirements and/or safety and quality standards may be issued in the future with an adverse effect on PhotoMedex's business. Although PhotoMedex believes that it is in compliance with all material applicable regulations of the FDA, current regulations depend heavily on administrative interpretation. Future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, may vary from current interpretations and may adversely affect PhotoMedex's business.

Even if PhotoMedex obtains the necessary regulatory approvals for its phototherapy products from foreign governments, market acceptance in international markets may depend on third-party reimbursement of participants' costs.

PhotoMedex has introduced its XTRAC system through its distributors and to end users into markets in more than 20 countries in Europe, the Middle East, the Far East and Southeast Asia, and in Australia, South Africa and parts of Central and South America. PhotoMedex intends to expand the number of countries in these markets where PhotoMedex distribute its products. PhotoMedex cannot be certain that its distributors will be successful in

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marketing XTRAC systems in these or other countries or that its distributors will purchase more than their contractual obligations.

Underlying PhotoMedex's approvals in a number of countries are its quality systems. PhotoMedex is regularly audited on the compliance of its quality systems with applicable requirements, which can be extensive and complex and subject to change due to evolving interpretations and changing requirements. Adverse audit findings could negatively affect PhotoMedex's ability to market its products.

Even if PhotoMedex obtains and maintains the necessary foreign regulatory registrations or approvals, market acceptance of its products in international markets may be dependent, in part, upon the availability of reimbursement within applicable healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government-sponsored healthcare and private insurance. Although PhotoMedex may seek international reimbursement approvals for its products, PhotoMedex cannot assure you that any such approvals will be obtained in a timely manner, if at all. Failure to receive international reimbursement approvals in any given market could have a material adverse effect on the acceptance of PhotoMedex's products in that market or others.

PhotoMedex has limited marketing experience, and its failure to build and manage its marketing force or to market and distribute its products effectively will hurt PhotoMedex's revenues and profits.

PhotoMedex has limited marketing experience. PhotoMedex currently has five full-time direct account representatives to market the XTRAC system in the United States. PhotoMedex had reduced its domestic sales and marketing team while it awaited the establishment of CPT codes applicable to treatments using the XTRAC system and reimbursement rates applicable to those codes. Although PhotoMedex now has the CPT codes and reimbursement rates set by CMS, and a number of private health care plans have, as a consequence, adopted the CPT codes and established reimbursement rates for them, it is critical that these codes be recognized and approved for suitable reimbursement by more private health care plans. As PhotoMedex seeks to achieve these additional approvals, PhotoMedex recently has expanded its marketing team and will need to increase the growth of its marketing team over the next 24 months in order to achieve its market share and revenue growth goals. In the event of the completion of the merger, PhotoMedex intends to train ProCyte's existing sales personnel to support the marketing of the XTRAC laser products. PhotoMedex re-launched the XTRAC system in 2003 and only recently has engaged in closer dialogue with private healthcare plans concerning reimbursement for psoriasis. PhotoMedex's existing personnel have limited experience and ProCyte's personnel have no experience in marketing the XTRAC system and in persuading private carriers to adopt favorable reimbursement policies for the treatment of psoriasis, and PhotoMedex cannot assure you that it will be successful in these efforts.

In similar fashion, PhotoMedex cannot predict how successful it will be in expanding its surgical services, or in the event of the completion of the merger, ProCyte's skin health and hair care products, in other parts of the United States, nor can PhotoMedex predict the success of new surgical or skin health and hair care products that PhotoMedex may introduce. There are, for example, diode and CO2 lasers and skin health and hair care products already in the market against which PhotoMedex's and ProCyte's comparable products must compete.

There are significant risks involved in building and managing PhotoMedex's marketing force and marketing its products, including its ability:

•	to hire, as needed, a sufficient number of qualified marketing people with the skills and understanding to market PhotoMedex's XTRAC system and surgical products and services, or in the event of the completion of the merger, ProCyte's skin health and hair care products, effectively;

•	to adequately train its marketing force in the use and benefits of PhotoMedex's products and services, making them more effective promoters; and

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•	to set the prices and other terms and conditions for its surgical services and treatments using an XTRAC system in a complex legal environment so that they will be accepted as attractive and appropriate alternatives to conventional service modalities and treatments.

PhotoMedex has limited experience manufacturing its products in commercial quantities, which could adversely impact the rate at which PhotoMedex grows.

PhotoMedex may encounter difficulties manufacturing its products for the following reasons:

•	PhotoMedex has limited experience manufacturing its products in commercial quantities; and

•	PhotoMedex must, in order to increase its manufacturing output significantly, attract and retain qualified employees, who are in short supply, for assembly and testing operations.

Although PhotoMedex believes that its current manufacturing facilities are adequate to support its commercial manufacturing activities for the foreseeable future, PhotoMedex may be required to expand its manufacturing facilities to increase capacity substantially. If PhotoMedex is unable to provide customers with high-quality products in a timely manner, PhotoMedex may not be able to achieve market acceptance for its XTRAC system or to maintain the benefits of vertical integration in the delivery of its surgical services, or in the event of the completion of the merger, to achieve market acceptance for ProCyte's skin health and hair care products. PhotoMedex's inability to manufacture or commercialize its products and services successfully could have a material adverse effect on its revenue.

PhotoMedex may have difficulty managing its growth.

Assuming additional private insurance carriers approve favorable reimbursement policies for psoriasis, PhotoMedex expects to experience growth in the number of its employees and customers and the scope of its operations. This growth may place a strain on PhotoMedex's management and operations. PhotoMedex's ability to manage this growth will depend upon its ability to broaden its management team and its ability to attract, hire and retain skilled employees. PhotoMedex also expects that compliance with the requirements of governmental and quasi-governmental bodies will grow more complex and burdensome. PhotoMedex's success will also depend on the ability of its officers and key employees to continue to implement and improve its operational, financial and other systems, to manage multiple, concurrent customer relationships, to respond to increasing compliance requirements and to hire, train and manage its employees. PhotoMedex's future success is heavily dependent upon growth and acceptance of its products. If PhotoMedex cannot scale its business appropriately or otherwise adapt to anticipated growth and complexity and new product introductions, a key part of its strategy may not be successful.

PhotoMedex's XTRAC system and the laser systems PhotoMedex manufactures for surgery require specific component parts that may not be readily available or cost effective, which may adversely affect its competitive position or profitability.

Production of the XTRAC system requires specific component parts obtained from PhotoMedex's suppliers. Production of PhotoMedex's surgical laser systems requires some component parts that will become harder to procure, as the design of the system ages. In the event that PhotoMedex's suppliers cannot meet its needs, PhotoMedex believes that it could find alternative suppliers. However, a change in suppliers or any significant delay in PhotoMedex's ability to have access to such resources would have a material adverse effect on its delivery schedules, business, operating results and financial condition.

PhotoMedex's failure to respond to rapid changes in technology and its applications and intense competition in the medical devices and skin health and hair care products industries or the development of a cure for skin conditions treated by its products could make its products obsolete.

The medical devices industry is subject to rapid and substantial technological development and product innovations. To be successful, PhotoMedex must respond to new developments in technology, new applications of existing technology and new treatment methods. PhotoMedex's response may be stymied if PhotoMedex requires,

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but cannot secure, rights to essential third-party intellectual property. PhotoMedex competes against numerous companies offering alternative treatment systems to its own, some of which have greater financial, marketing and technical resources to utilize in pursuing technological development and new treatment methods. PhotoMedex's financial condition and operating results could be adversely affected if its medical device products fail to compete favorably with these technological developments, or if PhotoMedex fails to be responsive on a timely and effective basis to competitors' new devices, applications, treatments or price strategies. The development of a cure for psoriasis, vitiligo, atopic dermatitis or leukoderma would eliminate the need for the XTRAC system for these diseases and would require PhotoMedex to focus on other uses of its technology, which would have a material adverse effect on PhotoMedex's business. In addition, competition in the skin health and hair care markets is intense. ProCyte's competitors include well-established pharmaceutical, cosmetic and healthcare companies such as Obagi, La Roche Posay, Allergan, Pevonia, Declore and Murad. These competitors have substantially more financial and other resources, larger research and development staffs, and more experience and capabilities in researching, developing and testing products in clinical trials, in obtaining FDA and other regulatory approvals and in manufacturing, marketing and distribution than ProCyte or PhotoMedex. Further, a number of smaller companies are developing or marketing competitive products. ProCyte's competitors may succeed in developing and commercializing products or obtaining patent protection or other regulatory approvals for products more rapidly than ProCyte or PhotoMedex. Further, competitive products may be manufactured and marketed more successfully than ProCyte's potential products. Such developments could render ProCyte's existing or potential products less competitive or obsolete and, in the event of the completion of the merger, could have a material adverse effect on PhotoMedex's business, financial condition and results of operations.

PhotoMedex's products may be found defective or physicians and technicians may misuse its products and damages may exceed its insurance coverage.

One or more of PhotoMedex's products may be found to be defective after they have been shipped in volume, and require product replacement. Product returns and the potential need to remedy defects or provide replacement products or parts could result in substantial costs and have a material adverse effect on PhotoMedex's business and results of operations. The clinical testing, manufacturing, marketing and use of PhotoMedex's products and procedures may also expose it to product liability claims. In addition, the fact that PhotoMedex trains technicians, whom PhotoMedex does not supervise in the use of the XTRAC system and the fact that PhotoMedex trains and provides its technicians as part of its surgical services business may expose PhotoMedex to third party claims if such training is found to have been inadequate or if a technician errs in the application of the training. PhotoMedex presently maintains liability insurance with coverage limits of at least $5,000,000 per occurrence. PhotoMedex cannot assure you that the coverage limits of its insurance policies are adequate or that one or more successful claims brought against it would not have a material adverse effect upon PhotoMedex's business, financial condition and results of operations.

If PhotoMedex uses hazardous materials in a manner that causes injury or violates laws, its business and operations may suffer.

PhotoMedex's XTRAC system utilizes a xenon chloride gas mixture under high pressure, which is extremely corrosive. While methods for proper disposal and handling of this gas are well-known, PhotoMedex cannot completely eliminate the risk of accidental contamination, which could cause:

•	an interruption of its research and development efforts;

•	injury to its employees, physicians, technicians or patients which could result in the payment of damages; or

•	liabilities under federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products.

From time to time, customers return PhotoMedex surgical products that appear not to have performed to specification. Such products must be decontaminated before being returned to PhotoMedex. If they are not, PhotoMedex's employees may be exposed to dangerous diseases.

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PhotoMedex depends on its executive officers and key personnel to implement its business strategy and could be harmed by the loss of their services.

PhotoMedex believes that its growth and future success will depend in large part upon the skills of its management and technical team. The competition for qualified personnel in the laser and skin health and hair care and industries is intense, and the loss of key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect its business. PhotoMedex cannot assure you that it will be able to retain its existing key personnel or to attract additional qualified personnel. PhotoMedex does not have key-person life insurance on any of its employees.

PhotoMedex's success depends in part upon the continued service and performance of:

•	Jeffrey F. O'Donnell, President and Chief Executive Officer;

•	Dennis M. McGrath, Chief Financial Officer;

•	Michael R. Stewart, Executive Vice President of Corporate Operations; and

•	in the event of the completion of the merger, John F. Clifford, the current President and Chief Executive Officer, and Robin L. Carmichael, the current Vice President - Marketing, of ProCyte.

Although PhotoMedex has employment agreements with Mr. O'Donnell, Mr. McGrath and Mr. Stewart, and, in the event of the completion of the merger, will have employment agreements with Mr. Clifford and Ms. Carmichael, the loss of the services of one or more of its executive officers could impair its ability to develop and introduce new products.

Delaware law and PhotoMedex's charter documents have anti-takeover provisions that could delay or prevent actual and potential changes in control, even if they would benefit stockholders.

PhotoMedex is subject to Section 203 of the Delaware General Corporation Law, which prohibits a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder, except in limited circumstances. In addition, PhotoMedex's bylaws contain certain provisions which require stockholders' actions to be taken at meetings and not by written consent, and also require supermajority votes of stockholders to amend its bylaws and to notice special meetings of stockholders. These anti-takeover provisions could delay or prevent actual and potential changes in control, even if they would benefit PhotoMedex's stockholders.

Potential fluctuations in PhotoMedex's operating results could lead to fluctuations in the market price for its common stock.

PhotoMedex's results of operations are expected to fluctuate significantly from quarter to quarter, depending upon numerous factors, including:

•	healthcare reform and reimbursement policies;

•	demand for its products;

•	changes in its pricing policies or those of its competitors;

•	increases in its manufacturing costs;

•	the number, timing and significance of product enhancements and new product announcements by PhotoMedex and its competitors;

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•	the termination or expiration of significant royalty-generating licensing contracts to which ProCyte is party;

•	the expiration of certain of ProCyte's key patents;

•	its ability to develop, introduce and market new and enhanced versions of its products on a timely basis considering, among other things, delays associated with the FDA and other regulatory approval processes and the timing and results of future clinical trials; and

•	product quality problems, personnel changes, and changes in its business strategy.

PhotoMedex's quarter-to-quarter operating results could also be affected by the timing and usage of individual laser units in the treatment of patients, since PhotoMedex's revenue model for the excimer laser system for the treatment of psoriasis patients and for its surgical services is based on a payment per usage plan.

PhotoMedex's stock price has been and continues to be volatile.

The market price for PhotoMedex's common stock could fluctuate due to various factors. These factors include:

•	announcements related to its efforts to secure favorable reimbursement policies from private carriers concerning the treatment of psoriasis with the XTRAC;

•	acquisition-related announcements;

•	announcements by PhotoMedex or its competitors of new contracts, technological innovations or new products;

•	changes in government regulations;

•	fluctuations in PhotoMedex's quarterly and annual operating results; and

•	general market conditions.

In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of PhotoMedex's common stock.

If PhotoMedex's independent auditors are unable to provide it with an unqualified report as to of the effectiveness of its internal controls over financial reporting as of December 31, 2004 and future year-ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of PhotoMedex's financial statements, which could result in a decrease in the value of PhotoMedex's common stock.

Section 404 of the Sarbanes-Oxley Act of 2002 and the regulations promulgated under such act by the SEC require PhotoMedex to include a report of management on PhotoMedex's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of PhotoMedex's internal controls over financial reporting. In addition, the public accounting firm auditing the financial statements of PhotoMedex must attest to and report on management's assessment of the effectiveness of PhotoMedex's internal controls over financial reporting. This requirement will first apply to PhotoMedex's Annual Report on Form 10-K for the year ended December 31, 2004. Management has commenced a review of PhotoMedex's internal controls over financial reporting in order to ensure compliance with the Section 404 requirements. Management has devoted a substantial amount of time and PhotoMedex has incurred substantial costs related to this compliance effort. If PhotoMedex is unable to conclude that its internal controls over financial reporting are effective, if its independent

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auditors interpret the Section 404 requirements and the related rules and regulations differently from PhotoMedex or if its independent auditors are not satisfied with PhotoMedex's internal controls over financial reporting or with the level at which these controls are documented, operated or reviewed, they may decline to attest to management's assessment or may issue a qualified report. PhotoMedex cannot assure you that it will be successful in complying with Section 404 and these regulations. Failure to comply with Section 404 and these regulations could have a material adverse effect on the financial results and condition of PhotoMedex and the market price of its common stock.

PhotoMedex's ability to pay dividends on its common stock may be limited.

PhotoMedex does not expect to pay any cash dividends in the foreseeable future. PhotoMedex intends to retain earnings, if any, to provide funds for the expansion of its business.

Limitations on director liability may discourage stockholders from bringing suit against a director.

PhotoMedex's certificate of incorporation provides, as permitted by governing Delaware law, that a director shall not be personally liable to PhotoMedex or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on PhotoMedex's behalf against a director. In addition, PhotoMedex's certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, in the event of the completion of the merger, PhotoMedex has agreed to indemnify the past and present directors, officers and employees of ProCyte for certain matters, to the same extent such individuals are indemnified by ProCyte, for a period of six years following the effective date of the merger.

Risks Relating to the Business and Operations of ProCyte

For risks related to ProCyte's business, please see "Additional Information About the Company's Business; Risk Factors" contained in ProCyte's Quarterly Report on Form 10-Q for the period ended September 30, 2004, incorporated by reference into and delivered with this joint proxy statement/prospectus.

THE MERGER

This section of the joint proxy statement/prospectus and the next section entitled "The Merger Agreement" beginning on page  I-75 describe the proposed merger. Although PhotoMedex and ProCyte believe that the description in this section covers the material terms of the merger agreement and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read the entire joint proxy statement/prospectus and the other documents we refer to or incorporate by reference in this joint proxy statement/prospectus for a more complete understanding of the merger.

General

The merger agreement provides that, at the effective time of the merger, Gold Acquisition Corp., a wholly-owned subsidiary of PhotoMedex, will merge with and into ProCyte, with ProCyte continuing in existence as the surviving corporation. Each share of ProCyte common stock issued and outstanding at the effective time of the merger will be converted into 0.6622 shares of PhotoMedex common stock, with cash being paid in lieu of fractional shares of PhotoMedex common stock. Upon completion of the merger, ProCyte will be a wholly-owned subsidiary of PhotoMedex and the market for trading of ProCyte common stock will cease.

Background of the Merger

As part of its long-term strategy to increase shareholder value, ProCyte's board of directors and management have, from time to time, considered various strategic alternatives, including going private, collaborative licensing arrangements, acquisition transactions and mergers with other companies.

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In late 2003, John F. Clifford, President and Chief Executive Officer and a director of ProCyte, and other representatives of ProCyte were engaged in informal discussions regarding potential business combinations with several companies. On January 5, 2004, ProCyte entered into an agreement with Wells Fargo Securities, LLC, whereby Wells Fargo agreed to serve as financial advisor to ProCyte in connection with a potential transaction including specified parties and to provide ProCyte with financial advice and assistance in connection with a potential transaction. These discussions continued during the first three quarters of 2004. In most cases, the discussions did not proceed beyond preliminary stages. In the case of one company, the discussions proceeded to more substantive negotiations, but ultimately terminated due to differences over valuation, management and board representation and differences in strategic direction and philosophy.

PhotoMedex and its board of directors and management regularly review PhotoMedex's strategic alternatives with respect to growing its business through the expansion of its core product and service offerings.

On March 18, 2004, Dennis M. McGrath, the Chief Financial Officer and Vice President - Finance and Administration of PhotoMedex, met with Dmitri Aleevski of BIO-IB, LLC, or BIO-IB, to discuss the opportunity of identifying acquisition candidates for PhotoMedex. BIO-IB presented ProCyte as an opportunity to PhotoMedex in the role of a transaction finder.

On April 21, 2004, Jeffrey F. O'Donnell, the President and Chief Executive Officer and a director of PhotoMedex, and Messrs. McGrath and Aleevski engaged in a conference call during which they discussed background information regarding ProCyte and its prospects as an acquisition candidate.

On May 10, 2004, Mr. O'Donnell contacted Mr. Clifford to discuss whether ProCyte might be interested in exploring a strategic combination with PhotoMedex. On that date, Messrs. Clifford and O'Donnell agreed to continue discussions and executed a mutual confidentiality agreement containing customary terms.

At the annual meeting of the board of directors of ProCyte held on May 18 and 19, 2004, Mr. Clifford updated the board on meetings and discussions held with representatives of Wells Fargo regarding certain companies with which ProCyte was in discussions and on management's continuing efforts to identify potential acquisition, merger or licensing opportunities. Mr. Clifford also advised the board of PhotoMedex's expression of interest and the plan for continuing discussions.

Between May 24, 2004 and June 22, 2004, Messrs. Clifford and O'Donnell had numerous telephone conferences in which they exchanged information and discussed the feasibility of a potential business combination between PhotoMedex and ProCyte.

On June 23 and June 24, 2004, Mr. Clifford, Robin L. Carmichael, the Vice President of Marketing of ProCyte, and Robert W. Benson, the Chief Financial Officer of ProCyte, met in Montgomeryville, Pennsylvania with Messrs. O'Donnell and McGrath and Michael Stewart, the Executive Vice President - Corporate Operations of PhotoMedex. At those meetings, the parties discussed in general terms their respective businesses, product offerings, technologies and strategic goals and the opportunities and benefits that might accrue to their respective organizations and stockholders from a combination of PhotoMedex and ProCyte.

During early and mid-July 2004, Messrs. O'Donnell and Clifford had numerous telephone conversations to exchange business and financial information, discuss the general terms of a potential transaction and explore the possibility of moving forward with more detailed due diligence and substantive negotiations.

On July 8, 2004, Mr. Clifford received from Davis Woodward, the Corporate Counsel of PhotoMedex, a first draft of a nonbinding summary of proposed terms for PhotoMedex's acquisition of ProCyte, by merger or purchase of assets, for a total purchase price of $20 million in value of PhotoMedex common stock. Mr. Clifford had one-on-one conversations with each of ProCyte's directors, in which he communicated the draft nonbinding summary of proposed terms. The consensus of the directors was that the proposal, particularly the valuation, was inadequate and that ProCyte should continue to explore its strategic alternatives.

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On July 14, 2004, Mr. Clifford and Robert F. Patterson, a director of ProCyte, met with representatives of Wells Fargo in New York City. At that meeting, the parties discussed possible approaches for ProCyte to increase shareholder value, including remaining independent, going private, making strategic acquisitions, or merging into a larger company, based on preliminary valuation and market analyses prepared by Wells Fargo. The discussion suggested that ProCyte's overall size, both in terms of revenue and market capitalization, and its OTC Bulletin Board trading status had limited investor interest in ProCyte's common stock and had impeded ProCyte's efforts to increase shareholder value. This information further suggested that a synergistic business combination might offer a promising avenue for potentially increasing shareholder value, provided that, among other things, such transaction provided access to a larger trading market, such as Nasdaq or the American Stock Exchange.

On July 21, 2004, at a regularly scheduled meeting of the board of directors of PhotoMedex, Messrs. O'Donnell and McGrath made a presentation to the board of directors of PhotoMedex regarding their discussions with management of ProCyte with respect to a potential acquisition of ProCyte by PhotoMedex. Messrs. O'Donnell and McGrath also presented an overview of ProCyte, reasons why ProCyte would be an acquisition candidate and potential deal structures and costs related to a proposed acquisition. After discussion, the PhotoMedex board of directors instructed PhotoMedex's management and legal advisors to continue discussions with ProCyte management about a potential acquisition and to conduct further due diligence on ProCyte and examine the desirability of proceeding with negotiations on such a transaction.

Messrs. O'Donnell and Clifford had additional conversations between July 23 and August 3, 2004, regarding a proposed transaction. During these conversations, Mr. Clifford advised Mr. O'Donnell that the ProCyte directors were interested in more fully understanding PhotoMedex's business and the business opportunities and value that may accrue from a combination of PhotoMedex and ProCyte.

On July 30, 2004, Mr. Clifford, Ms. Carmichael, Stewart Jaffe, Marketing Director of PhotoMedex, Tony Kelly, Vice President of Sales of PhotoMedex and Rox Anderson, M.D., Chairman of the PhotoMedex Scientific Advisory Board, met in New York, New York to discuss ProCyte's technology, clinical studies and products and PhotoMedex's dermatology technology.

On August 4, 2004, the ProCyte board of directors met with Messrs. O'Donnell, McGrath and Stewart in Chicago, Illinois. At that meeting, Messrs. O'Donnell, McGrath and Stewart made a presentation regarding the business, financial and technical aspects of PhotoMedex and the strategic rationale for the proposed business combination.

Between August 5 and August 25, 2004, Messrs. Clifford and O'Donnell continued to discuss by telephone the terms of a potential acquisition. During this time, Mr. Clifford made telephone inquiries to industry references and executive recruiters regarding PhotoMedex and its management.

At its regularly scheduled meeting on August 16, 2004, the ProCyte board reviewed and discussed with representatives of Wells Fargo the business fundamentals of PhotoMedex and another company with which ProCyte was engaged in discussions, including financial information and possible valuations, potential product and technology synergies and the strengths and weaknesses of each company relative to ProCyte and ProCyte's business. The ProCyte board instructed Mr. Clifford and Wells Fargo to continue their discussions with PhotoMedex and the other company in order to develop additional information about the opportunities presented and other possible prospects, with the goal of seeking an offer that would maximize ProCyte shareholder value.

On August 23, 2004, ProCyte executed a new engagement letter with Wells Fargo to, among other things, modify Wells Fargo's engagement to include providing financial advisory services to ProCyte in connection with a possible transaction with PhotoMedex or the other company.

On August 26, 2004, Mr. Clifford, Ms. Carmichael, representatives of Wells Fargo, Messrs. O'Donnell and Stewart, and representatives of CIBC World Markets, PhotoMedex's financial advisor, met in Chicago, Illinois, to review and discuss ProCyte's and PhotoMedex's financial and business information.

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On September 9, 2004, PhotoMedex delivered to ProCyte a revised draft nonbinding summary of proposed terms reflecting PhotoMedex's interest in acquiring ProCyte in a stock-for-stock transaction valued at between $22 million and $24 million, subject to continuing review of ProCyte's business and operations. PhotoMedex also requested that ProCyte agree not to solicit indications of interest from or discuss acquisition possibilities with other potential suitors for a limited period. With input from Wells Fargo, Perkins Coie LLP, ProCyte's legal counsel, and ProCyte's directors and management, on September 13, 2004, ProCyte delivered to PhotoMedex a mark-up of the revised draft nonbinding summary of proposed terms and a draft of an exclusive dealing agreement.

On September 14, 2004, ProCyte requested that Wells Fargo contact two parties, which had previously expressed interest in a potential business combination with ProCyte, about their current interest in a business combination with ProCyte. Based on the discussions between these parties and representatives of Wells Fargo, ProCyte did not believe it would be able to complete a transaction that would provide the same or greater value to ProCyte shareholders as the proposed transaction with PhotoMedex within a reasonable time frame.

Between September 14 and September 20, 2004, management of ProCyte and PhotoMedex, with the advice of their respective counsel, engaged in a series of discussions to assess whether there was a common understanding regarding the terms of a proposed business combination that would justify incurring the expense of proceeding to negotiate a definitive agreement with respect to the transaction. The parties and their representatives negotiated the principal terms of the proposed transaction reflected in the nonbinding summary of proposed terms, including the value to be received by ProCyte shareholders in the transaction and the assumption by PhotoMedex of certain outstanding ProCyte stock options.

At a telephonic special meeting of the ProCyte board on September 17, 2004, Mr. Clifford, representatives of Wells Fargo and representatives of Perkins Coie updated the directors on the status of the negotiations with PhotoMedex. The board authorized Mr. Clifford to continue with the negotiation of the nonbinding summary of proposed terms.

On September 21, 2004, PhotoMedex sent ProCyte a modified nonbinding summary of proposed terms, which provided that PhotoMedex would acquire all of the outstanding stock of ProCyte for $1.47 per share in a stock-for-stock exchange. At a telephonic special meeting held later that same day, the ProCyte board approved the nonbinding summary of proposed terms and authorized Mr. Clifford to execute the exclusive dealing agreement, pursuant to which ProCyte would be bound to negotiate exclusively with PhotoMedex until the earlier of entering into a definitive agreement with PhotoMedex or October 21, 2004, subject to certain specified exceptions.

From September 22 through November 30, 2004, PhotoMedex and ProCyte and their respective legal and financial advisors engaged in meetings, telephone conferences and document review in connection with their respective business, legal, accounting and financial diligence reviews.

On September 23 and 24, 2004, Mr. Clifford and a representative of Wells Fargo met with Mr. O'Donnell and representatives of CIBC World Markets in Chicago, Illinois, to present their respective companies' corporate overviews and to exchange preliminary financial information. They also discussed the potential transaction, including the timing and process for moving forward with due diligence and negotiation of a definitive agreement and the business prospects for the combined company.

On October 8, 2004, Jenkens & Gilchrist, LLP, legal counsel for PhotoMedex, circulated an initial draft of a merger agreement to ProCyte, to which Perkins Coie provided initial comments on October 18, 2004.

On October 11 and 12, 2004, Messrs. O'Donnell, McGrath and Stewart and representatives of CIBC World Markets met with Messrs. Clifford and Benson and Ms. Carmichael and representatives of Wells Fargo in Seattle, Washington, to perform financial and accounting diligence and discuss ProCyte's technology and products. PhotoMedex's management and financial advisor also visited ProCyte's facilities in Redmond, Washington.

On October 18, 2004, ProCyte entered into an agreement with Moss Adams LLP, whereby Moss Adams agreed to assist ProCyte with its accounting and financial due diligence of PhotoMedex.

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On October 19, 2004, Mr. Clifford met with the board of directors of PhotoMedex in Radnor, Pennsylvania. Messrs. McGrath and Stewart and representatives of CIBC World Markets and Jenkens & Gilchrist also attended. Mr. Clifford made a presentation to the PhotoMedex board regarding business, financial and technical aspects of ProCyte and the strategic rationale for the business combination. After Mr. Clifford left the meeting, PhotoMedex's legal and financial advisors discussed, among other things, the status of their preliminary due diligence review of ProCyte.

On October 20, 2004, the PhotoMedex board of directors held a meeting in Montgomeryville, Pennsylvania, at which all of the board members attended. Messrs. McGrath and Stewart and a representative of Jenkens & Gilchrist also attended in person. The board of directors discussed the status of the negotiations of the merger agreement.

On October 20, 2004, Mr. Clifford visited PhotoMedex's facilities in Montgomeryville, Pennsylvania, and met with PhotoMedex's sales and marketing management.

On October 21, 2004, representatives of Wells Fargo met with Messrs. O'Donnell, McGrath and Stewart at PhotoMedex's offices in Montgomeryville, Pennsylvania, to conduct additional due diligence.

At a telephonic special meeting of ProCyte's board of directors on October 22, 2004, Mr. Clifford and representatives of Wells Fargo and Perkins Coie updated the ProCyte board on the discussions with PhotoMedex and the due diligence process. Representatives of Wells Fargo discussed detailed information with the ProCyte board about price protection alternatives and strategies. After extensive discussion, the board instructed Mr. Clifford and Wells Fargo, at such point in the negotiations as they deemed appropriate, to raise the issue of price protection with PhotoMedex. The board also approved an extension of the exclusive negotiation period to November 11, 2004.

From October 28, 2004 through December 1, 2004, the parties and their legal and financial advisors engaged in extensive negotiations regarding the terms and conditions of the merger agreement relating to the proposed business combination. During this period, counsel for PhotoMedex circulated several drafts of the merger agreement, subject to comments circulated through ProCyte's counsel as the negotiations proceeded, and the parties and their respective counsel engaged in several conference calls to discuss a number of issues relating to the draft agreement. Concurrently with the negotiation of the draft merger agreement, management and counsel for PhotoMedex continued to conduct a due diligence investigation of ProCyte, while management and counsel for ProCyte conducted a comparable investigation of PhotoMedex. During these investigations, each party provided extensive documentation to the other and both parties and their counsel participated in numerous telephone conferences.

On November 4, 2004, ProCyte's board of directors held a telephonic special meeting. Mr. Clifford and ProCyte's legal and financial advisors updated the board on business, legal, financial and accounting due diligence and summarized the current negotiations of the merger agreement with PhotoMedex. The board and its advisors had a lengthy discussion of certain issues, particularly with respect to the status, timing and potential consequences of the SEC's review of PhotoMedex's 2003 annual report and 2004 quarterly reports as part of the SEC's corporate monitoring process. Wells Fargo provided updated information on the financial aspects of the merger, including the price performance of PhotoMedex stock, trends in historical exchange ratios and the calculation of the exchange ratio. The board discussed with Wells Fargo the implication of the information discussed relative to the question of price protection and concluded that the effects of various price protection mechanisms could best be assessed closer to the time of signing of the merger agreement. The board agreed to extend the exclusive negotiating period to November 24, 2004.

At a telephonic special meeting on November 24, 2004, ProCyte's board received an updated report from management and its financial and legal advisors on the status of negotiations of the merger agreement and recent additional due diligence reviews. Mr. Clifford reported that PhotoMedex was in the process of completing the SEC review process and that issues relating to the exchange ratio and price protection have been the primary focus of negotiations. Representatives of Wells Fargo reported on their discussions with PhotoMedex's financial advisor regarding the calculation of the exchange ratio. Representatives of Wells Fargo also reported that PhotoMedex had rejected ProCyte's proposal to include in the merger agreement a price collar or other price protection mechanism.

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After extensive discussion, the board instructed Wells Fargo to continue to negotiate with PhotoMedex on the matter of price protection. Negotiations on this issue continued through November 29, 2004, on which date the parties tentatively agreed, subject to formal board approvals, that the exchange ratio in the transaction would be 0.6622 shares of PhotoMedex common stock for each outstanding share of ProCyte common stock, with no price protection.

On November 30, 2004, ProCyte's board of directors held a telephonic special meeting with ProCyte's financial and legal advisors to consider the adoption of the merger agreement and approval of the merger. Prior to the meeting, ProCyte's board was provided with materials, including a draft of the merger agreement, a summary of material terms of the transaction, Moss Adams' written report on its financial and accounting due diligence review, and Wells Fargo's financial analysis of the transaction. At this meeting, a representative of Moss Adams reported on and answered questions related to the results of Moss Adams' financial and accounting review of PhotoMedex. Wells Fargo then presented a financial analysis of the proposed transaction and delivered to ProCyte's board its oral opinion that, as of that date and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion (which was subsequently delivered to ProCyte, a copy of which is attached as Annex B to this joint proxy statement/prospectus), the exchange ratio in the merger agreement was fair, from a financial point of view, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp., or any ProCyte shareholders who properly exercise dissenters' rights. Perkins Coie reviewed with the board the terms of the merger transaction and addressed legal questions regarding the merger agreement and general duties relating to the fiduciary obligation of the board of directors. Perkins Coie also identified the following four items under the merger agreement that had not yet been completed:

•	the negotiation of the forms of employment agreements for Mr. Clifford and Ms. Carmichael;

•	the designation of stock options to be assumed by PhotoMedex;

•	the agreement by PhotoMedex to the payment of 2004 management incentive bonuses, if any, under existing contracts; and

•	final sign-off of the parties on the disclosure schedules.

ProCyte's board was aware that draft employment packages offered by PhotoMedex to Mr. Clifford and Ms. Carmichael were being reviewed by those individuals and their separate counsel. ProCyte's board did not review the specific terms of the employment agreements but received a report from Mr. Clifford that the terms were generally satisfactory, pending final negotiation of certain provisions. Following extensive discussion, ProCyte's board of directors determined that, subject to and effective only upon satisfactory completion of the items listed above, the transaction was fair to, and in the best interests of, ProCyte and its shareholders. ProCyte's board of directors also unanimously resolved to recommend that ProCyte's shareholders vote in favor of the merger agreement. The ProCyte board of directors then directed that the merger agreement be finalized and executed.

On November 30, 2004, the PhotoMedex board of directors met by teleconference. The board of directors received an update from Messrs. O'Donnell and McGrath, and a representative of Jenkens & Gilchrist on the terms of the definitive agreements that had been negotiated with ProCyte. At the meeting, a representative of Jenkens & Gilchrist reviewed the fiduciary duties of the board of directors applicable to transactions of this type and reviewed the material terms of the merger agreement and related agreements with the board. Also at the meeting, representatives of CIBC World Markets reviewed with the PhotoMedex board of directors its financial analysis of the exchange ratio and rendered to the PhotoMedex board an oral opinion, which was confirmed by delivery of a written opinion dated November 30, 2004 (a copy of which is attached as Annex C to this joint proxy statement/prospectus), to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to PhotoMedex. The board reviewed the terms of the proposed merger and determined that the proposed merger with ProCyte was fair and in the best interests of PhotoMedex and its stockholders. By unanimous vote of the directors present, the board of directors of PhotoMedex approved the merger agreement and the transactions contemplated by the merger agreement and directed the officers of PhotoMedex to finalize the merger agreement and the related agreements. The PhotoMedex board of directors

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also resolved to recommend that the PhotoMedex stockholders approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement.

Following approvals of the merger agreement and related transactions by the respective boards of directors of ProCyte and PhotoMedex, representatives of ProCyte and PhotoMedex finalized and executed the merger agreement in the afternoon of December 1, 2004, and issued a joint press release announcing the execution of the merger agreement after the close of the stock market on December 1, 2004.

ProCyte's Reasons for the Merger

In reaching its decision to adopt the merger agreement and recommend the merger agreement for approval by ProCyte's shareholders, ProCyte's board of directors consulted with its management, as well is its financial and legal advisors. As discussed in greater detail below, these consultations included discussions regarding ProCyte's strategic business plan, the costs and risk of executing that business plan as an independent company, the historical prices for ProCyte common stock and PhotoMedex common stock, ProCyte's past and current business operations and financial condition, ProCyte's future prospects, the strategic rationale for the potential transaction with PhotoMedex, the terms and conditions of the merger agreement, and the analysis and fairness opinion provided by ProCyte's financial advisor.

In approving the merger agreement, ProCyte's board of directors considered reasons why the merger should be beneficial to ProCyte and its shareholders. These potential benefits included the following:

•	PhotoMedex's presence in the medical dermatological technologies market presents an additional growth opportunity in ProCyte's existing markets to further utilize the ProCyte sales and marketing organizations and customer base;

•	the PhotoMedex common stock to be issued in connection with the merger agreement to ProCyte's shareholders would be traded on The Nasdaq National Market, generally would be freely tradable after the merger, and thereby would enhance liquidity for the ProCyte shareholders;

•	the merger would allow the combined company to strengthen its position as a multi-product health care company with a focused effort in dermatology, thus attracting additional product licensing and acquisition opportunities;

•	the merger agreement permits ProCyte to respond meaningfully to unsolicited third party proposals for alternative transactions: specifically, if the ProCyte board of directors receives an unsolicited offer prior to ProCyte shareholder approval of the merger that the board of directors determines in good faith in the exercise of its fiduciary duties would result in a transaction more favorable to ProCyte and its shareholders than the merger (after considering all the terms and conditions of the offer and the likelihood and timing of its consummation), the board of directors may provide information to and negotiate with the offeror and, provided ProCyte negotiates in good faith with PhotoMedex for a period of at least ten business days after ProCyte gives notice to PhotoMedex of an offer of a superior proposal or a proposal which could reasonably be expected to result in a superior proposal, terminate the merger agreement upon payment of a $730,000 termination fee and enter into the alternative transaction;

•	the combined company would have a significantly greater revenue base and provide numerous opportunities for each party to cross-sell its products into the other party's customer base;

•	through the PhotoMedex common stock to be issued pursuant to the merger agreement, the ProCyte shareholders would have the opportunity to benefit from any appreciation in the value of the PhotoMedex common stock resulting from the combination and continuation of the existing businesses of ProCyte and PhotoMedex and the strategic benefits and operating and other synergies related to the merger;

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•	the combination of the senior management of ProCyte and PhotoMedex should allow complementary skills to strengthen the overall management team;

•	integration of the ProCyte skin health and hair care products business with PhotoMedex's medical products and services business should enhance the combined company's ability to raise capital and grow through additional acquisitions;

•	based on closing market prices on the day prior to public announcement of the merger, the value of the PhotoMedex common stock to be received by the ProCyte shareholders pursuant to the merger agreement represented a 33% premium to the value of the ProCyte common stock;

•	the merger should provide significant short-term cost savings and provide the opportunity for additional longer-term cost efficiencies, thus providing additional cash flow for operations;

•	the merger agreement would be subject to the approval of the ProCyte shareholders, who would be free to reject the transaction;

•	dissenters' rights would be available to ProCyte shareholders under Washington law;

•	apart from the approval by ProCyte shareholders and PhotoMedex stockholders, completion of the merger would not require any material consents or approvals; and

•	based on ProCyte's historical efforts to pursue alternative transactions and familiarity with the companies in its industry, ProCyte management did not believe ProCyte would be able to complete a transaction that would provide the same or greater value to ProCyte shareholders within a reasonable time frame.

In the course of deliberations, ProCyte's board reviewed historical, present and projected financials of PhotoMedex under various scenarios, historical and short and long-term strategic objectives of ProCyte, the opportunities in the marketplace that ProCyte is pursuing and the risks associated therewith. The board also reviewed with its legal and financial advisors a number of additional factors relating to the merger, including:

•	the prospects of ProCyte as an independent company, including:

•	the negative effects of and limitations resulting from the OTC Bulletin Board status of ProCyte common stock, including:

▪	reduced market liquidity;

▪	low trading volume;

▪	lack of analyst coverage;

▪	reduced investor interest and difficulty in purchasing the stock; and

▪	the inability of ProCyte to use its common stock to attract potential acquisition candidates;

•	the significantly higher costs related to the Sarbanes-Oxley Act of 2002 for auditing and legal, audit committee, and internal financial controls compliance audits and implementation;

•	the expiration in February 2005 of certain ProCyte patents;

•	ProCyte's small size, both in terms of revenue and market capitalization;

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•	ProCyte's current reliance on several large customers; and

•	the challenges faced by ProCyte by competing in the skin health and hair care markets versus significantly larger companies;

•	information concerning the dermatology and medical laser industries generally;

•	historical information concerning the business, financial condition, results of operations, technology, competitive position, industry trends and prospects for both ProCyte and PhotoMedex;

•	the likelihood that the merger would be completed;

•	the expectation that the merger should qualify as a tax-free reorganization;

•	the opinion of Wells Fargo, dated as of November 30, 2004, that, as of such date and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion, the exchange ratio for the shares of PhotoMedex common stock to be received by the ProCyte shareholders pursuant to the merger agreement was fair, from a financial point of view, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp., or any ProCyte shareholders who properly exercise dissenters' rights, together with the financial presentation of Wells Fargo representatives in connection with the delivery of the opinion;

•	views concerning the financial condition, results of operations and businesses of PhotoMedex and ProCyte before and after giving effect to the merger based on due diligence and publicly available earnings estimates;

•	terms and conditions of the merger agreement, including the termination fee and closing conditions;

•	the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to the parties' respective obligations, are reasonable;

•	the impact of the merger on ProCyte's customers and employees;

•	current and historical market data with respect to the trading of ProCyte and PhotoMedex common stock; and

•	the reports of Perkins Coie, Moss Adams and Wells Fargo as to the results of their respective due diligence investigations of PhotoMedex.

The ProCyte board also considered a number of potentially negative factors in its deliberations:

•	the risk that, because the exchange ratio would not be adjusted for changes in the market price of either PhotoMedex or ProCyte common stock, the per share value of the consideration to be received by ProCyte shareholders might be less than the per share price implied by the exchange ratio on the date prior to public announcement of the merger;

•	the potential disadvantage to ProCyte shareholders who receive PhotoMedex stock in the event that PhotoMedex does not perform as well in the future as ProCyte might have performed;

•	the loss of control by ProCyte shareholders over the future operations of the combined company;

•	that, while the transaction is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the transaction would be met, and as a result, it is possible that the

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transaction may not be completed even if approved by ProCyte shareholders (see "Conditions to Consummation of the Merger," beginning on page I-83);

•	that, if the transaction does not close, ProCyte would have significant expenses and its employees would have expended extensive efforts to attempt to complete the transaction and would have experienced significant distractions from their work during the pendency of the transaction, and as a result, ProCyte may experience adverse effects on its operating results, its ability to attract and retain employees and its competitive position in its markets;

•	the risk that the potential benefits of the merger might not be achieved and that PhotoMedex's cash requirements could adversely affect the operations of the combined company;

•	the possibility that some of the provisions in the merger agreement, including the nonsolicitation and termination fee provisions, might have the effect of discouraging other parties potentially interested in merging with or acquiring ProCyte from pursuing such an opportunity; and

•	other risk factors described under the section entitled "Risk Factors," beginning on page I-20.

In addition to the factors considered above, in coming to its determinations, ProCyte's board of directors was aware of the interests that some executive officers and directors or ProCyte have with respect to the transaction in addition to their interests as shareholders of ProCyte generally. See "Interests of ProCyte Executive Officers and Directors in the Merger," beginning on page I-70.

The foregoing discussion of the information and factors discussed and considered by the ProCyte board of directors is not meant to be exhaustive, but includes the material factors considered by the board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determination. In considering the factors listed above, individual members of ProCyte's board may have given different weight to different factors. However, ProCyte's board of directors concluded that the potential benefits of the transaction outweighed the potential negative factors and that, overall, the proposed transaction had greater potential benefits for ProCyte and its shareholders than other strategic alternatives.

Recommendation of the ProCyte Board

Taking into account all of the material facts, matters and information, including those described above, the ProCyte board of directors believes that the merger agreement is advisable and fair to and in the best interests of ProCyte and its shareholders. THE PROCYTE BOARD OF DIRECTORS RECOMMENDS THAT PROCYTE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

PhotoMedex's Reasons for the Merger

The directors present at the PhotoMedex board of directors meeting held on November 30, 2004 unanimously concluded that the terms of the merger and the merger agreement were fair to and in the best interests of PhotoMedex and its stockholders and voted to approve the merger agreement and recommend to the PhotoMedex stockholders that they approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement.

In reaching its decision to approve the merger agreement, the PhotoMedex board of directors consulted with senior members of PhotoMedex's management team regarding the strategic and operational aspects of the merger and the results of its due diligence efforts. The PhotoMedex board of directors also consulted with PhotoMedex's financial advisor regarding financial aspects of the merger and with PhotoMedex's legal counsel regarding legal due diligence matters and the terms of the merger agreement and related agreements. In reaching its decision to approve the merger agreement, the PhotoMedex board of directors considered a variety of factors, a number of which are summarized below:

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•	ProCyte's presence in the skin health and hair care products market would present a growth opportunity for PhotoMedex to market its existing products;

•	the addition of ProCyte's sales and marketing personnel would present an opportunity for PhotoMedex to enhance its ability to market the XTRAC excimer laser;

•	the addition of ProCyte's operations and existing cash balances would enhance PhotoMedex's operating results and balance sheet following the completion of the merger;

•	the combination of the senior management of ProCyte and PhotoMedex would allow complementary skills to strengthen the overall management team;

•	the merger would provide significant short term cost savings and provide the opportunity for additional longer term cost efficiencies, thus providing additional cash flow for operations;

•	integration of the ProCyte skin health and hair care products business with PhotoMedex's medical products and services business would enhance the combined company's ability to raise capital and grow through additional acquisitions; and

•	through the acquisition of ProCyte in the merger, PhotoMedex stockholders would have the opportunity to benefit from any appreciation in the value of the PhotoMedex common stock resulting from the combination and continuation of the existing businesses of ProCyte and PhotoMedex and the strategic benefits and operating and other synergies related to the merger.

In addition to these strategic considerations, the board of directors also considered a number of other factors, including the following:

•	historical information concerning the business, financial condition, results of operations, technology, competitive position, industry trends and prospects for both ProCyte and PhotoMedex;

•	current and historical market data with respect to the trading of ProCyte common stock and PhotoMedex common stock;

•	the due diligence investigation conducted by PhotoMedex management and its counsel concerning ProCyte;

•	the expectation that the merger should qualify as a tax-free reorganization;

•	the opinion, dated November 30, 2004, of CIBC World Markets to the PhotoMedex board as to the fairness, from a financial point of view and as of the date of the opinion, to PhotoMedex of the exchange ratio provided for in the merger, as more fully described below under the caption "Opinion of PhotoMedex's Financial Advisor - CIBC World Markets Corp.;"

•	apart from the approval by ProCyte shareholders and PhotoMedex stockholders, completion of the merger does not require any material consents or approvals;

•	the merger agreement limits ProCyte's ability to solicit third party proposals for alternative transactions, with certain exceptions, but specifically provides for payment by ProCyte of a termination fee of $730,000 in the event that the transaction terminates by reason of ProCyte accepting an alternative transaction;

•	the merger agreement also provides for ProCyte's payment of a termination fee of $730,000 or the payment of up to $500,000 of PhotoMedex's expenses related to the merger, if the transaction terminates for certain other reasons; and

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•	the merger agreement provides for a fixed exchange ratio of 0.6622 shares of PhotoMedex common stock for each exchanged share of ProCyte common stock, which provides certainty as to the number of shares of PhotoMedex common stock to be issued.

In its review of the proposed merger, PhotoMedex's board of directors considered the potential adverse impact of other factors, including:

•	the approval of the holders of two-thirds of the outstanding ProCyte common stock at the ProCyte special meeting and the majority of the shares present or represented by proxy and entitled to vote at the PhotoMedex special meeting will be required to complete the merger;

•	dissenters' rights will be available to ProCyte shareholders under Washington law and PhotoMedex may have to pay cash to dissenting ProCyte shareholders;

•	the challenges of combining the operations of the two companies, including the possibility that the merger may not be consummated or that the integration of the two companies' operations could take longer and be less successful than anticipated;

•	the other risks described under the section of this joint proxy statement/prospectus entitled "Risks Relating to the Proposed Merger;"

•	the limitations imposed on the conduct of PhotoMedex regarding its business, including restrictions on significant share issuances prior to the completion of the proposed merger;

•	the merger agreement provides for PhotoMedex's payment of up to $500,000 of ProCyte's expenses related to the merger, if the transaction terminates for certain other reasons; and

•	the risk that the potential benefits of the merger might not be achieved and that PhotoMedex's cash requirements could adversely affect the operations of the combined company.

The foregoing discussion of the information and factors discussed and considered by the PhotoMedex board of directors is not meant to be exhaustive, but includes the material factors considered by the board of directors to support its decision to approve the merger agreement and to determine that the transactions contemplated thereby are fair to, and in the best interests of, PhotoMedex and its stockholders. In view of the wide variety of factors considered in connection with its evaluation of the merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. In considering the factors listed above, the PhotoMedex board of directors believes that these factors as a whole supported its determination.

Recommendation of the PhotoMedex Board

Taking into account all of the material facts, matters and information, including those described above, the PhotoMedex board of directors believes that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of PhotoMedex and its stockholders. THE PHOTOMEDEX BOARD OF DIRECTORS RECOMMENDS THAT PHOTOMEDEX'S STOCKHOLDERS VOTE FOR THE ISSUANCE OF THE PHOTOMEDEX SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

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Opinion of ProCyte's Financial Advisor - Wells Fargo Securities, LLC

Pursuant to an engagement letter, dated August 23, 2004, ProCyte engaged Wells Fargo to act as its financial advisor in connection with the proposed merger and to render an opinion as to the fairness of the exchange ratio in the proposed merger, from a financial point of view, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp. or any ProCyte shareholders who properly exercise dissenters' rights.

On November 30, 2004, at a meeting of the ProCyte board of directors held to evaluate the proposed merger, Wells Fargo delivered to the ProCyte board of directors its opinion, dated November 30, 2004, that, as of that date and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion, the exchange ratio of 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock was fair, from a financial point of view, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp. or any ProCyte shareholders who properly exercise dissenters' rights. See Annex B for a copy of the full opinion. The exchange ratio was determined through negotiations between the respective managements of ProCyte and PhotoMedex. Although Wells Fargo did assist the management of ProCyte in those negotiations, Wells Fargo was not asked by, and did not recommend to, ProCyte that any specific exchange ratio constituted the appropriate exchange ratio for the proposed merger.

You should consider the following when reading the discussion of the opinion of ProCyte's financial advisor in this document:

•	we urge you to read carefully the entire opinion of Wells Fargo which is set forth in Annex B to this joint proxy statement/prospectus and is incorporated by reference. The following description of the Wells Fargo opinion is qualified by reference to the full opinion located in Annex B. The full opinion sets forth, among other things, the assumptions made by, the matters considered by and the limitations on the review undertaken by Wells Fargo.

•	the Wells Fargo opinion was provided for the information of the ProCyte board of directors in connection with its evaluation of the proposed merger and is not intended to be and does not constitute a recommendation to any shareholder of ProCyte or PhotoMedex as to how they should vote, or take any other action, with respect to the proposed merger.

•	the Wells Fargo opinion did not address the relative merits of the proposed merger and the other business strategies that the ProCyte board of directors has considered or may be considering, nor did it address the decision of the ProCyte board of directors to proceed with the proposed merger.

•	the Wells Fargo opinion was necessarily based upon market, economic and other conditions as in effect on, and information made available to Wells Fargo as of, the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in the Wells Fargo opinion and that Wells Fargo disclaims any undertaking or obligation to advise any person of any change in any matter affecting its opinion which may come or be brought to Wells Fargo's attention after the date of its opinion.

•	the Wells Fargo opinion was limited to the fairness, from a financial point of view and as of the date thereof, to the holders of ProCyte common stock other than PhotoMedex, Gold Acquisition Corp., any affiliates of PhotoMedex or Gold Acquisition Corp. or any ProCyte shareholders who properly exercise dissenters' rights, of the exchange ratio.

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Opinion and Analyses of Wells Fargo

In connection with the preparation of the Wells Fargo opinion, Wells Fargo:

•	reviewed certain publicly available financial statements and other business and financial information of ProCyte and PhotoMedex, respectively;

•	reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward-looking information, concerning (i) ProCyte prepared by the management of ProCyte and (ii) PhotoMedex prepared by the management of PhotoMedex;

•	held discussions with the respective managements of ProCyte and PhotoMedex concerning the businesses, past and current operations, financial condition and future prospects of both ProCyte and PhotoMedex, independently and combined, including discussions with the managements of ProCyte and PhotoMedex concerning their views regarding the strategic rationale for the proposed merger;

•	reviewed the financial terms and conditions set forth in the draft of the merger agreement, dated November 26, 2004;

•	reviewed the stock price and trading history of ProCyte common stock and PhotoMedex common stock;

•	compared the financial performance of ProCyte and PhotoMedex and the prices and trading activity of ProCyte common stock and PhotoMedex common stock with that of certain other publicly traded companies comparable with ProCyte and PhotoMedex, respectively;

•	compared the financial terms of the proposed merger with the financial terms, to the extent publicly available, of other transactions that Wells Fargo deemed relevant;

•	reviewed the pro forma impact of the proposed merger on PhotoMedex's earnings per share;

•	prepared an analysis of the relative contributions of ProCyte and PhotoMedex to the combined company;

•	prepared a discounted cash flow analysis of ProCyte and PhotoMedex;

•	participated in discussions and negotiations among representatives of ProCyte and PhotoMedex and their financial and legal advisors; and

•	made such other studies and inquiries, and reviewed such other data, as Wells Fargo deemed relevant.

In its review and analysis, and in arriving at its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it, including information furnished to it orally or otherwise discussed with it by the managements of ProCyte and of PhotoMedex, or publicly available and has neither attempted to verify, nor assumed responsibility for verifying, any of such information. Wells Fargo relied upon the assurances of the managements of ProCyte and of PhotoMedex that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Wells Fargo did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of ProCyte or PhotoMedex, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections, and the assumptions and bases therefor, for ProCyte and PhotoMedex, including the benefits projected to be realized with respect to operations of the combined companies following the proposed merger and the timing thereof, that Wells Fargo reviewed, Wells Fargo assumed that:

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•	such forecasts and projections were reasonably prepared in good faith on the basis of reasonable assumptions;

•	such forecasts and projections reflect the best currently available estimates and judgments of the managements of ProCyte and of PhotoMedex, respectively, as to the future financial condition and performance of ProCyte and PhotoMedex, respectively; and

•	such forecasts and projections will be realized in the amounts and in the time periods estimated as of the date of its opinion.

In addition, Wells Fargo assumed that:

•	the proposed merger will be consummated upon the terms set forth in the draft of the merger agreement, dated November 26, 2004, without material alteration thereof, including, among other things, that the proposed merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code; and

•	the historical financial statements of each of ProCyte and PhotoMedex reviewed by Wells Fargo were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

Wells Fargo expressed no opinion as to:

•	the value of any employee agreement or other arrangement entered into in connection with the proposed merger;

•	any tax or other consequences that might result from the proposed merger; or

•	what the value of PhotoMedex common stock will be when issued to ProCyte's shareholders pursuant to the proposed merger or the price at which shares of PhotoMedex common stock that are issued pursuant to the proposed merger may be traded in the future.

Furthermore, the Wells Fargo opinion did not address any legal, tax or accounting matters, as to which Wells Fargo understands that ProCyte obtained such advice as it deemed necessary from qualified professionals.

The following is a summary of the material financial analyses performed by Wells Fargo in connection with rendering its opinion and presented to the ProCyte board of directors on November 30, 2004. The summary of the financial analyses is not a complete description of all of the analyses performed by Wells Fargo. Some of the information in this section is presented in tabular form. Information in the following analyses referred to as the "management case" means that the financial projections of the future performance of ProCyte and PhotoMedex through December 31, 2008 were provided by the managements of ProCyte and PhotoMedex, respectively. Information referred to as the "conservative case" for ProCyte means the financial projections of the future performance of ProCyte through December 31, 2008 were provided by the management of ProCyte but assumed lower revenues for certain of ProCyte's businesses. Information referred to as the "conservative case" for PhotoMedex means the financial projections of the future performance of PhotoMedex through December 31, 2008 as adjusted from those provided by the management of PhotoMedex to assume lower revenues for certain of PhotoMedex's businesses. In order to better understand the financial analyses performed by Wells Fargo, the tables must be read together with the text accompanying each table. Wells Fargo's opinion is based upon the totality of the various analyses that it performed, and no particular portion of the analyses has any value or merit standing alone.

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Analysis of ProCyte

Comparable Companies Analysis

Using publicly available information and estimates obtained from ProCyte's management, Wells Fargo analyzed, among other things, the total enterprise value, or TEV, which Wells Fargo defined as market value plus debt less cash, as a multiple of estimated revenue and as a multiple of estimated earnings before interest and taxes, or EBIT, as well as equity value as a multiple of net income, for the following companies that Wells Fargo believed to be reasonably comparable to ProCyte (to the extent such information was publicly available and Wells Fargo determined it was material to its analysis):

•	Alberto-Culver Company

•	CCA Industries, Inc.

•	Derma Sciences, Inc.

•	Elizabeth Arden, Inc.

•	Inter Parfums, Inc.

•	Nu Skin Enterprises, Inc.

•	Parlux Fragrances, Inc.

•	Playtex Products, Inc.

•	Revlon, Inc.

As set forth below, this analysis indicated the high, mean, median, and low of multiples for the last twelve months, or LTM, and the calendar years 2004 and 2005 as of November 23, 2004:

Total Enterprise Value as a Multiple of
	LTM		2004 Estimated		2005 Projected
	Revenue	EBIT	Revenue	EBIT	Revenue	EBIT
High	1.70x	36.0x	1.74x	23.5x	1.73x	16.4x
Mean	1.37x	14.8x	1.34x	12.9x	1.33x	12.0x
Median	1.40x	12.3x	1.38x	11.7x	1.23x	12.2x
Low	0.48x	8.0x	0.46x	7.9x	1.06x	8.9x

Equity Value as a Multiple of Net Income
	LTM	2004 Estimated	2005 Projected
High	21.9x	21.8x	19.2x
Mean	18.9x	18.9x	16.0x
Median	18.4x	18.5x	17.2x
Low	13.8x	13.9x	10.9x

Wells Fargo calculated EBIT and net income data using estimated EBIT and earnings per share, or EPS, figures based on Wall Street research and First Call Consensus estimates, excluding one time gains and charges.

Wells Fargo then applied a range of selected multiples of revenue, EBIT and net income for the LTM and the calendar years 2004 and 2005 derived from the selected companies listed above to the corresponding financial data of ProCyte. The analysis of these periods indicated the following implied exchange ratios, based on PhotoMedex's stock price as of November 23, 2004, for ProCyte assuming the management case projections and, alternatively, the conservative case projections:

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Management Case	Relevant Range		Implied Exchange Ratio
	Low	High	Low	High
Revenue Multiples
LTM Actual Revenue	1.40x	1.41x	0.6483x	0.6515x
2004 Estimated Revenue	1.38x	1.39x	0.6596x	0.6644x
2005 Projected Revenue	1.22x	1.23x	0.7508x	0.7566x

EBIT Multiples
LTM Actual EBIT	10.3x	12.3x	0.4229x	0.4739x
2004 Estimated EBIT	10.3x	11.7x	0.4040x	0.4362x
2005 Projected EBIT	10.7x	12.2x	0.8505x	0.9461x

Net Income Multiples
LTM Actual Net Income	17.8x	18.4x	0.3831x	0.3923x
2004 Estimated Net Income	18.1x	18.5x	0.3157x	0.3234x
2005 Projected Net Income	15.8x	17.2x	0.7048x	0.7629x

Exchange Ratio in the Proposed Merger			0.6622x

Based on the management case implied exchange ratio ranges summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.5180x to 0.7207x, as compared to the exchange ratio of 0.6622x for the proposed merger.

Conservative Case	Relevant Range		Implied Exchange Ratio
	Low	High	Low	High
Revenue Multiples
LTM Actual Revenue	1.40x	1.41x	0.6483x	0.6515x
2004 Estimated Revenue	1.38x	1.39x	0.6596x	0.6644x
2005 Projected Revenue	1.22x	1.23x	0.6719x	0.6768x

EBIT Multiples
LTM Actual EBIT	10.3x	12.3x	0.4229x	0.4739x
2004 Estimated EBIT	10.3x	11.7x	0.4040x	0.4362x
2005 Projected EBIT	10.7x	12.2x	0.5783x	0.6364x

Net Income Multiples
LTM Actual Net Income	17.8x	18.4x	0.3831x	0.3923x
2004 Estimated Net Income	18.1x	18.5x	0.3157x	0.3234x
2005 Projected Net Income	15.8x	17.2x	0.4353x	0.4727x

Exchange Ratio in the Proposed Merger			0.6622x

Based on the conservative case implied exchange ratio ranges summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.4505 to 0.6532x, as compared to the exchange ratio of 0.6622x for the proposed merger.

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Selected Precedent Transactions Analysis

Using SEC filings, Wall Street research and press releases, Wells Fargo reviewed and analyzed, among other things, the total enterprise values and implied transaction multiples in the following selected transactions, listing the acquired company followed by the acquirer and the date these transactions were publicly announced, that Wells Fargo believed to be reasonably comparable to the proposed merger:

•	Del Laboratories, Inc. / DLI Holding Corp. (a company jointly held by affiliates of Kelso & Company and Church & Dwight Co., Inc.) - July 2, 2004

•	Medtech Products, Inc. / GTCR Golder Rauner, LLC - January 16, 2004

•	Advanced Research Laboratories / The Henkel Group - December 22, 2003

•	Nickel SA / Inter Parfums, Inc. - December 18, 2003

•	Unilever's Oral Care Brands / Church & Dwight Co., Inc. - September 10, 2003

•	Lever Fabergé S.r.l.'s Atkinsons business (a subsidiary of Unilever Italia S.p.A) / Cosmopolitan Cosmetics GmbH (a subsidiary of Wella AG) - August 2, 2002

•	John Frieda Professional Hair Care Inc. / Kao Corporation - August 1, 2002

•	Abbott Laboratories' Selsun Blue Brand / Chattem, Inc. - March 5, 2002

•	KMS Research Inc. / Kao Corporation - February 2, 2002

•	Carter-Wallace, Inc. / Armkel, LLC (a partnership of Church & Dwight Co., Inc. and Kelso & Company LP) - May 8, 2001

•	Elizabeth Arden and Elizabeth Taylor cosmetics and fragrances businesses owned by Conopco, Inc. and other affiliates of Unilever, N.V. / French Fragrances, Inc.- October 17, 2000

•	The Procter & Gamble Company's Clearasil Brand / The Boots Company PLC - October 17, 2000

•	BeautiControl, Inc. / Tupperware Corporation - September 13, 2000

•	Chattem, Inc.'s BAN Brand / The Andrew Jergens Company (a subsidiary of Kao Corporation) - August 24, 2000

•	Kiehl's / Cosmair, Inc. (a U.S. subsidiary of L'Oreal) - April 18, 2000

•	Carson, Inc. / Cosmair, Inc. (a U.S. subsidiary of L'Oreal) - February 28, 2000

•	Oriflame International S.A. / Oriflame Trading Limited - September 6, 1999 (transaction was a management buy-out)

•	Colgate-Palmolive Company's Baby Magic Brand / Playtex Products, Inc. - May 13, 1999

•	Fine Fragrances & Cosmetics Ltd. / IWP International PLC - April 8, 1999

•	Sarah Michaels, Inc. / The Dial Corporation - August 27, 1998

•	DEP Corp. / Henkel KGaA - July 14, 1998

•	Johnson Products Co., Inc. / Carson, Inc. - June 17, 1998

•	Chattem, Inc.'s Corn Silk Brand / Del Laboratories, Inc. - May 12, 1998

•	Aloette Cosmetics, Inc. / ACI Acquisition Partners, Inc. - April 14, 1998

Wells Fargo reviewed the transaction value at the announcement of the transaction in each of the selected transactions as a multiple of LTM revenue and LTM EBIT. Based on these calculations, Wells Fargo noted the mean, stripped mean (defined as the average of the data set excluding the high and low data points), median, high and low of the multiples, as well as the one-day, one-week and one-month purchase price premiums paid, in each of

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the selected transactions listed above (to the extent such information was publicly available and applicable to the particular transaction), as summarized in the following table:

	Total Enterprise Value as a Multiple of		Premiums Paid to Market
	LTM Revenue	LTM EBIT	One Day Prior	One Week Prior	One Month Prior
Mean	1.59x	12.1x	34.8%	46.8%	64.2%
Stripped Mean	1.58x	10.8x	29.9%	44.7%	62.4%
Median	1.37x	10.0x	33.4%	38.3%	55.0%
High	3.13x	33.7x	86.7%	97.6%	133.3%
Low	0.42x	5.6x	2.9%	4.2%	2.3%

Wells Fargo also noted the mean and median of the one-day, one-week and one-month purchase price premiums paid in all merger and acquisition transactions in the last twelve months that included a U.S. target company and had a transaction value between $10 million and $100 million, as summarized in the following table:

	Premiums Paid to Market
	One Day Prior	One Week Prior	One Month Prior
Mean	25.2%	26.4%	30.8%
Median	21.7%	22.8%	28.4%

Wells Fargo obtained LTM revenue data and LTM EBIT data for ProCyte from publicly available information. Wells Fargo then applied a range of selected multiples of LTM revenue and LTM EBIT derived from the selected transactions listed above to the corresponding financial data of ProCyte. Wells Fargo also applied a range of selected values of one-day premiums, one-week premiums and one-month premiums derived from all of the transactions considered by Wells Fargo to the corresponding financial data of ProCyte. The analysis indicated the following implied exchange ratios, based on PhotoMedex's stock price as of November 23, 2004, for ProCyte:

	Relevant Range		Implied Exchange Ratio
	Low	High	Low	High

LTM Revenues	1.32x	1.59x	0.6155x	0.7094x
LTM EBIT	11.2x	12.1x	0.4399x	0.4574x

Premiums Paid
Premium Paid to One Day Prior Stock Price	21.7%	33.4%	0.6743x	0.7389x
Premium Paid to One Week Prior Stock Price	22.8%	38.3%	0.6082x	0.6850x
Premium Paid to One Month Prior Stock Price	28.4%	55.0%	0.5146x	0.6214x

Exchange Ratio in the Proposed Merger			0.6622x

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Based on the implied exchange ratio ranges summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.5631x to 0.7207x, as compared to the exchange ratio of 0.6622x for the proposed merger. For the selected precedent transactions analysis, the results for the management case and the conservative case were the same.

Discounted Cash Flow Analysis

Using estimates obtained from ProCyte's management, Wells Fargo performed a discounted cash flow analysis on the free cash flows of ProCyte for calendar years 2005 through 2008. Wells Fargo first discounted the free cash flows through calendar year 2008 using discount rates ranging from 15.0% to 25.0%. Wells Fargo then added the present value of these net cash flows to the terminal value of ProCyte in calendar year 2008, discounted back to present at the same discount rates. Wells Fargo computed the terminal value of ProCyte in calendar year 2008 under a revenue methodology, whereby projected revenue for calendar year 2008 was multiplied by LTM revenue exit multiples ranging from 0.85x to 1.85x and an EBIT methodology, whereby projected EBIT for calendar year 2008 was multiplied by LTM EBIT exit multiples ranging from 6.0x to 12.0x. Applying the above ranges of discount rates, LTM revenue exit multiples and LTM EBIT exit multiples to the free cash flows of ProCyte yielded the following implied exchange ratio, based on PhotoMedex's stock price as of November 23, 2004, for ProCyte:

Management Case	Implied Exchange Ratio
	Low	High

Revenue Methodology	0.7929x	1.4920x
EBIT Methodology	1.1320x	2.3481x

Exchange Ratio in the Proposed Merger	0.6622x

Based on the management case implied exchange ratio ranges summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.7929x to 1.9043x, as compared to the exchange ratio of 0.6622x for the proposed merger.

Conservative Case	Implied Exchange Ratio
	Low	High

Revenue Methodology	0.6371x	1.1762x
EBIT Methodology	0.7778x	1.5021x

Exchange Ratio in the Proposed Merger	0.6622x

Based on the conservative case implied exchange ratio ranges summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.6371x to 1.2429x, as compared to the exchange ratio of 0.6622x for the proposed merger.

Contribution Analysis

Using both the management case and the conservative case for each of ProCyte and PhotoMedex, Wells Fargo reviewed and analyzed, among other things, the respective contributions of ProCyte and PhotoMedex to the estimated and projected revenues of the combined company for calendar years 2004, 2005, 2006, 2007 and 2008 and the projected EBIT and Net Income of the combined company for calendar years 2005, 2006, 2007 and 2008. Net

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Income for PhotoMedex was assumed to be taxed at a rate of 35%. The analysis of these periods indicated the following implied exchange ratios, based on PhotoMedex stock price as of November 23, 2004, for ProCyte:

Implied Exchange Ratio
Revenue	Management Case	Conservative Case
2004 Estimated Revenue	1.8175x	1.8175x
2005 Projected Revenue	1.7035x	1.6113x
2006 Projected Revenue	1.3180x	1.2891x
2007 Projected Revenue	1.0659x	1.0362x
2008 Projected Revenue	0.8949x	0.8892x

EBIT
2005 Projected EBIT	1.7354x	2.0992x
2006 Projected EBIT	0.8454x	1.0504x
2007 Projected EBIT	0.6815x	0.7101x
2008 Projected EBIT	0.5585x	0.5289x

Net Income
2005 Projected Net Income	1.8902x	2.7481x
2006 Projected Net Income	0.7846x	1.1170x
2007 Projected Net Income	0.5984x	0.6713x
2008 Projected Net Income	0.4524x	0.4402x

Exchange Ratio in the Proposed Merger	0.6622x	0.6622x

Based on the management case implied exchange ratios summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.4669x to 1.3042x, as compared to the exchange ratio of 0.6622x for the proposed merger. Based on the conservative case implied exchange ratios summarized above, Wells Fargo calculated a relevant exchange ratio range of 0.4800x to 1.6279x, as compared to the exchange ratio of 0.6622x for the proposed merger.

Pro Forma Merger Analysis

Using management case estimates obtained from PhotoMedex's management and assuming no cost savings or revenue synergies, Wells Fargo reviewed and analyzed, among other things, the projected EPS of PhotoMedex for calendar years ending December 31, 2005 and 2006. Wells Fargo calculated projected EPS data for calendar year 2005 by including ProCyte results as the proposed merger was assumed to close on December 31, 2004. The analysis of these periods indicated the following EPS impact, calculated in accordance with U.S. generally accepted accounting principles and calculated excluding amortization of intangible assets:

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	Projected for Calendar Year
	2005	2006
EPS Impact Analysis (GAAP)
Accretion / (Dilution) - $	$0.02	$0.01
Accretion / (Dilution) - %	37.3%	2.9%

EPS Impact Analysis (Excluding Amortization of Intangible Assets)
Accretion / (Dilution) - $	$0.02	$0.01
Accretion / (Dilution) - %	42.9%	3.9%

Wells Fargo also estimated the accretion/dilution projected for calendar years 2005 and 2006, calculated in accordance with U.S. generally accepted accounting principles, for each potential combination of the management and conservative cases for ProCyte and PhotoMedex. Wells Fargo concluded that in every combination the proposed merger would be accretive to PhotoMedex's EPS in 2005 and 2006, except in 2006 for the combination of the conservative case for ProCyte and the management case for PhotoMedex, which would result in $0.02, or 7.4%, dilution to PhotoMedex's EPS.

Analysis of PhotoMedex

Comparable Companies Analysis

Small Cap/High Growth Medical Technology Companies. Using publicly available information and estimates for both the management case and the conservative case for PhotoMedex, Wells Fargo analyzed, among other things, TEV as a multiple of estimated revenue for the following small cap/high growth medical technology companies that Wells Fargo believed to be reasonably comparable to PhotoMedex:
•	Animas Corporation

•	Conceptus, Inc.

•	Micro Therapeutics, Inc.

•	NeuroMetrix, Inc.

•	NuVasive, Inc.

•	Orthovita, Inc.

•	Stereotaxis, Inc.

•	Vascular Solutions, Inc.

As set forth below, this analysis indicated the high, mean, median, and low of multiples for the calendar years 2004 and 2005 as of November 23, 2004 and compared these multiples to those for PhotoMedex for the same periods:

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Total Enterprise Value as a Multiple of Revenue
	2004 Estimated	2005 Projected
High	6.36x	6.91x
Mean	5.17x	3.92x
Median	4.72x	3.42x
Low	4.54x	2.88x

Wells Fargo reviewed the comparable multiples for PhotoMedex for the management case and the conservative case and noted that they were within the high and low ranges of the multiples presented above.

Laser Companies. Using publicly available information and estimates for both the management case and the conservative case for PhotoMedex, Wells Fargo analyzed, among other things, TEV as a multiple of estimated revenue for the following laser companies that Wells Fargo believed to be reasonably comparable to PhotoMedex:

•	BIOLASE Technology, Inc.

•	Candela Corporation

•	Cutera, Inc.

•	IRIDEX Corporation

•	Laserscope

•	Palomar Medical Technologies, Inc.

•	Syneron Medical Ltd.

As set forth below, this analysis indicated the high, mean, median, and low of multiples for the calendar years 2004 and 2005 as of November 23, 2004 and compared these multiples to those for PhotoMedex for the same periods:

Total Enterprise Value as a Multiple of Revenue
	2004 Estimated	2005 Projected
High	7.76x	8.80x
Mean	3.66x	3.67x
Median	2.56x	2.63x
Low	0.37x	0.33x

Wells Fargo reviewed the comparable multiples for PhotoMedex for the management case and the conservative case and noted that they were within the high and low ranges of the multiples presented above.

Discounted Cash Flow Analysis

Using estimates obtained from PhotoMedex's management, Wells Fargo performed a discounted cash flow analysis on the free cash flows of PhotoMedex for calendar years 2005 through 2008. Wells Fargo first discounted the free cash flows through calendar year 2008 using discount rates ranging from 15.0% to 20.0%. Wells Fargo then added the present value of these net cash flows to the terminal value of PhotoMedex in calendar year 2008, discounted back to present at the same discount rates. Wells Fargo computed the terminal value of PhotoMedex in calendar year 2008 under a revenue methodology, whereby projected revenue for calendar year 2008 was multiplied by LTM revenue exit multiples ranging from 3.00x to 5.00x for both the management case and the conservative

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case. Applying the above ranges of discount rates and LTM revenue exit multiples to free cash flows of PhotoMedex, Wells Fargo determined the present value per share of PhotoMedex stock.

In the management case, Wells Fargo concluded the present value per share of PhotoMedex stock ranged from a low of $4.53 to a high of $8.06 as compared to PhotoMedex's stock price on November 23, 2004 of $2.22. In the conservative case, Wells Fargo concluded the present value per share of PhotoMedex stock ranged from a low of $3.21 to a high of $5.95, as compared to PhotoMedex's stock price on November 23, 2004 of $2.22.

Other Factors

No company, business or transaction compared in any of the above analyses is identical to ProCyte, PhotoMedex or the proposed merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Rather, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition and other values of comparable companies, precedent transactions or the business segment, company or transaction to which they are being compared. In addition, various analyses performed by Wells Fargo incorporate projections prepared by Wall Street analysts using only publicly available information. These projections may or may not prove to be accurate.

While this summary describes the analyses and factors that Wells Fargo deemed material in its presentation to the ProCyte board of directors, it is not a comprehensive description of all analyses and factors considered by Wells Fargo. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Wells Fargo did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wells Fargo believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Each of the comparable companies analysis, selected precedent transactions analysis, discounted cash flow analysis, contribution analysis and pro forma merger analysis, among other analyses, were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Wells Fargo. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Wells Fargo is based on all analyses and factors taken as a whole and also on application of Wells Fargo's own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Wells Fargo expresses no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In performing its analyses, Wells Fargo made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of ProCyte, PhotoMedex or Wells Fargo. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

In connection with the preparation of its opinion, Wells Fargo was not authorized to solicit, and did not solicit, third parties regarding alternatives to the proposed merger. However, it was Wells Fargo's understanding that ProCyte engaged in discussions with several third parties regarding alternative transactions to the proposed merger and Wells Fargo participated in certain of these discussions.

Under the terms of Wells Fargo's engagement, Wells Fargo is entitled to receive usual and customary fees from ProCyte in connection with the proposed merger. A substantial portion of such fee is contingent upon the completion of the proposed merger. In addition, ProCyte has agreed to indemnify Wells Fargo for certain liabilities that may arise out of its engagement. In the ordinary course of business, Wells Fargo may trade in ProCyte's securities and PhotoMedex's securities for Wells Fargo's own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in ProCyte's securities or PhotoMedex's securities.

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Wells Fargo was retained based on its reputation as an internationally recognized investment banking firm and based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally. As part of its investment banking business, Wells Fargo had been frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

Opinion of PhotoMedex's Financial Advisor - CIBC World Markets Corp.

PhotoMedex engaged CIBC World Markets to act as its financial advisor in connection with the merger. In connection with this engagement, the PhotoMedex board of directors requested that CIBC World Markets evaluate the fairness, from a financial point of view, to PhotoMedex of the exchange ratio provided for in the merger. On November 30, 2004, at a meeting of the PhotoMedex board of directors held to evaluate the merger, CIBC World Markets rendered to the PhotoMedex board of directors an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to PhotoMedex.

The full text of CIBC World Markets' written opinion, dated November 30, 2004, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Annex C. CIBC World Markets' opinion was provided to the PhotoMedex board of directors in connection with its evaluation of the exchange ratio and relates only to the fairness, from a financial point of view, to PhotoMedex of the exchange ratio. The opinion does not address any other aspect of the merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger. The summary of CIBC World Markets' opinion described below is qualified in its entirety by reference to the full text of its opinion. Holders of PhotoMedex common stock are encouraged to read the opinion carefully in its entirety.

In arriving at its opinion, CIBC World Markets:

•	reviewed drafts dated November 30, 2004 of the merger agreement and related documents;

•	reviewed audited financial statements of PhotoMedex and ProCyte for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003;

•	reviewed unaudited financial statements of PhotoMedex and ProCyte for the nine months ended September 30, 2004;

•	reviewed financial forecasts and estimates relating to PhotoMedex and ProCyte which were provided to or discussed with CIBC World Markets by the managements of PhotoMedex and ProCyte;

•	reviewed historical market prices and trading volumes for PhotoMedex common stock and ProCyte common stock;

•	held discussions with senior managements of PhotoMedex and ProCyte with respect to the businesses and prospects of PhotoMedex and ProCyte;

•	reviewed and analyzed publicly available financial data for selected companies that CIBC World Markets deemed generally comparable to PhotoMedex and ProCyte;

•	reviewed and analyzed publicly available information for selected transactions that CIBC World Markets deemed relevant in evaluating the merger;

•	analyzed the estimated net present value of the projected future cash flows of PhotoMedex and ProCyte based on estimates and assumptions of future performance provided to or discussed with CIBC World Markets by the managements of PhotoMedex and ProCyte;

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•	reviewed and analyzed the relative contributions of PhotoMedex and ProCyte to selected operational metrics of the combined company based on financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of PhotoMedex and ProCyte;

•	reviewed potential pro forma financial effects of the merger on PhotoMedex based on financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of PhotoMedex and ProCyte;

•	reviewed public information concerning PhotoMedex and ProCyte; and

•	performed other analyses and reviewed other information as CIBC World Markets deemed appropriate.

In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with it by PhotoMedex, ProCyte and their respective employees, representatives and affiliates. With respect to financial forecasts and estimates provided to or discussed with CIBC World Markets by the managements of PhotoMedex and ProCyte, CIBC World Markets assumed, at the direction of the managements of PhotoMedex and ProCyte, without independent verification or investigation, that the financial forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of PhotoMedex and ProCyte as to the future financial condition and operating results of PhotoMedex and ProCyte and the other matters covered thereby. CIBC World Markets relied, at PhotoMedex's direction, without independent verification or investigation, on the assessments of the managements of PhotoMedex and ProCyte as to the existing and future technology and products of PhotoMedex and ProCyte and the risks associated with such technology and products and the ability of PhotoMedex to retain key employees of ProCyte. CIBC World Markets assumed, with PhotoMedex's consent, that the merger would be treated as a reorganization for U.S. federal income tax purposes. CIBC World Markets also assumed, with PhotoMedex's consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on PhotoMedex, ProCyte or the contemplated benefits of the merger. In addition, representatives of PhotoMedex advised CIBC World Markets, and CIBC World Markets therefore assumed, that the final terms of the merger agreement and related documents would not vary materially from the terms contained in the drafts of those documents reviewed by CIBC World Markets.

CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of PhotoMedex or ProCyte. CIBC World Markets expressed no opinion as to PhotoMedex's or ProCyte's underlying valuation, future performance or long-term viability, or the prices at which PhotoMedex common stock would trade at any time. CIBC World Markets expressed no view as to, and its opinion does not address, PhotoMedex's underlying business decision to effect the merger, and its opinion also does not address the relative merits of the merger as compared to any alternative business strategies that might exist for PhotoMedex or the effect of any other transaction in which PhotoMedex might engage. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. PhotoMedex imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

This summary is not a complete description of CIBC World Markets' opinion or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or

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focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond PhotoMedex's and ProCyte's control. No company, business or transaction used in the analyses as a comparison is identical to PhotoMedex, ProCyte or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, CIBC World Markets' analyses are inherently subject to substantial uncertainty.

The type and amount of consideration payable in the merger was determined through negotiation between PhotoMedex and ProCyte and the decision to enter into the merger was solely that of the PhotoMedex board of directors. CIBC World Markets' opinion was only one of many factors considered by the PhotoMedex board of directors in its evaluation of the merger and should not be viewed as determinative of the views of PhotoMedex's board of directors or management with respect to the merger or the exchange ratio provided for in the merger.

The following is a summary of the material financial analyses presented to the PhotoMedex board of directors in connection with CIBC World Markets' opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of CIBC World Markets' financial analyses.

Selected Companies Analysis

CIBC World Markets performed separate selected companies analyses of PhotoMedex and ProCyte in which CIBC World Markets reviewed trading multiples of selected publicly held companies in businesses similar to those of PhotoMedex and ProCyte. Trading multiples were based on closing stock prices on November 29, 2004. Estimated financial data for the selected companies were based on publicly available financial reports, research analysts' estimates and other public sources. Estimated financial data for PhotoMedex were based on internal estimates of PhotoMedex's management and estimated financial data for ProCyte were based on internal estimates of ProCyte's management.

PhotoMedex. In its selected companies analysis of PhotoMedex, CIBC World Markets compared financial and stock market information for PhotoMedex and the following seven selected publicly held companies in the medical laser products and services industry:

•	BIOLASE Technology, Inc.

•	Candela Corporation

•	Cutera, Inc.

•	Laserscope

•	Palomar Medical Technologies, Inc.

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•	The Spectranetics Corporation

•	Syneron Medical Ltd.

CIBC World Markets reviewed firm values, calculated as equity market value, plus debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and investments in unconsolidated affiliates, as multiples of, among other things, latest 12 months and calendar years 2004 and 2005 estimated revenues and calendar year 2005 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. CIBC World Markets reviewed per share equity values as a multiple of, among other things, calendar year 2005 estimated earnings per share, commonly referred to as EPS. CIBC World Markets applied a range of selected multiples of latest 12 months and calendar years 2004 and 2005 estimated revenues, calendar year 2005 estimated EBITDA and calendar year 2005 estimated EPS derived from the selected companies to corresponding financial data of PhotoMedex from which CIBC World Markets then derived an implied per share equity reference range for PhotoMedex.

ProCyte. In its selected companies analysis of ProCyte, CIBC World Markets compared financial and stock market information for ProCyte and the following nine selected publicly held companies in the specialty and generic pharmaceuticals industry:

•	Able Laboratories, Inc.

•	Bradley Pharmaceuticals, Inc.

•	CollaGenex Pharmaceuticals, Inc.

•	Columbia Laboratories, Inc.

•	First Horizon Pharmaceutical Corporation

•	Hi-Tech Pharmacal Co., Inc.

•	K-V Pharmaceutical Company

•	Par Pharmaceutical Companies, Inc.

•	Taro Pharmaceutical Industries Ltd.

CIBC World Markets reviewed firm values as multiples of latest 12 months and calendar years 2004 and 2005 estimated revenues and calendar years 2004 and 2005 estimated EBITDA. CIBC World Markets reviewed per share equity values as a multiple of calendar years 2004 and 2005 estimated EPS. CIBC World Markets applied a range of selected multiples of latest 12 months and calendar years 2004 and 2005 estimated revenues, calendar years 2004 and 2005 estimated EBITDA and calendar years 2004 and 2005 estimated EPS derived from the selected companies to corresponding financial data of ProCyte from which CIBC World Markets then derived an implied per share equity reference range for ProCyte.

Utilizing the implied per share equity reference ranges derived for PhotoMedex and ProCyte from this analysis, CIBC World Markets calculated the following selected exchange ratio reference range, as compared to the exchange ratio in the merger:

Exchange Ratio Reference Range	Merger Exchange Ratio
0.8388x - 1.1349x	0.6622x

Precedent Transactions Analysis

CIBC World Markets performed a precedent transactions analysis of ProCyte in which CIBC World Markets reviewed the firm values and implied transaction multiples in selected transactions in the specialty and generic pharmaceuticals industry. In this analysis, CIBC World Markets reviewed the following 13 selected transactions:

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Acquiror	Target

• Perrigo Company	• Agis Industries (1983) Ltd.

• DLJ Merchant Banking III, Inc./J.P. Morgan Partners, LLC	• Warner Chilcott PLC

• Bradley Pharmaceuticals, Inc.	• Bioglan Pharmaceuticals Company

• Novartis AG	• Sabex Holdings Ltd.

• Teva Pharmaceutical Industries Limited	• SICOR Inc.

• Novartis AG	• Lek Pharmaceuticals D.D.

• Alpharma Inc.	• FH Faulding (Generic Oral Dose Businesses)

• Barr Laboratories, Inc.	• Duramed Pharmaceuticals, Inc.

• Biovail Corporation	• DJ Pharma, Inc.

• Elan Corporation, plc	• Dura Pharmaceuticals, Inc.

• King Pharmaceuticals, Inc.	• Jones Pharma Incorporated

• Watson Pharmaceuticals, Inc.	• Schein Pharmaceutical, Inc.

• Galen Holdings PLC	• Warner Chilcott PLC

CIBC World Markets reviewed, among other things, firm values, calculated as the equity value implied for the target company based on the consideration offered in the selected transaction, plus debt, minority interests, preferred stock and out-of-the-money convertible securities, less cash and investments in unconsolidated affiliates, as multiples of latest 12 months, one-fiscal year forward and two-fiscal years forward estimated revenues, and one-fiscal year forward and two-fiscal years forward estimated EBITDA. CIBC World Markets reviewed per share equity values as a multiple of one-fiscal year forward and two-fiscal years forward estimated EPS. Estimated financial data for the selected transactions were based on public filings and press releases. Estimated financial data for ProCyte were based on internal estimates of ProCyte's management. CIBC World Markets applied a range of selected multiples of latest 12 months, one-fiscal year forward and two-fiscal years forward estimated revenues, one-fiscal year forward and two-fiscal years forward estimated EBITDA and one-fiscal year forward and two-fiscal years forward estimated EPS derived from the selected transactions to corresponding financial data of ProCyte for calendar years 2004 and 2005, from which CIBC World Markets then derived an implied per share equity reference range for ProCyte.

Utilizing the implied per share equity reference range derived for ProCyte from this analysis and the implied per share equity reference range derived for PhotoMedex from the selected companies analysis described above, CIBC World Markets calculated the following selected exchange ratio reference range, as compared to the exchange ratio in the merger:

Exchange Ratio Reference Range	Merger Exchange Ratio
0.9430x - 1.2759x	0.6622x

Premiums Paid Analysis

CIBC World Markets performed a premiums paid analysis of ProCyte in which CIBC World Markets reviewed the premiums paid in 46 domestic all-stock transactions, with transaction values of up to $100 million, announced between January 16, 2003 and September 7, 2004. CIBC World Markets compared the premiums implied in these transactions relative to the closing stock prices for the target companies in such transactions one day, one week and four weeks prior to public announcement of the transactions. CIBC World Markets applied a range of selected one-day, one-week and four-week premiums derived from these transactions to the closing prices of ProCyte common stock for the one-day, one-week and four-week periods prior to November 30, 2004 from which CIBC World Markets then derived an implied per share equity reference range for ProCyte.

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Utilizing the implied per share equity reference range derived for ProCyte from this analysis and the closing price of PhotoMedex common stock on November 29, 2004, CIBC World Markets calculated the following selected exchange ratio reference range, as compared to the exchange ratio in the merger:

Exchange Ratio Reference Range	Merger Exchange Ratio
0.5283x - 0.7269x	0.6622x

Discounted Cash Flow Analysis

CIBC World Markets performed separate discounted cash flow analyses of PhotoMedex and ProCyte in which CIBC World Markets reviewed the projected free cash flows that PhotoMedex and ProCyte could each generate over specified periods. Estimated financial data for PhotoMedex were based on internal estimates of PhotoMedex's management and estimated financial data for ProCyte were based on internal estimates of ProCyte's management.

PhotoMedex. In its discounted cash flow analysis of PhotoMedex, CIBC World Markets calculated the estimated present value of the unlevered, after-tax free cash flows that PhotoMedex could generate for the fourth quarter of calendar year 2004 through the full calendar year 2008. CIBC World Markets calculated a range of estimated terminal values by applying revenue terminal value multiples ranging from 2.5x to 3.0x to PhotoMedex's calendar year 2008 estimated revenues. The present value of the cash flows and terminal values were calculated using discount rates of 20.0% to 25.0%.

ProCyte. In its discounted cash flow analysis of ProCyte, CIBC World Markets calculated the estimated present value of the unlevered, after-tax free cash flows that ProCyte could generate for the fourth quarter of calendar year 2004 through the full calendar year 2007. CIBC World Markets calculated a range of estimated terminal values by applying revenue terminal value multiples ranging from 1.5x to 2.5x to ProCyte's calendar year 2007 estimated revenues. The present value of the cash flows and terminal values were calculated using discount rates of 25.0% to 35.0%.

Utilizing the implied per share equity reference ranges derived for PhotoMedex and ProCyte from this analysis, CIBC World Markets calculated the following selected exchange ratio reference range, as compared to the exchange ratio in the merger:

Exchange Ratio Reference Range	Merger Exchange Ratio
0.5338x - 0.7222x	0.6622x

Contribution Analysis

CIBC World Markets performed a contribution analysis in which CIBC World Markets reviewed the relative contributions of PhotoMedex and ProCyte to, among other things, the combined company's estimated net income for calendar years 2005 through 2007. Estimated financial data for PhotoMedex and ProCyte were based on internal estimates of the managements of PhotoMedex and ProCyte. Utilizing the average projected net income contributions of PhotoMedex and ProCyte to the combined company's estimated net income for calendar years 2005 through 2007, CIBC World Markets calculated the following selected exchange ratio reference range, as compared to the exchange ratio in the merger:

Exchange Ratio Reference Range	Merger Exchange Ratio
0.8766x - 1.3537x	0.6622x

Pro Forma Merger Analysis

CIBC World Markets analyzed the potential pro forma effect of the merger on PhotoMedex's estimated EPS in calendar years 2005 and 2006 based on internal estimates of the managements of PhotoMedex and ProCyte. Based on the exchange ratio in the merger, this analysis indicated that the merger could be accretive to

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PhotoMedex's estimated EPS in calendar years 2005 and 2006. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Other Factors

In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including the following:

•	historical trading prices and trading volumes of PhotoMedex common stock and ProCyte common stock;

•	the relationship between movements in PhotoMedex common stock, movements in the common stock of selected companies in the medical laser products and services industry and movements in the NASDAQ Index during the 12-month period from November 28, 2003 to November 29, 2004;

•	the fully diluted equity ownership percentages of ProCyte's shareholders in the combined company implied by the selected exchange ratio reference ranges described above; and

•	a research analyst's report for PhotoMedex, including stock price and EPS estimates reflected in the report.

Miscellaneous

PhotoMedex has agreed to pay CIBC World Markets customary fees for its financial advisory services in connection with the merger, a significant portion of which was payable upon delivery of its opinion and a portion of which is payable contingent upon consummation of the merger. In addition, PhotoMedex has agreed to reimburse CIBC World Markets for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. CIBC World Markets and its affiliates currently are providing services to PhotoMedex unrelated to the proposed merger, for which services CIBC World Markets and its affiliates expect to receive compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of PhotoMedex and ProCyte for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

PhotoMedex selected CIBC World Markets as its financial advisor based on CIBC World Markets' reputation, experience and familiarity with PhotoMedex and its business. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Payment of Finder's Fee by PhotoMedex

PhotoMedex has agreed to pay a finder's fee of $150,000 to BIO-IB, LLC for introducing the prospect of the ProCyte acquisition to PhotoMedex. The finder's fee will only be payable by PhotoMedex in the event of the closing of the transactions contemplated by the merger agreement.

Material United States Federal Income Tax Consequences

General

The following discussion summarizes the material U.S. federal income tax consequences of the merger generally applicable to ProCyte shareholders who hold their shares of ProCyte common stock as capital assets at the effective time of the merger and who exchange their shares for shares of PhotoMedex common stock and, as applicable, cash in lieu of fractional shares of PhotoMedex common stock in the merger. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of ProCyte shares in light of their

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particular circumstances, nor does it address the U.S. federal income tax consequences to shareholders that are subject to special rules under U.S. federal income tax laws, such as:

•	foreign persons;

•	financial institutions, insurance companies, mutual funds, dealers in securities or foreign currencies, tax-exempt organizations and stockholders subject to the alternative minimum tax;

•	shareholders who hold such shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, or other risk reduction arrangement;

•	shareholders who acquired their shares of common stock through stock option or stock purchase programs or otherwise as compensation; and

•	shareholders whose functional currency is not the U.S. dollar.

In addition, this discussion does not consider the tax treatment of shareholders that hold their shares through a partnership or other pass-through entity, nor does it address the tax consequences of the merger under foreign, state or local tax laws or U.S. federal estate and gift tax laws.

The following discussion is based on the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Accordingly, the tax consequences of the merger to ProCyte shareholders could differ from those described below.

The obligation of each of ProCyte and PhotoMedex to effect the merger is conditioned on its receipt of a written opinion, respectively, from each of Perkins Coie LLP, counsel to ProCyte, and Jenkens & Gilchrist, LLP, counsel to PhotoMedex, dated as of the closing date of the merger, to the effect that, on the basis of the statements, limitations, qualifications and assumptions set forth therein, for U.S. federal income tax purposes, the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. ProCyte will not waive the closing condition regarding the receipt of an opinion from its counsel regarding tax matters without resoliciting the approval of its shareholders after providing appropriate disclosure. These tax opinions will not be binding on the Internal Revenue Service and will not preclude the Internal Revenue Service from taking a contrary position. Neither PhotoMedex nor ProCyte has requested nor will either request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. The discussion set forth below, subject to the limitations and qualifications set forth herein, summarizes the material federal income tax consequences to a ProCyte shareholder of the exchange of ProCyte common stock for PhotoMedex common stock pursuant to the merger:

•	the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	a ProCyte shareholder will not recognize gain or loss on the exchange of ProCyte common stock for PhotoMedex common stock pursuant to the merger, except with respect to fractional shares, as discussed below;

•	a ProCyte shareholder who receives cash in lieu of a fractional share of PhotoMedex common stock in the merger will be treated as having received the fractional share interest in the merger and then as having such fractional share interest redeemed for cash. The ProCyte shareholder will recognize gain or loss equal to the difference between the cash received and that the portion of the shareholder's basis in its ProCyte stock that is allocated to the fractional share interest;

•	the tax basis of PhotoMedex common stock received by a ProCyte shareholder in the merger, including any fractional share interest for which cash is received, will be equal to the tax basis of the ProCyte common stock exchanged therefor;

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•	the holding period of the PhotoMedex common stock received by a ProCyte shareholder in the merger, including any fractional shares deemed received, will include the holding period of the ProCyte common stock surrendered therefor; and

•	PhotoMedex, Gold Acquisition Corp. and ProCyte will not recognize any gain or loss as a result of the merger.

Each of these opinions has been rendered on the basis of assumptions, including assumptions regarding the absence of changes in existing facts and that the merger will be completed in accordance with the merger agreement, and on the basis of statements, representations, including those contained in the merger agreement, the registration statement of which this joint proxy statement/prospectus forms a part, and officers' certificates of PhotoMedex and ProCyte, all of which must be true, correct and complete at all relevant times thereafter, including as of the effective time of the merger. If any of those statements, representations or assumptions is untrue, incorrect or incomplete, the conclusions contained in the opinions referred to herein could be adversely affected.

If the Internal Revenue Service were to assert successfully that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then each ProCyte shareholder would be required to recognize gain or loss equal to the difference between: (i) the sum of the fair market value of the PhotoMedex common stock received in the exchange, plus the amount of any cash received in lieu of any fractional shares, and (ii) the shareholder's tax basis in the ProCyte stock surrendered therefor. In such event, a ProCyte shareholder's tax basis in the PhotoMedex common stock received would be equal to its fair market value at the effective time of the merger, and the shareholder's holding period for the PhotoMedex common stock would begin on the day after the merger. The gain or loss recognized would be long-term capital gain or loss if the ProCyte shareholder's holding period for the ProCyte common stock was more than one year.

Backup Withholding of U.S. Federal Income Tax

A noncorporate holder of ProCyte shares may be subject to backup withholding at a rate of 28% with respect to the amount of cash, if any, received in the merger, unless the shareholder:

•	provides a correct taxpayer identification number (which, for an individual shareholder, generally is the shareholder's social security number) and certifies that he, she or it is not subject to backup withholding on the substitute W-9 that will be included as part of the transmittal letter, or

•	otherwise is exempt from backup withholding and properly establishes such exemption.

Backup withholding is not an additional tax and may be claimed as a credit against a ProCyte shareholder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Shareholders are urged to consult their own tax advisors regarding the tax consequences of the merger to them based on their own circumstances, including the application and effect of U.S. federal, state, local and foreign tax laws.

Accounting Treatment

PhotoMedex will account for the merger as a purchase of ProCyte by PhotoMedex under generally accepted accounting principles. PhotoMedex will allocate the purchase price based on the fair value of ProCyte's acquired assets and assumed liabilities. PhotoMedex will consolidate the operating results of ProCyte with those of its own, beginning as of the date the parties complete the merger.

All unaudited pro forma financial information contained in this joint proxy statement/prospectus has been prepared using the purchase method to account for the merger. See the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements," beginning on page I-95. The final allocation of the purchase price will be determined after the merger is consummated, at which time the actual purchase price can be calculated, and after completion of a post-closing analysis to determine the fair values of ProCyte's acquired assets and assumed

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liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

Interests of ProCyte Directors and Executive Officers in the Merger

In considering the recommendation of the ProCyte board of directors to vote in favor of approval of the merger agreement, ProCyte shareholders should be aware that the directors and executive officers of ProCyte have interests in the merger that are different from, or in addition to, the interests of shareholders generally of ProCyte. These interests include, relate to or arise from, among other things, acceleration of option vesting, assumption of options, indemnification and insurance rights, and other benefits and payments under certain agreements. The members of ProCyte's board of directors were aware of these interests and considered them, among other things, when it approved the merger and adopted the merger agreement.

Accelerated Vesting of Stock Options and Extended Exercise Period

All outstanding stock options under the ProCyte 1996 Non-Employee Director Stock Option Program held by non-employee board members of ProCyte will vest in full on an accelerated basis upon consummation of the merger. In addition, each option held by such non-employee directors will remain exercisable for the vested shares subject to that option, including the shares which vest upon an accelerated basis at the time of the merger, until the earlier of:

•	a period of one to three years (depending on the language of the option grant) following cessation of board service; or

•	the expiration of the option term.

Vested options held by non-employee directors under the 1991 Non-Employee Director Plan also have extended exercise periods of one to three years (depending on the language in the option grant) following cessation of board service.

The following stock option table identifies, for the executive officers and directors of ProCyte, the aggregate number of vested and unvested shares subject to outstanding ProCyte stock options as of January 14, 2005, the ProCyte record date, and the weighted average exercise price per share in effect for the vested and unvested shares subject to those options:

Name	Number of vested option shares	Maximum number of ProCyte option shares that could vest on an accelerated basis upon the closing of the merger or (in the case of executive officers) upon termination of employment	Weighted average exercise price of outstanding unvested options	Weighted average exercise price of outstanding vested options
John F. Clifford	816,667	33,333	$1.09	$1.70
John M. Hammer	36,000	12,000	1.11	1.26
Matt L. Leavitt	48,000	12,000	1.11	1.27
Robert E. Patterson	42,000	12,000	1.11	1.21
Robin L. Carmichael	290,001	24,999	1.22	1.10
Robert W. Benson	75,001	49,999	1.34	1.43

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Indemnification and Insurance

The merger agreement provides that, for a period of six years following the effective date of the merger, PhotoMedex will indemnify all past and present directors, officers and employees of ProCyte to the same extent such individuals are indemnified by ProCyte, as of the date of the merger agreement, pursuant to applicable law or ProCyte's articles of incorporation, bylaws and any indemnification agreements, with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, after the merger, PhotoMedex will obtain tail insurance coverage for the existing insurance policies covering ProCyte's officers, directors and other persons currently covered by such policies for a period of six years following the consummation of the merger, with coverage on terms and in amounts that are no less favorable than those of ProCyte's current policies, provided the total premium costs will not exceed $275,000.

Employment Agreements

John F. Clifford, the current President and Chief Executive Officer and a director of ProCyte, and Robin L. Carmichael, the Vice President of Marketing of ProCyte, will enter into three-year employment agreements with PhotoMedex effective as of the effective time of the merger. Mr. Clifford will serve as Executive Vice President - Dermatology of PhotoMedex and will receive an annual base salary of $300,000 and options to purchase up to 250,000 shares of PhotoMedex common stock. Ms. Carmichael will serve as Vice President - Marketing of PhotoMedex and will receive an annual base salary of $185,000 and options to purchase up to 75,000 shares of PhotoMedex common stock. In addition, Mr. Clifford and Ms. Carmichael will receive certain benefits comparable to those of other PhotoMedex executive officers, including eligibility to receive annual bonuses and health and life insurance benefits, and have certain severance benefits, including a severance payment ranging from two year's compensation for termination other than for cause, and one year's compensation for termination by reason of a change of control of PhotoMedex. The forms of the employment agreements of Mr. Clifford and Ms. Carmichael are attached as Annex G and Annex H, respectively, to this joint proxy statement/prospectus. For a more detailed discussion of information about these employment agreements, please see "The Merger Agreement - Related Agreements - Employment Agreements," beginning on page I-89 of this joint proxy statement/prospectus.

Change of Control Agreements

John F. Clifford, Robin L. Carmichael and Robert W. Benson, the executive officers of ProCyte, are parties to change of control agreements, which provide that ProCyte (or its successor) will employ the officer for two years commencing on the date of a change of control of ProCyte, which would include this merger. Compensation under these agreements must be at least equal to the annual base salary of the relevant officer for the fiscal year in which the change of control occurred. In addition to annual base salary, ProCyte must pay an annual bonus equal to at least the average annualized bonus paid or payable by the company during the three fiscal years preceding the change of control. In the event the two-year employment period is terminated without cause, or if the officer resigns for good reason, the officer is entitled to receive a severance payment equal to one-half to two times base salary for the fiscal year in which the termination occurs. The terms of the employment agreements described above between PhotoMedex and Mr. Clifford and Ms. Carmichael will, at their effective times, supersede the terms of the existing change of control agreements and any other severance arrangements between ProCyte and Mr. Clifford and Ms. Carmichael. The change of control agreement between Mr. Benson and ProCyte will continue in effect on its terms after the merger.

Dissenters' or Appraisal Rights

The following is a brief summary of the rights of holders of ProCyte common stock under Chapter 23B.13 of the Washington Business Corporation Act, or the WBCA, to dissent from the merger, receive an appraisal as to the fair value of their shares of ProCyte common stock and to receive cash equal to the appraised value of their ProCyte common stock instead of receiving the merger consideration. This summary is not exhaustive, and you should read the applicable sections of Chapter 23B.13, a copy of which is attached to this joint proxy statement/prospectus as Annex D.

Under Chapter 23B.13, where a proposed merger is to be submitted for approval at a meeting of shareholders, as in the case of the ProCyte special meeting, the corporation in the notice of the special meeting must

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state that shareholders are or may be entitled to assert dissenters' rights and the notice must be accompanied by a copy of the dissenters' rights statute. This joint proxy statement/prospectus constitutes notice to the holders of common stock and a copy of the dissenters' rights statute is attached as Annex D.

If you are contemplating the possibility of exercising your dissenters' rights in connection with the merger, you should carefully review the text of Annex D, particularly the procedural steps required to perfect dissenters' rights, which are complex. We also encourage you to consult your legal counsel, at your expense, before attempting to exercise your dissenters' rights. If you do not fully and precisely satisfy the procedural requirements of Washington law, you may lose your dissenters' rights. ProCyte will not give you any notice other than as described in this joint proxy statement/prospectus as required by Washington law.

Requirements for Exercising Dissenters' Rights

To preserve your right if you wish to exercise your statutory dissenters' rights, you must:

•	deliver to ProCyte before the vote is taken at the ProCyte special meeting written notice of your intent to exercise your dissenters' rights and demand payment for your shares of ProCyte common stock if the merger is completed, which notice must be separate from your proxy. Your vote against the merger agreement alone will not constitute written notice of your intent to exercise your dissenters' rights;

•	not vote your shares in favor of the merger agreement; and

•	follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described below under "Appraisal Procedures."

If you do not satisfy each of the requirements, you cannot exercise dissenters' rights and, if the merger agreement is approved by the ProCyte shareholders and the merger occurs, your shares of ProCyte common stock will be converted into the right to receive the merger consideration pursuant to the terms of the merger agreement.

Vote

Your shares must either not be voted at the ProCyte special meeting or must be voted against the approval of the merger agreement. Submitting a properly signed proxy card that is received prior to the vote at the ProCyte special meeting that does not direct how the shares of ProCyte common stock represented by that proxy are to be voted will constitute a vote in favor of the merger and a waiver of your statutory dissenters' rights.

Notice

Written notice of your intent to exercise dissenters' rights must be delivered to ProCyte at: ProCyte Corporation, 8511 154th Avenue NE, Redmond, Washington 98052, Attn: Corporate Secretary.

It is important that ProCyte receive all written notices before the ProCyte special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of ProCyte common stock you own, and that you intend to demand cash payment for your ProCyte shares if the merger agreement is approved.

Appraisal Procedures

If the merger agreement is approved by ProCyte shareholders, within ten days after the approval, ProCyte will send written notice regarding the proper appraisal procedures to all shareholders who have given written notice under the dissenters' rights provisions and have not voted in favor of the merger as described above. The notice will contain:

•	the address where the demand for payment and certificates representing shares of ProCyte common stock must be sent and the date by which certificates must be deposited;

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•	the date on which your payment demand must be received by ProCyte, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to you;

•	a form for demanding payment that states the date of the first announcement to the news media or to shareholders of the proposed merger (December 1, 2004) and requires certification from the person asserting dissenters' rights of whether or not the date the person acquired beneficial ownership of ProCyte common stock was before the date of the first announcement; and

•	a copy of Chapter 23B.13 of the WBCA.

If you wish to assert dissenters' rights, you must demand payment, certify that you acquired beneficial ownership of your shares before December 1, 2004, and deposit your ProCyte certificates within the specified number of days after the notice is given. If you fail to make demand for payment and deposit your ProCyte certificates within the time period set forth in the written notice, you will lose the right to demand appraisal for your shares under the dissenters' rights provisions, even if you filed a timely notice of intent to demand payment.

If ProCyte does not consummate the merger within 60 days after the date set for demanding payment, ProCyte will return all deposited certificates. If ProCyte does not return the deposited certificates within 60 days after the date set, you may notify ProCyte in writing of your estimate of the fair value of your ProCyte common stock plus the amount of interest due and demand payment of your estimated amount.

Except as provided below, within 30 days after the later of the effective time of the merger or the receipt by ProCyte of a valid demand for payment, ProCyte will remit to each dissenting shareholder who complied with the requirements of Washington law the amount ProCyte estimates to be the fair value of the shareholder's ProCyte common stock, plus accrued interest, and will include the following information with the payment:

•	financial data relating to ProCyte, including a balance sheet, an income statement, a statement of changes in shareholders' equity as of and for a fiscal year not more than sixteen months before the date of payment, and the latest available interim financial statements, if any;

•	an estimate by ProCyte of the fair value of the shares and a brief description of the method used to reach that estimate;

•	an explanation by ProCyte of how the interest was calculated;

•	a brief description of the procedures to be followed by shareholders in demanding supplemental payment if such shareholders are dissatisfied with the estimate of the fair value of the shares determined by ProCyte; and

•	a copy of Chapter 23B.13 of the WBCA.

For dissenting shareholders who were not the beneficial owners of their shares of ProCyte common stock before December 1, 2004, ProCyte may withhold payment and instead send a statement setting forth its estimate of the fair value of their shares and offering to pay such amount, with interest, as a final settlement of the dissenting shareholder's demand for payment. Payment of the fair value of these after-acquired shares may be conditional upon the dissenting shareholder's waiver of other rights under Chapter 23B.13 of the WBCA. ProCyte will also include in such statement an explanation of how it estimated the fair value of the shares and of how the interest was calculated and a notice of the dissenter's right to proceed with a judicial determination of the fair value of the shares if such dissenting shareholder is dissatisfied with the estimate of the fair value of the shares determined by ProCyte.

If you are dissatisfied with the payment of ProCyte or offer or believe that the interest due is incorrectly calculated, you may, within 30 days of the payment or offer for payment, notify ProCyte in writing, and demand payment of, your estimate of the fair value of your shares and the amount of interest due. If any dissenting shareholder's demand for payment is not settled within 60 days after receipt by ProCyte of such shareholder's payment demand, Washington law requires that ProCyte commence a proceeding in King County Superior Court

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and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If ProCyte does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for their ProCyte common stock under the terms of the merger agreement if the merger is consummated. If the court determines that the fair value of the shares plus interest is in excess of any amount remitted by ProCyte, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted. For dissenting shareholders who were not the beneficial owners of their shares of ProCyte common stock before December 1, 2004 and for which ProCyte withheld payment pursuant to Section 23B.13.270 of the WBCA, the court may enter judgment for the fair value, plus accrued interest, of the dissenting shareholders after-acquired shares.

The court will also determine the costs and expenses of the court proceeding and assess them against ProCyte, except that the court may assess part or all of the costs against any dissenting shareholders whose actions in demanding payment are found by the court to be arbitrary, vexatious or not in good faith. If the court finds that ProCyte did not substantially comply with the relevant provisions of Sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against ProCyte any fees and expenses of attorneys or experts that the court deems equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith in bringing the proceedings. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies ProCyte in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of the partially dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. Beneficial owners of ProCyte common stock who desire to exercise dissenters' rights themselves must obtain and submit the registered owner's written consent at or before the time they file the notice of intent to demand fair value, and the beneficial owner must do so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

For purposes of Washington law, fair value means the value of ProCyte common stock immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. Under Section 23B.13.020 of the WBCA, a ProCyte shareholder has no right, at law or in equity, to set aside the approval of the merger agreement or the consummation of the merger except if the approval or consummation fails to comply with the procedural requirements of Title 23B of the WBCA, the articles of incorporation or bylaws of ProCyte or was fraudulent with respect to that shareholder or ProCyte.

Quotation on The Nasdaq National Market

It is a condition to the merger that the shares of PhotoMedex common stock to be issued pursuant to the merger agreement, including the shares to be reserved for issuance upon exercise of the ProCyte stock options to be assumed by PhotoMedex, be approved for trading on The Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of ProCyte Common Stock

If the merger is completed, ProCyte common stock will be delisted from the OTC Bulletin Board and will be deregistered under the Securities Exchange Act of 1934, as amended.

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Federal Securities Laws Consequences

The shares of PhotoMedex common stock to be issued pursuant to the merger agreement will be registered under the Securities Act. These shares (which do not include any shares that may be issued upon exercise of the ProCyte stock options to be assumed by PhotoMedex following the effective time of the merger) will be freely transferable under the Securities Act, except for PhotoMedex common stock issued to any person who is deemed to be an affiliate of ProCyte or PhotoMedex. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with ProCyte and include ProCyte's executive officers and directors. ProCyte's affiliates may not sell their PhotoMedex common stock acquired pursuant to the merger agreement, except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under Rule 145 under the Securities Act (or Rule 144 under the Securities Act, if these persons are or become affiliates of PhotoMedex); or

•	any other applicable exemption under the Securities Act.

As required by the merger agreement, ProCyte has obtained from each of its directors and executive officers a written agreement providing that he or she will not sell, pledge, transfer or otherwise dispose of any PhotoMedex common stock he or she receives pursuant to the merger agreement except in accordance with the foregoing restrictions.

THE MERGER AGREEMENT

This section is a summary of the material terms and provisions of the merger agreement, a copy of which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. The following description is not intended to be a complete description of all the terms of the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement. PhotoMedex and ProCyte encourage you to carefully read the complete merger agreement for the precise legal terms of the merger agreement and other information that may be important to you.

The Merger

The merger agreement provides that upon the closing, Gold Acquisition Corp., referred to herein as the merger subsidiary, will be merged with and into ProCyte, with ProCyte as the surviving corporation. As a result of the merger, ProCyte will become a wholly-owned subsidiary of PhotoMedex. The merger will become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Washington, which the parties have agreed to file as soon as practicable after the closing. This is referred to as the effective time of the merger. Following the merger, the articles of incorporation and bylaws of the merger subsidiary will become the articles of incorporation and bylaws of ProCyte, and the directors and officers of the merger subsidiary will become the directors and officers of ProCyte.

The Exchange Ratio and Treatment of Securities

At the effective time of the merger:

•	each share of ProCyte common stock issued and outstanding immediately prior to the effective time, other than dissenting shares, shares of ProCyte common stock held in the treasury of ProCyte or shares that are owned by ProCyte, PhotoMedex or any of their respective wholly-owned subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties), will cease to be outstanding and will be converted into the right to receive 0.6622 shares of PhotoMedex common stock;

•	PhotoMedex will assume ProCyte's stock option plans and certain outstanding ProCyte stock options to purchase ProCyte common stock, at a per share exercise price of $2.00 or less, issued and

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outstanding immediately prior to the effective time will be converted into stock options to purchase PhotoMedex common stock on the same terms and conditions as were applicable under each such stock option to purchase ProCyte common stock before the merger, except that the number of shares subject to the stock option will be multiplied by 0.6622 (and rounded down to the nearest whole share) and the exercise price per share will be divided by 0.6622 (and rounded up to the nearest one-hundredth of a cent). In addition, some assumed stock options will become fully vested and exercisable at the effective time of the merger. All outstanding ProCyte stock options that are not assumed will be cancelled and no securities of PhotoMedex or other consideration will be delivered in exchange for this cancellation;

•	each share of the merger subsidiary issued and outstanding immediately prior to the effective time will be converted into one share of the surviving corporation; and

•	PhotoMedex will adjust the exchange ratio to provide for any reclassification, recapitalization, stock split, split up, stock dividend, combination or other similar exchange with respect to ProCyte or PhotoMedex common stock occurring before the merger.

When the merger is completed, certain ProCyte stock options with exercise prices in excess of $2.00 per share and certain ProCyte stock options held by former consultants will not be assumed or substituted by PhotoMedex. ProCyte will give notice to holders of such ProCyte stock options at least 35 days prior to the anticipated closing date of the merger that they will have 30 days in which to exercise their existing stock options. All such ProCyte stock options must be exercised at or prior to the end of this 30-day period or they will terminate. Such ProCyte stock option holders may exercise their options and, if the merger is completed, receive in respect of their shares the same per share consideration as other ProCyte shareholders. If the holder of such a ProCyte stock option chooses to exercise a stock option and the merger does not close, the holder will remain a ProCyte shareholder.

Exchange of Certificates

As soon as reasonably practicable after the effective time of the merger, StockTrans, Inc., as exchange agent, will mail to each shareholder of record of ProCyte a letter of transmittal containing instructions for the surrender of certificates representing ProCyte common stock in exchange for certificates representing PhotoMedex common stock.

HOLDERS OF PROCYTE COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

PhotoMedex will not issue any fractional shares pursuant to the merger agreement. Instead of issuing fractional shares of PhotoMedex common stock, the holders of shares of ProCyte common stock who would otherwise have been entitled to a fraction of a share of PhotoMedex common stock (after aggregating all fractional shares of PhotoMedex common stock to be received by each holder) pursuant to the merger agreement will receive cash (rounded to the nearest whole cent and without interest) equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of a share of PhotoMedex common stock as quoted on The Nasdaq National Market for the five trading days ending on the last full trading day immediately prior to the effective time. No interest will be paid or accrued on cash in lieu of fractional shares, if any.

If, after one year from the effective time of the merger, a holder of shares of ProCyte common stock has not surrendered the stock certificates representing such shares to the exchange agent, then the holder of stock certificates representing ProCyte common stock may look only to PhotoMedex to receive its shares of PhotoMedex common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on shares of PhotoMedex common stock.

None of PhotoMedex, the merger subsidiary, ProCyte or the exchange agent will be liable to any holder of a certificate formerly representing shares of ProCyte common stock for PhotoMedex common stock, cash in lieu of

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fractional shares or any unpaid dividends and distributions properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Transfer of Shares

The stock transfer books of ProCyte will be closed immediately upon the effective time and no transfers of shares of ProCyte common stock will be made or recorded on the stock transfer books after the effective time of the merger.

Representations and Warranties of ProCyte and PhotoMedex

The merger agreement contains customary representations and warranties of each of ProCyte and PhotoMedex, subject to qualifications, with respect to itself and its subsidiaries, relating to, among other things, the following matters:

•	corporate organization;

•	capitalization;

•	the corporate power and authority to execute, deliver and perform the merger agreement and the related agreements and to consummate the transactions contemplated by these agreements;

•	the absence of conflicts between the charters, bylaws, agreements and applicable laws, on the one hand, and the merger agreement and the consummation of the transactions contemplated thereby, on the other hand;

•	the absence of any required governmental consents, approvals or authorizations other than those specified in the merger agreement with respect to the execution of the merger agreement and the consummation of the transactions contemplated thereby;

•	the timely filing of documents and the accuracy of information contained in documents filed with the SEC;

•	the absence of undisclosed liabilities;

•	the absence of material changes or events relating to the respective businesses of ProCyte and PhotoMedex, and each of their respective subsidiaries, since September 30, 2004;

•	the absence of undisclosed pending or threatened litigation;

•	compliance with applicable laws and possession of permits;

•	in the case of ProCyte only, the existence, validity and status of contracts;

•	in the case of ProCyte only, compliance with environmental laws and regulations;

•	benefit plans and other employment-related matters;

•	intellectual property matters;

•	in the case of ProCyte only, title to properties;

•	in the case of ProCyte only, insurance matters;

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•	matters relating to those regulated by the Food and Drug Administration;

•	in the case of ProCyte only, timely filing of tax returns and other tax-related matters;

•	the absence of actions that would prevent the merger from qualifying as a reorganization under Section 368 of the U.S. tax code;

•	the accuracy of information supplied by the parties in connection with this joint proxy statement/prospectus and the registration statement of which it is a part;

•	the absence of affiliate transactions, except as disclosed in the merger agreement and the documents filed with the SEC;

•	in the case of ProCyte only, the inapplicability of state anti-takeover laws;

•	in the case of PhotoMedex only, the absence of any material suspension, reduction or limitation of current third party reimbursement policies and practices relating to the XTRAC system;

•	the receipt of an opinion from each party's financial advisor;

•	board approval or adoption of the merger agreement and the transactions contemplated by the merger agreement; and

•	the absence of undisclosed broker's and finder's fees.

Conduct of PhotoMedex's and ProCyte's Business Prior to the Merger

The merger agreement contains restrictions on PhotoMedex's and ProCyte's conduct of their respective businesses pending the effective time of the merger or the termination of the merger agreement. These restrictions are designed to prevent major changes in PhotoMedex and ProCyte until the merger takes place, except to the extent set forth in the merger agreement or consented to by ProCyte or PhotoMedex, as the case may be.

In general, each of PhotoMedex and ProCyte has agreed that it and each of its subsidiaries will:

•	conduct its business in the usual, regular and ordinary course, in substantially the same manner as conducted at the time of the execution of the merger agreement;

•	not change its accounting methods or practices, except as required by GAAP or the rules of the SEC; and

•	use commercially reasonable efforts to:

•	keep available the services of its current officers and other employees;

•	preserve intact its current lines of business;

•	preserve its relationship with customers, suppliers, distributors, licensees and others having business dealings with it; and

•	not take any action that would reasonably be expected to prevent or impede the merger from qualifying as a reorganization within the meaning of the Internal Revenue Code.

ProCyte has further agreed that ProCyte and its subsidiaries will not, except to the extent set forth in the merger agreement or consented to by PhotoMedex:

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•	declare dividends or make other distributions to its shareholders;

•	issue any new securities, except pursuant to existing agreements;

•	transfer or encumber any of its material properties or assets, except pursuant to existing contracts or in the ordinary course of business, and which would not exceed in the aggregate $100,000 or materially impair the conduct of its business;

•	incur indebtedness or assume or guarantee obligations of other persons, terminate material contracts, other than in the ordinary course of business, make capital expenditures in excess of $50,000, or make any material loans outside of the ordinary course of business;

•	except for contractual commitments or corporate policies with respect to bonus, compensation, severance or termination pay, increase compensation or benefits payable to its directors, officers or employees, grant severance payments or enter into new employment agreements, establish employee benefit plans, or amend or waive any performance or vesting criteria for its employee benefit plans;

•	acquire or agree to acquire any assets, operations or securities of another business, except for inventory or other asset acquisitions in the ordinary course of business or business acquisitions not in excess of $100,000, and in either case, which would not be reasonably be expected to prevent any condition of ProCyte to the closing of the merger from being satisfied;

•	adopt a shareholder rights or poison pill plan;

•	except for the provisions of the merger agreement which permit ProCyte to accept a superior proposal, amend or terminate any confidentiality or standstill agreements relating to a business combination involving ProCyte;

•	change the book value of any assets of ProCyte, other than in the ordinary course of business or as required by GAAP or otherwise in excess of $100,000;

•	except for the provisions of the merger agreement which permit ProCyte to accept a superior proposal, render inapplicable or to exempt any third party from applicable takeover laws that limit or restrict business combinations or the ability to acquire or vote shares;

•	amend its articles of incorporation or bylaws; or

•	agree or commit to do any of the above.

PhotoMedex has further agreed that PhotoMedex and its subsidiaries will not, except to the extent set forth in the merger agreement or consented to by ProCyte:

•	issue any shares of common stock if there would be an insufficient number of shares to cover the shares to be issued to ProCyte shareholders in connection with the merger, including the shares to be reserved for issuance upon exercise of the assumed stock options

Stockholder Meetings

ProCyte has agreed to hold a meeting of its shareholders to consider and vote upon approval of the merger agreement. PhotoMedex has agreed to hold a meeting of its stockholders to consider and vote upon approval of the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement.

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Access to Information

Subject to existing confidentiality obligations and applicable law, and upon reasonable notice, each party has agreed to afford to the other party and its representatives reasonable access during normal business hours to its properties, books, contracts, commitments, records, officers and employees, and to provide copies and all other material information as the other party may request.

Commercially Reasonable Efforts

Subject to the conditions and limitations specified in the merger agreement, the parties have agreed to use their commercially reasonable efforts to:

•	take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed upon them with respect to the consummation of the merger and the other transactions contemplated by the merger agreement;

•	prepare and cause this joint proxy statement/prospectus and the registration statement, of which this joint proxy statement/prospectus forms a part, to be filed with the SEC, to have this joint proxy statement/prospectus cleared by the SEC and the registration statement declared effective by the SEC as soon after such filing as practicable, to keep the registration statement effective as long as is necessary to consummate the merger, and to cause the joint proxy statement/prospectus to be mailed to each company's stockholders as promptly as practicable after the registration statement is declared effective by the SEC;

•	obtain all necessary consents and approvals required to be obtained in order to consummate the merger or any of the other transactions contemplated by the merger agreement; and

•	take such action as may be required to cause the expiration of any notice or waiting periods under any applicable law to occur as promptly as practicable after the date of the merger agreement, provided that neither party is obligated to hold separate or to divest any of its businesses or assets, or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect on such party or, if the merger is consummated, the combined company.

No Solicitation

The merger agreement contains detailed provisions prohibiting ProCyte and its representatives from soliciting any of the following alternative transactions, other than an offer or proposal by or transaction with PhotoMedex or an affiliate of PhotoMedex or as otherwise expressly permitted by the merger agreement (each of which is referred to in this section as an acquisition proposal):

•	a merger, consolidation, business combination or similar transaction involving ProCyte or any of its subsidiaries pursuant to which the shareholders of ProCyte immediately prior to such transaction would own less than 80% of any class of equity securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof);

•	a sale or other disposition directly or indirectly of assets of ProCyte or any of its subsidiaries representing 20% or more of the consolidated assets of ProCyte and its subsidiaries;

•	an issuance, sale or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of ProCyte; or

•	a transaction in which any person acquires beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% of more of the outstanding voting capital stock of ProCyte.

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         Under these provisions, ProCyte has agreed that neither it nor any of its subsidiaries nor any of their respective officers and directors will take any action, directly or indirectly, to:

•	solicit, initiate or induce, or knowingly or intentionally facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal or any proposal that would reasonably be expected to lead to an acquisition proposal;

•	furnish to any person any information with respect to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to any acquisition proposal, except to notify such person as to the existence of the no solicitation provisions of the merger agreement;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any acquisition proposal or a transaction contemplated thereby.

ProCyte is obligated to notify PhotoMedex promptly in writing upon receipt of any type of acquisition proposal or request for information or inquiry which could reasonably be expected to lead to an acquisition proposal. The notice must include the material terms and conditions of the acquisition proposal, request or inquiry, the identity of the person or group making the acquisition proposal, request or inquiry, a copy of all related written materials provided in connection with the acquisition proposal, request or inquiry, and a written summary of any acquisition proposal request or inquiry, if it is not in writing. ProCyte also must provide PhotoMedex with all information as is reasonably necessary to keep PhotoMedex informed in all material respects of the status and details of any acquisition proposal, request or inquiry, and a copy of all related written materials provided in connection with the acquisition proposal, request or inquiry. ProCyte also must provide PhotoMedex with five business days prior notice (or such lesser prior notice as is provided to the members of the board of directors of ProCyte) of any meeting of the board of directors of ProCyte at which such board of directors is reasonably expected to discuss an acquisition proposal or a change of its recommendation in favor of the merger. However, PhotoMedex and its representatives are not entitled to attend or make any report or presentation to such meeting.

Notwithstanding the prohibitions contained in the merger agreement, if ProCyte receives an acquisition proposal which meets all of the following four criteria (which is referred to in this section as a superior proposal):

•	the proposal is on terms which the board of directors of ProCyte in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), would, if consummated, result in a transaction more favorable to ProCyte's shareholders than the transactions contemplated by the merger agreement (including any revisions thereto);

•	the proposal is not subject to any financing contingency;

•	ProCyte's board of directors has in good faith determined (based on the advice of its financial advisors) that the proposed acquiring party is capable of consummating the transaction contemplated by the acquisition proposal on the terms proposed; and

•	ProCyte's board of directors has in good faith determined (based on the advice of its financial advisors) is reasonably likely to be completed and financed,

or, if ProCyte receives an acquisition proposal which ProCyte's board of directors in good faith concludes proposes consideration that is more favorable to its shareholders than the transactions contemplated by the merger agreement and which could reasonably be expected to result in a superior proposal in all other respects, then ProCyte may, after notifying PhotoMedex, take the following actions:

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•	furnish nonpublic information to the third party making the acquisition proposal, provided that ProCyte:

•	supplies to PhotoMedex a copy of the information furnished concurrently with its delivery of the information to the third party; and

•	enters into a confidentiality agreement with the third party containing customary limitations on the use and disclosure of the nonpublic information furnished to the third party and customary standstill provisions;

•	and engage in negotiations with the third party with respect to the acquisition proposal.

For a period of not less than ten business days after PhotoMedex's receipt from ProCyte of notice of a superior proposal, ProCyte is required, if requested by PhotoMedex, to negotiate in good faith with PhotoMedex to revise the merger agreement so that the acquisition proposal that constituted a superior proposal no longer constitutes a superior proposal.

PhotoMedex and ProCyte have agreed to call, give notice of, hold and convene a meeting of their respective stockholders for purposes of approving the transactions contemplated by the merger agreement. The PhotoMedex board of directors also agreed to recommend to PhotoMedex's stockholders the approval of the issuance of shares of PhotoMedex common stock pursuant to the merger agreement and to take all lawful action required to solicit the required stockholder approval for the issuance of shares. The ProCyte board of directors agreed to recommend the approval of the merger agreement to its shareholders and to take all lawful action required to solicit the required shareholder approval for the merger agreement. However, in response to the receipt of a superior proposal that has not been withdrawn and continues to constitute a superior proposal, the ProCyte board of directors may withhold or withdraw its recommendation and, may recommend that the ProCyte shareholders accept the superior proposal, if both of the following conditions are met:

•	the ProCyte shareholders meeting has not occurred; and

•	the ProCyte board of directors has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of the superior proposal, the failure of the ProCyte board of directors to change its recommendation would result in a breach of its fiduciary duties under applicable law.

Regardless of whether ProCyte has received an acquisition proposal or changed its recommendation, ProCyte is obligated under the terms of the merger agreement to call, give notice of, convene and hold a meeting of its shareholders to consider and vote upon the merger agreement. However, if ProCyte changes its recommendation of the merger agreement to the ProCyte shareholders as discussed in the previous paragraph, ProCyte must submit the merger agreement to a vote of ProCyte shareholders with no recommendation as permitted by Washington law. ProCyte may not submit to the vote of its shareholders any acquisition proposal (whether or not a superior proposal) or propose to do so.

No provision of the merger agreement restricts ProCyte from complying with Rule 14d-9 or 14e-2 under the Securities Exchange Act of 1934 (relating to tender offers) or restricts ProCyte or PhotoMedex from making such other disclosures as may be required by federal securities laws or applicable State of Washington fiduciary duties laws.

Fees and Expenses

Subject to the provisions relating to payment of termination fees and reimbursement of expenses relating to the termination of the merger agreement in certain circumstances, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses.

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Directors and Officers Indemnification and Insurance

The merger agreement provides that PhotoMedex will indemnify and hold harmless, and advance to or pay expenses of all present and former directors, officers and employees of ProCyte to the same extent that such individuals are entitled to indemnification pursuant to applicable laws or in ProCyte's articles of incorporation, bylaws and indemnification or other agreements for acts or omissions existing or occurring at or prior to the effective time of the merger. PhotoMedex will maintain in the surviving corporation's or any successor's articles of incorporation and bylaws for a period of six years after the effective time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are at least as favorable to the intended beneficiaries as those set forth in the corresponding provisions in the current articles of incorporation and bylaws of ProCyte.

In addition, PhotoMedex will maintain for a period of at least six years after the effective time of the merger, a tail on ProCyte's existing directors' and officers' liability insurance, which will provide ProCyte and its current and former directors, officers and other persons currently covered by such policies, with coverage on terms and in amounts that are no less favorable than those of ProCyte's current policies, provided that the total premium of such tail will not exceed $275,000.

Nasdaq National Market Listing

PhotoMedex has agreed to cause the PhotoMedex common stock to be issued pursuant to the merger agreement, including the shares of PhotoMedex common stock to be reserved for issuance upon exercise of stock options assumed by PhotoMedex, to be approved for listing on The Nasdaq National Market.

Affiliates

ProCyte has agreed to use its commercially reasonable efforts to cause each person who may be deemed an affiliate of ProCyte to deliver to PhotoMedex, prior to the effective time of the merger, an affiliate agreement substantially in the form attached as Annex F to this joint proxy statement/prospectus. ProCyte's current executive officers and directors have already signed and delivered such agreements.

Conditions to the Consummation of the Merger

The respective obligations of PhotoMedex and ProCyte to effect the merger are subject to the following conditions:

•	the shareholders of ProCyte have approved the merger agreement;

•	the stockholders of PhotoMedex have approved the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement;

•	there is no law, temporary restraining order, injunction or other order in effect that makes the merger illegal or prohibits the consummation of the merger;

•	each of ProCyte and PhotoMedex has obtained all material consents and approvals of third parties as set forth in the merger agreement;

•	the shares of PhotoMedex common stock to be issued pursuant to the merger agreement, including the shares of PhotoMedex common stock to be reserved for issuance upon exercise of the assumed ProCyte stock options, have been approved for listing on The Nasdaq National Market; and

•	the registration statement of which this joint proxy statement/prospectus is a part has been declared effective, no stop order suspending the effectiveness of the registration statement has been issued by the SEC, and no proceeding for that purpose has been initiated or threatened by the SEC.

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PhotoMedex's obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of ProCyte set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties must be true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on ProCyte, and PhotoMedex has received a certificate of a senior executive officer and a senior financial officer of ProCyte to such effect;

•	ProCyte has performed or complied with all covenants required to be performed by it under the merger agreement at or prior to the effective time that are qualified as to materiality or material adverse effect and has performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement at or prior to the effective time of the merger that are not so qualified, and PhotoMedex has received a certificate of a senior executive officer and a senior financial officer of ProCyte to such effect; and

•	PhotoMedex has received from Jenkens & Gilchrist, LLP, counsel to PhotoMedex, a written opinion to the effect that for federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

ProCyte's obligations to effect the merger are subject to the following additional conditions:

•	the representations and warranties of PhotoMedex set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties must be true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on PhotoMedex, and ProCyte has received a certificate of a senior executive officer and a senior financial officer of PhotoMedex to such effect;

•	PhotoMedex has performed or complied with all covenants required to be performed by it under the merger agreement at or prior to the effective time that are qualified as to materiality or material adverse effect and has performed or complied with in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement at or prior to the effective time of the merger that are not so qualified, and ProCyte has received a certificate of a senior executive officer and a senior financial officer of PhotoMedex to such effect; and

•	ProCyte has received from Perkins Coie LLP, counsel to ProCyte, a written opinion to the effect that for federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Termination

The merger agreement provides that at any time prior to the effective time of the merger, and except as specifically provided in the merger agreement, whether before or after the PhotoMedex special meeting or the ProCyte special meeting, the merger agreement may be terminated:

•	by mutual written consent of PhotoMedex and ProCyte; or

•	by either PhotoMedex or ProCyte if:

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•	the merger is not completed by June 30, 2005 (or a later date if both PhotoMedex and ProCyte have agreed to extend the time for closing the merger), but this right to terminate is not available to a party if the failure to close the merger transaction by June 30, 2005 (or other date) is due to the failure by such party to fulfill any obligation under the merger agreement; or

•	any governmental entity (i) issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action becomes final and non-appealable, or (ii) fails to issue an order, decree or ruling or fails to take some other action which is necessary to fulfill a closing condition to the merger and such denial or failure becomes final and non-appealable, provided that this right to terminate is not available to a party whose failure to comply with provisions of the merger agreement relating to the use of reasonable best efforts has been the primary cause of such prohibition or denial.

PhotoMedex may terminate the merger agreement if:

•	ProCyte's board of directors fails to make or reaffirm within five business days upon written request by PhotoMedex, withdraws or adversely modifies or resolves to withdraw or adversely modify, its recommendation to its shareholders that they approve the merger agreement, fails to call a meeting of its shareholders, or fails to deliver to its shareholders the joint proxy statement/prospectus, all as required under the merger agreement;

•	ProCyte fails to obtain the approval of the merger agreement from its shareholders;

•	the holders of more than 2% of the outstanding shares of ProCyte common stock have perfected dissenters' rights, and such rights have not been lost or withdrawn;

•	ProCyte 's board of directors approves, recommends, executes or enters into an acquisition proposal by a third party, or resolves to do so;

•	a third party commences a tender or exchange offer, and ProCyte's board of directors does not, within ten business days after such tender or exchange offer is first published, send or give a statement to the ProCyte shareholders recommending the rejection of such tender or exchange offer;

•	ProCyte materially breaches or fails to comply with the provisions under the merger agreement restricting ProCyte from soliciting alternative merger or other business combination transactions; or

•	ProCyte materially breaches one or more of its representations or warranties or fails to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and such breach or failure, as the case may be, remains uncured for more than 30 days after receiving notice from PhotoMedex.

ProCyte may terminate the merger agreement if:

•	PhotoMedex's board of directors fails to make, withdraws or adversely modifies or resolves to withdraw or adversely modify its recommendation to its stockholders that they approve the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement, fails to call a meeting of its stockholders, or fails to deliver to its stockholders the joint proxy statement/prospectus, all as required under the merger agreement;

•	PhotoMedex fails to obtain the approval of the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement from its stockholders;

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•	PhotoMedex materially breaches one or more of its representations or warranties or fails to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and such breach or failure, as the case may be, remains uncured for more than 30 days after receiving notice from ProCyte; or

•	ProCyte accepts a superior proposal from a third party.

Termination Fees and Expenses

If PhotoMedex or ProCyte terminates the merger agreement for certain reasons, ProCyte will be obligated to pay PhotoMedex, within five business days, and depending on the reason for termination of the agreement, either a termination fee in the amount of $730,000 (which represents approximately 3% of the transaction value) or reimbursement of up to $500,000 of PhotoMedex's merger-related expenses.

ProCyte has agreed to pay PhotoMedex a termination fee of $730,000, if ProCyte terminates the merger agreement because it has accepted a superior proposal or if PhotoMedex terminates the merger agreement for any of the following reasons:

•	ProCyte's board of directors fails to make or reaffirm, withdraws or adversely modifies or resolves to withdraw or adversely modify its recommendation to its shareholders that they approve the merger agreement, fails to call a meeting of its shareholders, or fails to deliver to its shareholders the joint proxy statement/prospectus, all as required under the merger agreement;

•	ProCyte 's board of directors approves, recommends, executes or enters into an acquisition proposal by a third party, or resolves to do so;

•	a third party commences a tender or exchange offer, and ProCyte's board of directors does not, within ten business days after such tender or exchange offer is first published, send or give a statement to the ProCyte shareholders recommending the rejection of such tender or exchange offer;

•	ProCyte materially breaches or fails to comply with the provisions under the merger agreement restricting ProCyte from soliciting alternative merger or other business combination transactions; or

•	ProCyte intentionally or willfully and materially breaches one or more of its representations or warranties or intentionally or willfully fails to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and such breach or failure, as the case may be, remains uncured for more than 30 days after receiving notice from PhotoMedex.

In addition, if:

•	an acquisition proposal has been publicly announced, publicly commenced or becomes publicly known, or if any person publicly announces an intention to make an acquisition proposal prior to the final adjournment of ProCyte's shareholders' meeting called to approve the merger agreement (a publicized acquisition proposal); and

•	PhotoMedex thereafter terminates the merger agreement due to ProCyte's failure to obtain the approval of the merger agreement from its shareholders; and

•	at any time within twelve months after such termination of the merger agreement, ProCyte enters into one or more agreements involving any transaction or series of transactions, other than the transactions contemplated by the merger agreement, relating to any acquisition proposal (an acquisition transaction), or recommends or resolves to recommend ProCyte's shareholders' approval or acceptance of any acquisition proposal, or does not, within ten business days, recommend that its shareholders reject an acquisition proposal in the form of an actual or proposed tender or exchange offer; and

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•	the subject acquisition transaction is with:

•	any person related, directly or indirectly, to the publicized acquisition proposal,

•	any person who is or, through a transaction or series of transactions, becomes the beneficial owner of 5% or more of ProCyte's common stock during the period from the execution of the merger agreement through the termination of the merger agreement, or

•	any person who engages in any written or oral communication with ProCyte, which would reasonably be anticipated to result in an acquisition proposal, at any time prior to the end of the three month period following the termination of the merger agreement, then ProCyte has agreed to pay PhotoMedex a termination fee of $730,000, no later than five business days after the earlier of the execution of a definitive agreement or the consummation of the acquisition transaction.

ProCyte has agreed to reimburse up to $500,000 of PhotoMedex's merger-related expenses, if PhotoMedex terminates the merger agreement because ProCyte has materially breached one or more of its representations or warranties or failed to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and such breach or failure, as the case may be, remains uncured for more than 30 days after receiving notice from PhotoMedex. However, PhotoMedex will only receive the termination fee and not recover expenses if such breach or such failure to perform is due to intentional or willful conduct on the part of ProCyte and PhotoMedex is entitled to receive the termination fee, as described above.

PhotoMedex has agreed to reimburse up to $500,000 of ProCyte's merger-related expenses incurred in connection with the merger, if ProCyte terminates the merger agreement because PhotoMedex has materially breached one or more of its representations or warranties or failed to perform in any material respect one or more of its covenants or other agreements contained in the merger agreement, and such breach or failure, as the case may be, remains uncured for more than 30 days after receiving notice from ProCyte.

Amendment; Extension and Waiver

The parties may amend the merger agreement at any time before or after the approval of the proposals by the stockholders of ProCyte and PhotoMedex. Following any such stockholder approval, no amendment may be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. At any time prior to the effective time of the merger, the parties may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	waive compliance by the other party with any of the agreements or conditions in the merger agreement.

Any extension or waiver described above will be valid if set forth in writing and signed on behalf of the waiving party.

Related Agreements

ProCyte Stockholder Agreements

ProCyte's executive officers and directors have entered into stockholder agreements with PhotoMedex. Under these agreements, they have granted Jeffrey F. O'Donnell and Dennis M. McGrath, each of whom is an officer and employee of PhotoMedex, irrevocable proxies to vote all of the shares of outstanding ProCyte common

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stock which they beneficially own for approval of the merger agreement and any matter that could reasonably be expected to facilitate the merger.

These shareholders have also agreed, until the earlier of the termination of the stockholder agreement (as set forth below) or the conclusion of ProCyte's special meeting, except as specifically set forth in each stockholder agreement, not to:

•	sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with ProCyte or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the shareholders' interest in securities of ProCyte which are beneficially owned by any of them, except to PhotoMedex;

•	grant any proxies or powers of attorney or enter into any voting agreement with respect to such shares, except with PhotoMedex; or

•	take any action that would make any representation or warranty set forth in the stockholder agreements untrue or incorrect or have the effect of preventing any of the shareholders from performing their obligations under the stockholder agreements.

As of January 14, 2005, the shareholders who have entered into the stockholder agreements beneficially owned 626,252 shares of ProCyte common stock, representing approximately 3.9% of the voting power of the outstanding ProCyte common stock.

The stockholder agreements also restrict the shareholders and their representatives and affiliates, until the earlier of the termination of the stockholder agreements or the conclusion of ProCyte's special meeting, from:

•	initiating or soliciting, directly or indirectly, any proposal, plan or offer to acquire all or any substantial part of the business or properties or ProCyte common stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate ProCyte or otherwise distribute to the holders of ProCyte common stock all or any substantial part of the business, properties or ProCyte capital stock (with respect to the stockholder agreements, each, an acquisition proposal);

•	initiating, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any acquisition proposal;

•	furnishing information concerning ProCyte's business, properties or assets to any corporation, partnership, person or other entity or group (other than PhotoMedex or the merger subsidiary, or any associate, agent or representative of PhotoMedex or the merger subsidiary), under any circumstances that would reasonably be expected to relate to an actual or potential acquisition proposal; or

•	negotiating or entering into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential acquisition proposal.

The restrictions in the third and fourth bullet points above do not prevent any such person, in his or her capacity as a director or officer (as the case may be) of ProCyte, from taking any action relating to unsolicited acquisition proposals that is otherwise permitted by the merger agreement. In the event such persons receive or become aware of any acquisition proposal, they are required to promptly inform PhotoMedex as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such persons are a party or violating their fiduciary duties.

The stockholder agreements will terminate on the earliest of:

•	the termination of the merger agreement;

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•	the termination of the stockholder agreements by PhotoMedex upon written notice to the shareholders (PhotoMedex may terminate in such manner at any time); or

•	the effective time of the merger.

The form of the stockholder agreement is attached as Annex E to this joint proxy statement/prospectus. You should read it in its entirety.

Affiliate Agreements

ProCyte has agreed to use commercially reasonable efforts to cause each person who may be deemed an affiliate of ProCyte to execute and deliver to PhotoMedex an affiliate agreement, substantially in the form attached as Annex F to this joint proxy statement/prospectus, prior to the effective time of the merger. Each person who signs such an affiliate agreement will agree not to sell, transfer or otherwise dispose of PhotoMedex common stock except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under Rule 145 under the Securities Act (or Rule 144 under the Securities Act, if these persons are or become affiliates of PhotoMedex); or

•	any other applicable exemption under the Securities Act.

As required by the merger agreement, ProCyte has obtained from each of its directors and executive officers a written agreement providing that he or she will not sell, pledge, transfer or otherwise dispose of any PhotoMedex common stock he or she receives pursuant to the merger agreement except in accordance with the foregoing restrictions. In accordance with the affiliate agreement, PhotoMedex will be entitled to place appropriate legends on the ProCyte shareholders' certificates evidencing any PhotoMedex common stock to be received by them.

Employment Agreements

John F. Clifford, the current President and Chief Executive Officer and a director of ProCyte, and Robin L. Carmichael, the Vice President of Marketing of ProCyte, will receive employment agreements with PhotoMedex effective as of the effective time of the merger. Each employment agreement has a term of three years.

Mr. Clifford will serve as the Executive Vice President - Dermatology of PhotoMedex and will receive an annual base salary of $300,000, options to purchase up to 250,000 shares of PhotoMedex common stock with an exercise price equal to the average closing trading price for the ten business days following the effective date of the merger, and an automobile allowance of $1,000 per month. In addition, Mr. Clifford will be eligible to receive an annual bonus of up to 50% of his annual base salary, subject to criteria established by the PhotoMedex board of directors. If Mr. Clifford's employment is terminated due to expiration of the three-year employment term under the agreement, he will, in addition to compensation and benefits due on the last day of actual employment, receive $300,000 in twelve monthly installments.

Ms. Carmichael will serve as Vice President of Marketing of PhotoMedex and will receive an annual base salary of $185,000, options to purchase 75,000 shares of PhotoMedex common stock with an exercise price equal to the average closing trading price for the ten business days following the effective date of the merger, and an automobile allowance of $750 per month. In addition, Ms. Carmichael will be eligible to receive an annual bonus of up to 30% of her annual base salary, subject to criteria established by the PhotoMedex board of directors.

Under their respective employment agreements, Mr. Clifford and Ms. Carmichael each will receive health insurance, life insurance and other benefits comparable to those of other PhotoMedex executive officers. In the event that his or her employment is terminated before the end of the three-year employment term, other than for cause, death, disability, or resignation without good reason (in each case, as those terms are defined in the

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agreements), Mr. Clifford or Ms. Carmichael, as the case may be, would be entitled to receive severance benefits, including:

•	payment of an amount equal to the greater of (i) the amount of two years' base salary at the date of termination or (ii) the remaining amount of unpaid base salary that he or she would have received if the agreement did not terminate before the end of the three-year employment term;

•	payment of the amount of bonus that would have been due during the year of termination;

•	payment or reimbursement of health care benefits for the remainder of the three-year employment term; and

•	immediate vesting of all incentive stock options.

In the event that a change of control of PhotoMedex occurs during the three-year employment term and Mr. Clifford or Ms. Carmichael is thereafter terminated other than for cause or voluntarily resigns within 60 days after there occurs a material reduction in compensation or benefits, a material change in status, working conditions or management, or a material change in business objectives and policies, Mr. Clifford or Ms. Carmichael would be entitled to receive, as severance, a payment over twelve months equal to 100%, in the case of Ms. Carmichael, and 200%, in the case of Mr. Clifford, of his or her current compensation, including the base salary, bonus and other benefits listed in the preceding paragraph.

The forms of employment agreements of Mr. Clifford and Ms. Carmichael are attached as Annex G and Annex H, respectively, to this joint proxy statement/prospectus.

INFORMATION ABOUT PHOTOMEDEX

Security Ownership of Certain Beneficial Owners and Management of PhotoMedex

The following table reflects, as of January 14, 2005, the beneficial common stock ownership of: (i) each of PhotoMedex's directors, (ii) each executive officer of PhotoMedex named in the Summary Compensation Table in PhotoMedex's Definitive Proxy Statement on Schedule 14A, as filed with the SEC on November 26, 2004 (see the section entitled "Where You Can Find More Information"), (iii) each person known by PhotoMedex to be a beneficial holder of 5% or more of its common stock, and (iv) all of PhotoMedex's executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Shares Beneficially Owned (1)
Richard J. DePiano(2)	156,800	*
Jeffrey F. O'Donnell (3)	856,167	2.09
Dennis M. McGrath (4)	657,542	1.61
Michael R. Stewart (5)	188,940	*
Alan R. Novak (6)	158,601	*
John J. McAtee, Jr. (7)	475,000	1.18
David W. Anderson (8)	17,500	*
Warwick Alex Charlton (9)	300,000	*
Anthony J. Dimun (10)	88,750	*
Cooper Hill Reporting Persons (11)	2,050,883	5.06
Corsair Reporting Persons(12)	2,103,013	5.21
JLF Reporting Persons(13)	2,506,998	6.26
Valor Capital Management, L.P.(14)	3,148,512	7.84
Joseph E. Gallo(15)	2,069,943	5.17
All directors and officers as a group (9 persons) (16)	2,899,300	6.85

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*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 14, 2005, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, PhotoMedex believes stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the officers, directors and stockholders can be reached at PhotoMedex's principal offices. Percentage of ownership is based on 40,075,019 shares of common stock outstanding as of January 14, 2005.

(2)	Includes 31,800 shares and options to purchase up to 125,000 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. DePiano's address is 351 East Conestoga Road, Wayne, Pennsylvania 19087.

(3)	Includes 2,000 shares and options to purchase up to 854,167 shares of common stock. Does not include options to purchase up to 195,833 shares of common stock which may vest more than 60 days after January 14, 2005.

(4)	Includes 4,000 shares and options to purchase up to 653,542 shares of common stock. Does not include options to purchase up to 166,458 shares of common stock which may vest more than 60 days after January 14, 2005.

(5)	Includes 1,440 shares and options to purchase 187,500 shares of common stock. Does not include options to purchase up to 112,500 shares of common stock which may vest more than 60 days after January 14, 2005.

(6)	Includes 28,601 shares of common stock and options to purchase up to 130,000 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. Novak's address is 3050 K Street, NW, Suite 205, Washington, D.C. 20007.

(7)	Includes 345,000 shares and options to purchase up to 130,000 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. McAtee's address is 209 Banyan Road, Palm Beach, Florida 33480.

(8)	Includes options to purchase up to 17,500 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. Anderson's address is 320 King of Prussia Road, Suite 200, Radnor, Pennsylvania 19087.

(9)	Includes 170,000 shares of common stock owned by True North Partners LLC, of which Mr. Charlton may be deemed to be an affiliate, and options to purchase 130,000 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. Charlton's address is 375 Park Avenue, Suite 2309, New York, New York 10152.

(10)	Includes 45,000 shares of common stock owned by Mr. Dimun and his wife and options to purchase up to 43,750 shares of common stock. Does not include options to purchase up to 35,000 shares of common stock which may vest more than 60 days after January 14, 2005. Mr. Dimun's address is 46 Parsonage Hill Road, Short Hills, New Jersey 07078.

(11)	Includes 1,609,706 shares of common stock and warrants to purchase up to 441,177 shares. Certain of these shares are held in various denominations by CLSP, L.P., CLSP II, L.P., CLSP/SBS I, L.P. and CLSP/SBS II, L.P. (the "CLSP Partnerships"), each of which are private investment partnerships, the sole general partner of which is Cooper Hill Partners, LLC ("Cooper Hill LLC"). As the sole general partner of

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the CLSP Partnerships, Cooper Hill LLC has the power to vote and/or dispose of those shares of common stock held by each of the CLSP Partnerships and, accordingly, may be deemed to be the beneficial owner of such shares. Pursuant to an investment advisory contract, Cooper Hill Partners, L.P. ("Cooper Hill LP") has the power to vote and/or dispose of additional shares of common stock held for the account of CLSP Overseas, Ltd. ("CLSP Ltd.") and, accordingly, may be deemed to be the beneficial owner of such additional shares. Jeffrey Casdin ("Casdin," and collectively with the CLSP Partnerships, Cooper Hill LLC and Cooper Hill LP, the "Cooper Hill Reporting Persons") is the managing member of Cooper Hill LLC and Casdin Capital, LLC, the managing member of Cooper Hill LP. Accordingly, the Cooper Hill Reporting Persons may collectively be deemed to be the beneficial owners of 2,050,883 shares of common stock, including the 1,609,706 shares of common stock and the warrants to purchase up to 441,177 shares. Neither the use of the term "Cooper Hill Reporting Persons" nor the aggregation of ownership interests by the Cooper Hill Reporting Persons, as described herein, necessarily implies the existence of a group for purposes of Section 13(d)(3) of the Exchange Act or any other purpose. The foregoing information has been derived from a Schedule 13G filed on behalf of the Cooper Hill Reporting Persons, on February 17, 2004.

(12)	Includes 1,842,719 shares of common stock and warrants to purchase up to 260,294 shares. Certain of the shares are held in various denominations by Corsair Capital Partners, L.P., a Delaware limited partnership ("Corsair Capital Partners"), Corsair Long Short International, Ltd., a Cayman Islands exempted company ("Corsair International"), Corsair Select, L.P., a Delaware limited partnership ("Corsair Select"), Corsair Capital Partners 100, L.P., a Delaware limited partnership ("Corsair 100"), Corsair Capital Investors, Ltd., a Cayman Islands exempted company ("Corsair Investors", and together with Corsair Capital Partners, Corsair International, Corsair Select and Corsair 100, the "Corsair Entities"), each of which are private investment funds. Corsair Capital Management, L.L.C. ("Corsair Capital Management") is the investment manager of each of the Corsair Entities, and also is the manager of certain other separately managed accounts which hold additional shares. As the investment manager of the Corsair Entities, and the manager of such other separate accounts, Corsair Capital Management has the power to vote and/or dispose of those shares of common stock held by such persons and accordingly, may be deemed to be the beneficial owner of such shares. Jay R. Petschek ("Petschek") and Steven Major ("Major," and together with the Corsair Entities, Corsair Capital Management and Petschek, the "Corsair Reporting Persons") are the controlling principals of Corsair Capital Management. Further, Mr. Major beneficially owns additional shares of common stock. Accordingly, the Corsair Reporting Persons may collectively be deemed to be the beneficial owners of 2,103,013 shares of common stock, including 1,842,719 shares of common stock and warrants to purchase up to 260,294 shares. Neither the use of the terms "Corsair Entities" or "Corsair Reporting Persons" nor the aggregation of ownership interests by the Corsair Reporting Persons, as described herein, necessarily implies the existence of a group for purposes of Section 13(d)(3) of the Exchange Act or any other purpose. The foregoing information has been derived from a Schedule 13G filed on behalf of certain of the Corsair Reporting Persons, on February 17, 2004 and a Form 13F-HR filed by Corsair Capital Management on November 15, 2004.

(13)	Includes 2,506,998 shares. The shares are held in various denominations by: (i) a separately managed account managed by Jeffrey L. Feinberg, and (ii) JLF Partners I, L.P., JLF Partners II, L.P., and JLF Offshore Fund, Ltd., to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. Collectively, these are the "JLF Reporting Persons." As the investment manager of such accounts and funds, JLF Asset Management, L.L.C. has the power to vote and/or dispose of those shares of common stock held by such persons and accordingly, may be deemed to be the beneficial owner of such shares. Neither the use of the term "JLF Reporting Persons" nor the aggregation of ownership interests by the JLF Reporting Persons, as described herein, necessarily implies the existence of a group for purposes of Section 13(d)(3) of the Exchange Act or any other purpose. The foregoing information has been derived from a Schedule 13G filed on behalf of the JLF Reporting Persons, on August 9, 2004 and a Form 13F-HR filed by JLF Asset Management, L.L.C. on November 15, 2004.

(14)	Valor Capital Management L.P. ("Valor Capital") is an investment vehicle formed for the purpose of investing and trading in a wide variety of securities and financial instruments. Kratky Management, LLC is the general partner and control person of Valor Capital. John M. Kratky III is the managing member and

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control person of Kratky Management, LLC. The foregoing information has been derived from a Schedule 13G filed on behalf of Valor Capital, on October 1, 2004.

(15)	Joseph E. Gallo has sole voting and dispositive powers over 2,069,943 shares of common stock held in the name of certain trusts, of which he serves as trustee. The foregoing information has been derived from a Schedule 13G filed on behalf of Mr. Gallo on December 20, 2004.

(16)	Includes 627,841 shares and options to purchase 2,271,459 shares of common stock. Does not include options to purchase up to 684,791 shares of common stock which may vest more than 60 days after January 14, 2005.

Description of PhotoMedex Common Stock

The authorized capital stock of PhotoMedex consists of 75,000,000 shares of common stock, par value $0.01 per share. Holders of PhotoMedex common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the board of directors out of legally available funds and to share ratably in any distribution of the assets of PhotoMedex after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Holders of the common stock do not have preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to redemption. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Under Delaware law, each holder of a share of common stock is entitled to one vote per share for each matter submitted to the vote of the stockholders, and cumulative voting is allowed for the election of directors, if provided for in the certificate of incorporation of the corporation. The certificate of incorporation of PhotoMedex does not provide for cumulative voting.

The transfer agent for the common stock is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

You can find additional information regarding PhotoMedex in PhotoMedex's filings with the SEC referenced in the section of this joint proxy statement/prospectus titled "Where You Can Find More Information," beginning on page V-2.

INFORMATION ABOUT PROCYTE

Security Ownership of Certain Beneficial Owners and Management of ProCyte

The following table sets forth, as of January 14, 2005, the beneficial common stock ownership of ProCyte common stock by: (i) each of ProCyte's directors, (ii) each executive officer of ProCyte named in the Summary Compensation Table in ProCyte's Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 16, 2004 (see the section entitled "Where You Can Find More Information"), (iii) each person known by ProCyte to be a beneficial holder of 5% or more of its common stock, and (iv) all of ProCyte's executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Shares Beneficially Owned (2)
John F. Clifford(3)	1,160,667	6.98
Robin L. Carmichael (4)	325,901	2.02
Matt L. Leavitt (5)	152,888	*
Robert E. Patterson (6)	124,388	*
John M. Hammer (7)	95,076	*
Robert W. Benson (8)	75,001	*
All directors and executive officers as a group (6 persons)(9)	1,933,921	10.89

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*             Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 14, 2005, are deemed outstanding for computing the percentage ownership of the shareholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other shareholder. Unless otherwise indicated in the footnotes to this table, ProCyte believes shareholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the principal address of each of the persons above is c/o ProCyte Corporation, 8511 154th Avenue NE, Redmond, Washington 98052.

(2)	Percentage of ownership is based on 15,822,516 shares of common stock outstanding as of January 14, 2005, together with any applicable options or warrants for each shareholder.

(3)	Includes 816,667 shares subject to options exercisable within 60 days of January 14, 2005.

(4)	Includes 290,001 shares subject to options exercisable within 60 days of January 14, 2005.

(5)	Includes 48,000 shares subject to options exercisable within 60 days of January 14, 2005.

(6)	Includes 42,000 shares subject to options exercisable within 60 days of January 14, 2005.

(7)	Includes 36,000 shares subject to options exercisable within 60 days of January 14, 2005.

(8)	Includes 75,001 shares subject to options exercisable within 60 days of January 14, 2005.

(9)	Includes 1,307,669 shares subject to options exercisable within 60 days of January 14, 2005.

Description of ProCyte Common Stock

The authorized capital stock of ProCyte consists of 30,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. There are no shares of ProCyte preferred stock outstanding. Holders of ProCyte common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the board of directors out of legally available funds and to share ratably in any distribution of the assets of ProCyte after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Holders of ProCyte common stock do not have preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to redemption. The outstanding shares of ProCyte common stock are validly issued, fully paid and nonassessable.

Under Washington law, each holder of a share of common stock is entitled to one vote per share for each matter submitted to the vote of the shareholders, and, unless the corporation's articles of incorporation provide otherwise, cumulative voting is allowed for the election of directors. The articles of incorporation of ProCyte provide that there is to be no cumulative voting.

The transfer agent for the ProCyte common stock is Computershare Investor Services, 350 Indian Street, Golden, Colorado 80401.

You can find additional information regarding ProCyte in ProCyte's filings with the SEC referenced in the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information," beginning on page V-2. Copies of ProCyte's Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the period ended September 30, 2004, both of which contain important business and financial information about ProCyte and should be read carefully, are delivered with this joint proxy statement/prospectus.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared based on the application of pro forma adjustments to the historical financial statements of PhotoMedex and ProCyte. The following unaudited pro forma condensed statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 reflect the acquisition of ProCyte by PhotoMedex ("ProCyte Acquisition") through the conversion of each share of ProCyte common stock into the right to receive 0.6622 shares of PhotoMedex common stock as if that event had occurred as of January 1, 2003. The unaudited pro forma condensed balance sheet as of September 30, 2004 reflects the ProCyte Acquisition as if it had occurred on September 30, 2004.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the ProCyte Acquisition which will be accounted for in accordance with SFAS No. 141, "Business Combinations." Under purchase accounting, the acquisition consideration is allocated to ProCyte's assets (including identifiable intangible assets) and liabilities based on their estimated fair values. The remaining consideration is allocated to goodwill. Each identifiable intangible with a finite life will be amortized over its estimated life. Goodwill and intangible assets with indefinite lives are not subject to amortization, but will be evaluated on at least an annual basis to test for impairment and adjusted accordingly.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the acquisition described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations of future periods. In the opinion of management of PhotoMedex and ProCyte, all adjustments and disclosures necessary to fairly present the unaudited pro forma condensed consolidated financial statements have been made.

You should read the unaudited pro forma condensed consolidated financial statements in conjunction with the historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of PhotoMedex and ProCyte contained in the annual reports and other information that PhotoMedex and ProCyte have each filed with the SEC and incorporated by reference into, and in the case of ProCyte, delivered with this joint proxy statement/prospectus.

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PhotoMedex
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2004
(In thousands)

	PhotoMedex Historical	ProCyte Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash	$5,322	$5,321	$-		$10,643
Accounts receivable, net	3,898	1,317	-		5,215
Inventories	4,298	2,977	-		7,275
Assets held for sale	-	814	-		814
Prepaid and other	643	295	-		938
Total current assets	14,161	10,724	-		24,885

Property, plant and equipment
Equipment	10,435	325	-		10,760
Leasehold improvements	110	3,141	(3,141)	(1)	110
Less accumulated depreciation and amortization	(5,463)	(3,392)	3,392	(1)	(5,463)
Property, plant and equipment, net	5,082	74	251		5,407

Goodwill	2,944	3,114	12,417	(1)	18,475
Intangible assets	939	84	2,689	(1)	3,712
Deferred tax asset	-	6,938	(6,938)	(1)	-
Other assets	286	38	-		324
Total assets	$23,412	$20,972	$8,419		$52,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion, long term debt and notes payable	$1,020	$-	$-		$1,020
Other current liabilities	5,118	1,416	1,912	(2)	8,446
Total current liabilities	6,138	1,416	1,912		9,466

Other liabilities	35	75	-		110
Long-term debt	1,436	-	-		1,436
Total liabilities	7,609	1,491	1,912		11,011

Stockholders' equity	15,803	19,481	6,507	(2)	41,791
Total liabilities and stockholders' equity	$23,412	$20,972	$8,419		$52,803

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PhotoMedex
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(In thousands, except share and per share information)

	PhotoMedex	ProCyte	Pro Forma Adjustments		Pro Forma
Total revenues	$12,804	$10,140	$-		$22,944
Cost of revenues	7,627	2,774	227	(3)	10,628
Gross profit	5,177	7,366	(227)		12,316

Operating expenses
Selling, general and administrative	7,511	6,653	-		14,164
Engineering and product development	1,326	99	-		1,425
Loss on asset impairment	-	319	-		319
	8,837	7,071	-		15,908

Income (loss) from operations	(3,660)	295	(227)		(3,592)

Interest expense	66	-	-		66
Interest and other income, net	-	(64)	-		(64)
Net income (loss) before tax	(3,726)	359	(227)		(3,594)

Income tax (expense) benefit	-	(137)	137	(4)	-
Net income (loss)	$(3,726)	$222	$(90)		$(3,594)

Earnings (loss) per share from continuing operations
Basic and diluted	$(0.10)				$(0.07)
Average shares outstanding
basic and diluted	38,429		10,474	(5)	48,903

I-97

PhotoMedex
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003
(In thousands, except share and per share information)

	PhotoMedex	ProCyte	Pro Forma Adjustments		Pro Forma
Total revenues	$14,319	$11,538	$-		$25,857
Cost of revenues	10,488	3,201	141	(3)	13,830
Gross profit	3,831	8,337	(141)		12,027

Operating expenses
Selling, general and administrative	9,451	7,444	-		16,895
Engineering and product development	1,777	191	-		1,968
Loss on asset impairment	-	637	-		637
	11,228	8,272	-		19,500

Income (loss) from operations	(7,397)	65	(141)		(7,473)

Interest expense (income), net	46	(144)	-		(98)
Other expense (income), net	-	(50)	-		(50)
Net income (loss) before tax	(7,443)	259	(141)		(7,325)

Income tax (expense) benefit	-	7,082	(7,082)	(4)	-
Net income (loss)	$(7,443)	$7,341	$(7,223)		$(7,325)

Earnings (loss) per share from continuing operations
Basic and diluted	$(0.21)				$(0.16)

Average shares outstanding, basic and diluted	35,134		10,474	(5)	45,608

I-98

PhotoMedex
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(In thousands, except share and per share information)

OVERVIEW

On December 1, 2004, PhotoMedex entered into a merger agreement to acquire ProCyte Corporation for approximately $27,899, consisting of PhotoMedex common stock, options to purchase PhotoMedex common stock and estimated transaction costs. PhotoMedex will be the surviving legal parent and ProCyte will become a wholly-owned subsidiary. PhotoMedex will be the acquirer for accounting purposes.

The merger consideration is a fixed exchange ratio of 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock. As the exchange ratio is fixed, the fair value of PhotoMedex common stock is based on the average stock price of $2.29 per share on the date the merger was announced and two days prior to and two days after the announcement.

The estimate of the purchase price is as follows:

Fair value of common stock to be issued (1)	$24,027
Fair value of options to be assumed, net of deferred compensation (2)	2,231
Transaction costs (3)	1,641
Total estimated purchase price	$27,899

(1) Based on 15,816,762 outstanding shares of ProCyte common stock at December 28, 2004, multiplied by the exchange ratio of 0.6622 shares of PhotoMedex common stock for each share of ProCyte common stock at the average PhotoMedex stock price of $2.29 per share.

(2) The estimated fair value using the Black-Scholes option pricing model for the 1,236,659 options to acquire PhotoMedex common stock at exercise prices ranging from $0.74 to $2.22 per share to be issued in connection with the merger and using a risk-free interest rate of 3.164%, expected dividend yield of zero, expected volatility of 100% and an average remaining term of 7.39 years is $2,470. This amount is reduced by an estimated $239 of deferred compensation related to the unvested options.

(3) Does not include $270 of costs to be assumed in issuing and registering the PhotoMedex common stock to ProCyte shareholders.

Balance Sheet

PhotoMedex will pay approximately $27,899 in aggregate consideration to acquire ProCyte. The purchase price will be allocated to tangible and intangible assets based on an estimate of the fair value of the assets acquired and the liabilities assumed. The following allocation of the aggregate purchase price is preliminary and subject to adjustment based on the final determination of the purchase price and the fair value of the assets acquired and the liabilities assumed.

Current assets	$10,724
Property plant and equipment	325
Identifiable intangible assets	2,773
Goodwill	15,531
Other assets	38
Current liabilities excluding accrued transaction costs	(1,416)
Other liabilities	(75)
Total purchase price	$27,899

I-99

(1) Pro forma adjustments to assets consist of the following:

	Property, plant and equipment	Intangibles, deferred tax	Goodwill
Fair value adjustment to property, plant and equipment	$251	$-	$-
Fair value of intangibles acquired	-	2,689	-
Fair value adjustment of deferred tax asset		(6,938)
Eliminate ProCyte historical goodwill	-	-	(3,114)
Record new goodwill	-	-	15,531
	$251	$(4,249)	$12,417

(2) Pro forma adjustments to liabilities and equity consist of the following:

	Liabilities	APIC and common stock	Deferred compensation	Accumulated deficit
Estimated costs of acquisition	$1,912	$(270)	$-	$-
Eliminate ProCyte's equity	-	(85,443)	42	65,920
Value of PhotoMedex shares exchanged	-	24,027	-	-
Fair value of options assumed	-	2,470	(239)	-
	$1,912	$(59,216)	$(197)	$65,920

(3) Pro forma statements of operations of PhotoMedex have been prepared as if the acquisition had occurred as of January 1, 2003 and consist of the following adjustments:

	Nine months ended September 30, 2004	Year ended December 31, 2003
Increase (reduce) depreciation expense	(50)	(229)
Increase (reduce) intangible amortization expense	277	370
Adjustments to pretax profit	$227	$141

(4) On a pro forma basis, the consolidated company would have recorded no tax expense or benefit in the periods presented.

(5) Reflects the issuance of 10,473,859 shares of common stock in connection with the acquisition of ProCyte.

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Comparative Per Share Data

The following table presents:

•	the basic and diluted net loss per common share and book value per share data for each of PhotoMedex and ProCyte on a historical basis, and

•	the historical basic and diluted net loss per common share and book value per share for the consolidated company on an equivalent pro forma consolidated basis.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods and should not be construed as representative of future operations. Neither PhotoMedex nor ProCyte declared any cash dividends for the periods presented below.

The historical book value per share has been calculated by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period.

The pro forma book value per share has been calculated by dividing pro forma stockholders' equity by the pro forma number of shares of PhotoMedex common stock which would have been outstanding had the merger been consummated as of the balance sheet date. Pro forma consolidated net loss, pro forma stockholders' equity and the pro forma number of shares of PhotoMedex common stock outstanding have been derived from the unaudited pro forma condensed consolidated financial statements appearing elsewhere in this joint proxy statement/prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of PhotoMedex and ProCyte, the PhotoMedex and ProCyte unaudited pro forma condensed consolidated financial statements, and the separate historical financial statements of PhotoMedex and ProCyte and related notes incorporated by reference into or delivered with this joint proxy statement/prospectus.

	Historical		Consolidated
	PhotoMedex	ProCyte	pro forma
Basic earnings (loss) per share
Nine months ended September 30, 2004	$(0.10)	$0.01	$(0.07)
Year ended December 31, 2003	(0.21)	0.47	(0.16)

Diluted earnings (loss) per share
Nine months ended September 30, 2004	(0.10)	0.01	(0.07)
Year ended December 31, 2003	(0.21)	0.46	(0.16)

Book value per common share at September 30, 2004	0.39	1.23	0.83

I-101

COMPARISON OF RIGHTS OF HOLDERS OF PHOTOMEDEX
COMMON STOCK AND PROCYTE COMMON STOCK

Upon completion of the merger, holders of ProCyte common stock will become entitled to receive PhotoMedex common stock. PhotoMedex is incorporated under the laws of the State of Delaware and ProCyte is incorporated under the laws of the State of Washington. Before the completion of the merger, the rights of holders of ProCyte common stock are governed by the Washington Business Corporation Act, or the WBCA, the restated articles of incorporation, as amended, of ProCyte and the amended and restated bylaws of ProCyte. After the completion of the merger, ProCyte shareholders will become stockholders of PhotoMedex, and their rights will be governed by the Delaware General Corporation Law, or the DGCL, the restated certificate of incorporation of PhotoMedex, as amended, and the amended and restated bylaws of PhotoMedex.

In addition, certain provisions of the DGCL and the charter documents of PhotoMedex may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of PhotoMedex's common stock. Several provisions of the DGCL and in PhotoMedex's certificate of incorporation and bylaws, including, without limitation,

•	Section 203 of the DGCL, which prohibits a business combination between a corporation and an interested stockholder within three years of the stockholder becoming an interested stockholder, except in limited circumstances;

•	the bylaws of PhotoMedex provide that a special meeting may be convened at any time by the chairman of the board, the president of PhotoMedex or by resolution adopted by holders of at least two-thirds of the voting power of all outstanding shares of voting stock;

•	PhotoMedex's bylaws may be repealed, altered or amended or new bylaws adopted by (i) the affirmative vote of not less than two-thirds of the outstanding shares of stock entitled to vote upon the election of directors or (ii) the board of directors; provided, however, that any bylaws made by the directors may be amended, altered or repealed by the stockholders; and

•	the PhotoMedex bylaws provide that any action which is required by statute to be taken or may be taken at a meeting must be effected at such a meeting,

may discourage unilateral tender offers or other attempts to take over and acquire the business of PhotoMedex. These provisions in the DGCL or in the certificate of incorporation and bylaws of PhotoMedex are generally described below. The application of these provisions also could have the effect of delaying or preventing a change in control or management. Other than the application of these provisions, there are no existing provisions of PhotoMedex's certificate of incorporation or bylaws, or other present arrangements, agreements or understandings which could be deemed to have material anti-takeover effects.

Although there are substantial similarities between the WBCA and the DGCL as well as between the charters and bylaws of PhotoMedex and ProCyte, a number of differences do exist. The following is a summary of the material differences between the rights of PhotoMedex stockholders and the rights of ProCyte shareholders. Although we believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of PhotoMedex stockholders and ProCyte shareholders and it is qualified in its entirety by reference to the DGCL, the WBCA, and the various documents of PhotoMedex and ProCyte we refer to in this summary. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to in this joint proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of PhotoMedex and being a shareholder of ProCyte. PhotoMedex and ProCyte have filed with the SEC their respective documents referred to herein and will send copies of these documents to you upon your request. See the section entitled "Where You Can Find More Information."

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	PhotoMedex Stockholder Rights	ProCyte Shareholder Rights
Authorized capital stock	The restated certificate of incorporation, as amended, of PhotoMedex provides that the authorized capital stock of PhotoMedex consists of 75,000,000 shares of common stock, $0.01 par value per share.

The restated articles of incorporation, as amended, of ProCyte provide that the authorized capital stock of ProCyte consists of 30,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. There are no shares of preferred stock outstanding.

Size of board of directors
Delaware law provides that the board of directors of a Delaware corporation must consist of one or more directors with the number specified in or fixed in accordance with the certificate of incorporation or bylaws. The PhotoMedex bylaws provide that the number of directors will be fixed from time to time by the PhotoMedex board of directors. The bylaws of PhotoMedex provide that the board of directors shall consist of at least three and not more than eight members as determined by resolution of the board of directors. The number of PhotoMedex directors is currently fixed at seven.

Washington law provides that the board of directors of a Washington corporation must consist of one or more directors, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The ProCyte bylaws provide that the number of directors will be fixed from time to time by the ProCyte board of directors. The bylaws of ProCyte provide that the board of directors shall consist of at least two and not more than nine members as determined by resolution of the board of directors. The number of ProCyte directors is currently fixed at four.

Cumulative voting
Delaware law allows for a corporation's certificate of incorporation to permit stockholders to cumulate their votes. However, the certificate of incorporation of PhotoMedex does not so provide, and accordingly, holders of PhotoMedex common stock have no cumulative voting rights in connection with the election of directors.

Under Washington law, unless a corporation's articles of incorporation provide otherwise, shareholders are permitted to cumulate their votes in connection with the election of directors. The articles of incorporation of ProCyte provide that there is to be no cumulative voting.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights
Special meetings of stockholders or shareholders

Under Delaware law, a special meeting of the stockholders may be called by the board of directors of the corporation or by any other person authorized to do so in the certificate of incorporation or bylaws. The PhotoMedex bylaws provide that a special meeting may be convened at any time by the chairman of the board, the president of PhotoMedex or by resolution adopted by holders of at least two-thirds of the voting power of all outstanding shares of voting stock.

Under Washington law, a special meeting of the shareholders may be called by a corporation's board of directors, the persons authorized to do so in the corporation's articles of incorporation or bylaws or, unless limited or denied by a corporation's articles of incorporation, by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The ProCyte bylaws provide that the chairman of the board, the president or the board of directors of ProCyte may convene a special meeting at any time, or, under certain conditions, holders of not less than 10% of the votes entitled to be cast on any issue proposed to be considered at a special meeting can make written demand for such a special meeting.

Notice of stockholder or shareholder meetings
In accordance with Delaware law, PhotoMedex's bylaws provide that written notice of any stockholders meeting must be given to each stockholder entitled to vote not less than 10 or more than 60 days before the date of the meeting.

In accordance with Washington law, the ProCyte bylaws provide that written notice of any shareholders meeting must be given to each shareholder entitled to vote not less than 10 nor more than 60 days before the meeting, except that notice of not less than 20 or more than 60 days before the meeting must be given in the case of a meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets or the dissolution of the corporation.

Action by written consent of stockholders without a meeting	As permitted by Delaware law, the PhotoMedex bylaws provide that any action which is required by statute to be taken or may be taken at a meeting must be effected at such a meeting.
Under Washington law and the ProCyte bylaws, action by the shareholders may be taken without a meeting only if written consents approving the action are signed by all shareholders entitled to vote on the action and delivered to the corporation.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

Removal of directors

Delaware law provides that stockholders holding a majority of shares entitled to vote may remove any director or the entire board of directors; provided, however, that in the case of a Delaware corporation with a classified board, unless otherwise provided in the certificate of incorporation, stockholders may only remove a director for cause. PhotoMedex does not have a classified board of directors. PhotoMedex's bylaws provide that at a special meeting called for such purpose, the board of directors, or an individual director, may be removed, with or without cause, by a vote of the stockholders holding a majority of the shares entitled to vote at an election of directors.

Under Washington law, a director may be removed with or without cause unless a corporation's articles of incorporation provide that directors may be removed only for cause. The articles of incorporation of ProCyte do not so provide. Under Washington law, a director may be removed by the shareholders only at a special meeting called for the purpose of removing such director, and such director will be removed if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Vacancies on the board of directors
Delaware law provides that, unless the governing documents of a Delaware corporation provide otherwise, vacancies and newly created directorships resulting from a resignation or an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum. PhotoMedex's certificate of incorporation and bylaws provide that vacancies and newly created directorships may only be filled by a majority of the remaining directors then in office, even if less than a quorum. Any vacancy created by an increase in the number of directors may be filled by the PhotoMedex board of directors for a term of office continuing only until the next election of directors by the stockholders.

Under Washington law, unless a corporation's articles of incorporation provide otherwise, a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the board of directors, or if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of all the directors in office. The articles of incorporation and bylaws of ProCyte provide that a vacancy may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Any vacancy created by an increase in the number of directors may be filled by the ProCyte board of directors for a term of office continuing only until the next election of directors by the shareholders.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

Amendment of articles of incorporation or certificate of incorporation

Under Delaware law, PhotoMedex's certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and thereafter approved by holders of a majority of the outstanding stock entitled to vote thereon.

Under Washington law, a board of directors may adopt one or more amendments to the articles of incorporation to make certain ministerial changes without shareholder action, including changes to the corporate name and, if the corporation has only one class of shares outstanding, changes to the number of outstanding shares in order to effectuate a stock split or stock dividend, or changes to, or the elimination of, provisions with respect to the par value of a corporation's stock. Other amendments to the articles of incorporation must be recommended to the shareholders by the board of directors and the holders of a majority of the outstanding shares of stock entitled to vote on the amendment must approve the amendment unless another percentage is specified:
  in the articles of incorporation,

  by the board of directors as a condition to its recommendation or by the provisions of the WBCA.

Amendment of bylaws
In accordance with Delaware law, PhotoMedex's bylaws may be repealed, altered or amended or new bylaws adopted by (i) the affirmative vote of not less than two-thirds of the outstanding shares of stock entitled to vote upon the election of directors or (ii) the board of directors; provided, however, that any bylaws made by the directors may be amended, altered or repealed by the stockholders.

Under Washington law, a corporation's board of directors can amend or repeal the bylaws, or adopt new bylaws, unless the articles of incorporation or the WBCA reserves this power exclusively to the shareholders in whole or in part (the articles of incorporation of ProCyte do not do so) or if the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. A corporation's shareholders may amend or repeal the bylaws, or adopt new bylaws.

I-106

PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

Delivery and notice requirements of shareholder or stockholder nominations and proposals

PhotoMedex's bylaws provide that for business to be properly brought before a meeting of stockholders, PhotoMedex must deliver notice, not fewer than 10 days nor more than 60 days in advance of the date of that meeting.

The bylaws of ProCyte provide that any written notice required to be delivered by a shareholder to ProCyte must be given, either by personal delivery or by registered or certified mail, postage prepaid to the Secretary at ProCyte's executive offices. ProCyte's bylaws also include advance notice provisions that require shareholders desiring to bring nominations or other business before an annual shareholders' meeting to do so in accordance with the terms of such provisions. These advance notice provisions require that, among other things, shareholders give timely written notice, in proper form, to the Secretary of ProCyte regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at ProCyte's principal executive offices not more than 90, but not fewer than 60, days prior to the date of the ProCyte's annual meeting, as determined under the bylaws.

Proxies
Under Delaware law, each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may grant a proxy, but no such proxy may be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, the appointment is coupled with an interest.

Under Washington law, a proxy is valid for eleven months after receipt of the appointment form, unless the form provides for a longer period. The proxy is revocable unless it states that it is irrevocable and the appointment is coupled with an interest.

Preemptive rights
Delaware law provides that no stockholder will have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants these rights. PhotoMedex's certificate of incorporation does not grant any preemptive rights.

Under Washington law, shareholders have preemptive rights unless the corporation's articles of incorporation provide otherwise. The articles of incorporation of ProCyte provide that no statutory preemptive rights will exist with respect to the shares of capital stock of ProCyte.

Stockholder and shareholder rights plans	PhotoMedex does not have a stockholder rights plan.	ProCyte does not have a shareholder rights plan. Rights issued under ProCyte's 1994 shareholder rights plan expired, by their terms, on December 7, 2004.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

Dividends

Under Delaware law, the board of directors may declare and pay dividends out of its surplus or, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the fiscal year preceding the fiscal year in which the dividend was declared, provided that the payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

Under Washington law, a board of directors may approve, and a corporation may make, a distribution to shareholders only to the extent that:
  such distribution does not leave the corporation unable to pay its debts as they become due in the usual course of business, and after the distribution, the corporation's total assets would not be less than the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Limitation of personal liability of directors
In accordance with Delaware law, PhotoMedex's certificate of incorporation provides that a director of PhotoMedex will not be personally liable to PhotoMedex or PhotoMedex's stockholders for monetary damages for breach of fiduciary duties, except for liability for:
  any breach of the director's duty of loyalty to PhotoMedex or PhotoMedex's stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

  any transaction from which the director derived an improper personal benefit.

The ProCyte articles of incorporation provide that, to the full extent permitted by Washington law, a director of ProCyte will not be liable to ProCyte or the ProCyte shareholders for monetary damages for conduct as a director. Washington law provides that liability cannot be limited or eliminated for:
  intentional misconduct;

  knowing violations of law;

  actions that result in a personal benefit in money, property or services to which the director was not legally entitled; or

  unlawful distributions.

I-108

PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

Indemnification of directors and officers

In accordance with Delaware law, PhotoMedex's certificate of incorporation provides that director of PhotoMedex will not be person liable to PhotoMedex or PhotoMedex's stockholders for monetary damages for breach of fiduciary duties, except for liability for:
  any breach of the director's duty of loyalty to PhotoMedex or PhotoMedex's stockholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

  any transaction from which the director derived an improper personal benefit.
PhotoMedex's bylaws require PhotoMedex to indemnify its directors and officers to the full extent permitted by the DGCL. In addition, PhotoMedex must advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because he is or was a director or officer of PhotoMedex, or is or was serving at the request of PhotoMedex as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of any such proceeding, promptly following a request for advance, all expenses incurred by any director or officer in connection with such proceeding if the individual provides an undertaking to repay all amounts if it is ultimately determined that that the person is not entitled to be indemnified under the bylaws or otherwise.

Notwithstanding the foregoing, PhotoMedex is not required to indemnify a director or officer in connection with any proceeding initiated by that person or any proceedings by that person against PhotoMedex or PhotoMedex's directors, officers or other agents unless:
  the indemnification is expressly required by law;

Under Washington law, the standards for allowing indemnification of officers and directors are substantially the same as those under Delaware law. The ProCyte articles of incorporation require ProCyte to indemnify its directors and officers to the fullest extent permitted by Washington law against liability arising out of a proceeding to which such individual was made a party because the individual is or was a director or an officer of ProCyte. The ProCyte bylaws provide that each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of ProCyte or, that being or having been a director or officer of ProCyte, he or she is or was serving at the request of ProCyte as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of a proceeding is alleged action (or inaction) in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, will be indemnified and held harmless by ProCyte against all losses, claims, damages, liabilities or expenses actually and reasonably incurred or suffered by the individual in connection therewith, and the indemnification will continue as to an individual who has ceased to be a director, officer, partner, trustee, employee or agent and will inure to the benefit of the individual's heirs, executors and administrators.

Notwithstanding the foregoing, ProCyte is only required to indemnify an individual in connection with a proceeding initiated by that individual if the proceeding was authorized or ratified by the board of directors. ProCyte must advance expenses incurred by an individual in defending any proceeding in advance of its final disposition, except

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

  the proceeding was authorized by the board of directors;

  the indemnification is provided by PhotoMedex in its sole discretion; or

  a court of competent jurisdiction holds that PhotoMedex is required to provide the indemnification.
The right to indemnification is not exclusive of any other right which that individual may have or hereafter acquire under any statute, provision of PhotoMedex's certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

PhotoMedex is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, and purchase insurance on behalf of any person required or permitted to be indemnified.

where the board of directors has adopted a resolution expressly disapproving such advancement of expenses, if the individual undertakes to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the individual is not entitled to be indemnified under the bylaws or otherwise. An individual's right to advancement of expenses is conditioned upon the individual:
  delivering the undertaking; and

  providing to ProCyte a written affirmation of the individual's good faith belief that any applicable standards of conduct have been met by the individual.
Washington law provides that a corporation may not indemnify a director or officer in connection with:
  a proceeding by or in the right of the corporation in which the director or officer did not meet the standards of conduct described in the WBCA; or

  any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in such individual's official capacity, in which the director or officer is adjudged liable on the basis that personal benefit was improperly received.
ProCyte is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, and purchase insurance on behalf of any person required or permitted to be indemnified.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights
Dissenters' rights

Delaware law provides stockholders of a Delaware corporation involved in a merger the right to demand and receive payment of the fair value of their stock in specific mergers. However, except in limited circumstances, appraisal rights are not available to holders of shares:
  listed on a national securities exchange;

  designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

  held of record by more than 2,000 stockholders.

Dissenters' appraisal rights are not available to PhotoMedex stockholders with respect to the merger.

Under Washington law, a shareholder is entitled to dissent from, and obtain the fair value in cash of his or her shares in connection with, certain corporate actions, including certain mergers, share exchanges, and sales or exchanges of all or substantially all of the corporation's property other than in the usual and regular course of business, and any amendment of the articles of incorporation that materially reduces shares owned to a fraction of a share if the fractional share so created is to be acquired for cash.

In order to exercise dissenters' rights, a ProCyte shareholder must comply with the procedures set forth in Chapter 23B.13 of the WBCA, a copy of which is attached to this joint proxy statement/prospectus as Annex D. A summary of Chapter 23B.13 is set forth in the section entitled "Dissenters' or Appraisal Rights."

Certain business combination restrictions
The DGCL contains a business combination statute that protects publicly-traded Delaware corporations, such as PhotoMedex, from hostile takeovers, and from actions following the takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation. Section 203 of the DGCL prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless:
  prior to the time the person becomes an interested stockholder, the board of directors of the target corporation approved either the business combination or the transaction which will result in the person becoming an interested stockholder;

  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation excluding for purposes of
Under Washington law, public companies based in Washington (or that have significant business contacts with the state) are prohibited, with specific exceptions, from engaging in significant business transactions with any person or group of persons who beneficially own 10% or more of the voting shares of the target corporation for a period of five years after such share acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the board of directors of the target corporation prior to the time of the initial acquisition of shares by the acquiring person. These significant business transactions include:
  a merger, share exchange or consolidation with, a disposition of assets with an aggregate market value over 5% of the total market value of all of the target's assets or all of the target's outstanding shares to, or the issuance or redemption of shares to or from, the acquiring person or its affiliates or associates;

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights

determining the number of shares outstanding, those shares owned by (i) persons who are both officers and directors, and (ii) specific employee benefit plans; or
  after the person becomes an interested stockholder, the business combination is approved by the target corporation's board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

A corporation can elect not to be governed by Section 203, however, PhotoMedex has not made this election and is therefore governed by Section 203.

  termination of 5% or more of the Washington-based employees of the target corporation over the course of the five-year period following the acquiring person's acquisition of 10% or more of the shares of the target corporation, if such termination is the result of the acquiring person's acquisition;

  the liquidation or dissolution of the target corporation pursuant to an arrangement with an acquiring person;

  a reclassification of securities of the target corporation pursuant to an arrangement with the acquiring person that has the effect of increasing the proportionate share of voting securities owned by the acquiring person; or
  an issuance to the acquiring person, or a transfer or redemption in favor of the acquiring person, by the target corporation of shares, options, warrants or other rights to acquire shares of the target corporation if the issuance, transfer or redemption is not made to all shareholders of the target corporation on the same proportional basis.
After the five-year period, certain significant business transactions still may not occur unless they comply with certain fair price provisions of the statute or are approved by the disinterested shareholders.

The ProCyte board of directors has expressly approved the merger agreement and the stockholder agreements so that the restrictions set forth above with respect to business combinations do not apply to the merger agreement or the stockholder agreements or the transactions contemplated thereby.

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PhotoMedex Stockholder Rights	ProCyte Shareholder Rights
Vote on certain fundamental issues

Delaware law permits a corporation to include supermajority provisions in its certificate of incorporation and bylaws with respect to the approval of various issues. However, other than the effect of Section 203 of the DGCL (as described above) and the amendment of PhotoMedex's bylaws, the articles of incorporation and bylaws of PhotoMedex do not contain any supermajority voting requirement provisions related to matters upon which the stockholders of PhotoMedex may vote.

Under Washington law, the following must be approved by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group:
  a merger,

  a share exchange,

  a sale of all, or substantially all, of a corporation's assets, other than in the ordinary course of business; and

  a dissolution.

A corporation may provide for lower voting requirements for these fundamental actions, provided that the minimum vote requirement may not be below a majority of all votes entitled to be cast. The articles of incorporation of ProCyte do not contain such a provision.

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CHAPTER II - THE PHOTOMEDEX SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to you as part of the solicitation of proxies by the PhotoMedex board of directors for use at the special meeting of PhotoMedex stockholders to be held on March 3, 2005, and at any adjournment or postponement of the PhotoMedex special meeting. PhotoMedex is first mailing this joint proxy statement/prospectus, this notice of special meeting of stockholders and the enclosed proxy card to PhotoMedex stockholders on or about January 25, 2005.

Time and Place of the PhotoMedex Special Meeting

The PhotoMedex special meeting will be held at PhotoMedex's corporate offices at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936, on March 3, 2005 at 9:00 a.m., Eastern time.

Purpose of the PhotoMedex Special Meeting

At the PhotoMedex special meeting, PhotoMedex stockholders will be asked to:

•	consider and vote on a proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the Agreement and Plan of Merger dated as of December 1, 2004, by and among PhotoMedex, Gold Acquisition Corp., a wholly-owned subsidiary of PhotoMedex, and ProCyte, the terms of which provide that Gold Acquisition Corp. will merge with and into ProCyte, with ProCyte as the surviving corporation. As a result of the merger, ProCyte will become a wholly-owned subsidiary of PhotoMedex. In the merger, each share of ProCyte common stock outstanding immediately prior to the effective time of the merger will be converted into 0.6622 shares of PhotoMedex common stock, plus cash in lieu of fractional shares. In addition, PhotoMedex will assume ProCyte's stock options plans and certain ProCyte stock purchase options with a per share exercise price of $2.00 or less;

•	consider and vote on any proposal to adjourn the PhotoMedex special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal;

•	approve an amendment to the PhotoMedex 2000 Stock Option Plan to increase the number of shares of PhotoMedex common stock reserved for issuance thereunder from 3,350,000 to 4,350,000 shares (for more information on this proposal, see "Other PhotoMedex Special Meeting Proposal - Proposal 3 - Amendment of Amended and Restated 2000 Stock Option Plan," beginning at page IV-1 of this joint proxy statement/prospectus); and

•	transact any other business that may properly come before the PhotoMedex special meeting or any adjournment or postponement thereof.

PhotoMedex knows of no other matters to be brought before the PhotoMedex special meeting. If any matter incident to the conduct of the PhotoMedex special meeting should be brought before the PhotoMedex special meeting, the persons named in the proxy card will vote in their discretion.

Record Date; Stock Entitled to Vote; Quorum

The PhotoMedex board of directors has fixed the close of business on January 14, 2005 as the record date for the PhotoMedex special meeting. Only holders of PhotoMedex common stock on the record date will be entitled to vote at the PhotoMedex special meeting and any adjournment or postponement thereof. At the record date, 40,075,019 shares of PhotoMedex common stock were outstanding and entitled to vote held by approximately 850 stockholders of record.

The presence, in person or by proxy, of a majority of the shares of PhotoMedex common stock is necessary to constitute a quorum at the PhotoMedex special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the PhotoMedex special meeting for purposes of determining a quorum. Properly

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executed proxies marked ABSTAIN will be deemed present for purposes of determining whether a quorum has been achieved. Proxies held by brokers in street name that are not voted on all proposals to come before the PhotoMedex special meeting will also be deemed present for purposes of determining whether a quorum has been achieved.

Required Vote

Required Vote for Approval of the Issuance of PhotoMedex Common Stock in Connection with the Merger (Proposal 1)

The rules of The Nasdaq Stock Market require stockholder approval of the issuance of the PhotoMedex common stock pursuant to the merger agreement. The affirmative vote, in person or by proxy, of at least a majority of the shares present or represented by proxy and entitled to vote at the PhotoMedex special meeting, where a quorum is present, is required to approve the issuance of the PhotoMedex common stock pursuant to the merger agreement. A vote in favor of such share issuance will constitute a vote in favor of the issuance of all shares of PhotoMedex common stock that may be issued in connection with the merger, including the shares which may be issuable upon the exercise of ProCyte stock options to be assumed by PhotoMedex pursuant to the merger agreement. Abstentions on Proposal 1 will have the effect of a vote against the proposal. Broker non-votes on Proposal 1 will have no effect on the vote for such proposal.

Required Vote for Any Proposal to Adjourn the PhotoMedex Special Meeting (Proposal 2)

In order to approve the adjournment of the PhotoMedex special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the issuance of PhotoMedex common stock in connection with the merger, PhotoMedex must obtain, in favor of Proposal 2, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on any adjournment proposal, where a quorum is present. Abstentions on Proposal 2 will have the effect of a vote against such proposal. Broker non-votes on Proposal 2 will have no effect on the vote on such proposal.

All other matters, if any, presented for approval at the PhotoMedex special meeting will generally require the affirmative vote of the holders of a majority of the shares of PhotoMedex common stock present in person or by proxy, and entitled to vote on the matter. As a result, with respect to the other matters, if any, presented for approval at the PhotoMedex special meeting, the failure to submit a proxy card or to vote in person at the PhotoMedex special meeting and broker non-votes will not be counted FOR or AGAINST for purposes of determining whether such matters have received the requisite approval by PhotoMedex stockholders. However, stockholder abstentions, whether pursuant to a properly marked proxy card or a vote in person at the PhotoMedex special meeting, will have the effect of a vote AGAINST such matters.

As of January 14, 2005, PhotoMedex's directors and executive officers beneficially owned approximately 1.57% of the outstanding shares of PhotoMedex common stock. It is anticipated that all of the directors and executive officers of PhotoMedex will vote in favor of the issuance of the PhotoMedex common stock pursuant to the merger agreement. However, they have not entered into any agreements to do so.

Proxies; Voting and Revocation

All shares of PhotoMedex common stock represented by properly executed proxy cards received in time for the PhotoMedex special meeting will be voted at the PhotoMedex special meeting in the manner specified in such proxies. Shares of PhotoMedex common stock represented by properly executed proxy cards that do not contain voting instructions with respect to the proposal to approve the issuance of shares of PhotoMedex common stock pursuant to the merger agreement or the adjournment proposal will be voted FOR such proposal(s).

If you are a PhotoMedex stockholder, you may change your vote at any time prior to the vote at the PhotoMedex special meeting. If you are the stockholder of record, you may change your vote by:

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•	delivering to the Secretary of PhotoMedex or to MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte, a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	delivering a signed notice of revocation to the Secretary of PhotoMedex or to MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte; or

•	attending the PhotoMedex special meeting and voting in person. However, your attendance alone will not revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the PhotoMedex special meeting and voting in person.

If you have any questions about the proposed merger, including how to complete and return your proxy card, or if you need additional copies of the joint proxy statement/prospectus or the enclosed proxy, please contact:

Davis Woodward
Corporate Counsel
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Telephone: (215) 619-3278

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

Solicitation of Proxies

Proxies will be solicited through the mail and directly by officers, directors and employees of PhotoMedex not specifically employed for such purpose, without additional compensation. In addition to solicitation by mail, PhotoMedex's directors, officers and employees may solicit proxies by telephone, fax, and telegram, via the Internet or in person. PhotoMedex will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. PhotoMedex will bear the cost of soliciting proxies from PhotoMedex stockholders, filing, printing and mailing this joint proxy statement/prospectus and related proxy materials. PhotoMedex and ProCyte have jointly retained MacKenzie Partners to assist with the solicitation of proxies from PhotoMedex stockholders and ProCyte shareholders, for which PhotoMedex and ProCyte will pay MacKenzie Partners an aggregate fee for solicitation services for both meetings of approximately $12,500, plus reimbursement of expenses.

PhotoMedex Board of Directors Recommendation

The PhotoMedex board of directors has unanimously approved the merger agreement, has deemed the merger agreement advisable and fair to and in the best interests of PhotoMedex and recommends a vote FOR approval of the issuance of shares of PhotoMedex common stock pursuant to the merger agreement and FOR the adjournment proposal. The PhotoMedex board of directors also has approved and recommends a vote FOR approval of the proposal to increase the number of shares of PhotoMedex common stock reserved for issuance under the PhotoMedex 2000 Stock Option Plan.

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CHAPTER III - THE PROCYTE SPECIAL MEETING

This joint proxy statement/prospectus is being furnished to ProCyte shareholders as part of the solicitation of proxies by the ProCyte board of directors for use at the ProCyte special meeting of ProCyte shareholders to be held on March 3, 2005, and at any adjournment or postponement of the ProCyte special meeting. ProCyte is first mailing this joint proxy statement/prospectus, this notice of the ProCyte special meeting of shareholders and the enclosed proxy card to ProCyte shareholders on or about January 25, 2005.

Time and Place of the ProCyte Special Meeting

The ProCyte special meeting will be held at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004, on March 3, 2005 at 9:00 a.m., Pacific time.

Purpose of the ProCyte Special Meeting

At the ProCyte special meeting, ProCyte shareholders will be asked to:

•	consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of December 1, 2004, by and among PhotoMedex, Gold Acquisition Corp., a wholly-owned subsidiary of PhotoMedex, and ProCyte, the terms of which provide that Gold Acquisition Corp. will merge with and into ProCyte, with ProCyte as the surviving corporation. As a result of the merger, ProCyte will become a wholly-owned subsidiary of PhotoMedex. In the merger, each share of ProCyte common stock outstanding immediately prior to the effective time of the merger will be converted into 0.6622 shares of PhotoMedex common stock, plus cash in lieu of fractional shares. In addition, PhotoMedex will assume ProCyte's stock options plans and certain outstanding ProCyte stock purchase options with a per share exercise price of $2.00 or less;

•	consider and vote on any proposal to adjourn the ProCyte special meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and

•	transact any other business that may properly come before the ProCyte special meeting or any adjournment or postponement thereof.

ProCyte knows of no other matters to be brought before the ProCyte special meeting. If any matter incident to the conduct of the ProCyte special meeting should be brought before the ProCyte special meeting, the persons named in the proxy card will vote in their discretion.

Record Date; Stock Entitled to Vote; Quorum

The ProCyte board of directors has fixed the close of business on January 14, 2005 as the record date for the ProCyte special meeting. Only holders of ProCyte common stock on the record date will be entitled to vote at the ProCyte special meeting and any adjournment or postponement thereof. At the record date, 15,822,516 shares of ProCyte common stock were outstanding and entitled to vote held by approximately 370 shareholders of record.

The presence, in person or by proxy, of a majority of the shares of ProCyte common stock is necessary to constitute a quorum at the ProCyte special meeting. Abstentions and broker non-votes will be included in the determination of shares present at the ProCyte special meeting for purposes of determining a quorum. Properly executed proxies marked ABSTAIN will be deemed present for purposes of determining whether a quorum has been achieved. Proxies held by brokers in street name that are not voted on all proposals to come before the ProCyte special meeting also will be deemed present for purposes of determining whether a quorum has been achieved.

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Required Vote

Required Vote for Approval of the Agreement and Plan of Merger (Proposal 1)

Approval of Proposal 1 to approve the merger agreement requires the affirmative vote of the holders of two-thirds of the shares of ProCyte common stock outstanding on the record date. Accordingly, the failure to submit a proxy card or to vote in person at the ProCyte special meeting, abstentions by a shareholder and broker non-votes will have the same effect as a vote AGAINST the merger agreement.

Required Vote for Approval of Adjournment of the ProCyte Special Meeting (Proposal 2)

In order to approve adjournment of the ProCyte special meeting, if necessary, to solicit additional proxies in favor of the merger agreement, the votes cast for Proposal 2 must exceed the votes cast against Proposal 2 at the ProCyte special meeting, at which a quorum is present. Abstentions and broker non-votes on Proposal 2 will have no effect on the vote on such proposal.

All other matters, if any, presented for approval at the ProCyte special meeting will be approved if the votes cast in favor of the action exceed the votes cast against the action at the ProCyte special meeting, at which a quorum is present. As a result, with respect to the other matters, if any, presented for approval at the ProCyte special meeting, the failure to submit a proxy card or to vote in person at the ProCyte special meeting and broker non-votes will not be counted FOR or AGAINST for purposes of determining whether such matters have received the requisite approval by ProCyte shareholders. Similarly, shareholder abstentions, whether pursuant to a properly marked proxy card or a vote in person at the ProCyte special meeting, will have no effect on the vote on such proposal.

As of January 14, 2005, ProCyte's directors and executive officers beneficially owned approximately 3.9% of the outstanding shares of ProCyte common stock. These directors and officers have entered into stockholder agreements with PhotoMedex, pursuant to which they have agreed to vote in favor of the approval of the merger agreement and any matter that could reasonably be expected to facilitate the merger. The form of stockholder agreement is attached as Annex F to this joint proxy statement/ prospectus. You should read it in its entirety.

Proxies; Voting and Revocation

All shares of ProCyte common stock represented by properly executed proxy cards received in time for the ProCyte special meeting will be voted at the ProCyte special meeting in the manner specified in such proxies. Shares of ProCyte common stock represented by properly executed proxy cards that do not contain voting instructions with respect to the proposal to approve the merger agreement or the adjournment proposal will be voted FOR such proposal(s).

If you are a ProCyte shareholder, you may change your vote at any time prior to the vote at the ProCyte special meeting. If you are the shareholder of record, you may change your vote by:

•	delivering to the Secretary of ProCyte or to MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte, a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	delivering a signed notice of revocation to the Secretary of ProCyte or to MacKenzie Partners, the joint proxy solicitor of PhotoMedex and ProCyte; or

•	attending the ProCyte special meeting and voting in person. However, your attendance alone will not revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the ProCyte special meeting and voting in person.

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If you have any questions about the proposed merger, including how to complete and return your proxy card, or if you need additional copies of the joint proxy statement/prospectus or the enclosed proxy, please contact:

Robert W. Benson
Corporate Secretary
ProCyte Corporation
8511 154th Avenue NE
Redmond, Washington 98052
Telephone: (425) 869-1239, ext. 399

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

Solicitation of Proxies

Proxies will be solicited through the mail and directly by officers, directors and employees of ProCyte not specifically employed for such purpose, without additional compensation. In addition to solicitation by mail, ProCyte's directors, officers and employees may solicit proxies by telephone, fax, and telegram, via the Internet or in person. ProCyte will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. ProCyte will bear the cost of soliciting proxies from ProCyte shareholders, filing, printing and mailing this joint proxy statement/prospectus and related proxy materials. PhotoMedex and ProCyte have jointly retained MacKenzie Partners to assist with the solicitation of proxies from PhotoMedex stockholders and ProCyte shareholders, for which PhotoMedex and ProCyte will pay MacKenzie Partners an aggregate fee for solicitation services for both meetings of approximately $12,500, plus reimbursement of expenses.

ProCyte Board of Directors Recommendation

The ProCyte board of directors has unanimously adopted the merger agreement and approved the merger, has deemed them advisable and fair to and in the best interests of ProCyte and its shareholders and recommends a vote FOR the approval of the merger agreement and FOR the adjournment proposal. This action by the ProCyte board of directors was taken by the unanimous vote of the directors present at the meeting at which each of these proposals was considered.

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CHAPTER IV - OTHER PHOTOMEDEX SPECIAL MEETING PROPOSAL

PROPOSAL 3

AMENDMENT OF AMENDED AND RESTATED 2000 STOCK OPTION PLAN

Proposal to Increase the Number of Shares Reserved for Issuance Under the 2000 Stock Option Plan

The PhotoMedex stockholders are being asked to approve an amendment to the PhotoMedex Amended and Restated 2000 Stock Option Plan, or the 2000 Stock Option Plan, that will increase the maximum number of shares of common stock authorized for issuance over the term of the 2000 Stock Option Plan by an additional 1,000,000 shares from 3,350,000 shares to 4,350,000 shares. As of January 14, 2005, PhotoMedex had granted outstanding and unexpired options to purchase up to 2,473,238 shares of common stock to eligible persons under the 2000 Stock Option Plan, out of which 101,323 options had been exercised and 2,371,915 options remained unexercised. An additional 876,762 shares are reserved for issuance under the 2000 Stock Option Plan. PhotoMedex desires to increase the pool of authorized shares in respect of which PhotoMedex may grant options, particularly in light of the transactions and the increase in personnel contemplated by the merger agreement. PhotoMedex's board of directors believes it essential to carrying out its business plan to have the ability to provide new and existing employees with incentives tied to its success.

A description of the 2000 Stock Option Plan is set forth below. The description is intended to be a summary of the material provisions of the 2000 Stock Option Plan and does not purport to be complete.

2000 Amended and Restated Stock Option Plan

General

The PhotoMedex 2000 Stock Option Plan was adopted by the board of directors of PhotoMedex on May 15, 2000, and was approved by the stockholders of PhotoMedex on July 18, 2000. PhotoMedex initially reserved for issuance thereunder an aggregate of 1,000,000 shares of common stock, and increased this number to 2,000,000 shares of common stock pursuant to the affirmative vote of the stockholders on June 10, 2002, and, thereafter, to 3,350,000 shares of common stock pursuant to the affirmative vote of the stockholders on December 16, 2003.

Purpose of the Plan

The general purposes of the 2000 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to PhotoMedex's employees and consultants and to promote the success of PhotoMedex's business. It is intended that these purposes will be effected through the granting of stock options, which may be either incentive stock options as defined in Section 422 of the Code or non-qualified stock options.

The 2000 Stock Option Plan provides that options may be granted to PhotoMedex's employees (including officers and directors who are employees) and consultants, or of any of its parents or subsidiaries. Incentive stock options may be granted only to employees. An employee or consultant who has been granted an option may, if otherwise eligible, be granted additional options.

Administration of and Eligibility Under 2000 Stock Option Plan

The 2000 Stock Option Plan, as adopted, provides for the issuance of options to purchase shares of common stock to PhotoMedex's officers, directors, employees, independent contractors and consultants and those of its subsidiaries as an incentive to remain in the employ of or to provide services to PhotoMedex. The 2000 Stock Option Plan authorizes the issuance of incentive stock options, or ISOs, non-qualified stock options, or NSOs, and stock appreciation rights, or SARs, to be granted by a committee to be established by the board of directors, to administer the 2000 Stock Option Plan, or if no such committee is established, then by the board of directors, either of which will consist of at least two non-employee directors, as such term is defined under Rule 16b-3 of the

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Exchange Act, and qualify as outside directors, for purposes of Section 162(m) of the Internal Revenue Code. The compensation committee of PhotoMedex's board of directors has been charged by the board of directors to administer all option plans.

Subject to the terms and conditions of the 2000 Stock Option Plan, the committee will have the sole authority to:

•	determine the persons, or optionees, to whom options to purchase shares of common stock and SARs will be granted;

•	determine the number of options and SARs to be granted to each such optionee;

•	determine the price to be paid for each share of common stock upon the exercise of each option and the manner in which each option may be exercised;

•	determine the period within which each option and SAR will be exercised and any extensions thereof,

•	determine the type of stock options to grant;

•	interpret the 2000 Stock Option Plan and award agreements under the 2000 Stock Option Plan; and

•	determine the terms and conditions of each such stock option agreement and SAR agreement which may be entered into between PhotoMedex and any such optionee.

All of PhotoMedex's officers, directors and employees, and those of its subsidiaries and certain of its consultants and other persons providing significant services to PhotoMedex will be eligible to receive grants of options and SARs under the 2000 Stock Option Plan. However, only PhotoMedex's employees are eligible to be granted ISOs.

Stock Option Agreements

All options granted under the 2000 Stock Option Plan will be evidenced by an option agreement or SAR agreement between PhotoMedex and the optionee receiving such option or SAR. Provisions of such agreements entered into under the 2000 Stock Option Plan need not be identical and may include any term or condition which is not inconsistent with the 2000 Stock Option Plan and which the committee deems appropriate for inclusion.

Incentive Stock Options

Except for ISOs granted to stockholders possessing more than ten percent (10%) of the total combined voting power of all classes of PhotoMedex's securities to whom such ownership is attributed on the date of grant, or ten percent stockholders, the exercise price of each ISO must be at least 100% of the fair market value of PhotoMedex's common stock, based on the closing sales price of its common stock, as determined on the date of grant. ISOs granted to ten percent stockholders must be at an exercise price of not less than 110% of such fair market value.

Each ISO must be exercised, if at all, within 10 years from the date of grant or such lesser period as the committee may determine, but, within 5 years of the date of grant in the case of ISO's granted to ten percent stockholders.

The aggregate fair market value (determined as of time of the grant of the ISO) of the common stock with respect to which the ISOs are exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

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Non-Qualified Stock Options

The exercise price of each NSO will be determined by the committee on the date of grant. PhotoMedex has undertaken not to grant any non-qualified stock options under the 2000 Stock Option Plan at an exercise price less than 85% of the fair market value, based on the closing sales price of the common stock, on the date of grant of any non-qualified stock option under the 2000 Stock Option Plan.

The exercise period for each NSO will be determined by the committee at the time such option is granted, but in no event will such exercise period exceed 10 years from the date of grant.

Stock Appreciation Rights

Each SAR granted under the 2000 Stock Option Plan will entitle the holder thereof, upon the exercise of the SAR, to receive from PhotoMedex, in exchange therefor an amount equal in value to the excess of the fair market value of the common stock on the date of exercise of one share of common stock over its fair market value on the date of grant (or in the case of a SAR granted in connection with an option, the excess of the fair market of one share of common stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of shares of common stock covered by the SAR or the option, or portion thereof, that is surrendered.

SARs will be exercisable only at the time or times established by the committee. If a SAR is granted in connection with an option, the SAR will be exercisable only to the extent and on the same conditions that the related option could be exercised. The committee may withdraw any SAR granted under the 2000 Stock Option Plan at any time and may impose any conditions upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

Limit to Options Granted Under the 2000 Stock Option Plan

Under Section 162(m) of the Internal Revenue Code, which was enacted in 1993, the deductibility for federal income tax purposes of compensation paid to PhotoMedex's Chief Executive Officer and the four other most highly compensated executive officers who receive salary and bonus in excess of $100,000 in a particular year is limited to $1,000,000 per year per individual. For purposes of this legislation, compensation expense attributable to stock options and SARs would be subject to this limitation unless, among other things, the option plan under which the options and SARs is granted includes a limit on the number of shares with respect to which awards may be made to any one employee in a fiscal year. Such a potential compensation expense deduction could arise, for example, upon the exercise by one of these executives of a non-statutory option, i.e., an option that is not an incentive stock option qualifying for favorable tax treatment, or upon a disqualifying disposition of stock received upon exercise of an incentive stock option.

In order to exclude compensation resulting from options granted under the 2000 Stock Option Plan from the $1,000,000 limit on deductibility, the Board of Directors has approved a provision in the 2000 Stock Option Plan which will place a 150,000 share limit on the number of options that may be granted under the 2000 Stock Option Plan to an employee in any fiscal year. This limit is subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like. The purpose of this provision, which is intended to comply with Section 162(m) of the Internal Revenue Code and the regulations thereunder, is to preserve PhotoMedex's ability to deduct in full any compensation expense related to stock options.

Termination of Options and Transferability

In general, any unexpired options and SARs granted under the 2000 Stock Option Plan will terminate

•	in the event of death or disability, pursuant to the terms of the option agreement or SAR agreement, but not less than 6 months or more than 12 months after the applicable date of such event;

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•	in the event of retirement, pursuant to the terms of the option agreement or SAR agreement, but not less than thirty days or more than 3 months after such retirement date, or

•	in the event of termination of such person other than for death, disability or retirement, until 30 days after the date of such termination.

However, the committee may in its sole discretion accelerate or extend the exercisability of any or all options or SARs upon termination of employment or cessation of services.

The options and SARs granted under the 2000 Stock Option Plan generally will be non-transferable, except by will or the laws of descent and distribution, except that the committee may permit additional transfers, on a general or specific basis, and may impose conditions and limitations on any such transfers.

Adjustments Resulting from Changes in Capitalization

The number of shares of common stock reserved under the 2000 Stock Option Plan and the number and price of shares of common stock covered by each outstanding option or SAR under the 2000 Stock Option Plan will be proportionately adjusted by the committee for any increase or decrease in the number of issued and outstanding shares of common stock resulting from any stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events.

Termination of Options and SARs on Merger, Reorganization or Liquidation

In the event of the merger, consolidation or other reorganization of PhotoMedex, in which PhotoMedex is not the surviving or continuing corporation (as determined by the committee) or in the event of PhotoMedex's liquidation or dissolution, all options and SARs granted under the 2000 Stock Option Plan will terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution, unless there is an agreement with respect to such transaction, which expressly provides for the assumption of such options and SARs by the continuing or surviving corporation.

Amendment or Discontinuance of Stock Option Plan

The board of directors has the right to amend, suspend or terminate the 2000 Stock Option Plan at any time. Unless sooner terminated by the board of directors, the 2000 Stock Option Plan will terminate on May 14, 2010, the tenth anniversary date of the effectiveness of the 2000 Stock Option Plan.

Required Vote and Recommendation of PhotoMedex's Board of Directors

In order to approve the increase in the number of shares of common stock reserved for issuance under the 2000 Stock Option Plan, PhotoMedex must obtain, in favor of Proposal 3, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on any adjournment proposal, where a quorum is present. Abstentions on Proposal 3 will have the effect of a vote against such proposal. Broker non-votes on Proposal 3 will have no effect on the vote on such proposal.

Approval by the PhotoMedex stockholders of this Proposal 3 is not a condition to the completion of the merger. Approval of the issuance of the shares of PhotoMedex common stock in the merger is not a condition to approval of this Proposal 3.

The board of directors has approved and recommends that you vote FOR the approval of Proposal 3 to increase the number of shares reserved for issuance under the 2000 Stock Option Plan.

Common Stock Performance Graph

PhotoMedex's common stock is listed for trading on The Nasdaq National Market under the symbol "PHMD." From May 10, 2000 until October 5, 2000, PhotoMedex's common stock was listed for trading on The

IV-4

Nasdaq Small Cap Market, and during the period from December 31, 1999 until May 9, 2000, the common stock was quoted on the Electronic Bulletin Board under the stock symbol "LSPT."

The following stock performance graph illustrates the yearly percentage change, during the five years ending December 31, 2004, in the cumulative total stockholder return on PhotoMedex's common stock compared with the cumulative total return on:

•	the NASDAQ (U.S. Companies) Stock Index, or the NASDAQ U.S. Index; and

•	an index, or the Peer Group Index, based on a peer group, or the Peer Group, of seven (7) companies selected by PhotoMedex, whose primary business includes the sale and manufacture of electromedical surgical laser devices.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG PHOTOMEDEX, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX

DOLLARS
125
100
75
50
25
0
1999
2000
2001
2002
2003
2004
PHOTOMEDEX, INC.
PEER GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100
INVESTED ON DEC. 31,

COMPANY/INDEX/MARKET	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
PHOTOMEDEX, INC.	$100.00	$53.57	$17.62	$18.29	$23.62	$25.71
PEER GROUP	100.00	58.95	91.67	27.09	51.06	63.96
NASDAQ U.S. INDEX	100.00	62.85	50.10	34.95	52.55	56.97

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The entities included in the Peer Group are: Surgical Laser Technologies, Inc., Eclipse Surgical Technologies, Inc., Lasersight, Inc., PLC Systems, Inc., Spectranetics Corp., Lumenis Ltd. and Candela Corp. PhotoMedex acquired Surgical Laser Technologies, Inc. on December 27, 2002. Surgical Laser Technologies, Inc. became PhotoMedex's wholly-owned subsidiary and no longer has a publicly-traded market for its securities.

In all cases, the cumulative total return assumes, as contemplated by the SEC's rules, the investment of $100 at December 31, 1999 in the common stock and the traded securities of the entities which comprise the Nasdaq U.S. Index and the Peer Group Index, and that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security. PhotoMedex has paid no dividends on its common stock.

All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable, but, because of the possibility of human and mechanical error and other factors, are provided from such sources with no express or implied warranties of any kind, and without any representations, warranties or guarantees as to either the accuracy or timeliness of such data.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Notwithstanding any reference in PhotoMedex's prior or future filings with the SEC which purport to incorporate this joint proxy statement/prospectus by reference into another filing, such incorporation does not include any material included herein under the caption "Common Stock Performance Graph."

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CHAPTER V - OTHER INFORMATION

LEGAL MATTERS

The validity of the shares of PhotoMedex common stock to be issued to ProCyte shareholders pursuant to the merger agreement will be passed upon by Jenkens & Gilchrist, LLP, counsel to PhotoMedex. Certain tax matters will be passed upon for PhotoMedex by Jenkens & Gilchrist, LLP and for ProCyte by Perkins Coie LLP. Certain partners in Jenkens & Gilchrist, LLP, in the aggregate, hold less than 1% of the outstanding shares of PhotoMedex common stock.

EXPERTS

About PhotoMedex

The consolidated financial statements of PhotoMedex (appearing in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2003) as of December 31, 2003 and 2002 and for the years then ended, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP ("KPMG"), an independent registered public accounting firm, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing. The report of KPMG covering the December 31, 2003 and 2002 consolidated financial statements, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, contains an explanatory paragraph that states that the 2001 consolidated financial statements of PhotoMedex were audited by other auditors who have ceased operations. In addition, it refers to KPMG's audit of the disclosures that were added to revise the 2001 consolidated financial statements, as more fully described in note 1 to the consolidated financial statements, and a reclassification to the presentation of the consolidated statement of operations. However, KPMG was not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of PhotoMedex other than with respect to such disclosures and revision to the presentation of the consolidated statement of operations.

The consolidated financial statements of PhotoMedex (appearing in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2003) as of December 31, 2001 and for the year then ended, and incorporated by reference in this joint proxy statement/prospectus, were audited by Arthur Andersen LLP ("Andersen") who have ceased operations. Those auditors expressed an unqualified opinion on these financial statements in their report dated February 19, 2002. Andersen has not consented to the incorporation by reference of its report in the registration statement, and PhotoMedex has dispensed with the requirement to file Andersen's consent with the registration statement, as otherwise required by Section 7 of the Securities Act, in reliance on Rule 437a promulgated under the Securities Act. Because Andersen has not consented to the incorporation by reference of its report herein, you bear the risk that you will not be able to recover against Andersen under Section 11 of the Securities Act with respect to any untrue statements of a material fact contained in the consolidated financial statements audited by Andersen, or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the direction and approval of PhotoMedex's Audit Committee, PhotoMedex terminated the engagement of KPMG as its independent registered public accountants, to take effect June 9, 2004. In connection with the audits for the years ended December 31, 2002 and 2003 and the subsequent interim period through June 9, 2004, except as described in the following paragraph, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on PhotoMedex's consolidated financial statements for such years. The reports of KPMG on PhotoMedex's consolidated financial statements, as of and for the years ended December 31, 2002 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During its review of PhotoMedex's interim consolidated financial statements for the quarter ended September 30, 2003, KPMG identified an issue related to material transactions for which PhotoMedex had initially recorded revenue on shipments of lasers to an international distributor. Based on its review and analysis of the collectibility of revenue from such shipments, KPMG determined that the revenue related to these particular

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shipments should be accounted for utilizing the "sell-through" method of accounting, provided the other criteria for revenue recognition under applicable accounting standards were met. The issue was discussed with management and with the Audit Committee of PhotoMedex. Upon consideration of additional facts relevant to the issue, management and the Audit Committee of PhotoMedex agreed with KPMG's position. Consistent with PhotoMedex's policy, this issue was resolved to the satisfaction of KPMG, and, in accordance with the "sell-through" method, PhotoMedex did not include the revenue under discussion in the reported quarterly results. If this issue had not been resolved to the satisfaction of KPMG, it would have caused KPMG to make reference to the subject matter of such disagreement in connection with its reports on PhotoMedex's consolidated financial statements for applicable periods.

KPMG issued a material weakness in internal control letter as a result of PhotoMedex's 2003 audit. KPMG had identified a material weakness in PhotoMedex's internal controls as they relate to recognition of revenue on the sale of lasers under the collectibility criterion of Staff Accounting Bulletin No. 104. While PhotoMedex believed that it had adequate policies for proper recognition of revenue, PhotoMedex agreed with KPMG that its implementation of those policies, especially in evaluating the collectibility of discrete sales of laser units, needed to be improved. PhotoMedex re-evaluated the various factors, and the relative weights it ascribes to the factors, which it takes into account in determining collectibility. In the fourth quarter of 2003, PhotoMedex implemented these and additional procedures to evaluate not only new distributors and customers, but past customers as well. This weakness, and the designed improvements in controls, were addressed in PhotoMedex's Annual Report on Form 10-K for the year ended December 31, 2003, and updated in PhotoMedex's Quarterly Report on Form 10-Q and Form 10-Q/A for the period ended September 30, 2004.

About ProCyte

The financial statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 incorporated by reference in this joint proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" for the year ended December 31, 2002 and an explanatory paragraph relating to ProCyte Corporation's revision of its SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure" pro forma calculation disclosures for the years ended December 31, 2002 and 2001), which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PhotoMedex and ProCyte each files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or information that PhotoMedex and ProCyte has filed with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room in Washington, D.C. is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of PhotoMedex and ProCyte are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov." You may also access SEC filings and obtain other information about PhotoMedex and ProCyte though the Internet web sites maintained by PhotoMedex and ProCyte, which are "http://www.photomedex.com" and "http://www.procyte.com," respectively. Information contained in such web sites is not incorporated by reference in this joint proxy statement/prospectus.

PhotoMedex filed the PhotoMedex registration statement on Form S-4 to register with the SEC the shares of PhotoMedex common stock to be issued to ProCyte shareholders pursuant to the merger agreement, including shares of PhotoMedex common stock issuable pursuant to the exercise of ProCyte stock options to be assumed by PhotoMedex. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of PhotoMedex, as well as a proxy statement of ProCyte and PhotoMedex for the ProCyte and PhotoMedex special meetings of stockholders, respectively.

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As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information contained in the PhotoMedex registration statement or the exhibits to the registration statement.

PhotoMedex has supplied all information contained in this joint proxy statement/prospectus relating to PhotoMedex. ProCyte has supplied all information contained in this joint proxy statement/prospectus relating to ProCyte.

The SEC allows ProCyte and PhotoMedex to "incorporate by reference" information into this joint proxy statement/prospectus. This means that ProCyte and PhotoMedex can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that ProCyte and PhotoMedex have previously filed separately with the SEC, and in some cases, delivered to you with the copy of this joint proxy statement/prospectus. Information that PhotoMedex files later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this joint proxy statement/prospectus.

The following documents, previously filed with the SEC by PhotoMedex (File No. 0-11365), are incorporated by reference into this joint proxy statement/prospectus:

•	Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2003, filed with the SEC on March 15, 2004;

•	Quarterly Report on Form 10-Q of PhotoMedex for the period ended March 31, 2004, filed with the SEC on May 10, 2004;

•	Quarterly Report on Form 10-Q of PhotoMedex for the period ended June 30, 2004, filed with the SEC on August 9, 2004;

•	Quarterly Report on Form 10-Q of PhotoMedex for the period ended September 30, 2004, filed with the SEC on November 9, 2004, and as amended by the Quarterly Report on Form 10-Q/A of PhotoMedex for the period ended September 30, 2004 filed with the SEC on November 24, 2004;

•	Definitive Proxy Statement on Schedule 14A of PhotoMedex, filed with the SEC on November 26, 2004;

•	Current Report on Form 8-K of PhotoMedex, filed with the SEC on December 2, 2004; and

•	Current Report on Form 8-K of PhotoMedex, filed with the SEC on December 3, 2004.

The following documents, previously filed with the SEC by ProCyte (File No. 000-18044), are incorporated by reference into, and delivered with this joint proxy statement/prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 30, 2004; and

•	Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 12, 2004.

In addition, the following documents previously filed with the SEC by ProCyte (File No. 000-18044) are incorporated by reference into this joint prospectus/proxy statement:

•	Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed on May 17, 2004;

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•	Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed on August 12, 2004, as amended by Form 10-Q/A filed on August 20, 2004;

•	Definitive Proxy Statement on Schedule 14A, filed on April 16, 2004;

•	Current Report on Form 8-K dated May 5, 2004, filed on May 5, 2004;

•	Current Report on Form 8-K dated August 5, 2004 , filed on August 9, 2004;

•	Current Report on Form 8-K dated October 22, 2004, filed on October 28, 2004;

•	Current Report on Form 8-K dated November 2, 2004, filed on November 2, 2004; and

•	Current Report on Form 8-K dated December 1, 2004, filed on December 6, 2004.

In addition, PhotoMedex incorporates by reference additional documents that PhotoMedex may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the dates of the PhotoMedex special meeting and the ProCyte special meeting, respectively. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

ProCyte and PhotoMedex also incorporate by reference the following additional documents:

•	the Agreement and Plan of Merger attached to this joint proxy statement/prospectus as Annex A;

•	the form of stockholder agreement attached to this joint proxy statement/prospectus as Annex E;

•	the form of affiliate agreement attached to this joint proxy statement/prospectus as Annex F;

•	the form of employment agreement of John F. Clifford attached to this joint proxy statement/prospectus as Annex G; and

•	the form of employment agreement of Robin L. Carmichael attached to this joint proxy statement/prospectus as Annex H.

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus through ProCyte or PhotoMedex, as the case may be, or from the SEC through the SEC's Internet web site at the address described above. Documents incorporated by reference are available from ProCyte and PhotoMedex without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus.

PhotoMedex stockholders and ProCyte shareholders may request a copy of information incorporated by reference into this joint proxy statement/prospectus by contacting the persons at the addresses set forth below:

If you are a PhotoMedex stockholder:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Attn: Davis Woodward, Corporate Counsel
(215) 619-3600

or

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MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

If you are a ProCyte shareholder:

ProCyte Corporation
8511 154th Avenue NE
Redmond, Washington 98052
Attn: Robert W. Benson, Corporate Secretary
Telephone: (425) 869-1239, ext. 399

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 or (212) 929-5500

In order for you to receive timely delivery of the documents in advance of the PhotoMedex special meeting and the ProCyte special meeting, we must receive your request for additional information no later than February 24, 2005.

You should rely only on the information contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated by reference into and, in the case of ProCyte, delivered with this joint proxy statement/prospectus to vote on the merger. Neither company has authorized anyone to provide you with information that is different from that which is contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated by reference into and, in the case of ProCyte, delivered with this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 21, 2005 and is being first mailed to stockholders of ProCyte and PhotoMedex on or about January 25, 2005. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus to the stockholders nor the issuance of the shares of PhotoMedex common stock pursuant to the merger agreement shall create any implication to the contrary.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

PHOTOMEDEX, INC.
a Delaware corporation

and

GOLD ACQUISITION CORP.
a Washington corporation

and

PROCYTE CORPORATION
a Washington corporation

December 1, 2004

A-(ii)

A-(iii)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of December 1, 2004, by and among PhotoMedex, Inc., a Delaware corporation (“Buyer”), Gold Acquisition Corp., a Washington corporation (“Merger Sub”), and a direct wholly-owned subsidiary of Buyer, and ProCyte Corporation, a Washington corporation (“Company”).

Premises

WHEREAS, the respective Boards of Directors of Buyer, Company and Merger Sub each have determined that it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Merger Sub combine into a single company through the merger of Merger Sub with and into Company (the “Merger”), on the terms and conditions set forth herein;

WHEREAS, the Boards of Directors of Buyer, Company and Merger Sub have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including the Stockholder Agreements, as defined below), and each has agreed to recommend approval of the transactions contemplated hereby by their respective stockholders, to the extent required by applicable law;

WHEREAS, concurrently herewith and as an inducement for Buyer to enter into this Agreement, Company and certain stockholders of Company (the “Company Principal Stockholders”) have agreed to enter into agreements (the “Stockholder Agreements”) pursuant to which such Company Principal Stockholders have agreed, among other things, to vote all of the shares of Company Common Stock beneficially owned by them in favor of approval and adoption of this Agreement and the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
THE MERGER; CERTAIN RELATED MATTERS

1.1  The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Washington Business Corporation Law (the “WBCA”), at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Company and the separate corporate existence of Merger Sub shall thereupon cease. Company shall be the surviving corporation (in such capacity, the “Surviving Corporation”) in the Merger and shall continue its corporate existence under the laws of the State of Washington. As a result of the Merger, Company shall become a wholly-owned subsidiary of Buyer.

1.2  Closing. Upon the terms and subject to the conditions set forth in Article VI and the termination rights set forth in Article VIII, the closing of the Merger (the “Closing”) will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Buyer’s counsel, unless another place is agreed to in writing by the parties hereto.

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1.3  Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the “Articles of Merger”) with the Secretary of State of the State of Washington in such form as is required by, and executed and acknowledged in accordance with the relevant provisions of, the WBCA and make all other filings or recordings required under the WBCA. The Merger shall become effective at: (a) the date and time the Articles of Merger relating to the Merger is duly filed with the Secretary of State of the State of Washington, or (b) such subsequent time as Buyer and Company shall agree and as shall be specified in the Articles of Merger (such time as the Merger becomes effective being the “Effective Time”).

1.4  Effect of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the applicable provisions of Section 23B.11.060 of the WBCA.

1.5  Charter and Bylaws.

(a)  At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in their entirety to read as the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law, except that Article I thereof shall be amended to read as follows: “The name of the Corporation is ProCyte Corporation.” The articles of incorporation of the Surviving Corporation shall not be inconsistent with Section 5.14 of this Agreement.

(b)  At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law. The bylaws of the Surviving Corporation shall not be inconsistent with Section 5.14 of this Agreement.

1.6  Officers and Directors. The officers and directors of Surviving Corporation immediately prior to the Effective Time shall be initial directors and officers, respectively, of the Surviving Corporation, in each case, to hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

1.7  Effect on Company Capital Stock. By virtue of the Merger and without any action on the part of Buyer, Merger Sub, Company or the holders of any of the following securities:

(a)  At the Effective Time, subject to Section 2.5, each share of the Company’s Common Stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.7(c) and any Dissenting Shares) shall be canceled and extinguished and be converted automatically into the right to receive 0.6622 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of Buyer’s Common Stock, par value $0.01 per share (“Buyer Common Stock”). The shares of Buyer Common Stock into which shares of Company Common Stock are converted pursuant to this Section 1.7(a) and any cash payable in lieu of fractional shares pursuant to Section 2.5 are referred to herein collectively as the “Merger Consideration.”

(b)  At the Effective Time, all shares of Company Common Stock to be converted into Buyer Common Stock pursuant to Section 1.7(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Capital Stock (such certificate or other evidence of ownership, a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Company Common Stock become entitled upon the surrender of such Certificate.

(c)  At the Effective Time, any shares of Company Common Stock that are owned immediately prior to the Effective Time by Company as treasury stock or by Buyer or Merger Sub shall be canceled and extinguished without any conversion thereof.

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(d)  At the Effective Time, except for the Assumed Company Options, all of the following shall be canceled and extinguished without any conversion thereof: (i) outstanding securities convertible into or exchangeable for any capital stock of Company or any of its Subsidiaries; (ii) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by Company or any of its Subsidiaries under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) to purchase or subscribe to Company Common Stock or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Company or capital stock of any of its Subsidiaries; and (iii) any contract, commitment, agreement, arrangement, plan or understanding (each, a “Contract”) of Company or any of its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Company or any of its Subsidiaries, other than the Transaction Documents.

(e)  At the Effective Time, each Company Stock Option Plan shall be assumed by Buyer, and each Assumed Company Option then outstanding under any Company Stock Option Plan, whether or not then exercisable, shall be converted into an option to purchase Buyer Common Stock in accordance with this Section 1.7(e). Each Assumed Company Option so converted shall continue to have, and be subject to, the same terms and conditions (including vesting schedule) as set forth in the applicable Company Stock Option Plan and any agreements thereunder immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Assumed Company Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares that were issuable upon exercise of such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Common Stock, (ii) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such Assumed Company Option so converted shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Assumed Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and (iii) the vesting schedule of each Assumed Company Option shall give effect to (A) all acceleration provisions contained in the applicable Company Stock Option Plan, and (B) the vesting credit requirements set out in Section 5.9(a) hereof. Notwithstanding the foregoing, the conversion of any Assumed Company Options which are subject to Section 422 or Section 423 of the Code, into options to purchase Buyer Common Stock shall be made so as not to constitute a “modification” of such Assumed Company Options within the meaning of Section 424 of the Code. In addition to the foregoing, the number and kind of shares available for issuance under each Company Stock Option Plan shall be converted into shares of Buyer Common Stock in accordance with the provisions of the applicable Company Stock Option Plan. Buyer shall (i) reserve for issuance the number of shares of Buyer Common Stock that will become issuable upon exercise of the Assumed Company Options pursuant to this Section 1.7(e); (ii) promptly after the Effective Time issue, to each holder of an Assumed Company Option, a document evidencing the assumption of the Assumed Company Options and (iii) as soon as reasonably practicable after the Effective Time, but in no event later than fifteen (15) Business Days, cause to be filed a registration statement or registration statements or amend an existing registration statement or registration statements on appropriate forms under the Securities Act relating to the Company Stock Option Plans then in effect and covering the shares of Buyer Common Stock issuable upon exercise of the Assumed Company Options. Buyer shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as any Assumed Company Options remain outstanding. All Company Options which are not Assumed Company Options (the “Canceled Company Options”) shall terminate upon the Effective Time.

(f)  At the Effective Time, each share of common stock, par value $0.01 par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the party of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(g)  If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock or the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or

A-3

dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the applicable Exchange Ratio shall be appropriately adjusted to provide to the holders of Buyer Common Stock and Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

1.8  Company Appraisal Rights.

(a)  Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have properly complied with the provisions of Chapter 23B.13 of the WBCA as to dissenters’ rights (each, a “Dissenting Share”), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Chapter 23B.13 of the WBCA; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the WBCA, affirmatively withdraws such holder’s demand for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish such holder’s entitlement to dissenters’ rights as provided in the WBCA or (iii) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for such holder’s shares under the WBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock.

(b)  Company shall give Buyer: (i) prompt notice of any demands for appraisal filed pursuant to Section 23B.13.210 of the WBCA received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the WBCA and received by Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the WBCA consistent with the obligations of Company thereunder. Company shall not, except with the prior written consent of Buyer, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the WBCA.

ARTICLE II
EXCHANGE OF CERTIFICATES

2.1  Exchange Fund. StockTrans, Inc. shall act as exchange agent (the “Exchange Agent”) hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration. At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the shares of the Buyer Common Stock issuable pursuant to Section 1.7 in exchange for outstanding shares of Company Common Stock. Buyer agrees to deliver to the Exchange Agent cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5, as and when determined pursuant thereto and, from time to time, as needed, any dividends and other distributions pursuant to Section 2.3. Any cash and certificates representing Buyer Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

2.2  Exchange Procedures. Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of a Certificate: (a) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Buyer may reasonably specify (such letter to be reasonably acceptable to Company prior to the Effective Time), and (b) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration, together with any dividends and other distributions with respect thereto. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) one or more shares of Buyer Common Stock (which shall be in physical, certificated form) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.7 (after taking into account all shares of Company Common Stock then held by such holder),

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and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Sections 2.3 or 2.5. In the event of a transfer of ownership of Company Common Stock, which is not registered in the transfer records of Company, one or more shares of Buyer Common Stock evidencing, in the aggregate, the proper number of shares of Buyer Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Buyer Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

2.3  Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Buyer Common Stock shall be paid to any such holder pursuant to Section 2.5, until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest: (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Buyer Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Buyer Common Stock.

2.4  No Further Ownership Rights in Company Common Stock. All shares of Buyer Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

2.5  No Fractional Shares of Buyer Common Stock. No certificates or scrip or shares of Buyer Common Stock representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of Buyer or a holder of shares of Buyer Common Stock. In lieu of any fractional share of Buyer Common Stock otherwise to be issued to any holder of Company Common Stock hereunder, each holder of shares of Company Common Stock, who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent and without interest) equal to the product of: (a) such fraction multiplied by (b) the average closing price of a share of Buyer Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days ending on the last full trading day immediately prior to the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Buyer, and Buyer shall deposit such amount with the Exchange Agent pursuant to Section 2.1 and shall cause the Exchange Agent to forward payments to such holders of fractional interests, subject to and in accordance with the terms hereof.

2.6  Termination of Exchange Fund. Any portion of the Exchange Fund, which remains undistributed to the holders of Certificates for one year after the Effective Time shall, at Buyer’s request, be delivered to Buyer or otherwise on the instruction of Buyer, and any holders of the Certificates who have not theretofore complied with this Article II shall, after such delivery, look only to Buyer (subject to abandoned property, escheat and similar laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 1.7 and 2.2, and, only as general creditors thereof, any cash in lieu of fractional shares of Buyer Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions (with a record date after the Effective Time) with respect to shares of Buyer Common Stock to which such holders are entitled pursuant to Section 2.3.

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2.7  No Liability. None of Buyer, Company or Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.8  Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to holders of Company Common Stock pursuant to Article II and the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to Buyer.

2.9  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof, pursuant to this Agreement.

2.10  Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

2.11  Further Assurances. At and after the Effective Time, the officers and directors of Buyer shall be authorized to execute and deliver, in the name and on behalf of Buyer, Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Buyer, Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in Buyer, Company and Merger Sub, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Buyer, Company and Merger Sub, as a result of, or in connection with, the Merger.

2.12  Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Buyer for any reason shall be converted into the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates, any cash in lieu of fractional shares of Buyer Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3, without any interest thereon.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF COMPANY

Except as set forth in that section of the document of even date herewith delivered by Company to Buyer prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate or as disclosed in another section of the Company Disclosure Schedule, if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Company represents and warrants to Buyer, as follows:

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3.1  Organization; Standing and Power. Company and each of its Subsidiaries is: (a) a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business in all material respects as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, and (b) duly authorized, qualified, franchised and licensed in each jurisdiction in which the nature or location of its business or the ownership or leasing of its properties and assets or the character and location of the assets owned or leased by it makes such authorization, qualification, franchising and licensing necessary, except where the failure to be so authorized, qualified, franchised or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. True, correct and complete copies of the articles of incorporation and bylaws or other comparable organizational documents of Company and each of its Subsidiaries, as in effect as of the date of this Agreement, have been delivered by the Company to the Buyer.

3.2  Capitalization.

(a)  As of the date of this Agreement, the authorized capitalization of Company consists of 30,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01, 300,000 shares of such preferred stock having been designated as “Series A Participating Cumulative Preferred Stock” (“Company Preferred Stock”), of which 15,816,762 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding. All issued and outstanding shares of Company Common Stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation. As of the date of this Agreement, there were 2,460,000 shares of Company Common Stock issuable upon exercise of Company Options outstanding as of such date, 2,063,000 shares of which were issuable pursuant to Assumed Company Options, a list of which is set forth on Section 3.2(a) of the Company Disclosure Schedule, and 397,000 shares of were issuable pursuant to Canceled Company Options.

(b)  Except as set forth in Section 3.2(a), as of the date of this Agreement, (i) there are no: (A) outstanding securities convertible into or exchangeable for any capital stock of Company or any of its Subsidiaries; (B) outstanding options, warrants, calls or other rights, to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Company or any of its Subsidiaries; or (C) Contracts of Company or its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Company or any of its Subsidiaries, other than the Transaction Documents, and (ii) neither Company nor any of its Subsidiaries is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the Company Common Stock or the capital stock of any of its Subsidiaries.

3.3  Subsidiaries. Section 3.3 of the Company Disclosure Schedule sets forth a list of each Subsidiary of Company. All of the outstanding shares of capital stock of each Subsidiary of Company were duly authorized and validly issued, and are fully paid and nonassessable, and are owned, beneficially and of record, directly or indirectly, by Company, free and clear of all Encumbrances.

3.4  Information Supplied. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed by the Buyer with the Securities and Exchange Commission (the “Commission”) in connection with the registration of the Buyer Common Stock issuable upon conversion of the Company Common Stock in the Merger, and any amendments thereto (the “Form S-4”), the proxy statement filed by the Company with the Commission in connection with the meeting of the Company’s stockholders with respect to the Merger (the “Company Stockholders Meeting”) or the proxy statement filed by the Buyer with the Commission in connection with the meeting of the Buyer’s stockholders with respect to the Merger (the “Buyer Stockholders Meeting”), if any, and, in each case, any amendments or supplements thereto, either or both of which shall be the same as a proxy statement/prospectus contained in the Form S-4 (each such proxy statement/prospectus and any amendments or supplements thereto, collectively referred to herein as the “Joint Proxy Statement/Prospectus”), will, (a) in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act or at the Effective Time, or (b) in the case of the Joint Proxy Statement/Prospectus, (i) at the

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time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, (ii) at the time of each of the Buyer Stockholders Meeting, if any, and the Company Stockholders Meeting, or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Notwithstanding the foregoing provisions of this Section 3.4, the Company makes no representation or warranty with respect to the statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, based on information supplied by Buyer for inclusion or incorporation by reference therein.

3.5  Authority; No Default; Binding Obligation. Company has the full power, authority and legal right and has duly taken all actions required by law, Company’s certificate of incorporation, bylaws or otherwise to execute, deliver and perform each of the Transaction Documents and consummate the transactions herein contemplated, other than the approval of this Agreement and the Merger by the Company’s stockholders in accordance with the WBCA. Such execution, delivery and performance does not and will not (and in the case of the matters described in Sections 3.5(a)-(c) below, subject to the rights of any Dissenting Shares set forth in Section 1.8, assuming the receipt of all required consents, approvals and authorizations and except for such violations, conflicts, breaches or defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation: (a) conflict with, or result in a violation of, or give any Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or Governmental Authority, domestic or foreign, to which Company or any of its Subsidiaries, or any of their respective properties or assets, may be subject; (b) conflict with, or result in a violation of any of the terms or requirements of, or give any Person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by Company or any of its Subsidiaries, or that otherwise relates to the business of, or any of the properties or assets owned or used by, Company or any of its Subsidiaries; (c) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Company or any of its Subsidiaries is a party; or (d) violate any provision of: (i) the articles of incorporation or bylaws or other comparable organizational document of Company or any of its Subsidiaries (assuming Company stockholder approval is obtained), or (ii) any resolution adopted by the Board of Directors or the stockholders of Company or any of its Subsidiaries. Assuming the due authorization, execution and delivery thereof by each other party thereto, each of the Transaction Documents to which the Company is a party is, and upon execution and delivery by Company to Buyer will be, the legal, valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.6  Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any Person is required to be made or obtained by Company in connection with the execution and delivery or the consummation of the Transaction Documents and the transactions contemplated hereby or thereby, except for those required or in relation to: (a) the Securities Act, (b) state securities or “blue sky” laws; (c) the Exchange Act; (d) the rules and regulations of Nasdaq; (e) the WBCA with respect to the filing of the Articles of Merger; (f) the filing with the Commission of the Joint Proxy Statement/Prospectus and the Form S-4; (g) the approval and adoption of this Agreement and the Merger by the stockholders of Company in accordance with the WBCA, and its articles of incorporation and bylaws; and (h) such consents, orders, approvals, authorizations, declarations, filings and registrations, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

3.7  Reports and Financial Statements.

(a)  Company has filed all registration statements, proxy statements, information statements, prospectuses, reports, schedules, forms and other documents required to be filed by it with the Commission, since

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January 1, 2001, under the Securities Act or the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents, other than exhibits to such documents, incorporated by reference therein, being referred to herein as the “Company SEC Documents”). No Subsidiary of Company is required to file any registration statement, proxy statement, information statement, prospectus, report, schedule, form or other document with the Commission. All of the Company SEC Documents, as of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects as to form with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows (including the related notes thereto) of the Company and its Subsidiaries included in the Company SEC Documents (collectively, the “Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, fairly presented the consolidated financial position and the consolidated results of operations and the changes in stockholders’ equity and cash flows for Company and its Subsidiaries as of their respective dates and for the respective periods covered thereby and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, (except as otherwise noted therein, or, in the case of unaudited interim financial statements, as may be permitted by the Commission).

(c)  Company is in compliance with, and has complied, in all material respects with: (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) or the Exchange Act, and (B) the applicable listing rules and regulations of the Over the Counter Bulletin Board. Except as disclosed in the Company SEC Documents, there are no outstanding loans made by Company to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Company. Since the enactment of the Sarbanes-Oxley Act, Company has not made any loans to any such executive officer or director of Company. Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures are designed to ensure that information relating to Company, required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms. Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Company’s auditors and the audit committee of the board of directors of Company (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial data and have identified for Company auditors any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since January 1, 2001, neither Company, nor to Company’s knowledge, any director, officer, employee, auditor, accountant or representative of Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices. No attorney representing Company, whether or not employed by Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officer, directors, employees or agents to the board of directors of Company or any committee thereof or to any director or officer of Company. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act.
3.8  No Undisclosed Liabilities. Except as set forth in the Company Financial Statements and the Company SEC Documents, neither Company nor any of its Subsidiaries had, at September 30, 2004, or has incurred since that date through the date of this Agreement, any material liabilities or obligations of any nature (absolute,

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accrued, contingent or otherwise), except liabilities, obligations or contingencies which: (a) are accrued or reserved against in the Company Financial Statements or that would not be required to be disclosed on a consolidated balance sheet of Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, (b) were incurred after such date in the ordinary course of business of Company and its Subsidiaries and consistent with past practice and which, in any event, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, or (c) were incurred after such date in connection with this Agreement and the transactions contemplated hereby.

3.9  Absence of Certain Changes. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 2004, each of Company and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, other than in the ordinary course of business and consistent with past practice, there has not occurred:

(a)  any change, event or condition that has resulted in, or might be reasonably expected to result in, a Material Adverse Effect to Company; or

(b)  any change in any accounting methods or practices by Company or any reevaluation by Company of the Company Assets.

3.10  Tax Returns. Company and its Subsidiaries have: (a) filed or have caused to be filed, on a timely basis, any return, report or similar statement required to be filed with respect to any Tax, including any attached schedules, including without limitation, any informational return, claim for refund, amended return or declaration of estimated Tax (each, a “Tax Return”) required to have been filed (or extensions have been duly obtained) by Company or its Subsidiaries and which were due prior to the date of this Agreement, except with respect to Tax Returns, the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; (b) paid within the time and in the manner prescribed by law all Taxes, due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes, the failure to so pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the Company Financial Statements. The Tax Returns are true, complete and accurate, in all material respects. No tax assessment or deficiency has been made against any of Company or its Subsidiaries nor has any written notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, except for any such assessment or deficiency that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. The Tax Returns are not presently, nor have they since January 1, 2001 been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local, foreign or other Governmental Authority. Each of Company and its Subsidiaries has not received any written notice that any of the Tax Returns is now being or will be examined or audited by any Governmental Authority, and no consents extending any applicable statute of limitations have been filed that are currently in effect.

3.11  Transactions with Affiliates. Except as set forth in the Company SEC Documents, (a) neither Company nor any of its Subsidiaries is a party to any Contract that is in violation of Section 13(k) of the Exchange Act or that, but for the last sentence of Section 13(k)(1) of such act, would be in violation thereof, and (b) no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

3.12  Contracts and Commitments.

(a)  Except as filed as an exhibit to a Company SEC Document, neither Company or any of its Subsidiaries is a party to or bound by any of the following Contracts, which, individually or in the aggregate, are material to the business, operations or prospects of Company and its Subsidiaries (“Material Company Contracts”):

(i)  leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other Contracts concerning or relating to real property;

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(ii)  employment, consulting, agency, collective bargaining or other similar Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives distributors, dealers, agents, independent contractors or consultants, other than any Contract (i) which does not vary in material respects from the standard form of such Contract provided to Buyer, or (ii) which does not involve annual payment by or to Company in excess of $25,000;

(iii)  loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other Contracts relating to the borrowing of money or obtaining of or extension of credit, other than standard form invoices relating to accounts payable of Company incurred in ordinary course of business;

(iv)  brokerage or finders’ Contracts;

(v)  joint venture, partnership and similar Contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing Contracts);

(vi)  stock purchase agreements, asset purchase agreements and other acquisition or divestiture Contracts, including but not limited to any Contracts relating to the acquisition, sale, lease or disposal of any assets (other than in the ordinary course of business and consistent with past practices) or involving continuing indemnity or other continuing obligations;

(vii)  sales agency, manufacturer’s representative, marketing or distributorship Contracts involving performance of services having a value in excess of $25,000 annually;

(viii)  Contracts with respect to the representation of Company or its Subsidiaries or their respective business in foreign countries, which Contracts involve annual payments to or by Company in excess of $25,000; and

(ix)  master lease Contracts providing for the leasing of both: (A) personal property primarily used in, or held for use primarily in connection with, the business of Company or its Subsidiaries and (B) other personal property.

(b)  Company has delivered to Buyer true, complete and correct copies of all written Material Company Contracts listed in Section 3.12(a) of the Company Disclosure Schedule, together with all amendments thereto, and accurate descriptions of all material terms of all oral Material Company Contracts, set forth in Section 3.12(a) of the Company Disclosure Schedule.

3.13  Compliance with Contracts; Delivery of Certain Contracts. Neither Company nor any of its Subsidiaries is in default under any Material Company Contract, including, without limitation, those Material Company Contracts described in Section 3.12(a) of the Company Disclosure Schedule, and no act or omission by Company or its Subsidiaries has occurred which, with notice or lapse of time or both, would constitute a default under any term or provision of any such Material Company Contract, except in each case for those defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Each of the Material Company Contracts is valid and binding on Company or its Subsidiaries and, to Company’s knowledge, on each other party thereto, and is in full force and effect. To the knowledge of Company, (a) no other party to a Material Company Contract with any of Company or its Subsidiaries is in default under any such Material Company Contract, and (b) no act or omission has occurred by any party, which, with notice or lapse of time or both, would constitute a default under any term or provision thereof.

3.14  Insurance. The Company has delivered to Buyer a true, correct and complete copy of all existing policies of fire, liability, worker’s compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, each of Company and its Subsidiaries. All such policies are in full force and effect, all premiums due with respect thereto covering all periods up to and including the date hereof have been paid, and

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no notice of cancellation or termination has been received by any of Company or its Subsidiaries with respect to any such policy.

3.15  Labor and Other Employment Matters.

(a)  None of the employees of Company or any of its Subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees; and to the knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any of its Subsidiaries, nor has there ever been union representation involving employees of the Company or any of its Subsidiaries.

(b)  The Company has made available to Buyer a description of all material written employment policies under which the Company and each of its Subsidiaries is operating, and has provided to Buyer true and complete copies of  (i) all severance and employment agreements with directors, officers or employees of or consultants to the Company or each of its Subsidiaries, (ii) all severance programs and policies of each of the Company and each of its Subsidiaries with or relating to its employees, and (iii) all plans, programs, agreements and other arrangements of each of the Company and each of its Subsidiaries with or relating to its directors, officers, employees or consultants which contain change in control provisions. Neither the execution and delivery of this Agreement or other related agreements, nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or each of its Subsidiaries from the Company or any of its Subsidiaries under any Company Employee Plan or otherwise, (ii) significantly increase any benefits otherwise payable under any Company Employee Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits.

(c)  Except where the failure to so be in compliance or the liabilities, claims and controversies referenced, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (ii) the Company and each of its Subsidiaries is in compliance with all applicable laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wage and hours, (iii) the Company and each of its Subsidiaries has withheld all amounts required by applicable law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (iv) neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), (v) there are no pending claims against the Company or any of its Subsidiaries under any workers’ compensation plan or policy or for long term disability and (vi) there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective current or former employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. To the Company’s knowledge, as of the date of this Agreement, no employees of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment Contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. As of the date hereof, no employee of the Company or any of its Subsidiaries, at the officer level or above, has given notice to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

3.16  Legal Proceedings. Except as set forth in the Company SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the

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Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Company or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries or any of their respective officers or directors (in their capacities as such) is subject to any outstanding judgment, order, writ, injunction or decree which, (a) has or may have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of the business by the Company or any of its Subsidiaries, or Company’s ability to perform its obligations under this Agreement, or (b), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

3.17  Compliance with Law. The operations of each of Company and its Subsidiaries have been conducted, and all products of Company or its Subsidiaries manufactured, sold or delivered by or on behalf of any of Company or its Subsidiaries (the “Company Products”) have been registered and have obtained approval, in all material respects, in accordance with all material applicable laws, regulations and other requirements of all Governmental Authorities having jurisdiction over any of Company and its Subsidiaries and over regulation and approval of the Company Products, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, food, drug, cosmetic and medical device regulatory system, labor and employment, employee benefits, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except for those the failure with which to comply or the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Company. Each of the Company Product registrations, approvals and pending applications is valid, complete, current and in good standing, as the case may be, and has been issued or received, as the case may be, based upon complete, accurate and truthful underlying information. Neither Company nor any of its Subsidiaries has received any notification since January 1, 2001 of any asserted present or past failure by any of Company or its Subsidiaries to comply in any material respect with such laws, regulations, ordinances or requirements. Each of Company and its Subsidiaries has all material permits, authorizations and consents necessary for the operation of its respective business, except for those which the failure to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

3.18  Environmental Compliance.

(a)  Each of Company and its Subsidiaries is in material compliance with all Hazardous Materials Laws and has obtained and is in material compliance with, all material permits, licenses or other authorizations required under any Hazardous Materials Laws.

(b)  Neither Company nor any of its Subsidiaries is aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans, which could reasonably be expected to interfere with, or prevent continued compliance by any of Company or its Subsidiaries with, any Hazardous Materials Law, or which could reasonably be expected to give rise to Environmental Loss to any of Company or its Subsidiaries based on or related to any Hazardous Materials Law.

(c)  To the knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its Subsidiaries or any real property currently or previously owned, operated or leased by the Company, which could reasonably be expected to create any Environmental Loss that could reasonably be expected to have a Material Adverse Effect on Company.

(d)  To the knowledge of the Company, neither the Company nor any of its Subsidiaries has ever generated, transported, treated, stored, handled or disposed of any Hazardous Substances at any site, location or facility in a manner that could reasonably be expected to create any Environmental Loss that could reasonably be expected to have a Material Adverse Effect on the Company.

(e)  Neither Company nor any of its Subsidiaries has discovered, and to the knowledge of Company, no other Person has discovered, any occurrence or condition on the Premises of any of Company or its Subsidiaries

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or on any real property in the vicinity of the Premises of any of Company or its Subsidiaries, which could reasonably be expected to cause such Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law.
(f)  Neither Company nor any of its Subsidiaries uses or maintains any underground or above ground storage tanks on the Premises of any of Company or its Subsidiaries and, to the knowledge of Company, no underground or above ground storage tanks are now, or ever have been, located on the Premises.

(g)  Neither Company nor any of its Subsidiaries has received notice of any Encumbrance in favor of any Governmental Authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Substances into the environment, nor, to the knowledge of Company, has any such Encumbrance ever been filed or attached to the Premises of any of Company or its Subsidiaries.

(h)  None of the present or past operations of the business of any of Company and its Subsidiaries nor any of the present, or to the knowledge of Company, past property used by any of Company and its Subsidiaries, is subject to any written notice or order from, or agreement with or judicial or administrative proceeding initiated by, any Governmental Authority or private party respecting: (i) any violation of Hazardous Materials Laws, (ii) any assessment, investigatory or cleanup activity, or (iii) any Environmental Loss arising from the release or threat of release of a Hazardous Substance into the environment.

(i)  Neither Company nor any of its Subsidiaries is aware of or has received any notice or claim to the effect that the present or past operations of any of Company and its Subsidiaries is the subject of any inquiry or investigation by any Governmental Authority evaluating whether remedial action is needed to respond to a release or threat of release of Hazardous Substances into the environment or that it is or may be liable to any Person as a result of any such release or threat of release.

(j)  Neither Company nor any of its Subsidiaries has filed any notice, including but not limited to, manifest discrepancy notification, disposal extension, and/or episodic waste report under any Hazardous Materials Laws indicating past or present compliance exceptions with the generation, treatment, storage or disposal of a Hazardous Substance, or reporting a release of a Hazardous Substance into the environment.

(k)  Each of Company and its Subsidiaries does not, and has not since the enactment of the California Safe Drinking Water and Toxic Enforcement Act of 1986, as amended (i.e. California Health and Safety Code 25249.5 et. seq.) and the rules and regulations promulgated thereunder (collectively, “Proposition 65”), exposed any individual to a chemical listed by the State of California pursuant to Proposition 65. No product or good manufactured, distributed, or sold by or for Company or any of its Subsidiaries: (i) contains or has contained a chemical listed by the State of California under Proposition 65, (ii) contains or has contained a chemical which is currently proposed to be listed by the State of California under Proposition 65, or (iii) has been sold to a consumer or customer with or in connection with a warning required by Proposition 65. To the extent that any product or good manufactured, distributed, or sold by or for Company or any of its Subsidiaries contains or has contained a chemical listed by the State of California pursuant to Proposition 65, then the exposure poses no significant risk and no observable effect within the terms of Proposition 65.

3.19  Employee Benefits.

(a)  Section 3.19(a) of the Company Disclosure Schedule lists, with respect to Company and its Subsidiaries and any trade or business (whether or not incorporated) which is (or which has, during any period for which the applicable statute of limitations is open, been) treated as a single employer with Company or its Subsidiaries (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, the following plans, programs or arrangements (either oral or written) with respect to which any of Company and its Subsidiaries (or an ERISA Affiliate) maintains, contributes to or participates in (or has ever maintained, contributed to or participated in or for which Company or any of its Subsidiaries, individually or in the aggregate, has any obligation or liability concerning or relating to): (i) all employee benefit plans (as defined in Section 3(3) of the Employer

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Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”)); (ii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all other plans, programs or arrangements (either oral or written), which provide benefits for former or present employees, directors or agents of any of Company and its Subsidiaries or an ERISA Affiliate; (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; and (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of any of Company and its Subsidiaries and that do not generally apply to all employees (collectively, the “Company Employee Plans”). Each of the Company Employee Plans has been duly executed, and is in full force and effect.

(b)  Company has delivered or made available to Buyer a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, collective bargaining agreements, Contracts with service providers, employee booklets, personnel, payroll and employment manuals, policies and handbooks, summary plan descriptions and other authorizing documents, communications, notices and correspondence to employees and communications, notices and correspondence to or from any Governmental Authority) and, with respect to each Company Employee Plan, which is subject to ERISA reporting requirements, of the Form 5500 reports (and all accompanying schedules, documents and reports) filed for the last three plan years. Company has furnished or made available to Buyer, with respect to each of the Company Employee Plans, a written description of any Company Employee Plan that is not otherwise in writing and any formal report prepared by a consultant, third party administrator, or other independent contractor, any report prepared by a consultant, third party administrator, other independent contractor or an employee regarding any Company Employee Plan. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code either (i) has obtained from the Internal Revenue Service (the “Service”) a favorable determination letter as to its qualified status under the Code, which covers all amendments to the Code which were enacted, promulgated or issued by any applicable Federal governmental branch or agency before 2002, (ii) has applied to the Service for such a determination letter prior to the expiration of the requisite period under the Code or Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and (iii) if reliance is permitted under Service Announcement 2001-77, relies on the favorable opinion or advisory letter of the master and prototype or volume submitter plan sponsor of such Company Employee Plan. Company has delivered to Buyer a true, correct and complete copy of the most recent Service determination letter, if any, issued with respect to each such Company Employee Plan, and, to the knowledge of Company, nothing has occurred, which would adversely affect the tax-qualified status of any Company Employee Plan subject to Code Section 401(a). Company has delivered to Buyer a true, correct and complete copy of all registration statements and prospectuses prepared in connection with each Company Employee Plan.

(c)  (i) None of the Company Employee Plans promises or provides medical or other welfare benefits, including but not limited to any retiree benefits, to any Person (or such Person’s dependents, spouse, or beneficiaries) after such Person’s termination of employment with Company, any of its Subsidiaries or any ERISA Affiliates, except as required by COBRA; (ii) to the knowledge of Company, there has been no material “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code (excluding any transaction for which an exemption under Code Section 4975 or ERISA Section 408 exists), with respect to any Company Employee Plan; (iii) each Company Employee Plan has been administered in accordance with its terms in all material respects and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Company and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them thereunder, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) there has occurred no breach of any duty under ERISA or the Code or other applicable law, which could result, directly or indirectly, in any material Taxes or penalties or other material liability to Company or any of its Subsidiaries; (v) neither Company nor any ERISA Affiliate is subject to any material liability or material penalty under Sections 4971 through 4980B of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (vi) all material contributions, including any matching contributions, required to be made by Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vii) no Company Employee Plan is covered by, and neither Company nor any ERISA Affiliate

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has incurred or will incur any liability or obligation under Title IV of ERISA or Section 412 of the Code; (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of Company or its Subsidiaries (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event); (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company, is threatened, against or with respect to any such Company Employee Plan, including any audit, examination or inquiry by the Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation; (x) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has violated in any material respects the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder (“COBRA”), or any similar provisions of state law applicable to its employees. The Company and, to the Company’s knowledge, its ERISA Affiliates have in all instances in the last thirty-six (36) months reserved the right to provide an administrative fee of two percent (2%) or fifty percent (50%), as applicable under COBRA; and (xi) all Company Employee Plans and the related trusts that are welfare plans as defined under Section 3(1) of ERISA comply with and have been administered in material compliance with the requirements of the: (A) Heath Insurance Portability and Accountability Act of 1996, to the extent applicable; (B) Mental Health Parity Act of 1996, to the extent applicable; (C) Newborns’ and Mothers’ Health Protection Act, to the extent applicable; and (D) Women’s Health and Cancer Rights Act, to the extent applicable.

(d)  The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of any of Company and its Subsidiaries or an ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

(e)  There has been no amendment to, written interpretation or announcement (whether or not written) by any of Company and its Subsidiaries or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan, which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to that Company Employee Plan for the most recent fiscal quarter included in the Company Financial Statements.

(f)  Neither the Company nor any of its Subsidiaries currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA), which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code and no Company Employee Plan is a defined benefit pension plan within the meaning of Code Section 414(j).

(g)  Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate is a party to, or has ever made any contribution to, participated in or otherwise incurred any obligation under, any “multi-employer plan” as defined in Section 3(37) of ERISA. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate have directly or indirectly acted in any manner or incurred any obligation or liability with respect to any Company Employee Plan, which has or could give rise to any Encumbrances against any of the assets of any of Company and its Subsidiaries or any ERISA Affiliate or which could result in any material liability to any of Company and its Subsidiaries or any ERISA Affiliate.

(h)  There is no agreement, Contract or arrangement to which any of Company and its Subsidiaries or any ERISA Affiliate is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code or subject to Tax under Section 4999 of the Code; nor will Company be required to “gross up” or otherwise compensate such Person because of the imposition of any excise Tax on a payment to such Person.

(i)  No statements or communications have been made or materials provided to any employee or former employee of any of Company or its Subsidiaries by any Person (including any of Company and its Subsidiaries), which provide for or could be construed as a Contract or promise by any of Company and its Subsidiaries to provide for any material pension or welfare or other insurance-type benefits to any such employee, former employee or their dependents after retirement or termination of employment other than benefits under the Company Employee Plans or as required by COBRA. No statement, either written or oral, has been made by any of

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Company or its Subsidiaries to any Person with regard to any Company Employee Plan that was not in accordance with the Company Employee Plan and that could reasonably be expected to have a Material Adverse Effect on Company.

(j)  No Company Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees prohibits Company, any of its Subsidiaries or any ERISA Affiliates from amending or terminating any such Company Employee Plan prior to or at the Effective Time.

(k)  Each Company Employee Plan can be terminated by the Closing Date, without payment of any material contribution or amount and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan.

(l)  None of the assets of any Company Employee Plan include any securities issued by the Company, any of its Subsidiaries or any ERISA Affiliates.

(m)  None of the assets of any Company Employee Plan is or has been invested in any property constituting employer real property within the meaning of Section 407(d) of ERISA.

(n)  Each Company Employee Plan covers only employees of Company or its Subsidiaries (or former employees or beneficiaries with respect to service with Company or its Subsidiaries), so that the transaction contemplated by this Agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

(o)  Neither Company nor any of its Subsidiaries has any compensation or benefit plan, or has ever had any such plan, required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside the United States.

3.20  Absence of Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of Company, any of their respective directors, officers, agents, employees or other Persons acting on behalf of any of Company or its Subsidiaries or for the benefit of any of Company or its Subsidiaries has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, or accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

3.21  Real Property Holding Corporation. Neither the Company and nor any of its Subsidiaries is a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

3.22  Intellectual Property.

(a)  Section 3.22(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) issued patents, registered trademarks, trade names, service marks, registered copyrights and domain names owned by any of Company or any of its Subsidiaries and any patents, trademarks, trade names, service marks, registered copyrights and domain names that are used under license by any of Company or any of its Subsidiaries and material to the conduct of Company’s or its Subsidiaries’ business as presently conducted, (ii) pending applications for registration of patents and trademarks filed by or on behalf of Company or any of its Subsidiaries, and (iii) unfiled patentable inventions, invention disclosures and unregistered common law trademarks (if any) owned and used by Company or any of its Subsidiaries to conduct their respective businesses as presently conducted. To Company’s knowledge, each of Company and any of its Subsidiaries owns or has valid licenses or sufficient rights to use all Intellectual Property used in and necessary to conduct their business as presently conducted, free and clear of all Encumbrances of any kind created or suffered by Company or its Subsidiaries other than interests in licenses granted by Company. Notwithstanding the foregoing, Buyer acknowledges that Intellectual

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Property used by any of Company or its Subsidiaries under license may be subject to Encumbrances created or suffered by the licensor thereof or Third Parties.

(b)  All application filing fees, other filing fees and charges, and all maintenance, renewal and other fees required to be paid on account of any patent applications, trademark or service mark applications, and issued patents and trademark/service mark registrations listed in Section 3.22(a) of the Company Disclosure Schedule have been timely paid for maintaining such patent and trademark/service mark applications and issued patents and trademark/service mark registrations in full force and effect. All declarations, disclosures, responses to office actions, amendments, affidavits of use and other requirements or actions that are required to be filed with any governmental authority with respect to any of the same have been timely filed in order to maintain all such applications and issued patents and trademark/service mark registrations in full force and effect.

(c)  Neither the Company nor any of its Subsidiaries has abandoned any intellectual property rights in or to any Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule or knowingly engaged in any acts or omissions that would impair the ownership or rights to use any of the Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule, which abandonment or impairment, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. Each of Company and its Subsidiaries owns the right, title and interest in and to all Company Intellectual Property that has been created or developed for Company or any of its Subsidiaries by any of their respective employees, contractors and consultants hired or retained by any of Company or its Subsidiaries, as the case may be, and that is material to the conduct of Company’s or its Subsidiaries’ business as presently conducted. Each employee and officer of Company or its Subsidiaries who has contributed to the development of any Company Intellectual Property that is material to the conduct of Company’s or its Subsidiaries’ business as presently conducted has executed an agreement with his or her respective employer regarding confidentiality and proprietary information and inventions, assigning to Company or a Subsidiary, as his or her respective employer, as the case may be, all such Intellectual Property created or developed by such employee or officer during the term and within the scope of his or her employment. In addition, all contractors and consultants hired or retained by Company or any of its Subsidiaries to develop Intellectual Property for Company or any of its Subsidiaries that is material to the conduct of Company’s or its Subsidiaries’ business as presently conducted or who have had access to confidential information of Company or any of its Subsidiaries that is material to the conduct of Company’s or its Subsidiaries’ business as presently conducted have signed written agreements with Company or any of its Subsidiaries, as the case may be, which provide, among other things, that all such Intellectual Property created by them for Company or any of its Subsidiaries have been assigned to Company or any of its Subsidiaries, as the case may be, and that they are required to maintain the confidentiality of any of Company’s or any of its Subsidiaries’ proprietary materials and other confidential information. Neither Company nor any of its Subsidiaries is aware of any facts that would provide a reasonable basis to render invalid or unenforceable any Company Intellectual Property listed in Section 3.22(a) of the Company Disclosure Schedule.

(d)  Section 3.22(d) of the Company Disclosure Schedule sets forth a list of all agreements currently in effect pursuant to which Company or any of its Subsidiaries have granted to any third Person any right to use Company Intellectual Property, excluding confidentiality and nondisclosure agreements entered into in the ordinary course of business (“NDAs”). Company has delivered to Buyer correct and complete copies of all of the agreements listed in Section 3.22(d) of the Company Disclosure Schedule and all NDAs currently in effect. All such agreements (i) are valid and binding on Company or its Subsidiaries and, to Company’s knowledge, on each other party thereto, and are in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto has failed to perform its obligations thereunder, (iii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto is in default thereunder, and (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Company or any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any such agreement. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any such agreement or have a Material Adverse Effect on Company or any of its Subsidiaries. Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew (if renewable) such agreement or to exercise or decline to exercise any option or right thereunder.

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(e)  Section 3.22(e) of the Company Disclosure Schedule sets forth a list of all license agreements, supply agreements, co-promotion agreements, co-marketing agreements, distribution agreements and other agreements currently in effect under which any third Persons have granted to Company or any of its Subsidiaries any rights to use Intellectual Property, excluding licenses for off-the-shelf software and the NDAs (collectively “Company License Agreements”). Company has provided Buyer correct and complete copies of all such Company License Agreements. All Company License Agreements (i) are valid and binding on Company or its Subsidiaries and, to Company’s knowledge, on each other party thereto, and are in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor to the knowledge of Company or its Subsidiaries, any other party thereto has failed to perform its obligations thereunder, (iii) neither the Company nor any of its Subsidiaries nor, to the knowledge of Company or its Subsidiaries, any other party thereto is in default thereunder, and (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Company or any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any Company License Agreement. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any such Company License Agreement or have a Material Adverse Effect on Company or any of its Subsidiaries. Company has not received notice that any party to any such Company License Agreement intends to cancel, terminate or refuse to renew (if renewable) such agreement or to exercise or decline to exercise any option or right thereunder. The agreements listed in Section 3.22(d) of the Company Disclosure Schedule, the Company License Agreements and the NDAs describe all material Company Intellectual Property that Company or any of its Subsidiaries has licensed third Persons to use or that third Persons have licensed Company or its Subsidiaries to use.

(f)  To the knowledge of Company and its Subsidiaries, the trademarks, service marks and domain names listed in Section 3.22(a) of the Company Disclosure Schedule and owned by Company, any products sold by Company or any of its Subsidiaries, any services sold or rendered by Company or any of its Subsidiaries and/or any technologies, processes or business methods used by Company or any of its Subsidiaries, do not infringe upon, misappropriate or violate any Intellectual Property rights or other rights owned or held by any other Person. To the actual knowledge of Company without conducting any inquiry, no third parties have infringed or violated any Company Intellectual Property, where such infringement or violation would reasonably be expected to have a Material Adverse Effect on Company.

(g)  To the actual knowledge of Company and its Subsidiaries without conducting any inquiry, there is neither pending nor threatened, any claim, litigation or proceeding against Company or any of its Subsidiaries in any way contesting the rights of Company or any of its Subsidiaries to the ownership, enforceability, validity or use of any Company Intellectual Property, and to the knowledge of Company, there is no reasonable basis for any such claim, litigation or proceeding to be brought with respect to Company Intellectual Property owned by Company. In addition to the foregoing general representation, Company specifically represents that to its actual knowledge without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventor(s) named in each of the patents and pending patent applications, both U.S. and foreign, owned by Company or any of its Subsidiaries and listed in Section 3.22(a) of the Company Disclosure Schedule are correctly named as of the date of this Agreement, and, to Company’s actual knowledge without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventions claimed in each such patent or patent application were first invented by the named inventors therein.

(h)  Neither Company nor any of its Subsidiaries has received any written or express oral notice of any claims, disputes, litigation or other proceedings, or any written or express oral offers or demands to license patents of third Persons, and have no knowledge of any facts which indicate a reasonable likelihood that Company or any of its Subsidiaries or the Company Intellectual Property owned by Company have infringed, misappropriated or violated the Intellectual Property or other rights of any other Person.

(i)  Each of Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect the Company Intellectual Property, except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect on Company or where Company or any of its Subsidiaries has elected to abandon or not pursue the protection of any Company Intellectual Property in the exercise of reasonable business judgment. Each of Company and its Subsidiaries have entered into appropriate nondisclosure agreements with all

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employees and third persons having access to any confidential information, trade secrets or know how of Company and any of its Subsidiaries that is material to the conduct of their respective businesses, which agreements provide that all confidential information, trade secrets and know how of Company and any of its Subsidiaries disclosed to such third persons will be protected and preserved.

(j)  Section 3.22(j) of the Company Disclosure Schedule sets forth a list of all third parties currently manufacturing, testing or producing any Company Products for Company (collectively “Third Party Manufacturers”). To Company’s knowledge, all such Third Party Manufacturers and their respective facilities used by Company or any of its Subsidiaries to manufacture Company Products fully comply with all of the applicable U.S. Food and Drug Administration’s (“FDA”) regulatory requirements, including without limitation the FDA’s cGMP, and with all applicable foreign regulatory requirements. To Company’s knowledge, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change in the ability of Company or any of its Subsidiaries to have Company Products manufactured, tested or produced by the Third Party Manufacturers. Company has not received notice that any Third Party Manufacturer intends to terminate its relationship with Company or any of its Subsidiaries or to refuse to manufacture, test or produce Company Products.

3.23  Real Properties. Neither the Company nor any of its Subsidiaries owns any real property. No consent is required from the lessor under any lease of real property listed in Section 3.12(a) of the Company Disclosure Schedule, prior to the consummation of the transactions contemplated hereby.

3.24  Title and Related Matters. Except as set forth in the Company SEC Documents, each of Company and its Subsidiaries has good and marketable title to and is the sole and exclusive owner of all of the properties and assets, inventory, interests in properties and assets, real and personal, which are reflected in the most recent Company Financial Statements or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business consistent with past practice), or in the case of leased properties and assets, valid leasehold interests in (collectively, “Company Assets”), free and clear of all Encumbrances, except: (a) statutory liens or claims not yet delinquent, and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

3.25  Brokers and Finders. Except for Wells Fargo Securities, LLC, neither Company, nor any of its officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Company, for any investment banking fees, brokerage fees, commissions or finders’ fees, in connection with the transactions contemplated by this Agreement.

3.26  Products.

(a)  Company has delivered to Buyer: (i) a true, complete and correct summary of the most frequently used standard terms and conditions of sale of all Company Products presently manufactured, sold or delivered by, or service currently rendered by or on behalf of any of Company or its Subsidiaries, containing applicable guaranty, warranty and indemnity provisions, and (ii) catalogs and promotional materials containing a true, complete and correct list of all such material Company Products. No Company Product is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. All rebates, discounts, promotional allowances or similar payments or arrangements to any customer with respect to Company Products are reflected in the Company SEC Documents or the Company Financial Statements.

(b)  All of the Company Products materially conform to their applicable specifications and there is neither pending, nor to the knowledge of Company or its Subsidiaries, threatened, any claim, litigation or proceeding against any of Company or its Subsidiaries in any way asserting any rights under guaranty, warranty and indemnity provisions applicable to Company Products that could reasonably be expected to have a Material Adverse Affect on Company.

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(c)  Company is in compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Authority, all of which, in addition to any warning letters, have been disclosed to Buyer. There are no proceedings or, to Company’s knowledge, investigations pending with respect to a violation by Company of the Federal Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other Governmental Authority that could reasonably be expected to result in criminal or civil liability.

(d)  No Company Product manufactured, distributed or sold by Company or any of its Subsidiaries on or after January 1, 2000 contains or has contained, any of the following: (i) Germander; (ii) Lobelia; (iii) Yohimbe; (iv) Jin Bu haun; (v) Gamma Hydroxy Butrate (GHB), Gamma Butyrate (GBL), 1, 4 Butanediol (BD); (vi) Ephedra sinica, Ephedra. E. equisetina, Mahuang, Ephedra Alkaloid, Pseudoephedrine, Ephedrine or any other Ephedra derivatives or extracts; (vii) Aristolochia spp., Aristolochia, Aristolochic acids, Aristolochia fangchi, Asarum spp., Bragantia spp., Clematis spp., Akebia spp., Cocculus spp., Diploclisia spp., Menispernum spp., Sinomenium spp., Mu Tong, Fang ji, Guang fang ji, Fang Chi, Kan-Mokutsu, Mokutsu and any adulterated botanicals, botanical derivatives or other products that contain aristolochic acid, aristolochic acid derivatives or aristolochic acid extracts; (viii) Stephania, Stephania spp, or any adulterated botanicals, botanical derivatives or any other products that contain Stephania, or any Stephania derivatives or extracts; (ix) Magnolia, or any adulterated botanicals, botanical derivatives or any other products that contain Magnolia, or any Magnolia derivatives or extracts; or (x) Kava, ava, ava pepper, awa, kava root, kava-kava, kawa, Piper methysticum Forst. f., Piper Methysticum G. Frost, rauschpfeffer, intoxicating pepper, kava kava, kava pepper, kawa kawa, kawa-kawa, kew, sakau, tonga, wurzelstock, yangona.

(e)  No Company Product manufactured, distributed or sold by Company or any of its Subsidiaries on or after January 1, 2000 is or has been the subject of a claim by any employee, consumer, Governmental Authority or other Person that such Company Product was or is unsafe or otherwise has created or creates a health risk for Persons using or handling such Company Product.

(f)  To the extent required by laws of the United States or any foreign country where any Company Product or components of any such Company Product is marketed or has been marketed by Company or any of its Subsidiaries at any time on or after January 1, 2000: (i) to the knowledge of Company, required tests and examinations have been conducted and have demonstrated that such Company Products or components of such Company Products meet the requirements for sale of cosmetic products to the public; (ii) all necessary clearances, permits, licenses and similar authorizations have been obtained and are currently in full force and effect; and (iii) Company and its Subsidiaries have, and have had, for each claim made with respect to a Company Product, a reasonable basis for each such claim.

3.27  Export Control Laws. Each of Company and its Subsidiaries has conducted its export transactions, in all material respects, in accordance with all material applicable provisions of United States export control laws and regulations. Without limiting the foregoing (and except where such failure or noncompliance would not reasonably be expected to have a Material Adverse Affect on the Company):

(a)  Each of Company and its Subsidiaries has obtained all required export licenses and other approvals for its exports of products from the United States.

(b)  Each of Company and its Subsidiaries has used the correct ECCN number for its exports of products from the United States.

(c)  Each of Company and its Subsidiaries is in compliance with the terms of all applicable export licenses or approvals.

(d)  There are no pending or, to the knowledge of Company, threatened claims against any of Company or its Subsidiaries with respect to such export licenses or other approvals.

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(e)  There are no actions, conditions or circumstances pertaining to export transactions of any of Company or its Subsidiaries that may, to the knowledge of Company, give rise to any future claims.

3.28  State Takeover Laws. The Board of Directors of Company has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws, including Chapter 23B.19 of the WBCA, so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

3.29  Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Wells Fargo Securities, LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

3.30  Board Approval. The Board of Directors of Company, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Company, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Company Common Stock. The affirmative vote of the holders of two-thirds of the shares of Company Common Stock outstanding on the record date for the Company Stockholder Meeting is the only vote of the holders of any class or series of the Company’s capital stock and other equity securities in Company necessary to approve and adopt this Agreement and to approve the Merger and the transactions contemplated hereby.

3.31  Reorganization Under the Code. As of the date of this Agreement, neither Company nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.32  Company Rights Agreement. The Rights Agreement, dated as of December 7, 1994 (the “Company Rights Agreement”), has been or shall be amended to provide that the execution, delivery and performance of this Agreement and the Stockholder Agreements and the consummation of the Merger and the transactions contemplated hereby will not cause any change, effect or result under the Company Rights Agreement, which is adverse to the interests of Buyer or any of it Affiliates, including, without limitation, causing Buyer or any of its Affiliates to become an “Acquiring Person” (as defined in the Company Rights Agreement) under the Company Rights Agreement. Without limiting the generality of the foregoing, Company represents that it has taken or shall take all necessary actions to (a) render the Company Rights Agreement inapplicable to the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated hereby, (b) ensure that (i) neither Buyer nor Merger Sub, nor any of their Affiliates, shall be deemed to have become an Acquiring Person (as such term is defined in the Company’s Rights Agreement) pursuant to the Company Rights Agreement by virtue of the execution of this Agreement or the Stockholder Agreements, the consummation of the Merger or the consummation of the transactions contemplated thereby, and (ii) a “Distribution Date” (as such term is defined in the Company Rights Agreement) or similar event does not occur by reason of the execution of this Agreement or the Stockholder Agreements, the consummation of the Merger or the consummation of the transactions contemplated thereby, and (c) provide that the “Expiration Date” (as such term is defined in the Company Rights Agreement) shall be no later than immediately prior to the Effective Time and that the Company Rights Agreement shall terminate and the preferred share purchase rights thereunder shall expire no later than immediately prior to the Effective Time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER

Except as set forth in that section of the document of even date herewith delivered by Buyer to Company prior to the execution and delivery of this Agreement (the “Buyer Disclosure Schedule”) corresponding to the Section of this Agreement, to which any of the following representations and warranties specifically relate or as disclosed in another section of the Buyer Disclosure Schedule, if it is reasonably apparent on the face of the

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disclosure that it is applicable to another Section of this Agreement, Buyer represents and warrants to Company, as follows:

4.1  Organization; Standing and Power. Buyer and each of its Subsidiaries is: (a) a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business in all material respects as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer, and (b) duly authorized, qualified, franchised and licensed in each jurisdiction in which the nature or location of its business or the ownership or leasing of its properties and assets or the character and location of the assets owned or leased by it makes such authorization, qualification, franchising and licensing necessary, except where the failure to be so authorized, qualified, franchised or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer. True, correct and complete copies of the certificate of incorporation and bylaws or other comparable organizational documents of Buyer and each of its Subsidiaries, as in effect as of the date of this Agreement, have been delivered by the Buyer to the Company.

4.2  Capitalization.

(a)  As of the date of this Agreement, the authorized capitalization of Buyer consists of 75,000,000 shares of Buyer Common Stock, of which 40,014,404 shares were issued and outstanding. All issued and outstanding shares of Buyer Common Stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation. As of the date of this Agreement, there were 6,431,441 shares of Buyer Common Stock issuable upon exercise of stock options and warrants outstanding as of such date. As of the date of this Agreement, the authorized capitalization of Merger Sub consists of 1,000 shares of common stock, of which 100 shares were issued and outstanding and held by Buyer. All issued and outstanding shares of Merger Sub common stock were duly authorized, validly issued and are fully paid and nonassessable, and none of such shares were issued in violation of the preemptive or other rights of any Person or the provisions of any applicable law, rule or regulation.

(b)  Except as set forth in Section 4.2(a), as of the date of this Agreement, (i) there are no: (A) outstanding securities convertible into or exchangeable for any capital stock of Buyer or any of its Subsidiaries; (B) outstanding options, warrants, calls or other rights, to purchase or subscribe to capital stock of the Buyer or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of Buyer or any of its Subsidiaries; or (C) Contracts of Buyer or its Subsidiaries relating to the issuance, sale or transfer of any equity or other security of Buyer or any of its Subsidiaries, other than the Transaction Documents, and (ii) neither Buyer nor any of its Subsidiaries is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the Buyer Common Stock or the capital stock of any of its Subsidiaries. Except as a result of the Stockholder Agreements, neither Buyer nor its Subsidiaries beneficially owns any equity interest in Company.

(c)  The Buyer Common Stock is listed on the Nasdaq National Market System, and, to Buyer’s knowledge, there are no proceedings to revoke or suspend such listing and the Buyer has not received any communication from Nasdaq with respect to any pending or threatened proceeding which reasonably could be expected to give rise to a delisting.

(d)  All of the shares of Buyer Common Stock to be issued will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Buyer.

4.3  Subsidiaries. Section 4.3 of the Buyer Disclosure Schedule sets forth a list of each Subsidiary of Buyer. All of the outstanding shares of capital stock of each Subsidiary of Buyer were duly authorized and validly issued, and are fully paid and nonassessable, and are owned, beneficially and of record, directly or indirectly, by Buyer, free and clear of all Encumbrances.

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4.4  Information Supplied. None of the information supplied or to be supplied by Buyer or Merger Sub for inclusion or incorporation by reference in the Form S-4 and the Joint Proxy Statement/Prospectus, will, (a) in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act or at the Effective Time, or (b) in the case of the Joint Proxy Statement/Prospectus, (i) at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, (ii) at the time of each of the Buyer Stockholders Meeting, if any, and the Company Stockholders Meeting, or (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.4, the Buyer makes no representation or warranty with respect to the statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus, based on information supplied by Company for inclusion or incorporation by reference therein.

4.5  Authority; No Default; Binding Obligation. Each of Buyer and Merger Sub has the full power, authority and legal right and has duly taken all actions required by law, its certificate or articles of incorporation, as the case may be, bylaws or otherwise to execute, deliver and perform each of the Transaction Documents and consummate the transactions herein contemplated, other than the approval of this Agreement and the Merger by Buyer’s stockholders in accordance with the DGCL. Such execution, delivery and performance does not and will not (and in the case of the matters described in Sections 4.5(a)-(c) below, subject to the rights of any Dissenting Shares set forth in Section 1.8, assuming the receipt of all required consents, approvals and authorizations, and except for such violations, conflicts, breaches or defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer or the Surviving Corporation: (a) conflict with, or result in a violation of, or give any Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or Governmental Authority, domestic or foreign, to which Buyer or any of its Subsidiaries, or any of their respective properties or assets, may be subject; (b) conflict with, or result in a violation of any of the terms or requirements of, or give any Person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by Buyer or any of its Subsidiaries, or that otherwise relates to the business of, or any of the properties or assets owned or used by, Buyer or any of its Subsidiaries; (c) conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Buyer or any of its Subsidiaries is a party; or (d) violate any provision of: (i) the certificate of incorporation or bylaws or other comparable organizational document of Buyer or any of its Subsidiaries (assuming Buyer stockholder approval is obtained), or (ii) any resolution adopted by the Board of Directors or the stockholders of Buyer or any of its Subsidiaries. Assuming the due authorization, execution and delivery thereof by each other party thereto, each of the Transaction Documents to which the Buyer or Merger Sub is a party is, and upon execution and delivery by Buyer or Merger Sub to Company will be, the legal, valid and binding obligation of Buyer or Merger Sub, enforceable against Buyer or Merger Sub in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.6  Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any Person is required to be made or obtained by Buyer or Merger Sub in connection with the execution and delivery or the consummation of the Transaction Documents and the transactions contemplated hereby or thereby, except for those required or in relation to: (a) the Securities Act, (b) state securities or “blue sky” laws; (c) the Exchange Act; (d) the rules and regulations of Nasdaq; (e) the WBCA with respect to the filing of the Articles of Merger; (f) the filing with the Commission of the Joint Proxy Statement/Prospectus and the Form S-4; (g) the approval and adoption of this Agreement and the Merger by the stockholders of Buyer and Merger Sub in accordance with the DGCL or WBCA, respectively, and its certificate or articles of incorporation, as the case may be, and bylaws; and (h) such consents, orders, approvals, authorizations, declarations, filings and registrations, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer.

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4.7  Reports and Financial Statements.

(a)  Buyer has filed all registration statements, proxy statements, information statements, prospectuses, reports, schedules, forms and other documents required to be filed by it with the Commission, since January 1, 2001, under the Securities Act or the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents, other than exhibits to such documents, incorporated by reference therein, being referred to herein as the “Buyer SEC Documents”). No Subsidiary of Buyer is required to file any registration statement, proxy statement, information statement, prospectus, report, schedule, form or other document with the Commission. All of the Buyer SEC Documents, as of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) complied in all material respects as to form with the applicable requirements of the Securities Act or Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows (including the related notes thereto) of the Buyer and its Subsidiaries included in the Buyer SEC Documents (collectively, the “Buyer Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, fairly presented the consolidated financial position and the consolidated results of operations and the changes in stockholders’ equity and cash flows for Buyer and its Subsidiaries as of their respective dates and for the respective periods covered thereby and have been prepared in accordance with GAAP consistently applied during the periods involved, (except as otherwise noted therein, or, in the case of unaudited interim financial statements, as may be permitted by the Commission).

(c)  Buyer is in compliance with, and has complied, in all material respects with: (A) the applicable provisions of the Sarbanes-Oxley Act or the Exchange Act, and (B) the applicable listing rules and regulations of the Nasdaq National Market. Except as disclosed in the Buyer SEC Documents, there are no outstanding loans made by Buyer to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of Buyer. Since the enactment of the Sarbanes-Oxley Act, Buyer has not made any loans to any such executive officer or director of Buyer. Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), such disclosure controls and procedures are designed to ensure that information relating to Buyer, required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is accumulated and communicated to Buyer’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms. Buyer has initiated its process of compliance with Section 404 of the Sarbanes-Oxley Act and expects to be in compliance therewith by the Commission’s mandated compliance date. Buyer’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Buyer’s auditors and the audit committee of the board of directors of Buyer (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial data and have identified for Buyer auditors any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls. Since January 1, 2001, neither Buyer, nor to Buyer’s knowledge, any director, officer, employee, auditor, accountant or representative of Buyer has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices. No attorney representing Buyer, whether or not employed by Buyer, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officer, directors, employees or agents to the board of directors of Buyer or any committee thereof or to any director or officer of Buyer. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act.

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4.8  No Undisclosed Liabilities. Except as set forth in the Buyer Financial Statements and the Buyer SEC Documents, neither Buyer nor any of its Subsidiaries had at September 30, 2004 or has incurred since that date through the date of this Agreement, any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except liabilities, obligations or contingencies which: (a) are accrued or reserved against in the Buyer Financial Statements or that would not be required to be disclosed on a consolidated balance sheet of Buyer and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, (b) were incurred after such date in the ordinary course of business of Buyer and its Subsidiaries and consistent with past practice and which, in any event, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer, or (c) were incurred after such date in connection with this Agreement and the transactions contemplated hereby.

4.9  Absence of Certain Changes. Except as set forth in the Buyer SEC Documents filed prior to the date of this Agreement, since September 30, 2004, each of Buyer and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, other than in the ordinary course of business and consistent with past practice, there has not occurred:

(a)  any change, event or condition that has resulted in, or might be reasonably expected to result in, a Material Adverse Effect to Buyer; or

(b)  any change in any accounting methods or practices by Buyer or any reevaluation by Buyer of the Buyer Assets.

4.10  Legal Proceedings. Except as set forth in the Buyer SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to result in obligations or liabilities of the Buyer or any of its Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on the Buyer. Neither the Buyer nor any of its Subsidiaries or any of their respective officers or directors (in their capacities as such) is subject to any outstanding judgment, order, writ, injunction or decree which, (a) has or may have the effect of prohibiting or impairing any business practice of the Buyer or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Buyer or any of its Subsidiaries, the conduct of the business by the Buyer or any of its Subsidiaries, or Buyer’s or Merger Sub’s ability to perform its obligations under this Agreement, or (b), insofar as can be reasonably foreseen, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Buyer.

4.11  Compliance with Law. The operations of each of Buyer and its Subsidiaries have been conducted and all products of Buyer or its Subsidiaries manufactured, sold or delivered by or on behalf of any of Buyer or its Subsidiaries (the “Buyer Products”) have been registered and have obtained approval, in all material respects, in accordance with all material applicable laws, regulations and other requirements of all Governmental Authorities having jurisdiction over any of Buyer and its Subsidiaries and over regulation and approval of the Buyer Products, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, food, drug, cosmetic and medical device regulatory system, labor and employment, employee benefits, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except for those the failure with which to comply or the failure with which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Each of the Buyer Product registrations, approvals and pending applications is valid, complete, current and in good standing, as the case may be, and has been issued or received, as the case may be, based upon complete, accurate and truthful underlying information. Neither Buyer nor any of its Subsidiaries has received any notification since January 1, 2001 of any asserted present or past failure by any of Buyer or its Subsidiaries to comply with such laws, regulations, ordinances or requirements. Each of Buyer and its Subsidiaries has all material permits, authorizations and consents necessary for the operation of its respective business, except for those which the failure to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

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4.12  Transactions with Affiliates. Except as set forth in the Buyer SEC Documents, (a) neither Buyer nor any of its Subsidiaries is a party to any Contract that is in violation of Section 13(k) of the Exchange Act or that, but for the last sentence of Section 13(k)(1) of such act, would be in violation thereof, and (b) no event has occurred that would be required to be reported by the Buyer pursuant to Item 404 of Regulation S-K promulgated by the Commission.

4.13  Absence of Questionable Payments. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any of their respective directors, officers, agents, employees or other Persons acting on behalf of any of Buyer or its Subsidiaries or for the benefit of any of Buyer or its Subsidiaries has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, or accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

4.14  Intellectual Property.

(a)  Section 4.14(a) of the Buyer Disclosure Schedule sets forth a true, correct and complete list of all (i) issued patents, registered trademarks, trade names, service marks and registered copyrights owned or used by any of Buyer or any of its Subsidiaries, (ii) pending applications for registrations of patents and trademarks filed by or on behalf of Buyer or any of its Subsidiaries, and (iii) unfiled patentable inventions, invention disclosures and unregistered common law trademarks (if any) owned and used by Buyer or any of its Subsidiaries to conduct their respective businesses as presently conducted. To the knowledge of Buyer and its Subsidiaries, each of Buyer or its Subsidiaries own or have valid licenses or sufficient rights to use all Intellectual Property necessary to conduct their respective businesses as presently conducted, free and clear of all Encumbrances of any kind created or suffered by Buyer or its Subsidiaries other than interests in licenses granted by the Buyer or its Subsidiaries. Notwithstanding the foregoing, Company acknowledges that the Intellectual Property used by any of Buyer or its Subsidiaries under license may be subject to Encumbrances created or suffered by the licensor thereof or Third Parties.

(b)  All application filing fees, other filing fees and charges, and all maintenance, renewal and other fees required to be paid on account of any of the patent applications and issued patents listed in Section 4.14(a) of the Buyer Disclosure Schedule have been timely paid for maintaining such patent applications and issued patents in full force and effect. All declarations, disclosures, responses to office actions, amendments, affidavits of use and other requirements or actions that are required to be filed with any governmental authority with respect to any of the patent applications and issued patents listed in Section 4.14(a) of the Buyer Disclosure Schedule have been timely filed in order to maintain all such patent applications and issued patents in full force and effect.

(c)  Each of Buyer and its Subsidiaries have not abandoned any intellectual property rights to any Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule or knowingly engaged in any acts or omissions that would impair the ownership or rights to use any of the Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule, which abandonment, impairment, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer. Each of Buyer and its Subsidiaries owns the right, title and interest in and to all Buyer Intellectual Property that has been created or developed for Buyer or any of its Subsidiaries by any of their respective employees, contractors and consultants hired or retained by any of Buyer or its Subsidiaries, as the case may be, and that is material to the conduct of Buyer’s or its Subsidiaries’ business as presently conducted. Neither Buyer nor any of its Subsidiaries is aware of any facts that would provide a reasonable basis to invalidate any of the Buyer Intellectual Property listed in Section 4.14(a) of the Buyer Disclosure Schedule.

(d)  All agreements currently in effect pursuant to which the Buyer or any of its Subsidiaries have granted to any other Person any right to use or exploit any Buyer Intellectual Property, and all agreements currently in effect under which any third Persons have granted the Buyer or any of its Subsidiaries any rights to use or otherwise exploit any Buyer Intellectual Property (the “Buyer Intellectual Property Agreements”) (i) are valid and binding on Buyer or its Subsidiaries, and to Buyer’s knowledge, binding and in full force and effect, (ii) neither the Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer or its Subsidiaries, any other party thereto has

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failed to perform its obligations thereunder, (iii) neither the Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer or its Subsidiaries, any other party thereto is in default thereunder, (iv) there is no event or circumstance which with notice or lapse of time or both would constitute a default or event of default, on the part of Buyer or any of its Subsidiaries or, to the knowledge of Buyer or its Subsidiaries, any other party thereto or give to any other party thereto the right to terminate or modify any Buyer Intellectual Property Agreement. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby shall cause or shall result in a material change to the terms of any Buyer Intellectual Property Agreement or have a Material Adverse Effect on Buyer or any of its Subsidiaries. Buyer has not received notice that any party to any Buyer Intellectual Property Agreement intends to cancel, terminate or refuse to renew (if renewable) such Intellectual Property Agreement or to exercise or decline to exercise any option or right thereunder. Buyer has delivered to Company correct and complete copies of all of the Buyer Intellectual Property Agreements.

(e)  The trademarks, service marks and domain names listed in Section 4.14(a) of the Buyer Disclosure Schedule and the products currently sold, leased or consigned by Buyer or any of its Subsidiaries to third Persons, any services currently sold or rendered by Buyer or any of its Subsidiaries and/or any technologies or processes and business methods currently used by Buyer or any of its Subsidiaries, to the knowledge of the Buyer and its Subsidiaries, do not infringe upon, misappropriate or violate any Intellectual Property Rights owned or held by any third Person. To the actual knowledge of Buyer and its Subsidiaries, without conducting any inquiry, no third parties have infringed or violated any Buyer Intellectual Property, where such infringement would reasonably be expected to have a Material Adverse Effect on Buyer.

(f)  To the actual knowledge of Buyer and its Subsidiaries, without conducting any inquiry, there is neither pending nor threatened, any claim, litigation or proceeding against Buyer or any of its Subsidiaries in any way contesting the rights of Buyer or any of its Subsidiaries to use any Buyer Intellectual Property used to conduct their respective businesses as presently conducted related to the ownership, enforceability, validity or use of any such Buyer Intellectual Property, and to the knowledge of Buyer, there is no reasonable basis for any such claim, litigation or proceeding with respect to Buyer Intellectual Property owned by Buyer . In addition to the foregoing general representation, Buyer specifically represents that to its actual knowledge, without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventor(s) named in each of the patents and pending patent applications, both U.S. and foreign, owned by Buyer or any of its Subsidiaries and listed in Section 4.14(a) of the Buyer Disclosure Schedule are correctly named as of the date of this Agreement, and, to Buyer’s actual knowledge, without conducting any inquiry other than obtaining the oath of the applicant under 35 USC 115, the inventions claimed in each such patent or patent application were first invented by the named inventors therein.

(g)  Neither Buyer nor any of its Subsidiaries has received any written or express oral notices of any claims, disputes, litigation or other proceedings, any written or express oral offers or demands to license patents of third Persons, and have no knowledge of any facts which indicate a reasonable likelihood that Buyer or any of its Subsidiaries or the Buyer Intellectual Property have infringed, misappropriated or violated the Intellectual Property or other rights of any other Person.

(h)  Each of Buyer and its Subsidiaries has taken commercially reasonable steps to maintain and protect the Buyer Intellectual Property, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Buyer or where Buyer or any of its Subsidiaries has elected to abandon or not pursue the protection of the Buyer Intellectual Property in the exercise of reasonable business judgment. Each of Buyer and its Subsidiaries have entered into appropriate nondisclosure agreements, which provide that all material confidential information, trade secrets and know how of Buyer and any of its Subsidiaries will be reasonably protected and preserved, with all employees and third persons having access to any such material confidential information, trade secrets or know how of Buyer and any of its Subsidiaries.

4.15  Brokers and Finders. Except for CIBC World Markets Corp. and BIO-IB, LLC, neither Buyer, nor any of its officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Buyer, for any investment banking fees, brokerage fees, commissions or finders’ fees, in connection with the transactions contemplated by this Agreement.

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4.16  Products.

(a)  Buyer has delivered to Company: (i) a true, complete and correct summary of the most frequently used standard terms and conditions of sale of all Buyer Products presently manufactured, sold or delivered by, or service currently rendered by or on behalf of any of Buyer or its Subsidiaries, containing applicable guaranty, warranty and indemnity provisions, and (ii) a catalog and promotional materials containing a true, complete and correct list of all such material Buyer Products. No Buyer Product is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. All rebates, discounts, promotional allowances or similar payments or arrangements to any customer with respect to Buyer Products are reflected in the Buyer SEC Documents or Buyer Financial Statements.

(b)  All of the Buyer Products materially conform to their applicable specifications and there is neither pending, nor to the knowledge of Buyer or its Subsidiaries, threatened, any claim, litigation or proceeding against any of Buyer or its Subsidiaries in any way asserting any rights under guaranty, warranty and indemnity provisions applicable to Buyer Products that could reasonably be expected to have a Material Adverse Affect on Buyer.

(c)  Buyer is in compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Authority, all of which, in addition to any warning letters, have been disclosed to Company. There are no proceedings or, to Buyer’s knowledge, investigations pending with respect to a violation by Buyer of the Federal Food, Drug, and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other Governmental Authority that could reasonably be expected to result in criminal or civil liability.

(d)  No Buyer Product manufactured, distributed or sold by Buyer or any of its Subsidiaries on or after January 1, 2000 is or has been the subject of a claim by any employee, consumer, Governmental Authority or other Person that such Buyer Product was or is unsafe or otherwise has created or creates a health risk for Persons using or handling such Buyer Product.

(e)  To the extent required by laws of the United States or any foreign country where any Buyer Product or components of any such Buyer Product is marketed or has been marketed by Buyer or any of its Subsidiaries at any time on or after January 1, 2000: (i) to the knowledge of Buyer, required tests and examinations have been conducted and have demonstrated that such Buyer Products are safe and efficacious for humans; (ii) all necessary clearances, permits, licenses and similar authorizations have been obtained and are currently in full force and effect; and (iii) Buyer and its Subsidiaries have, and have had, for each claim made with respect to a Buyer Product, a reasonable basis for each such claim.

4.17  Reimbursement. Section 4.17 of the Buyer Disclosure Schedule lists each Governmental Authority, private health care insurer and other Person or entity (each a “Third Party Payer”) that, at September 30, 2004, provided reimbursement for the cost of utilizing the XTRAC System and, in each case, the procedures covered and the rate of reimbursement. To Buyer’s knowledge, no Third Party Payer is or plans on, directly or indirectly, terminating, suspending, reducing or limiting in any material respect its current reimbursement policies, practices or procedures with respect to the XTRAC System. Except as set forth in the Buyer SEC Documents, Buyer is not aware of any pending, threatened or proposed actions, proceedings, statutory or regulatory requirements or changes, or other events that could reasonably be expected to materially adversely affect the availability, amount or other terms of third-party reimbursement relating to the XTRAC System.

4.18  Opinion of Financial Advisor. The Board of Directors of Buyer has received the opinion of CIBC World Markets Corp., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Buyer.

4.19  Board Approval. The Board of Directors of Buyer, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best

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interests of the stockholders of Buyer, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) determined to recommend that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Buyer Common Stock. The affirmative vote of the holders of a majority of the total votes cast at the Buyer Stockholders Meeting is the only vote of the holders of any class or series of Buyer’s capital stock and other equity securities in Buyer necessary to approve and adopt the Share Issuance (as defined in Section 5.1(c), and the affirmative vote of a majority of the shares outstanding on the record date for the Buyer Stockholder Meeting is the only vote of the holders of any class or series of Buyer’s capital stock and other equity securities in Buyer necessary to approve the Certificate Amendment (as defined in Section 5.1(c)), if required. Buyer agrees that the Share Issuance will be submitted to Buyer’s stockholders as a separate voting item pursuant to Section 5.1(c) and that the Share Issuance will not in any way be contingent on Buyer’s obtaining stockholder approval of the Certificate Amendment, if required.

4.20  Reorganization Under the Code. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1  Joint Proxy Statement/Prospectus.

(a)  As promptly as reasonably practicable following the date hereof, Buyer and Company shall cooperate in preparing, and each shall file with the Commission, mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Buyer shall prepare and file with the Commission the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in, and will constitute a part of, the Form S-4 as Buyer’s prospectus. Each of Buyer and Company shall use its commercially reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the Commission and the Form S-4 declared effective by the Commission as soon after such filing as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the Commission. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the Commission and will provide each other with a copy of all such filings made with the Commission. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Buyer and Company, which approval shall not be unreasonably withheld or delayed; provided, however, that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Buyer will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Buyer stockholders (if the Buyer Stockholder Approval is necessary or reasonably deemed desirable) and Company will use commercially reasonable efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to Company stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. If, at any time prior to the Effective Time, any information relating to Buyer or Company, or any of their respective Affiliates, officers or directors, is discovered by Buyer or Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by law, disseminated to the stockholders of Buyer and Company.

(b)  Subject to the fiduciary duties of the Company’s Board of Directors under applicable law, Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders

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Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and Company for the purpose of obtaining the Company Stockholder Approval and, subject to Section 5.2, shall take all lawful action, consistent with its fiduciary duties, to solicit the Company Stockholder Approval. The Board of Directors of Company shall recommend the adoption of the plan of Merger contained in this Agreement by the stockholders of Company (the “Company Recommendation”), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Buyer such recommendation, or (ii) take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a “Change in Company Recommendation”); provided, however, that the Board of Directors of Company may make a Change in Company Recommendation pursuant to Section 5.2 hereof and to effect any action permitted by Section 8.1 hereof.

(c)  If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, Buyer shall duly take all lawful action to call, give notice of, convene and hold the Buyer Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Buyer and Company for the purpose of obtaining the Buyer Stockholder Approval and, shall take all lawful action, consistent with its fiduciary duties, to solicit the Buyer Stockholder Approval, including, without limitation, engaging a qualified proxy solicitor to assist Company in the solicitation of proxies in favor of the Buyer Stockholder Approval. If such Buyer Stockholder Approval is required under the DGCL or Nasdaq rules to consummate the Merger, the Board of Directors of Buyer shall recommend that the stockholders of Buyer amend the Certificate of Incorporation to increase the authorized Buyer Common Stock (the “Certificate Amendment”) and to permit the issuance of Buyer Common Stock (the “Share Issuance”) in the Merger (the “Buyer Recommendation”), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Company such recommendation or (ii) take any action or make any statement in connection with the Buyer Stockholders Meeting inconsistent with such recommendation (collectively, a “Change in the Buyer Recommendation”); provided, however, that the Board of Directors of Buyer may make a Change in the Buyer Recommendation to effect any action permitted by Section 8.1 hereof. Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that it shall submit the Share Issuance to Buyer’s stockholders as a separate voting matter in the Joint Proxy Statement/Prospectus and that the Share Issuance will not in any way be contingent, directly or indirectly, on Buyer’s obtaining Buyer stockholders approval of the Certificate Amendment, if required.

5.2  No Solicitation.

(a)  Company agrees it shall not, and it shall use its best efforts to cause its Subsidiaries and its and their respective Affiliates and officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors or agents or other representatives (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate or induce or knowingly or intentionally facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person any information with respect to any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.2(c)(i)), (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of these provisions, or to the extent specifically permitted pursuant to Section 5.2(c)(ii), (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.2(e)), or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 5.2(c)(i)). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representatives of Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Company or any of its Subsidiaries or otherwise, shall be a breach of this Section 5.2(a) by Company. Company shall and shall cause each of its Subsidiaries and its and their respective Affiliates and Representatives to immediately terminate all discussions or negotiations, if any, with any third party with respect to, or any that would reasonably be expected to lead to, an Acquisition Proposal (except to the extent specifically permitted in this Section 5.2). Company shall promptly (but in no event later than forty-eight hours following the execution of this Agreement) demand that each Person which has heretofore executed a confidentiality agreement with Company or any of its Affiliates or Subsidiaries or any of its or their Representatives with respect to such Person’s consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms) to immediately return or

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destroy (which destruction shall be certified in writing by such Person to Company) all confidential information heretofore furnished by the Company, any of its Subsidiaries or any of its or their Affiliates or Representatives to such Person, its Subsidiaries or any of its or their Affiliates or Representatives. Section 5.2(a) of the Company Disclosure Letter sets forth a complete list of any confidentiality agreement with the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person’s consideration of a possible Acquisition Proposal (other than agreements that have expired by their terms).

(b)
(i)  As promptly as practicable, and in any event within twenty-four hours, after Company receives or has knowledge of any Acquisition Proposal or any request for information or inquiry which could reasonably be expected to lead to an Acquisition Proposal, Company shall provide Buyer with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry, a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry and a written summary of any such Acquisition Proposal, request or inquiry, if it is not in writing. After receipt of the Acquisition Proposal, request or inquiry, Company shall continue to promptly keep Buyer informed in all material respects of the status and details (including notice of all material amendments or proposed material amendments and a summary of all oral proposals, requests or inquiries) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii)  Company shall provide Buyer with five (5) Business Days prior notice (or such lesser prior notice as is provided to the members of the Board of Directors of Company) of any meeting of the Board of Directors of Company at which such Board of Directors is reasonably expected to discuss any Acquisition Proposal or Change of Recommendation described in Section 5.2(e)(B); provided, however, that such providing such notice shall not entitle Buyer or any of its Representatives to attend or make any report or presentation to such meeting.

(c)  If Company receives an Acquisition Proposal which: (i) constitutes a Superior Proposal, or (ii) which the Board of Directors of Company in good faith concludes proposes consideration that is more favorable to Company’s stockholders than the transactions contemplated by this Agreement and which could reasonably be expected to result in a Superior Proposal in all other respects, (and continues to constitute a Superior Proposal after taking into account any modifications to this Agreement proposed by Buyer and Merger Sub during any five Business Day period referenced below), Company shall promptly provide to Buyer written notice that shall state expressly (A) that it has received a Superior Proposal or an Acquisition Proposal which could reasonably be expected to result in a Superior Proposal, and (B) the identity of the party making such Superior Proposal or such Acquisition Proposal and the material terms and conditions of the Superior Proposal or such Acquisition Proposal (the “Superior Proposal Notice”) and may, so long as the Superior Proposal or such Acquisition Proposal was not solicited after the date hereof, was made after the date hereof and did not otherwise result from a breach of this Section 5.2, take the following actions (but only if and to the extent that Board of Directors of Company concludes in good faith, following the receipt of advice of its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties to its stockholders under applicable Washington law):

(i)  furnish nonpublic information to the Person making the Acquisition Proposal, provided that (A) prior to furnishing any such nonpublic information to such Person, (1) Company gives Buyer written notice of its intention to furnish nonpublic information, and (2) Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person on its behalf and customary standstill provisions, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as such term is defined in Section 5.4), and (B) contemporaneously with furnishing any such nonpublic information to such Person, Company furnishes to Buyer all such nonpublic information not previously provided to Buyer and a detailed list of all such non-public information previously provided to Buyer; and

(ii)  engage in discussions and negotiations with such Person with respect to the Acquisition Proposal.

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(d)  For a period of not less than ten (10) Business Days after Buyer’s receipt of each Superior Proposal Notice, Company shall, if requested by Buyer, negotiate in good faith with Buyer to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a “Former Superior Proposal”). The terms and conditions of this Section 5.2 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as their proposal is a Former Superior Proposal).

(e)  Neither the Board of Directors of Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Buyer), or publicly propose to withdraw (or modify in a manner adverse to Buyer), the Company Recommendation, or (ii) recommend, adopt or approve or propose publicly to recommend, adopt or approve, any Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement, in response to the receipt of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after Company’s compliance with Section 5.2(b), Section 5.2(c) and Section 5.2(d), the Board of Directors of Company may withhold or withdraw the Company Recommendation and may recommend the Superior Proposal (any of the actions under the foregoing, whether by the Board of Directors of Company or a committee thereof, a “Change of Recommendation”), if both of the following conditions are met:

(i)  the Company Stockholders Meeting has not occurred; and

(ii)  the Board of Directors of Company has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of the Superior Proposal, the failure of the Board of Directors of Company to effect a Change of Recommendation would result in a breach of its fiduciary duties under applicable Washington law.

(f)  Notwithstanding anything to the contrary contained in this Agreement, (i) the obligation of Company to call, give notice of, convene and hold the Company Stockholders Meeting and to hold a vote of Company’s stockholders on this Agreement and the merger at the Company Stockholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (whether or not a Superior Proposal), or by any Change of Recommendation, and (ii) in any case in which Company withholds or withdraws the Company Recommendation pursuant to Section 5.2(e), recognizing that special circumstances, as provided in Section 23B.11.030 of the WBCA, exist in light of the provisions of this Section 5.2 (and/or the Stockholders Agreement), Company shall submit this Agreement and the Merger to a vote of its stockholders with no recommendation as permitted by Section 23B.11.030 of the WBCA. Unless and until this Agreement has been terminated pursuant to Article VIII hereof, Company shall not submit to the vote of its stockholders any Acquisition Proposal (whether or not a Superior Proposal) or propose to do so.

(g)  Nothing contained in this Agreement shall prohibit (i) the Board of Directors of Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) accurate disclosure of factual information regarding the business, financial condition or results of operations of Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal, in each case, to the extent such information, facts, identity or terms are required to be disclosed under applicable law; provided, however, that in no event shall Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.2(e).

(h)  Notwithstanding anything to the contrary contained in this Agreement, the prohibitions contained in Sections 7.1(b)(ix) and 7.1(b)(xi) shall not be applicable with respect to a Person who has submitted a Superior Proposal to Company.

5.3  Access to Information. Upon reasonable notice, each of Buyer and Company shall afford to each of the other and its respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to: (a) each of Buyer and Company and its respective Subsidiaries’ properties, books, Contracts, commitments and records; and (b) all other information concerning the business, properties and personnel of each of Buyer and Company and its respective Subsidiaries, as each of Buyer

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and Company may reasonably request. Buyer and Company agree to provide to each other and their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request. Until the Closing, on or before the 25th day of each month, commencing on December 25, 2004, Company shall deliver to Buyer separate unaudited, consolidated and internally prepared financial statements of Company and its Subsidiaries as at and for the monthly period ending the last day of the preceding month (the “Subsequent Monthly Company Financial Statements”), which shall include a balance sheet and a statement of income. The Subsequent Monthly Company Financial Statements shall be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject to the absence of notes and normal quarterly and year-end adjustments that have not been and are not anticipated to be material in amount. Until the Closing, on or before the 25th day of each month, commencing on December 25, 2004, Buyer shall deliver to Buyer separate unaudited, consolidated and internally prepared financial statements of Buyer and its Subsidiaries as at and for the monthly period ending the last day of the preceding month (the “Subsequent Monthly Buyer Financial Statements”), which shall include a balance sheet and a statement of income. The Subsequent Monthly Buyer Financial Statements shall be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject to the absence of notes and normal quarterly and year-end adjustments that have not been and are not anticipated to be material in amount.

5.4  Confidentiality. The parties acknowledge that each of Buyer and Company have previously executed a Mutual Confidential Disclosure Agreement dated May 10, 2004 (the “Confidentiality Agreement”), which agreement shall continue in full force and effect in accordance with its terms. The parties agree that they shall comply with and cause their Representatives to comply with all of the their respective obligations under the Confidentiality Agreement with respect to the information to be disclosed pursuant to Section 5.3 above.

5.5  Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange, Nasdaq or the National Association of Securities Dealers, Inc. (the “NASD”), in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult, in good faith, with the other party before issuing such press release or making such public statement or disclosure.

5.6  Consents; Cooperation.

(a)  Each of Buyer, Merger Sub and Company shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other Regulatory Law or federal or state fair trade law.

(b)  Each of Buyer and Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act and all other applicable Regulatory Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Buyer and Company shall cooperate and use its commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an “Order”), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Buyer and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Buyer nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Termination Date.

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Each of Buyer and Company shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other applicable Regulatory Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Buyer and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation, and substantially complying with any second request for information pursuant to the Regulatory Laws.

(c)  Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Buyer nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Buyer or of Buyer combined with the Company after the Effective Time, and (ii) neither Company nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Company or of Company combined with the Buyer after the Effective Time.

5.7  Legal Requirements. Each of Buyer and Company will, and will cause their respective Subsidiaries to, take all commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement.

5.8  Blue Sky Laws. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Company shall use its commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

5.9  Employee Benefit Plans.

(a)  With respect to all employee benefit plans, programs, contracts and other arrangements that are sponsored, maintained or contributed to by Buyer or its Subsidiaries in which former Company employees become eligible to participate after the Closing Date (each a “Buyer Employee Plan”), Buyer shall provide, and shall cause its Subsidiaries to provide, each such former Company employee with eligibility and vesting credit (not benefit accrual credit) equal to the amount of service credited in respect of such former Company employee’s participation in an analogous Company Employee Plan by Company and its Subsidiaries to such former Company employee prior to the Closing Date. Notwithstanding anything to the contrary herein, such eligible former Company employees shall only be eligible to participate in such Buyer Employee Plans in which all employees of Buyer and its Subsidiaries are generally eligible to participate. With respect to each such Buyer Employee Plan, Buyer shall (i) waive, and shall cause Buyer and its Subsidiaries to waive, all limitations as to preexisting conditions, exclusions and waiting periods applicable to each former Company employee (and his or her covered spouse and dependents) if and to the extent such former Company employee is not subject to, or satisfies, such limitations, exclusions and waiting periods under the analogous Company employee benefit plan, program, contract or arrangement, and (ii) provide, and shall cause its Subsidiaries to provide, such former Company employee (and his or her covered spouse and dependants) with credit for any co-payments and deductibles paid by such former Company employee in his or her current coverage period and prior to the Closing Date in satisfying such Buyer Employee Plan’s deductible or out-of-pocket requirements applicable to its current coverage period.

(b)  At the request of Buyer reasonably in advance of the Closing Date, Company shall terminate any and all tax qualified plans of Company and its Subsidiaries (the “Company Retirement Plans”), effective not later than the day immediately preceding the Closing Date. In the event that Buyer requests that such Company Retirement Plans be terminated, Company shall provide Buyer with evidence that such Company Retirement Plans have been terminated pursuant to resolution of Company’s Board of Directors (the form and substance of which shall be subject to review and approval by Buyer) not later than the day immediately preceding the Closing Date.

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Unless Buyer consents otherwise in writing, prior to the Effective Time, Company shall take all action as is necessary to amend the Company Retirement Plans such that, from and after the Effective Time, no further accruals will occur with respect to such Company Retirement Plans.

(c)  Buyer reserves the right to direct Company to terminate any or all other Company Employee Plans (other than the Company Stock Option Plans required to be assumed by Buyer at the Effective Date pursuant to Section 1.7(e)) any time prior to the Closing Date, and the Company, any of its Subsidiaries and any ERISA Affiliates agree, as applicable, to each terminate any such Company Employee Plans designated by Buyer for termination reasonably in advance of the Closing Date, effective as of the day immediately preceding the Closing Date. Buyer shall receive from Company evidence that any such Company Employee Plans (which Buyer has requested to terminate) have been terminated pursuant to resolutions of each such Person’s Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Buyer), effective as of the day immediately preceding the Closing Date.

5.10  Listing of Additional Shares. Prior to the Effective Time, Buyer shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock referred to be issued or issuable pursuant to Section 1.7(a) or issuable pursuant to Section 1.7(e).

5.11  Termination of Trading of Company Common Stock. Prior to the Effective Time, Company shall take all actions necessary to cause the termination of all trading of the Company Common Stock, as of the Effective Time, on the NASD’s Over-the Counter Bulletin Board and any other securities market in which the Company Common Stock shall then trade.

5.12  Employment Agreements. At the Effective Time, Buyer and each of John F. Clifford and Robin L. Carmichael shall enter into the employment agreements, in the forms of Exhibits 5.12(a) and 5.12(b) hereto, respectively (the “Employment Agreements”).

5.13  Affiliates and Stockholders Agreements.

(a)  Simultaneously with the execution of this Agreement, Buyer and each of the Persons listed on Section 5.13(a) of the Company Disclosure Schedule shall enter into a Stockholders Agreement, in the form of Exhibit 5.13(a) hereto (the “Stockholders Agreements”).

(b)  Notwithstanding the provisions of Section 5.13(a), Company will use commercially reasonable efforts to obtain an executed Affiliate Agreement substantially in the form of Exhibit 5.13(b) hereto (the “Affiliate Agreement”) from any Person, other than the Persons listed on Section 5.13(b) of the Company Disclosure Schedule, within 30 days following the execution and delivery of this Agreement, who, to the knowledge of Company, may be deemed to have become an “affiliate” of Company, within the meaning of Rule 145 promulgated under the Securities Act, after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Buyer shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Buyer Common Stock to be received by: (i) any Affiliate of Company; or (ii) any Person Buyer reasonably identifies (by written notice to Company) as being a Person who may be deemed an affiliate and to issue appropriate stop transfer instructions to the transfer agent for such Buyer Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such Person has executed an Affiliate Agreement.

5.14  Indemnification.

(a)  From and after the Effective Time, the Buyer will and will cause the Surviving Corporation to, (i) fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company’s and its Subsidiaries’ present and former directors, officers and employees and their heirs, executors and assigns (each an “Indemnified Party,” and collectively, the “Indemnified Personnel”), to the same extent that such individuals are entitled to indemnification as of the date of this Agreement by the Company pursuant to applicable law or the Company’s articles of incorporation, bylaws and indemnification or other agreements of Company, if any, in

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existence on the date hereof with, or for the benefit of, any such Indemnified Party arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and for acts or omissions existing or occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether or not asserted or claimed prior thereto, and (ii) include and caused to be maintained in effect in the Surviving Corporation’s (or any successor’s) articles of incorporation and bylaws for a period of six years after the Effective Time, subject to any limitation imposed from time to time under applicable law, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees, and advancement of expenses, that are at least as favorable to the Indemnified Personnel as those set forth in the current articles of incorporation and bylaws of the Company in effect on the date hereof.

(b)  In the event that any claim, action, suit, proceeding or investigation involving any Indemnified Party is brought or initiated within six years after the Effective Time and arises out of or pertains to any actual or alleged action or omission in his or her capacity as an officer, director or employee of Company or any of its Subsidiaries occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement, in each case for which such Indemnified Party is indemnified under this Section 5.14, except as otherwise required by applicable law or contract or policy terms, (i) the Indemnified Personnel, as a group, may retain only one law firm to represent such Indemnified Personnel, which counsel shall be counsel of Buyer, in addition to local counsel (provided that if the use of counsel of Buyer would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Personnel and of Buyer, the Indemnified Personnel shall be entitled instead to be represented, as a group, by one counsel, in addition to local counsel, selected by the Indemnified Personnel, and reasonably satisfactory to Buyer), (ii) after the Effective Time, Buyer and the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) Buyer and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that Buyer and the Surviving Corporation will not be liable for any settlement effected without their written consent (which consent will not be unreasonably withheld, delayed, or conditioned); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. Any Indemnified Personnel wishing to claim indemnification under this Section 5.14, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Buyer and the Surviving Corporation (provided that the failure to so notify Buyer or the Surviving Corporation shall not relieve such entity from any liability that it may have under this Section 5.14, except to the extent that such failure prejudices such entity), and shall deliver to Buyer and the Surviving Corporation the undertaking contemplated by Section 23B.08.530 of the WBCA.

(c)  Buyer will, or will cause the Surviving Corporation to, secure a “tail” on the Company’s existing directors’ and officers’ insurance policies, which will provide Company and such directors and officers and such other Persons, if any, currently covered by such existing directors’ and officers’ insurance policies with coverage on terms and in amounts that are no less favorable than those of the Company’s policies in effect on the date hereof for a period of at least six (6) years from the Effective Time, provided that the total cost of such “tail” shall not exceed $275,000 (the “Maximum Premium”). In the event that the Maximum Premium is insufficient for the above-referenced coverage, Buyer and the Surviving Corporation will spend up to, but not be obligated to spend more than, the Maximum Premium to purchase the most favorable coverage, in the reasonable judgment of Buyer and Surviving Corporation, that may be obtained for the Maximum Premium. Notwithstanding anything to the contrary herein, Company shall use best efforts to seek competitive bids for such “tail” coverage and report all such bids to Buyer, and any such bids, including the final bid, shall be subject to the approval of Buyer prior to Closing.

(d)  Notwithstanding anything in the Agreement to the contrary, the provisions of this Section 5.14 are intended to be for the benefit of, and will be enforceable by, the Indemnified Personnel, their heirs and representatives, and may not be amended or repealed without the prior written consent of the affected Indemnified Personnel, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that such Indemnified Personnel may have by Contract or applicable law.

(e)  Notwithstanding anything in this Agreement to the contrary, in the event that Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other

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person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Buyer or Surviving Corporation shall cause proper provisions to be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.14.

5.15  Fees and Expenses. Subject to Section 8.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company, Merger Sub or the Surviving Corporation in connection with the Merger between Merger Sub and Company. The parties shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to property or transfer taxes.

5.16  Section 16 Matters. Prior to the Effective Time, (a) the Board of Directors of Company or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the disposition by any officer or director of the Company who is a covered person of Company (each, a “Covered Company Person”) for purposes of Section 16 of the Exchange Act (together with the rules and regulations thereunder, “Section 16”) of shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger and to the extent such securities are listed in the Section 16 Information are intended to be an exempt transaction for purposes of Section 16 , and (b) provided and assuming that Company delivers to Buyer the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Buyer or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the acquisition by any such Company Covered Person who may become a covered person of Buyer for purposes of Section 16 of shares of Buyer Common Stock or options to purchase shares of Buyer Common Stock pursuant to this Agreement and the Merger and to the extent such securities are listed in the Section 16 Information are intended to be an exempt transaction for Section 16 purposes. “Section 16 Information” shall mean information accurate in all material respects regarding the Company Covered Persons, the number of shares of Company Common Stock held by each such Company Covered Person and expected to be exchanged for Buyer Common Stock in the Merger, and the number and description of the Assumed Company Options held by each such Company Covered Person.

ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER

6.1  Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in whole or part, to the extent permitted by applicable law:

(a)  This Agreement shall have been adopted by the requisite vote of the stockholders of each of Buyer and Merger Sub, if required, and Company.

(b)  The Commission shall have declared the Form S-4 effective. No stop order suspending the effectiveness of the Form S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened in writing by the Commission or any other Governmental Authority; and all requests for additional information on the part of the Commission or any other Governmental Authority shall have been complied with to the reasonable satisfaction of the parties hereto.

(c)  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Government Authority seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which prevents or prohibits consummation of the Merger. In the

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event an injunction, order or other restraint or prohibition shall have been issued or imposed, each party agrees to use its commercially reasonable efforts to have such injunction, order or other restraint or prohibition lifted.

(d)  Company, Buyer and Merger Sub and their respective Subsidiaries shall have timely obtained from each Governmental Authority: (i) all approvals, waivers and consents as may be required under the Securities Act, state blue sky laws, the Exchange Act and under the HSR Act, and (ii) all other approvals, waivers and consents, if any, necessary for the consummation of or in connection with the Merger and the transactions contemplated hereby, the failure of which to obtain which would reasonably be expected to have a Material Adverse Effect upon either of Buyer or Company following the Effective Time.

(e)  The shares of Buyer Common Stock to be issued in the Merger and such other shares of Buyer Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on The Nasdaq National Market.

6.2  Additional Conditions to Obligations of Buyer. The obligations of Buyer to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Buyer, on or prior to the Effective Time of each of the following conditions:

(a)  Each of the representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to “materiality” or “Material Adverse Effect,” which representations and warranties as so qualified shall be true and correct in all such respects) which as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), and Buyer shall have received a certificate of a senior executive officer and a senior financial officer of Company to such effect, substantially in the form of Exhibit 6.2(a) hereto.

(b)  Company shall have performed or complied with all covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to materiality or Material Adverse Effect and shall have performed or complied with in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not so qualified, and Buyer shall have received a certificate of a senior executive officer and a senior financial officer of Company to such effect.

(c)  Buyer shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any Material Company Contract or otherwise required to consummate the transactions contemplated by this Agreement, except where the failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect on Company.

(d)  No temporary restraining order, preliminary or permanent injunction or other legal or regulatory restraint provision limiting or restricting the conduct or operation of the business of Company and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(e)  Buyer shall have received a written opinion of Jenkens & Gilchrist LLP, counsel to Buyer, in a form reasonably satisfactory to both Buyer and Company, dated on or about the Closing, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to make reasonable assumptions and require delivery of and rely upon, among other things, reasonable and customary representations set forth in certificates to be delivered by each of Buyer, Merger Sub and Company in form reasonably satisfactory to such counsel.

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6.3  Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Company, on or prior to the Effective Time of each of the following conditions:

(a)  Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to “materiality” or “Material Adverse Effect,” which representations and warranties as so qualified shall be true and correct in all such respects) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such date), and Company shall have received a certificate of a senior executive officer and a senior financial officer of Buyer to such effect, substantially in the form of Exhibit 6.3(a) hereto.

(b)  Buyer shall have performed or complied with all covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to materiality or Material Adverse Effect and shall have performed or complied with in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not so qualified, and Company shall have received a certificate of a senior executive officer and a senior financial officer of Buyer to such effect.

(c)  Company shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any Material Buyer Contract or otherwise required to consummate the transactions contemplated by this Agreement, except where the failure to obtain such consent or approval would not would not reasonably be expected to have a Material Adverse Effect on Buyer or the Surviving Corporation.

(d)  No temporary restraining order, preliminary or permanent injunction or other legal or regulatory restraint provision limiting or restricting the conduct or operation of the business of Buyer and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Authority seeking the foregoing be pending.

(e)  Company shall have received a written opinion of Perkins Coie LLP, counsel to Company, in a form reasonably satisfactory to both Buyer and Company, dated on or about the Closing, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to make reasonable assumptions and require delivery of and rely upon, among other things, reasonable and customary representations set forth in certificates to be delivered by each of Buyer, Merger Sub and Company in form reasonably satisfactory to such counsel.

ARTICLE VII
CONDUCT PRIOR TO THE EFFECTIVE TIME

7.1  Covenants of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees as to itself and its Subsidiaries (except to the extent expressly contemplated by this Agreement or required by a Governmental Authority or by applicable law or as consented to in writing by Buyer), as follows:

(a)  Conduct of Business of Company.

(i)  Company and its Subsidiaries shall carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted, and Company agrees to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use commercially reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries’ present business organizations, to keep available the services of its

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and its Subsidiaries’ present officers and key employees and to preserve its and its Subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, as is reasonably necessary to preserve the goodwill and ongoing businesses of Company and its Subsidiaries. Company agrees to promptly notify Buyer of any event or occurrence, not in the ordinary course of its or its Subsidiaries’ business, and of any event, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

(ii)  Company shall use its commercially reasonable efforts not to, and shall use its commercially reasonable efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 7.1) that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)  Restrictions on Conduct of Business of Company. Company shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Buyer (it being agreed that any actions taken or omitted by Company in compliance with this Section 7.1(b) shall not be deemed to constitute a breach of any of the representations or warranties of Company in Article III):

(i)  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than any such dividends or distributions from a Subsidiary to the Company), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

(ii)  Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options, warrants or other rights therefor outstanding as of the date of this Agreement;

(iii)  Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the Commission under the Exchange Act or applicable statutory accounting principles;

(iv)  sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets of Company or any of its Subsidiaries, except (A) sales, pledges, dispositions, transfers, leases, licenses or Encumbrances pursuant to existing Contracts, (B) sales, pledges, dispositions, transfers, leases, licenses or Encumbrances of property or assets by Company or its Subsidiaries in the ordinary course of business consistent with past practice, but not to exceed an aggregate value for all such sales, pledges, dispositions, transfers, leases, licenses and Encumbrances of $100,000 and which will not materially impair the conduct of Company’s business, and (C) as may be required pursuant to Section 5.6.

(v)  (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned Subsidiary of Company) for borrowed money, except for indebtedness for borrowed money under Company’s existing credit facilities or replacement credit facilities in an aggregate amount not materially larger than Company’s existing credit facilities, (B) terminate, cancel, or agree to any material and adverse change in, any Material Contract of Company other than in the ordinary course of business consistent with past practice, (C) make or authorize any capital expenditure materially in excess of $50,000, or (D) make or authorize any material loan to any person (other than a Subsidiary of the Company) outside the ordinary course of business

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(vi)  except as may be required by contractual commitments or corporate policies with respect to bonus, compensation, severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.19(a) of the Company Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for increases in accordance with past practices and methodologies in salaries or wages of officers and/or employees of the Company or any of its Subsidiaries), (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Company or any of its Subsidiaries (other than with respect to newly appointed directors and newly hired employees in accordance with past practices of Company or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee, except to the extent required by applicable law, or (D) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Employee Plan or Company Option;

(vii)  acquire, or agree to acquire, from any Person any assets, operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except (i) in connection with capital expenditures permitted hereunder and except for acquisitions of inventory and other assets in the ordinary course of business or (ii) for acquisitions of businesses or assets or combinations having or involving aggregate consideration not in excess of $100,000, which, in the case of clauses (i) and (ii), individually or in the aggregate, would not be reasonably expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(viii)  adopt a shareholder rights agreement, or “poison pill”;

(ix)  subject to Section 5.2(h), modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Company is a party and which relates to a business combination involving Company;

(x)  write up, write down or write off the book value of any assets, individually or in the aggregate, for Company and its Subsidiaries taken as a whole, other than in the ordinary course of business or as required by GAAP or otherwise not in excess of $100,000;

(xi)  Section 5.2(h), take any action to render inapplicable, or to exempt any third party from, (i) the provisions of Chapter 23B.19 of the WBCA or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

(xii)  amend or propose to so amend their respective certificates of incorporation, bylaws or other comparable organizational documents; and

(xiii)  take or agree in writing or otherwise to take any of the actions described in above, or any action that would reasonably be expected to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder, or permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

7.2  Covenants of Buyer. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent expressly contemplated by this Agreement or required by a Governmental Authority or by applicable law or as consented to in writing by Company), as follows:

(a)  Conduct of Business of Buyer. Buyer and its Subsidiaries shall carry on their respective business in the ordinary course in substantially the same manner as heretofore conducted, and Buyer agrees to pay and to

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cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries’ present business organizations, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries’ present officers and key employees and use its commercially reasonable efforts consistent with past practice to preserve its and its Subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, as is reasonably necessary to preserve the goodwill and ongoing businesses of Buyer and its Subsidiaries. Buyer agrees to promptly notify Company of any material event or occurrence not in the ordinary course of its or its Subsidiaries’ business, and of any event, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer.
(b)  Restrictions on Conduct of Business of Buyer. Buyer shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Company (it being agreed that any actions taken or omitted by Buyer in compliance with this Section 7.2(b) shall not be deemed to constitute a breach of any of the representations or warranties of Buyer in Article IV):

(i)  Issue any shares of Buyer Common Stock if, following such issuance, there would be an insufficient number of shares of Buyer Common Stock to pay the Merger Consideration and to be reserved for issuance in connection with exercise of the Assumed Company Options and other transactions contemplated hereby;

(ii)  Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the Commission under the Exchange Act or applicable statutory accounting principles; and

(iii)  take or agree in writing or otherwise to take any of the actions described in above, or any action that would reasonably be expected to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder, or permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

7.3  Control of Operations. Noting contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operation of Company or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1  Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer or Company:

(a)  By mutual written consent of Buyer and Company;

(b)  By either Buyer or Company, if:

(i)  the Effective Time shall not have occurred on or before June 30, 2005 (the “Termination Date”), or such time as the Termination Date shall have been extended under the terms of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party’s obligations set forth in Section 5.6) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

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(ii)  any Governmental Authority: (A) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 5.6) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable, or (B) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and non-appealable (which order, decree, ruling or other action the parties shall have used their commercially reasonable efforts to obtain, in accordance with Section 5.6), in the case of each of (A) and (B) which is necessary to fulfill the conditions set forth in Section 6.1, as applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to comply with Section 5.6 has been the cause of such action or inaction;

(c)  By Buyer, if:

(i)  Company shall have: (A) failed to make, failed to reaffirm within five (5) Business Days upon written request of Buyer, withdrawn or adversely modified, or shall have resolved to withdraw or adversely modify, the Company Recommendation, whether or not permitted by the terms hereof, or (B) materially breached its obligations under this Agreement by reason of a failure to call the Company Stockholders Meeting in accordance with Section 5.2(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.2(b),

(ii)  the approvals of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment or postponement thereof at which the vote was taken,

(iii)  the holders of more than 2% of the outstanding shares of Company Common Stock have properly complied with the provisions of Chapter 23B.13 of the WBCA as to dissenters’ rights and shall not have (i) under the circumstances permitted by and in accordance with the WBCA, affirmatively withdrawn such holders’ demand for appraisal of such Dissenting Shares, (ii) failed to establish such holders’ entitlement to dissenters’ rights as provided in the WBCA, or (iii) taken or failed to take any action the consequence of which is that such holders are not entitled to payment for such holders’ shares under the WBCA;

(iv)  the Board of Directors of Company shall have approved, recommended executed or entered into an Acquisition Proposal, or resolved to do so;

(v)  if a tender or exchange offer relating to securities of Company shall have been commenced by a third party and Company shall not have sent to its securityholders pursuant to Rule 14e-2 under the Exchange Act, within ten (10) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer;

(vi)  Company shall have breached or failed to comply with the provisions of Section 5.2 of this Agreement, except for such breach which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the Closing or the performance of this Agreement; or

(vii)  Company shall have materially breached any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 6.1 or Section 6.2 are not capable of being satisfied on or before the Termination Date, and such breach or failure, as the case may be, has not been cured within 30 calendar days after written notice thereof from Buyer to Company.

(d)  By Company, if:

(i)  Buyer shall have: (A) failed to make, withdrawn or adversely modified, or shall have resolved to withdraw or adversely modify, the Buyer Recommendation, whether or not permitted by the terms

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hereof, (B) materially breached its obligations under this Agreement by reason of a failure to call the Buyer Stockholders Meeting in accordance with Section 5.2(a) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus, if required, in accordance with Section 5.2(a);

(ii)  Any required approval of the stockholders of Buyer contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment or postponement thereof at which the vote was taken;

(iii)  Buyer shall have materially breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement such that the conditions set forth in Section 6.1 or Section 6.3 are not capable of being satisfied on or before the Termination Date and such breach or failure, as the case may be, has not been cured within 30 calendar days after written notice thereof from Company to Buyer; or

(iv)  Prior to the Company Stockholder Meeting, Company enters into a definitive agreement to effect a Superior Proposal.

8.2  Effect of Termination.

(a)  Subject to Sections 8.2(b) and (c), in the event of termination of this Agreement by either Buyer or Company as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to Section 5.4, Section 5.15, this Section 8.2 and Article IX, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, other than as expressly provided in Section 8.2 (c) below, neither Buyer nor Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

(b)  In the event that: (i) Buyer shall have terminated this Agreement pursuant to Sections 8.1(c)(i), (iv), (v) or (vi), (ii) Buyer shall have terminated this Agreement pursuant to Section 8.1(c)(vii) and Company shall have intentionally or willfully and materially breached any of its representations or warranties or intentionally or willfully failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, or (iii) Company shall have terminated this Agreement pursuant to Section 8.1(d)(iv), Company shall promptly pay to Buyer, by wire transfer of immediately available funds, in no event later than five (5) Business Days after the date of such termination, the amount of $730,000 (the “Termination Amount”).

(c)  If (i) an Acquisition Proposal has been publicly announced, publicly commenced or becomes publicly known, or if any Person shall have publicly announced an intention to make an Acquisition Proposal prior to the final adjournment of the Company’s stockholders meeting to be called to consider and vote upon approval of this Agreement (the “Publicized Acquisition Proposal”), (ii) Buyer thereafter terminates this Agreement pursuant to Section 8.1(c)(ii), and (iii) at any time within twelve (12) months after such termination of this Agreement, Company enters into one or more agreements involving any transaction or series of transactions, other than the transactions contemplated by this Agreement, relating to any Acquisition Proposal (an “Acquisition Transaction”), or Company’s Board recommends or resolves to recommend to Company’s stockholders approval or acceptance of any Acquisition Proposal, or does not recommend to its stockholders that they reject and do not accept any Acquisition Proposal that is in the form of an actual or proposed tender or exchange offer within ten (10) Business Days of the making or announcement of such offer, then prior to the entry into such agreement or the making of such recommendation or resolutions or approval or acceptance or at the end of such ten (10) Business Day period, as is applicable: (a) with any Person related, directly or indirectly, to the Publicized Acquisition Proposal, (b) with any Person who is or, through a transaction or series of transactions, becomes the beneficial owner of 5% or more of the Company Common Stock during the period from the execution of this Agreement through the termination of this Agreement, or (c) with any Person who engages in any written or oral communication with Company, which would reasonably be anticipated to result in an Acquisition Proposal, at any time prior to the end of the three (3) month period following the termination of this Agreement, then Company shall pay to Buyer, in no event later than five (5)

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Business Days after the earlier of the execution of a definitive agreement for or the consummation of the Acquisition Transaction, the Termination Amount.(d)  In the event that Buyer shall have terminated this Agreement pursuant to Section 8.1(c)(vii), subject to Section 8.2(b)(ii) hereof, Company shall pay to Buyer an amount equal to the sum of Buyer’s Expenses, but in no event to exceed $500,000. Payment of Buyer’s Expenses hereunder shall be made not later than five (5) Business Days after delivery by Buyer of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Buyer entitled to receive payment.

(e)  In the event that Company shall have terminated this Agreement pursuant to pursuant to Sections 8.1(d)(i) or (iii), Buyer shall pay to Company an amount equal to the sum of Company’s Expenses, but in no event to exceed $500,000. Payment of Company’s Expenses hereunder shall be made not later than five (5) Business Days after delivery by Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Company entitled to receive payment.

(f)  The parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement. The parties agree that in the event that any party obligated to make any payment to the other party pursuant to this Section 8.2 shall make such payment promptly, in accordance with this Section 8.2, such payment shall be the exclusive remedy that the payee shall have or seek against the payor, and neither the payee nor the payor shall have any remedy against the other party for any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise.

8.3  Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Buyer and Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

8.4  Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX
MISCELLANEOUS

9.1  Definitions. As used in this Agreement:

(a)  “Acquisition Proposal” means any offer or proposal, other than an offer or proposal by or transaction with Buyer or an Affiliate thereof, concerning any (i) merger, consolidation, business combination or similar transaction involving Company or any Subsidiary of the Company pursuant to which the stockholders of Company immediately prior to such transaction would own less than 80% of any class of equity securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) sale or other disposition directly or indirectly of assets of Company or its Subsidiaries representing 20% or more of the consolidated assets of Company and its Subsidiaries, (iii) issuance, sale or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities), in each case by the Company representing 20% or more of the voting power of the Company, or (iv) transaction in which any Person shall acquire

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beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% of more of the outstanding voting capital stock of the Company.

(b)  “Affiliate” has the meaning ascribed to such term, as defined in Rule 405 promulgated by the Commission under the Securities Act.

(c)  “Assumed Company Option” means a Company Option with a per share exercise price equal to or less than $2.00 and granted to those Persons set forth on Section 3.2 of the Company Disclosure Schedule.

(d)  “beneficial ownership” or “beneficially own” shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(e)  “Board of Directors” means the Board of Directors of any specified Person and any committee thereof.

(f)  “Business Day” means any day on which banks are not required or authorized to close in Los Angeles, California.

(g)  “Buyer Intellectual Property” means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer’s notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information); (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide, in each case, owned by Buyer and/or any of its Subsidiaries, or used in the business of Buyer or any of its Subsidiaries as presently conducted, as of the date of this Agreement or the Closing Date.

(h)  “cGMP” means current Good Manufacturing Practices promulgated by the United States Food and Drug Administration governing the manufacture, handling, storage and control of products in the United States.

(i)  “COBRA” the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder.

(j)  “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k)  “Company Intellectual Property” means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with

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others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer’s notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information); (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide, in each case, owned by Company and/or any of its Subsidiaries or used in the business of Company or any of its Subsidiaries, as presently conducted, as of the date of this Agreement or the Closing Date.

(l)  “Company Option” means any option to purchase Company Common Stock.

(m)  “Company Stock Option Plans” means the Company’s: (i) 1989 Restated Stock Option Plan, (ii) 1991 Restated Stock Option Plan for Non-Employee Directors, (iii) 1996 Stock Option Plan, including the Stock Option Grant Program for Non-Employee Directors under the 1996 Stock Option Plan, and (iv) 2004 Stock Option Plan, each of which has been filed as an exhibit to the Company’s SEC Documents.

(n)  “Encumbrance” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters’ or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), in all cases, excluding any Permitted Encumbrances.

(o)  “Environmental Loss” means any and all of the following relating to compliance with Hazardous Materials Law, whether the result of any action of any Governmental Authority or a third party liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability; costs (including the costs of investigation, defense, settlement and attorneys’ and other professional fees whether or not litigation is instituted); or, capital expenditures.

(p)  “Expenses” includes all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the each of the Form S-4 and Joint Proxy Statement/Prospectus, as applicable, and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

(q)  “Governmental Approval” means any consent, approval, authorization, waiver, release, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

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(r)  “Governmental Authority” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(s)  “Hazardous Materials Law” means any foreign, national, territorial, state, provincial or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(t)  “Hazardous Substance” means any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any Governmental Authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a “hazardous,” “extremely hazardous” or “restricted hazardous” waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing; (iv) polychlorinated biphenyls; (v) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (vi) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903); or (vii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq. (“CERCLA”) (42 U.S.C. §9601);

(u)  “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(v)  “Intellectual Property” means all United States and foreign (i) inventions (whether patentable or unpatentable, whether or not reduced to practice, and/or whether developed alone or jointly with others), all improvements thereto, patents, patent applications, patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos, designs, slogans, product names, corporate names, together with all of the goodwill symbolized thereby and associated therewith, and registrations and applications for registration thereof and renewals thereof; (iii) copyrights (registered or unregistered), copyrightable works, rights of authorship, and registrations and applications for registration thereof and renewals thereof; (iv) integrated circuit designs, cell libraries, electronic masks, net lists, simulations, mask works, semiconductor chip rights, and registrations and applications for registration thereof and renewals thereof; (v) computer software (including without limitation source code, source code engines, source data files, and object code), software development tools (including without limitation assemblers, compilers, converters, utilities, compression tools), libraries, algorithms, routines, subroutines, commented and documented code, programmer’s notes, system architecture, logic flow, data, computer applications and operating programs, databases and documentation thereof; (vi) trade secrets and other confidential information (including without limitation ideas, technologies, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, bill of material, designs, plans, proposals, technical data, pricing data, marketing data, financial records, customer and supplier lists, and other proprietary information), (vii) copies and tangible embodiments thereof (in whatever form or medium), and all modifications, enhancements and derivative works of any of the foregoing; and (viii) all rights to sue and collect remedies for any past, present and future infringement of any of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide.

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(w)  “known” or “knowledge” means, with respect to any party, the knowledge of such party’s or any of its Subsidiaries executive officers or any other officer having primary responsibility for such matter, after reasonable inquiry.

(x)  “Material Adverse Effect” means, with respect to any Person any event, change, circumstance or effect that is materially adverse to: (i) the business, properties, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating: (x) to the economy or financial markets in general, or (y) in general to the industries in which such Person operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on such Person, or (ii) the ability of such Person to consummate the transactions contemplated by this Agreement.

(y)  “Nasdaq” means the Nasdaq Stock Market, Inc.

(z)  “Nasdaq National Market” means the Nasdaq National Market System.

(aa)  “the other party” means, with respect to Buyer, Company, and means with respect to Company, Buyer and Merger Sub.

(bb)  “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(cc)  “Permitted Encumbrance” means (i) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business consistent with past practice which are not yet due and payable, and (ii) immaterial unfilled mechanics’, workmen’s, repairmen’s, warehousemen’s, carrier’s or other like liens arising in the ordinary course of business consistent with past practice which are not yet due and payable.

(dd)  “Premises” means any property or facility, which any Person owns, operates, subleases, leases or occupies.

(ee)  “Regulatory Law” means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) mergers, acquisitions or other business combinations, (ii) foreign investment or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

(ff)  “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or incorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(gg)  “Superior Proposal” means an Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) which: (1) is on terms which the Board of Directors of the Company in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), would, if consummated, result in a transaction more favorable to the Company’s stockholders than the transactions contemplated by this Agreement (including any revisions hereto), (2) shall not be subject to any financing contingency, (3) the Company’s Board of Directors shall have in good faith determined (based on the advice of the Company’s financial advisors) that the proposed acquiring party is capable of consummating the transaction contemplated by the Acquisition Proposal on the terms proposed, and (4) the Company’s Board of Directors shall have in good faith determined (based on the advice of the Company’s financial advisors) is reasonably likely to be completed and financed.

(hh)  “Tax” (and with correlative meaning, “Taxes”) means any and all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or like

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assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation.

(ii)  “Transaction Documents” means this Agreement, the Stockholders Agreements, the Employment Agreements and the Affiliate Agreements and such other documents, instruments and certificates as may be entered into between the parties in connection with this Agreement and the transactions contemplated herein.

9.2  Choice of Law and Forum. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction, except that the provisions of the WBCA shall govern the Merger. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.2 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose.

9.3  Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and shall be deemed duly give or made as of the date delivered personally, sent by a recognized courier service, sent by a recognized overnight delivery service, sent by facsimile (but only if followed by transmittal by a recognized courier service, by a recognized overnight delivery service or delivered in hand for delivery on the next Business Day) or sent by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.3):

If to Buyer, to:	PhotoMedex, Inc. 147 Keystone Drive Montgomeryville, Pensylvania 18936 Attention: Jeffrey F. O’Donnell Chief Executive Officer Telephone no. (215) 619-3600 Facsimile no. (215) 619-3209

With copies to (which shall not constitute notice):	Jenkens & Gilchrist, LLP 12100 Wilshire Boulevard 15th Floor Los Angeles, California 90025 Attention: Jeffrey P. Berg, Esq. Telephone no. (310) 820-8800 Facsimile no. (310) 820-8859

If to Company, to:	ProCyte Corporation 8511 154th Avenue, N.E. Redmond, Washington 98052 Attention: John F. Clifford Chief Executive Officer Telephone no. (425) 869-1239 Facsimile no. (425) 869-1229

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With copies to (which shall not constitute notice):	Perkins & Coie LLP 1201 Third Street Suite 4800 Seattle, Washington 98101 Attention: Faith M. Wilson, Esq. Telephone no. (206) 359-8000 Facsimile no. (206) 359-9000

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

9.4  Attorneys’ Fees. If attorneys’ fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith, including on appeal therefrom.

9.5  Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement has been consummated, they and their representatives will remain subject to the Confidentiality Agreement.

9.6  Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

9.7  Non-Survival of Representations and Warranties. The representations and warranties of the respective parties shall terminate at the Effective Time. This Section 9.7 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.8  Counterparts; Facsimile Signatures. This Agreement and each other Transaction Document may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each Person on this Agreement or other Transaction Document, which are delivered by facsimile, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement or other Transaction Document with original ink signatures of each such Person.

9.9  Remedies Cumulative. Except as otherwise expressly stated herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law in equity.

9.10  Incorporation of Exhibits. The Company Disclosure Schedule, the Buyer Disclosure Schedule and all annexes and attachments hereto and referred to in this Agreement are hereby incorporated herein by this reference and are made a part hereof as though set forth at length herein. The parties acknowledge and agree that the Company Disclosure Schedule and the Buyer Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement, and (ii) are not intended to constitute and shall not be deemed to be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Buyer or Company, as the case may be, except to the extent required by this Agreement and applicable law.

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9.11  Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

9.12  Benefit. This Agreement shall be binding upon and, except as otherwise expressly stated herein, shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties.

9.13  Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written.

(“Buyer”)
PHOTOMEDEX, INC.
a Delaware corporation

By: /s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

(“Merger Sub”)
GOLD ACQUISITION CORP.
a Washington corporation

By: /s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

(“Company”)
PROCYTE CORPORATION
a Washington corporation

By: /s/ John F. Clifford
John F. Clifford
Chief Executive Officer

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ANNEX B

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

November 30, 2004

Board of Directors
ProCyte Corporation
8511 154th Avenue NE
Redmond, WA 98052-3557

Members of the Board:

We understand that ProCyte Corporation (the “Company”), PhotoMedex, Inc. (“Acquiror”) and Gold Acquisition Corp. (a wholly owned subsidiary of Acquiror, “Merger Sub”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) which will provide, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror. Under the terms, and subject to the conditions, set forth in a draft of the Agreement, dated November 26, 2004 (the “Draft Agreement”), at the effective time of the Merger, the outstanding shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), other than certain shares to be canceled pursuant to the Agreement and shares held by stockholders who properly exercise dissenters’ rights (“Dissenting Shares”) will be converted into the right to receive 0.6622 shares (the “Exchange Ratio”) of the common stock of Acquiror, par value $0.01 per share (“Acquiror Common Stock”). The terms and conditions of the Merger are set out more fully in the Draft Agreement.

You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to the “Holders of Company Common Stock.” The “Holders of Company Common Stock” shall be defined as all holders of Company Common Stock other than Acquiror, Merger Sub, any affiliates of Acquiror or Merger Sub or any holders of Dissenting Shares.

For purposes of this opinion we have, among other things:

(i)	reviewed certain publicly available financial statements and other business and financial information of the Company and Acquiror, respectively;
(ii)	reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning (a) the Company prepared by the management of the Company and (b) Acquiror prepared by the management of Acquiror;

(iii)	held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition and future prospects of both the Company and Acquiror, independently and combined, including discussions with the managements of the Company and of Acquiror concerning their views regarding the strategic rationale for the Merger;

(iv)	reviewed the financial terms and conditions set forth in the Draft Agreement;
(v)	reviewed the stock price and trading history of Company Common Stock and Acquiror Common Stock;
(vi)	compared the financial performance of the Company and Acquiror and the prices and trading activity of Company Common Stock and Acquiror Common Stock with that of certain other publicly traded companies comparable with the Company and Acquiror, respectively;

(vii)	compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

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Board of Directors ProCyte Corporation November 30, 2004 Page 2

(viii)	reviewed the pro forma impact of the Merger on Acquiror’s earnings per share;
(ix)	prepared an analysis of the relative contributions of the Company and Acquiror to the combined company;
(x)	prepared a discounted cash flow analysis of the Company and Acquiror;
(xi)	participated in discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors; and
(xii)	made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and of Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and of Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for Acquiror and for the Company (including projections with respect to operations of the combined companies following the Merger) that we have reviewed, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the managements of Acquiror and the Company, respectively, as to the future financial condition and performance of Acquiror and the Company, respectively, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of Company Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company’s stockholders pursuant to the Merger or the price at which the shares of Acquiror Common Stock that are issued pursuant to the Merger may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that the Company’s Board of Directors have considered or may be considering, nor does it address the decision of the Company’s Board of Directors to proceed with the Merger. Furthermore, our opinion does not address any legal, tax or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

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Board of Directors ProCyte Corporation November 30, 2004 Page 3

In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Merger. However, we understand that the Company engaged in discussions with several third parties regarding alternative transactions to the Merger.

We are acting as financial advisor to the Company in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we may trade in the Company’s securities and Acquiror’s securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in the Company’s securities or Acquiror’s securities.

Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or Acquiror as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Holders of Company Common Stock from a financial point of view.
Very truly yours,

WELLS FARGO SECURITIES, LLC

/s/ Wells Fargo Securities, LLC

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ANNEX C

[LETTERHEAD OF CIBC WORLD MARKETS CORP.]

November 30, 2004

The Board of Directors
PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936

Members of the Board:

You have asked CIBC World Markets Corp. (“CIBC World Markets”) to render a written opinion (“Opinion”) to the Board of Directors of PhotoMedex, Inc. (“PhotoMedex”) as to the fairness, from a financial point of view, to PhotoMedex of the Exchange Ratio (as defined below) provided for in an Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among PhotoMedex, Gold Acquisition Corp., a wholly owned subsidiary of PhotoMedex (“Merger Sub”), and ProCyte Corporation (“ProCyte”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into ProCyte (the “Merger”) pursuant to which each outstanding share of the common stock, par value $0.01 per share, of ProCyte (“ProCyte Common Stock”) will be converted into the right to receive 0.6622 of a share (the “Exchange Ratio”) of the common stock, par value $0.01 per share, of PhotoMedex (“PhotoMedex Common Stock”).

In arriving at our Opinion, we:

(a)	reviewed drafts dated November 30, 2004 of the Merger Agreement and certain related documents;
(b)	reviewed audited financial statements of PhotoMedex and ProCyte for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003;
(c)	reviewed unaudited financial statements of PhotoMedex and ProCyte for the nine months ended September 30, 2004;
(d)	reviewed financial forecasts and estimates relating to PhotoMedex and ProCyte which were provided to or discussed with us by the managements of PhotoMedex and ProCyte;
(e)	reviewed historical market prices and trading volumes for PhotoMedex Common Stock and ProCyte Common Stock;
(f)	held discussions with the senior managements of PhotoMedex and ProCyte with respect to the businesses and prospects of PhotoMedex and ProCyte;
(g)	reviewed and analyzed certain publicly available financial data for companies that we deemed generally comparable to PhotoMedex and ProCyte;

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The Board of Directors PhotoMedex, Inc. November 30, 2004 Page 2
(h)	reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Merger;

(i)	analyzed the estimated net present value of the projected future cash flows of PhotoMedex and ProCyte based on certain estimates and assumptions of future performance provided to or discussed with us by the managements of PhotoMedex and ProCyte;

(j)	reviewed and analyzed the relative contributions of PhotoMedex and ProCyte to selected operational metrics of the combined company based on financial forecasts and estimates provided to or discussed with us by the managements of PhotoMedex and ProCyte;

(k)	reviewed certain potential pro forma financial effects of the Merger on PhotoMedex based on financial forecasts and estimates provided to or discussed with us by the managements of PhotoMedex and ProCyte;
(l)	reviewed public information concerning PhotoMedex and ProCyte; and

(m)	performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by PhotoMedex, ProCyte and their respective employees, representatives and affiliates. With respect to financial forecasts and estimates relating to PhotoMedex and ProCyte referred to above, we have assumed, at the direction of the managements of PhotoMedex and ProCyte, without independent verification or investigation, that such forecasts and estimates were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of PhotoMedex and ProCyte as to the future financial condition and operating results of PhotoMedex and ProCyte and the other matters covered thereby. We have relied, at the direction of PhotoMedex, without independent verification or investigation, on (i) the assessments of the managements of PhotoMedex and ProCyte as to the existing and future technology and products of PhotoMedex and ProCyte and the risks associated with such technology and products and (ii) the assessment of the management of PhotoMedex as to PhotoMedex’s ability to retain key employees of ProCyte. We have assumed, with the consent of PhotoMedex, that the Merger will be treated as a reorganization for U.S. federal income tax purposes. We also have assumed, with the consent of PhotoMedex, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on PhotoMedex, ProCyte or the contemplated benefits of the Merger. In addition, representatives of PhotoMedex have advised us, and we therefore have assumed, that the final terms of the Merger Agreement and related documents will not vary materially from those set forth in the drafts reviewed by us. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of PhotoMedex or ProCyte. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of PhotoMedex or ProCyte, or the price at which PhotoMedex Common Stock will trade at any time. We express no view as to, and our Opinion does not address, the underlying business decision of PhotoMedex to effect the Merger nor does our Opinion address the relative merits of the Merger as compared to any alternative business strategies that might exist for PhotoMedex or the effect of any other transaction in which PhotoMedex might engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

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The Board of Directors PhotoMedex, Inc. November 30, 2004 Page 3
As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to PhotoMedex in connection with the Merger and will receive a fee for our services, a significant portion of which is payable upon delivery of this Opinion and a portion of which is contingent upon consummation of the Merger. We and our affiliates currently are providing services to PhotoMedex unrelated to the proposed Merger, for which services we expect to receive compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of PhotoMedex and ProCyte for our and their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to PhotoMedex. This Opinion is for the use of the Board of Directors of PhotoMedex in its evaluation of the Merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Merger.

Very truly yours,

/s/ CIBC World Markets Corp.

CIBC WORLD MARKETS CORP.

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ANNEX D

Chapter 23B.13 RCW

DISSENTERS' RIGHTS

Sections
23B.13.010	Definitions.
23B.13.020	Right to dissent.
23B.13.030	Dissent by nominees and beneficial owners.
23B.13.200	Notice of dissenters' rights.
23B.13.210	Notice of intent to demand payment.
23B.13.220	Dissenters' rights—Notice.
23B.13.230	Duty to demand payment.
23B.13.240	Share restrictions.
23B.13.250	Payment.
23B.13.260	Failure to take action.
23B.13.270	After-acquired shares.
23B.13.280	Procedure if shareholder dissatisfied with payment or offer.
23B.13.300	Court action.
23B.13.310	Court costs and counsel fees.

D-1

23B.13.010 Definitions. As used in this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder. [1989 c 165 § 140.]

23B.13.020 Right to dissent. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

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(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder's demand for payment is withdrawn with the written consent of the corporation. [2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

23B.13.030 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [2002 c 297 § 35; 1989 c 165 § 142.]

23B.13.200 Notice of dissenters' rights. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220. [2002 c 297 § 36; 1989 c 165 § 143.]

23B.13.210 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter. [2002 c 297 § 37; 1989 c 165 § 144.]

23B.13.220 Dissenters' rights—Notice. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

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(2) The notice must be sent within ten days after the effective date of the corporate action, and must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this chapter. [2002 c 297 § 38; 1989 c 165 § 145.]

23B.13.230 Duty to demand payment. (1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter. [2002 c 297 § 39; 1989 c 165 § 146.]

23B.13.240 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action. [1989 c 165 § 147.]

23B.13.250 Payment. (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2) The payment must be accompanied by:

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(a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter. [1989 c 165 § 148.]

23B.13.260 Failure to take action. (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure. [1989 c 165 § 149.]

23B.13.270 After-acquired shares. (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280. [1989 c 165 § 150.]

23B.13.280 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares. [2002 c 297 § 40; 1989 c 165 § 151.]

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23B.13.300 Court action. (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270. [1989 c 165 § 152.]

23B.13.310 Court costs and counsel fees. (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. [1989 c 165 § 153.]

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ANNEX E

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (the “Agreement”) is entered into as of December 1, 2004, by and among PhotoMedex, Inc, a Delaware corporation (“Buyer”), Gold Acquisition Corp., a Washington corporation and wholly owned subsidiary of Buyer (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of ProCyte Corporation, a Washington corporation (“Company”).

RECITALS:

WHEREAS, Buyer has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the “Merger”) effected in part through the conversion of each outstanding share of common stock of Company (the “Company Common Stock”), into shares of capital stock of Buyer (the “Buyer Shares”) at the rate set forth in the Agreement and Plan of Merger, dated as of December 1, 2004, by and among Buyer, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the “Merger Agreement”) and the transactions contemplated thereby (the “Transaction”);

WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding Company Common Stock as is indicated on the signature page of this Agreement (the “Shares”); and

WHEREAS, in order to induce Buyer to enter into the Transaction, certain stockholders of Company have agreed to vote the Shares and any other such shares of Company Common Stock so as to facilitate consummation of the Transaction.

NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Merger Agreement, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Share Ownership and Agreement to Retain Shares.

1.1  Encumbrance. Stockholder represents, warrants and covenants to Buyer that: (a) Stockholder is the beneficial owner (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of that number of Shares of Company Common Stock set forth on the signature page hereto; (b) the Shares constitute the Stockholder’s entire interest in the outstanding Company Common Stock; (c) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; (d) the Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement, and (e) the Shares are and will be at all times up until the Expiration Date free and clear of any Encumbrances. As used herein, the term "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters’ or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). As used herein, the term “Expiration Date” shall mean the earlier to occur of: (i) the Effective Time (as defined in the Merger Agreement) of the Transaction, and (ii) the termination of the Merger Agreement.

1.2  New Shares. Stockholder agrees that any shares of Company Common Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.  Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company called with respect to the Transaction and any matter that could reasonably be expected to facilitate the Transaction, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares (collectively, the “Voting Shares”) in favor of approval of the Transaction and any matter that could reasonably be expected to facilitate the Transaction.

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3.  Irrevocable Proxy. SUBJECT TO SECTION 3 HEREOF, THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EACH OF JEFFREY F. O'DONNELL AND DENNIS M. MCGRATH ACTING INDIVIDUALLY OR COLLECTIVELY IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF BUYER, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF BUYER, AND ANY OTHER PERSON DESIGNATED IN WRITING BY BUYER, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE VOTING SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN SUCH SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. THE STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE VOTING SHARES.

4.  Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Buyer as follows:

4.1  No Solicitation. Until the Expiration Date, the Stockholder will not (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Common Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the holders of Company Common Stock all or any substantial part of the business, properties or Company Capital Stock (each, an “Acquisition Proposal”); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company’s business, properties or assets to any corporation, partnership, person or other entity or group (other than Buyer or Merger Sub, or any associate, agent or representative of Buyer or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Stockholder, in Stockholder’s capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under Section 5.2 of the Merger Agreement. In the event the Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Stockholder shall promptly inform Buyer as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating his fiduciary duties.

4.2  Binding Obligation. Stockholder is competent to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except that: (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

4.3  No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Voting Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Voting Shares are or will be bound or affected.

4.4  No Encumbrances. The Stockholder hereby agrees, until the Expiration Date, and except as expressly contemplated hereby, not to (i) sell, transfer, pledge, Encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, Encumbrance, grant, assignment

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or other disposition of, record or beneficial ownership of any of the Voting Shares (whether acquired heretofore or hereafter) or any interest in any of the foregoing, except to Buyer or Merger Sub, (ii) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, or any interest in any of the Voting Shares, except pursuant to Section 3 herein, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

5.  Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer, to carry out the purpose and intent of this Agreement and reasonably acceptable to Stockholder.

6.  Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have in his capacity as a stockholder of the Company.

7.  Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Upon such termination, no such party shall have any further obligations or liabilities hereunder.

8.  Confidentiality. Stockholder agrees: (a) to hold any information regarding this Agreement and the Transaction in strict confidence, and (b) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Buyer, except as may otherwise be required by law.

9.  Miscellaneous.

9.1  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.2  Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Stockholder in Stockholder’s capacity as a stockholder of Company (and not in Stockholder’s capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth hereon.

9.3  Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

9.4  Specific Performance; Injunctive Relief. The parties hereto acknowledge that Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer or Merger Sub upon any such violation, Buyer and Merger Sub shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer or Merger Sub, at law or in equity, and the Stockholder hereby waives the absence of irreparable harm as a defense in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

9.5  Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.5):

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If to Buyer, to:	PhotoMedex, Inc. 147 Keystone Drive Montgomeryville, Pennsylvania 18936 Attention: Chief Executive Officer Telephone no. (215) 619-3600 Facsimile no. (215) 619-3209

With copies to:	Jenkens & Gilchrist, LLP 12100 Wilshire Boulevard, 15th Floor Los Angeles, CA 90025 Attention: Jeffrey P. Berg Telephone no. (310) 820-8800 Facsimile no. (310) 820-8859
If to Stockholder, to its address set forth on the signature page:
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed. Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

9.6  Attorneys’ Fees. If attorneys’ fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith, including on appeal therefrom.

9.7  Choice of Law and Forum. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.7 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose.

9.8  Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings among the parties hereto with respect to such subject matter.

9.9  Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9.10  Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written.

(“BUYER”)

PHOTOMEDEX, INC.
a Delaware corporation

By: _____________________________
Jeffrey F. O'Donnell
Chief Executive Officer

(“MERGER SUB”)

GOLD ACQUISITION CORP.
a Washington corporation

By: __________________________
Jeffrey F. O'Donnell
Chief Executive Officer

(“STOCKHOLDER”)

__________________________________
Print Name of Registered Stockholder

__________________________________
Signature of Registered Stockholder

Address:

Total number of Shares of Company Common Stock beneficially owned by Stockholder on the date hereof:

______ Shares of Company Common Stock.

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ANNEX F
AFFILIATE AGREEMENT

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936
Attention: Chief Executive Officer

Ladies and Gentlemen:

I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of ProCyte Corporation, a Washington corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact or as a waiver of any rights I may have to object to any claim that I am an affiliate. I have been further advised that, pursuant to the terms of the Agreement and Plan of Merger dated as of December 1, 2004 (the "Merger Agreement") by and among PhotoMedex, Inc., a Delaware corporation ("Buyer"), Gold Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Buyer ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger") and that, as a result of the Merger, I am entitled to receive shares of Buyer Common Stock (as defined in the Merger Agreement) in exchange for shares of Company Common Stock (as defined in the Merger Agreement) owned by me.

I hereby represent, warrant and covenant to Buyer that in the event I receive any Buyer Common Stock as a result of the Merger:

a. I shall not make any sale, transfer or other disposition of Buyer Common Stock in violation of the Act or the Rules and Regulations.

b. I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Common Stock, to the extent I believed necessary with my counsel or counsel for the Company.

c. I have been advised that the issuance of Buyer Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company, I may not sell, transfer or otherwise dispose of Buyer Common Stock issued to me in the Merger, unless: (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rules 144 and 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

d. I understand that Buyer is under no obligation to register the sale, transfer or other disposition of Buyer Common Stock by me or on my behalf under the Act. Buyer will use commercially reasonable efforts to make available adequate current public information as required by Rule 144(c) promulgated by the Commission under the Act, if required for the undersigned to effect any sale, transfer or other disposition of Buyer Common Stock under Rule 145.

e. I also understand that stop transfer instructions will be given to Buyer's transfer agent with respect to shares of Buyer Common Stock issued to me and that there will be placed on the certificates for such shares of Buyer Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A STOCKHOLDER AGREEMENT

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DATED DECEMBER 1, 2004 BY AND AMONG THE REGISTERED HOLDER HEREOF, PHOTOMEDEX, INC., A DELAWARE CORPORATION AND GOLD ACQUISITION CORP., A WASHINGTON CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PHOTOMEDEX, INC."
f. I also understand that unless the transfer by me of my Buyer Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Buyer reserves the right to put the following legend on the certificates issued to my transferee:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

g. I agree that if I breach the representations, warranties or covenants contained in this letter, I will hold the Company and Buyer harmless from and against any and all demands, causes of action, proceedings, losses, damages, expenses, liabilities, fines, penalties, deficiencies, judgments or costs ("Damages") at any time and from time to time asserted against or incurred by either of the Company or Buyer insofar as such Damages result from any such breach by me.

It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend, if the undersigned shall have delivered to Buyer a copy of a letter from the staff of the Commission, or, if reasonably requested, an opinion of counsel in form and substance reasonably satisfactory to Buyer, to the effect that such legend is not required for purposes of the Act.

Very truly yours,

_____________________________

Accepted this 1st day of December, 2004, by:
PHOTOMEDEX, INC

By:______________________________________
Jeffrey F. O'Donnell
Chief Executive Officer

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ANNEX G

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into and made effective as of _______________, 2005 (the “Effective Date”), by and between PhotoMedex, Inc. ("Employer") and John F. Clifford ("Employee").

RECITALS

WHEREAS, Employee currently serves as Chairman and Chief Executive Officer of ProCyte Corporation. ("ProCyte");

WHEREAS, the Employer and ProCyte have entered into an agreement and plan of merger (the "Merger") (the “Merger Agreement”), under which ProCyte shall become, on the effective date of which (the "Effective Date"), a wholly-owned subsidiary of Employer;

WHEREAS, Employer wishes to employ Employee as Executive Vice-President, PhotoMedex Dermatology, and Employee wishes to accept such employment, all on the condition of closing of the Merger and on the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with and as a condition of Employer entering into this Agreement, Employee shall terminate certain existing agreements with ProCyte (as set forth in Section 6.7(a)) and any affiliate thereof related to employment, compensation, severance, payments upon change of control and equity participation; and

WHEREAS, ProCyte, which, upon the Effective Date, will be a wholly-owned subsidiary of the Company, is a party to this Agreement solely for the purpose of acknowledging and agreeing to the termination of the agreements referenced in subsection 6.7(a) hereof;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

AGREEMENT

1.  Employment. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement.

2.  Term of Employment. The employment of Employee pursuant to the terms of this Agreement shall commence as of the Effective Date, and shall continue for three years unless extended or sooner terminated pursuant to this Agreement (the "Term").

3.  Duties.

3.1.  Basic Duties. Subject to the direction and control of the President and Chief Executive Officer of Employer, Employee shall serve as the Executive Vice-President, PhotoMedex Dermatology and shall fulfill all duties and obligations of such office. These duties will include but are not limited to oversight of sales, marketing, licensing and distribution; contracting and manufacturing (responsibility for the XTRAC and ProCyte product lines). The Employee shall have the authority and power to perform all his duties.

3.2.  Other Duties of Employee. In addition to the foregoing, Employee shall perform such other or different duties related to those set forth in Paragraph 3.1 as may be assigned to him from time to time by Employer; provided, however, that any such additional assignment shall be at a level of responsibility commensurate with that set forth in Paragraph 3.1.

3.3.  Time Devoted to Employment. Employee shall devote his full time to the business of Employer during the term of this Agreement and shall perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the industry and in compliance with all applicable laws and the Employer's policies and procedures.

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3.4.  No Conflicting Agreements. Employee represents and warrants that his performance of all the terms and conditions of this Agreement does not and shall not breach any other agreement, including any confidentiality and non-disclosure agreements with prior employers or other persons. Employee represents and warrants that he has not entered into, and shall not enter into, any agreement, either written or oral in conflict with this Agreement.

3.5.  Business Ethics. Employee understands that it is the Employer’s policy to conduct its business according to the highest moral, ethical and legal standards and agrees, as a condition of employment, to uphold those standards of business conduct and ethical principles, and comply with all applicable laws and regulations.

3.6.  Place of Performance of Duties. The services of Employee shall be performed at Redmond, Washington or, at the election of Employee, Montgomeryville, Pennsylvania (or wherever Employer is headquartered at the time that approval to move is granted by Employer’s Board of Directors). If Employee elects to relocate to Pennsylvania, and such relocation is approved by the Employer’s Board of Directors, the Employer shall pay or reimburse Employee for the following expenses (to the extent actually incurred or paid by Employee): (a) real estate broker’s commissions up to 6% of the selling price of one single family residence owned by Employee in the state of Washington; (b) reasonable and customary closing costs (excluding the amount of unpaid property taxes, points on a mortgage loan) incurred in connection with Employee purchasing a home in or around Montgomeryville, Pennsylvania; (c) travel and shipping costs for goods and vehicles from Washington to Pennsylvania; and (d) reasonable temporary housing expenses in Pennsylvania for up to two weeks. Employer will also pay to Employee an additional amount representing a gross-up of any state or Federal taxes payable by Employee as a result of any reimbursements made pursuant to this Section.

4.  Compensation and Method of Payment.

4.1.  Total Compensation. As compensation under this Agreement, Employer shall pay and Employee shall accept the following:

(a)  For each year of this Agreement, measured from the Effective Date, base compensation ("Base Salary") of Three Hundred Thousand Dollars ($300,000); provided, however, that Employer will review Employee’s Base Salary annually and may increase (but not decrease) the Employee’s base salary, subject to the approval of the Compensation Committee.

(b)  For each year of this Agreement, Employer shall pay Employee a bonus up to 50% of Base Salary or as otherwise established by the Compensation Committee and subject to criteria to be established at the discretion of the Board of Directors (“Bonus”).

(c)  Employer shall reimburse Employee for all reasonable travel, entertainment and other expenses incurred or paid by Employee in connection with, or related to, the performance of Employee's duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as Employer may request.

(d)  Employee shall be entitled to participate in Employer's employee fringe benefit, health insurance, life insurance, key man insurance and other programs in effect from time to time for employees of Employer and its affiliates at comparable levels of responsibility. Participation will be in accordance with any applicable policies adopted by Employer. Employee shall be entitled to vacations of not less than 4 weeks per year, absences for illness, and to similar benefits of employment, and shall be subject to such policies and procedures as may be adopted by Employer.

(e)  Employee shall be entitled to an automobile allowance of One Thousand Dollars ($1,000) per month.

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(f)  Subject to the approval of the Board of Directors of Employer, Employee shall be granted incentive stock options (as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended) to purchase up to 250,000 shares of Employer's Common Stock ("Employer Stock Options"), with an exercise price equal to the average closing trading price for the ten business days following the Effective Date. Of these Employer Stock Options, thirty-four percent (34%) shall be fully vested as of the day preceding the first anniversary of the Effective Date, and thirty-three percent (33%) shall vest on the day preceding each of the next two subsequent anniversaries of the Effective Date.

(g)  Notwithstanding any other provision of this Agreement, the Employer reserves the right to modify, suspend or discontinue any and all benefit plans, practices, policies and programs at any time whether before or after termination of employment without advance notice to or recourse by Employee.

4.2.  Payment of Compensation. Employer shall pay the compensation provided for in Section 4 hereof as follows:

(a)  Employer shall pay the Base Salary, semi-monthly in twenty-four equal installments or in accordance with Employer's payroll practices for all its employees, but in no event less frequently than monthly.

(b)  All compensation to the Employee shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

(c)  Employer shall pay in cash the reimbursement of such discretionary expenses provided in Section 4.1(c).

5.  Termination of Agreement.

This Agreement and all obligations under this Agreement (except the obligations contained in Section 6 below which shall survive any termination of this Agreement) shall terminate upon the earliest to occur of any of the following:

5.1.  By Expiration or Notice. This Agreement and the employment of Employee will terminate at the expiration of the Term and may otherwise be terminated by Employee or Employer upon thirty (30) days written notice of termination.

5.2.  Other Termination by Employer. Employer may terminate Employee immediately for any of the reasons set forth below:

(a)  For "Cause." Employee’s employment will terminate immediately following written notice from Employer to the Employee which identifies the termination provision relied upon and outlines in reasonable detail the circumstances claimed to provide the basis for termination. With respect to Section 5.2(a)(iv) only, the notice of termination shall be issued after Employee has been provided a reasonable opportunity to correct the circumstances leading to termination, not to exceed 10 business days. For the purpose of this Section 5.2, "Cause" for termination shall be deemed to include only (i) the direct or indirect competition by Employee with Employer (as defined in Section 6); (ii) the conviction of Employee of a felony or an act involving moral turpitude; (iii) the drug or alcohol abuse by Employee, but only if Employee fails to seek appropriate counseling or fails to complete a prescribed counseling program; and (iv) the failure of Employee to comply with any material term of this Agreement.

(b)  Upon the Disability of the Employee. As used in this Agreement, the term "Disability" shall mean the inability of the Employee, due to a physical or mental disability with or without accommodation, for a period of thirty (30) days, whether or not consecutive, during any sixty (60) day period to perform the normal and customary services required of Employee pursuant to this

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Agreement. A determination of disability shall be made by a physician satisfactory to both Employee and the Employer, provided that, if Employee and the Employer do not agree on a physician, Employee and Employer shall each select a physician and such two physicians together shall select a third physician, whose determination as to disability shall be binding on the parties. For purposes of this section and the laws affecting disability and leaves of absence for medical reasons, Employee acknowledges that he is a key employee of Employer.

(c)  Death of Employee.

5.3.  Other Termination by Employee. Employee may terminate this Agreement for "Good Reason." For purposes of this Section 5.3, "Good Reason" shall mean the following unless such circumstances are fully corrected within ten (10) days after Employee notifies Employer in writing that he intends to terminate his employment for Good Reason:

(a)  the assignment, without Employee's prior written consent to another person, of the primary duties that the Employee was responsible for during the term of this Agreement, or a significant adverse alteration in the nature or status of the Employee's employment from those in effect during the term of this Agreement; or

(b)  any reduction by Employer in Employee's Base Salary (other than as agreed to by Employee) in effect on the date hereof or as the same may be increased after such date.

5.4.  Effect of Termination.

(a)  Termination due to Expiration of Employment Period. If Employee's employment is terminated due to the expiration of the Term, Employer shall pay Employee the compensation (including Base Salary and accrued Bonus, if any) and benefits due to Employee under Section 4 through the last day of Employee's actual employment hereunder. In addition, Employer shall pay Employee Three Hundred Thousand Dollars ($300,000) in twelve (12) monthly installments.

(b)  Termination for Cause. In the event that Employee's employment is terminated for "Cause" pursuant to Section 5(a), Employer shall pay Employee the Base Salary (but not any accrue Bonuses, if any) and benefits due to Employee under Section 4 through the last day of Employee's actual employment hereunder.

(c)  Other Termination by Employer. In the event that Employee's employment is terminated by Employer other than pursuant to Section 5.2 or Section 7, Employer shall pay Employee the greater of the amount of two year’s of Base Salary at the date of termination or the remaining amount of unpaid Base Salary that Employee would have received if this Agreement did not terminate before the end of the Term (payments to be made in equal monthly installments). Further, Employee will be paid the amount of Bonus that would have been due pursuant to Section 4.1(b) during the year of his termination, payable at the usual time such Bonus payments are made by Employer. In addition, Employer shall pay or reimburse Employee for the costs of health care benefits that Employee would have received if this Agreement did not terminate before the end of the Term (“Continued Benefits”). Finally, the vesting schedule for all incentive stock options granted to the Employee pursuant to Section 4.1(f) shall accelerate and shall fully vest effective immediately prior to Termination.

(d)  Termination for Death or Disability. If Employee's employment is terminated by reason of death or disability pursuant to Section 5.2(b) or (c), Employer shall pay the representatives of Employee or Employee, as the case may be, the compensation and benefits under Section 4 which would otherwise be payable to Employee up to the end of the month in which the termination of this Agreement for such death or disability occurred. Notwithstanding anything to the contrary herein, in the event that Employee shall be terminated for an occurrence described in Section 5.2(b) which shall be the subject of an effective Disability Policy, Employee shall not be entitled to receive any further payment from Employer other than Employer's obligation to pay regular premiums to maintain the effectiveness of

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such Disability Policy following the date from which Employee shall be entitled to receive payment under such Disability Policy.

(e)  Termination for Good Reason. In the event the Employee's employment is terminated by him for "Good Reason" pursuant to Section 5.3, Employer shall pay Employee the greater of the amount of two year’s of Base Salary at the date of termination or the remaining amount of unpaid Base Salary that Employee would have received if this Agreement did not terminate before the end of the Term (payments to be made in equal monthly installments). Further, Employee will be paid the amount of Bonus that would have been due pursuant to Section 4.1(b) during the year of his termination, payable at the usual time such Bonus payments are made by Employer. In addition, Employer shall pay or reimburse Employee for the costs of the Continued Benefits. Finally, the vesting schedule for all incentive stock options granted to the Employee pursuant to Section 4.1(f) shall accelerate and shall fully vest effective immediately prior to Termination.

(f)  Termination by Employee Not for Good Reason. In the event Employee's employment is terminated by him not for “Good Reason”, as defined in Section 5.3, Employer shall pay Employee the Base Salary (but not accrued bonus, if any) and benefits due Employee under Section 4 through the last day of Employee's actual employment.

(g)  Resignation as Board Member or Officer. Immediately upon the termination of Employee’s employment with Employer, Employee shall, and hereby agrees to, tender a written notice of Employee’s resignation from any and all offices of the Employer and all subsidiaries, affiliates or clients in which the Employee represents the Employer in the capacity of an officer or director. Notwithstanding any failure by the Employee to provide the Employer with such written notice of resignation within three days after the date of the termination of Employee’s employment with Employer, Employee hereby authorizes and directs the Board of Directors to accept the Employee’s resignation from all said positions effective as of the date of termination of the Employee’s employment.

(h)  Subsequent Offer of Benefits. Employee shall not have the duty to mitigate the costs to Employer under this Section 5.4, except that the Continued Benefits provided under Sections 5.4(c). In the event of Other Termination and 5.4(e). In the event of Termination for Good Reason shall be cancelled to the extent of any comparable benefit coverage offered to Employee by any subsequent employer or other person.

6.  Property Rights and Obligations of Employee.

6.1.  Trade Secrets. For purposes of this Agreement, "trade secrets" shall include without limitation any and all financial, cost and pricing information and any and all information contained in any drawings, designs, plans, proposals, customer lists, records of any kind, data, formulas, specifications, concepts or ideas, where such information is reasonably related to the business of Employer, has been divulged to or learned by Employee during the term of his employment by Employer, and has not previously been publicly released by duly authorized representatives of Employer or otherwise lawfully entered the public domain.

6.2.  Preservation of Trade Secrets. Employee will preserve as confidential all trade secrets pertaining to Employer's business that have been obtained or learned by him by reason of his employment. Employee will not, without the prior written consent of Employer, either use for his own benefit or purposes or disclose or permit disclosure to any third parties, either during the term of his employment hereunder or thereafter (except as required in fulfilling the duties of his employment), any trade secret connected with the business of Employer.

6.3.  Trade Secrets of Others. Employee agrees that he will not disclose to Employer or induce Employer to use any trade secrets belonging to any third party.

6.4.  Property of Employer. Employee agrees that all documents, reports, files, analyses, drawings, designs, tools, equipment, plans (including, without limitation, marketing and sales plans), proposals,

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customer lists, computer software or hardware, and similar materials that are made by him or come into his possession by reason of and during the term of his employment with Employer are the property of Employer and shall not be used by him in any way adverse to Employer's interests. Employee will not allow any such documents or things, or any copies, reproductions or summaries thereof to be delivered to or used by any third party without the specific consent of Employer. Employee agrees to deliver to the Board of Directors of Employer or its designee, upon demand, and in any event upon the termination of Employee's employment, all of such documents and things which are in Employee's possession or under his control.

6.5.  Non-Competition by Employee.

6.5.1.  General. Employee agrees during the Term and for two years following the termination of his Employment, not to recruit, engage in passive hiring efforts, solicit or induce any person or entity who, during such two-year period, or within one (1) year prior to the termination of Employee's employment with Employer, was an employee, agent, representative or sales person of Employer or any of its affiliates ("Employer Group") to leave or cease his employment or other relationship with Employer Group for any reason whatsoever or hire or engage the services of such person for Employee in any business substantially similar to or competitive with that in which Employer Group was engaged during Employee's employment.

6.5.2.  Non-Solicitation of Customers. Employee acknowledges that in the course of his employment, he will learn about Employer Group's business, services, materials, programs and products and the manner in which they are developed, marketed, served and provided. Employee knows and acknowledges that Employer Group has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. Employee further acknowledges that Employer Group must keep secret all pertinent information divulged to Employee about Employer Group business concepts, ideas, programs, plans and processes, so as not to aid Employer Group's competitors. Accordingly, Employer Group is entitled to the following protection, which Employee agrees is reasonable:

Employee agrees that for a period of two (2) years following the termination of his employment, he will not, on his own behalf or on behalf of any person, firm, partnership, association, corporation, or other business organization, entity or enterprise, knowingly solicit, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his employment, with a view to the sale or the providing of any product, equipment or service sold or provided or under development by Employer Group during the period of two (2) years immediately preceding the date of Employee's termination. The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of his employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Employer Group.

6.5.3.  Non-Competition. Employee acknowledges that he will be a "high impact" person in Employer Group's business who is in possession of selective and specialized skills, learning abilities, customer contacts, and customer information as a result of his relationship with Employer Group and prior experience, and agrees that Employer Group has a substantial business interest in the covenant described below. Employee, therefore, agrees that during the Term and for a period of two (2) years from the termination of his employment, not to, either directly, whether as an employee, sole proprietor, partner shareholder, joint venture or the like, in the same or similar capacity in which he worked for Employer Group, compete with Employer Group in the manufacture, marketing or sales of excimer laser technology in connection with interventional cardiology, psoriasis or any other field in which Employer enters or considers entering into, provided Employee has actual knowledge of such field. The territory in which this non-competition covenant shall apply will be limited to the area commensurate with the territory in which Employee marketed, sold or provided products or services for Employer Group during the two years preceding termination of Employment.

6.6.  Survival Provisions and Certain Remedies. Unless otherwise agreed to in writing between the parties hereto, the provisions of this Section 6 shall survive the termination of this Agreement. The covenants in this Section 6 shall be construed as separate covenants and to the extent any covenant shall be

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judicially unenforceable, it shall not affect the enforcement of any other covenant. In the event Employee breaches any of the provisions of this Section 6, Employee agrees that Employer shall be entitled to injunctive relief in addition to any other remedy to which Employer may be entitled.

6.7.  Additional Conditions of Employment.

(a)  Termination of Certain PROCYTE Agreements. By entering into this Agreement, Employee represents that he has terminated all existing agreements with ProCyte and any affiliate of ProCyte relating to his employment, compensation, severance, payments upon change of control, equity participation (including stock option agreements), additional benefits or otherwise, including, but not limited to, Employee’s Change of Control Agreement dated as of July 1, 2004, Indemnity Agreement dated as of May 21, 2002, Severance Agreement dated as of July 1, 2004, and any other severance program maintained by PROCYTE or its affiliates, but excluding the Assumed Company Options (as such term is defined in the Merger Agreement) granted in the name of Employee and assumed by Employer pursuant to Section 1.7(e) of the Merger Agreement. To the extent not already terminated, Employee hereby terminates and waives any rights he may have in all such existing agreements with ProCyte and any affiliate of ProCyte. By executing this Agreement, ProCyte acknowledges and agrees to the termination of the agreements referenced in this Section 6.7(a).

(b)   (i) Assignment of Invention Rights. The Employee promises and agrees that the Employee will promptly and fully disclose to Employer all inventions, designs, improvements, discoveries, ideas, concepts or themes that relate in any way or are similar to Employer’s business, products or services (“Intellectual Property”) that the Employee conceives, makes, formulates, develops, writes or prepares during his employment with Employer, whether on or off the job, and whether individually or jointly in collaboration with others.

(ii) The Employee hereby assigns to Employer any rights which Employee may have in any Intellectual Properties conceived, made, formulated, developed, written or prepared by Employee, including but not limited to any patent rights and copyrights applicable to any of the Intellectual Properties. The Employee further agrees to cooperate, both during and after his or her employment with Employer, in obtaining patents or copyrights on all such Intellectual Properties that are patentable or copyrightable, and shall execute any document necessary to obtain patent or copyright registration, to vest Employer with full and exclusive title, and to protect against infringement by others, where out-of-pocket costs in such endeavors shall be borne by Employer. The Employee will make every reasonable attempt to ensure that any work performed by the Employee for Employer does not infringe upon any patent, trademark, copyrights or any intellectual property interest of any third party.

7.  Change of Control.

(a)  For the purpose of this Agreement, a "Change of Control" shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) or the Securities Exchange Act of 1934, and as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of Employer (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), which acquisition is effected without the consent of at least a majority in interest of the Board of Directors of Employer as of the date hereof. Specifically excluded from this definition is the sale of shares by Employer in any offering of its securities effectuated through any resolution of a majority of the Board of Directors as constituted from time to time.

(ii) approval by the shareholders of Employer of (i) a complete liquidation or dissolution of Employer or (ii) the sale of other disposition of all or substantially all of the assets of Employer.

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(b)  Employer and Employee hereby agree that, if Employee is in the employ of Employer on the date on which a Change of Control occurs (the "Change of Control Date"), Employer will cause or require that any successor continue to employ Employee and Employee will remain in the employ of Employer for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by Employee immediately prior to the Change of Control Date. If after a Change of Control, Employee is requested and, in his sole and absolute discretion consents to change his principal business location, Employer will cause or require that any successor to reimburse Employee for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Employee as a result of any such reimbursements. If Employee shall not consent to change his business location, Employee may continue to provide services required of him hereunder in Montgomeryville, Pennsylvania and Employer or its successor shall continue to maintain an office for Employee at that location.

(c)  During the remaining Term after the Change of Control Date, Employer will cause or require any successor to continue to honor the terms of this Agreement, including payment of the compensation set forth in Section 4 herein.

(d)  If during the remaining Term on or after the Change of Control Date (i) Employee's employment is terminated by Employer or its successor other than for "Cause" (as defined in Section 5.2(a) hereof), or (ii) there shall have occurred a material reduction in Employee's compensation or employment related benefits, or a material change in Employee's status, working conditions or management responsibilities, or a material change in the business objectives or policies of Employer or its successor and Employee voluntarily terminates employment within sixty (60) days of any such occurrence, or the last in a series of occurrences, the Employee shall be entitled to receive as a severance payment, subject to the provisions of Section 7(e) below, a payment over twelve months equal to Two Hundred Percent (200%) of Employee's current compensation under Sections 4.1 (a), (c), (d) (f), and (g) (the "Compensation Amount").

(e)  The amounts payable to Employee under any other compensation arrangement maintained by Employer which became payable, after payment of the Compensation Amount provided for in paragraph (d), upon or as a result of the exercise by Employee of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 100% of the Employee's "base amount" as defined in Code Section 280G(b)(3)(A). Any such excess amount shall be deferred and paid in the next tax year.

8.  General Provisions.

8.1.  Notices. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and return receipt requested, addressed as follows:

If to Employer:    PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Fax: 215.619.3209

If to Employee:    John F. Clifford
3126 211th Avenue N.E.
Sammamish, Washington 98074
Fax: 425.869.8801

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However, either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party in accordance with this Section. Notices delivered personally shall be deemed effective as of the day delivered and notices delivered by mail shall be deemed effective as of three days after mailing (excluding weekends and federal holidays).

8.2.  Choice of Law and Forum. Except as expressly provided otherwise in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and both parties consent to the jurisdiction of the courts of the State of Delaware with respect thereto.

8.3.  Entire Agreement; Modification and Waiver. This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

8.4.  Assignment. Because of the personal nature of the services to be rendered hereunder, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer. However, subject to the foregoing limitation, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

8.5.  Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

8.6.  Representation by Counsel; Interpretation. Employer and Employee each acknowledge that each party to this agreement has had the opportunity to be represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or decision which would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

8.7.  Corporate Authority. Employer represents and warrants as of the date hereof that Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of Directors and authorized by Employer's shareholders as appropriate.

8.8.   Indemnification. Employer hereby agrees that it shall indemnify and hold harmless Employee to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys’ fees), arising out of the employment of Employee, except to the extent arising out of or based upon the gross negligence or willful misconduct of Employee. Costs and expenses incurred by Employee in defense of such litigation (including attorneys’ fees) shall be paid by Employer upon receiving from Employee (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under Delaware law made by or on behalf of Employee to repay the amounts so paid if it shall ultimately be determined that Employee is not entitled to be indemnified by Employer under this Agreement, including but not limited to as a result of such exception.

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8.9.  Attorneys' Fees. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

8.10.  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax signatures shall be valid and binding.

8.11.  Headings and Captions. Headings and captions are included for purposes of convenience only and are not a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above at _________________________________.

"Employer"
PHOTOMEDEX, INC.

By: _____________________

"Employee"

_________________________
John F. Clifford

PROCYTE hereby acknowledges and agrees that as of the closing date of the Merger, all of the agreements referenced in Section 6.7(a) hereof are terminated.

PROCYTE CORPORATION

By : ___________________

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ANNEX H

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into and made effective as of _______________, 2005 (the “Effective Date”), by and between PhotoMedex, Inc. ("Employer") and Robin L. Carmichael ("Employee").

RECITALS

WHEREAS, Employee currently serves as Vice President of Marketing of ProCyte Corporation. ("ProCyte");

WHEREAS, the Employer and ProCyte have entered into an agreement and plan of merger (the "Merger") (the “Merger Agreement”), under which ProCyte shall become, on the effective date of which (the "Effective Date"), a wholly-owned subsidiary of Employer;

WHEREAS, Employer wishes to employ Employee as Vice-President of Marketing, and Employee wishes to accept such employment, all on the condition of closing of the Merger and on the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with and as a condition of Employer entering into this Agreement, Employee shall terminate certain existing agreements with ProCyte (as set forth in Section 6.7(a)) and any affiliate thereof related to employment, compensation, severance, payments upon change of control and equity participation; and

WHEREAS, ProCyte, which, upon the Effective Date, will be a wholly-owned subsidiary of the Company, is a party to this Agreement solely for the purpose of acknowledging and agreeing to the termination of the agreements referenced in subsection 6.7(a) hereof;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

AGREEMENT

1.  Employment. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement.

2.  Term of Employment. The employment of Employee pursuant to the terms of this Agreement shall commence as of the Effective Date, and shall continue for three years unless extended or sooner terminated pursuant to this Agreement (the "Term").

3.  Duties.

3.1.  Basic Duties. Subject to the direction and control of the President and Chief Executive Officer of Employer, Employee shall serve as the Vice-President of Marketing and shall fulfill all duties and obligations of such office. These duties will include but are not limited to oversight of all marketing activities, both International and Domestic; product sales for both the medical and spa business; providing assistance in all business development activities and negotiations of licensing agreements. The Employee shall have the authority and power to perform all her duties.

3.2.  Other Duties of Employee. In addition to the foregoing, Employee shall perform such other or different duties related to those set forth in Paragraph 3.1 as may be assigned to her from time to time by Employer; provided, however, that any such additional assignment shall be at a level of responsibility commensurate with that set forth in Paragraph 3.1.

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3.3.  Time Devoted to Employment. Employee shall devote her full time to the business of Employer during the term of this Agreement and shall perform her duties and responsibilities faithfully, diligently and to the best of her ability, consistent with the highest and best standards of the industry and in compliance with all applicable laws and the Employer's policies and procedures.

3.4.  No Conflicting Agreements. Employee represents and warrants that her performance of all the terms and conditions of this Agreement does not and shall not breach any other agreement, including any confidentiality and non-disclosure agreements with prior employers or other persons. Employee represents and warrants that she has not entered into, and shall not enter into, any agreement, either written or oral in conflict with this Agreement.

3.5.  Business Ethics. Employee understands that it is the Employer’s policy to conduct its business according to the highest moral, ethical and legal standards and agrees, as a condition of employment, to uphold those standards of business conduct and ethical principles, and comply with all applicable laws and regulations.

3.6.  Place of Performance of Duties. The services of Employee shall be performed at Redmond, Washington or, at the election of Employer, Montgomeryville, Pennsylvania (or wherever Employer is headquartered at the time that relocation is sought). If Employer desires Employee to relocate to Pennsylvania, the Employer shall, pay or reimburse Employee for the following expenses (to the extent actually incurred or paid by Employee): (a) real estate broker’s commissions up to 6% of the selling price of one single family residence owned by Employee in the state of Washington; (b) reasonable and customary closing costs (excluding the amount of unpaid property taxes, point on a mortgage loan) incurred in connection with Employee purchasing a home in or around Montgomeryville, Pennsylvania; (c) travel and shipping costs for goods and vehicles from Washington to Pennsylvania; and (d) reasonable temporary housing expenses in Pennsylvania for up to two weeks. Employer will also pay to Employee an additional amount representing a gross-up of any state or federal taxes payable by Employee as a result of any reimbursements made pursuant to this Section.

4.  Compensation and Method of Payment.

4.1.  Total Compensation. As compensation under this Agreement, Employer shall pay and Employee shall accept the following:

(a)  For each year of this Agreement, measured from the Effective Date, base compensation ("Base Salary") of One Hundred Eighty Five Thousand Dollars ($185,000); provided, however, that Employer will review Employee’s Base Salary annually and may increase (but not decrease) the Employee’s base salary, subject to the approval of the Compensation Committee.

(b)  For each year of this Agreement, Employer shall pay Employee a bonus up to 30% of Base Salary or as otherwise established by the Compensation Committee and subject to criteria to be established at the discretion of the Board of Directors (“Bonus”).

(c)  Employer shall reimburse Employee for all reasonable travel, entertainment and other expenses incurred or paid by Employee in connection with, or related to, the performance of Employee's duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as Employer may request.

(d)  Employee shall be entitled to participate in Employer's employee fringe benefit, health insurance, life insurance, key man insurance and other programs in effect from time to time for employees of Employer and its affiliates at comparable levels of responsibility. Participation will be in accordance with any applicable policies adopted by Employer. Employee shall be entitled to vacations of not less than 4 weeks per year, absences for illness, and to similar benefits of employment, and shall be subject to such policies and procedures as may be adopted by Employer.

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(e)  Employee shall be entitled to an automobile allowance of Seven Hundred and Fifty Dollars ($750) per month.

(f)  Subject to the approval of the Board of Directors of Employer, Employee shall be granted incentive stock options (as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended) to purchase up to 75,000 shares of Employer's Common Stock ("Employer Stock Options"), with an exercise price equal to the average closing trading price for the ten business days following the Effective Date. Of these Employer Stock Options, thirty-four percent (34%) shall be fully vested as of the day preceding the first anniversary of the Effective Date, and thirty-three percent (33%) shall vest on the day preceding each of the next two subsequent anniversaries of the Effective Date.

(g)  Notwithstanding any other provision of this Agreement, Employer reserves the right to modify, suspend or discontinue any and all benefit plans, practices, policies and programs at any time whether before or after termination of employment without advance notice to or recourse by Employee.

4.2.  Payment of Compensation. Employer shall pay the compensation provided for in Section 4 hereof as follows:

(a)  All compensation to the Employee shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

(b)  Employer shall pay in cash the reimbursement of such discretionary expenses provided in Section 4.1(c).

5.  Termination of Agreement.

This Agreement and all obligations under this Agreement (except the obligations contained in Section 6 below which shall survive any termination of this Agreement) shall terminate upon the earliest to occur of any of the following:

5.1.  By Expiration or Notice. This Agreement and the employment of Employee will terminate at the expiration of the Term and may otherwise be terminated by Employee or Employer upon thirty (30) days written notice of termination.

5.2.  Other Termination by Employer. Employer may terminate Employee immediately for any of the reasons set forth below:

(a)  For "Cause." Employee’s employment will terminate immediately following written notice from Employer to the Employee which identifies the termination provision relied upon and outlines in reasonable detail the circumstances claimed to provide the basis for termination. With respect to Section 5.2(a)(iv) only, the notice of termination shall be issued after Employee has been provided a reasonable opportunity to correct the circumstances leading to termination, not to exceed 10 business days. For the purpose of this Section 5.2, "Cause" for termination shall be deemed to include only (i) the direct or indirect competition by Employee with Employer (as defined in Section 6); (ii) the conviction of Employee of a felony or an act involving moral turpitude; (iii) the drug or alcohol abuse by Employee, but only if Employee fails to seek appropriate counseling or fails to complete a prescribed counseling program; and (iv) the failure of Employee to comply with any material term of this Agreement.

(b)  Upon the Disability of the Employee. As used in this Agreement, the term "Disability" shall mean the inability of the Employee, due to a physical or mental disability with or without accommodation, for a period of thirty (30) days, whether or not consecutive, during any sixty (60) day period to perform the normal and customary services required of Employee pursuant to this Agreement. A determination of disability shall be made by a physician satisfactory to both Employee and

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the Employer, provided that, if Employee and the Employer do not agree on a physician, Employee and Employer shall each select a physician and such two physicians together shall select a third physician, whose determination as to disability shall be binding on the parties. For purposes of this section and the laws affecting disability and leaves of absence for medical reasons, Employee acknowledges that she is a key employee of Employer.
(c)  Death of Employee.

5.3.  Other Termination by Employee. Employee may terminate this Agreement for "Good Reason." For purposes of this Section 5.3, "Good Reason" shall mean the following unless such circumstances are fully corrected within ten (10) days after Employee notifies Employer in writing that she intends to terminate her employment for Good Reason:

(a)  the assignment, without Employee's prior written consent to another person, of the primary duties that the Employee was responsible for during the term of this Agreement, or a significant adverse alteration in the nature or status of the Employee's employment from those in effect during the term of this Agreement; or

(b)  any reduction by Employer in Employee's Base Salary (other than as agreed to by Employee) in effect on the date hereof or as the same may be increased after such date.

5.4.  Effect of Termination.

(a)  Termination due to Expiration of Employment Period. If Employee's employment is terminated due to the expiration of the Term, Employer shall pay Employee the compensation (including Base Salary and accrued Bonus, if any) and benefits due to Employee under Section 4 through the last day of Employee's actual employment hereunder.

(b)  Termination for Cause. In the event that Employee's employment is terminated for "Cause" pursuant to Section 5(a), Employer shall pay Employee the Base Salary (but not any accrue Bonuses, if any) and benefits due to Employee under Section 4 through the last day of Employee's actual employment hereunder.

(c)  Other Termination by Employer. In the event that Employee's employment is terminated by Employer other than pursuant to Section 5.2 or Section 7, Employer shall pay Employee the greater of the amount of two year’s of Base Salary at the date of termination or the remaining amount of unpaid Base Salary that Employee would have received if this Agreement did not terminate before the end of the Term (payments to be made in equal monthly installments). Further, Employee will be paid the amount of Bonus that would have been due pursuant to Section 4.1(b) during the year of her termination, payable at the usual time such Bonus payments are made by Employer. In addition, Employer shall pay or reimburse Employee for the costs of health care benefits that Employee would have received if this Agreement did not terminate before the end of the Term (“Continued Benefits”). Finally, the vesting schedule for all incentive stock options granted to the Employee pursuant to Section 4.1(f) shall accelerate and shall fully vest effective immediately prior to Termination.

(d)  Termination for Death or Disability. If Employee's employment is terminated by reason of death or disability pursuant to Section 5.2(b) or (c), Employer shall pay the representatives of Employee or Employee, as the case may be, the compensation and benefits under Section 4 which would otherwise be payable to Employee up to the end of the month in which the termination of this Agreement for such death or disability occurred. Notwithstanding anything to the contrary herein, in the event that Employee shall be terminated for an occurrence described in Section 5.2(b) which shall be the subject of an effective Disability Policy, Employee shall not be entitled to receive any further payment from Employer other than Employer's obligation to pay regular premiums to maintain the effectiveness of such Disability Policy following the date from which Employee shall be entitled to receive payment under such Disability Policy.

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(e)  Termination for Good Reason. In the event the Employee's employment is terminated by her for "Good Reason" pursuant to Section 5.3, Employer shall pay Employee the greater of the amount of two year’s of Base Salary at the date of termination or the remaining amount of unpaid Base Salary that Employee would have received if this Agreement did not terminate before the end of the Term (payments to be made in equal monthly installments). Further, Employee will be paid the amount of Bonus that would have been due pursuant to Section 4.1(b) during the year of her termination, payable at the usual time such Bonus payments are made by Employer. In addition, Employer shall pay or reimburse Employee for the costs of the Continued Benefits. Finally, the vesting schedule for all incentive stock options granted to the Employee pursuant to Section 4.1(f) shall accelerate and shall fully vest effective immediately prior to Termination.

(f)  Termination by Employee Not for Good Reason. In the event Employee's employment is terminated by her not for “Good Reason”, as defined in Section 5.3, Employer shall pay Employee the Base Salary (but not accrued bonus, if any) and benefits due Employee under Section 4 through the last day of Employee's actual employment.

(g)  Resignation as Board Member or Officer. Immediately upon the termination of Employee’s employment with Employer, Employee shall, and hereby agrees to, tender a written notice of Employee’s resignation from any and all offices of the Employer and all subsidiaries, affiliates or clients in which the Employee represents the Employer in the capacity of an officer or director. Notwithstanding any failure by the Employee to provide the Employer with such written notice of resignation within three days after the date of the termination of Employee’s employment with Employer, Employee hereby authorizes and directs the Board of Directors to accept the Employee’s resignation from all said positions effective as of the date of termination of the Employee’s employment.

(h)  Subsequent Offer of Benefits. Employee shall not have the duty to mitigate the costs to Employer under this Section 5.4, except that the Continued Benefits provided under Sections 5.4(c). In the event of Other Termination and 5.4(e). In the event of Termination for Good Reason shall be cancelled to the extent of any comparable benefit coverage offered to Employee by any subsequent employer or other person.

6.  Property Rights and Obligations of Employee.

6.1.  Trade Secrets. For purposes of this Agreement, "trade secrets" shall include without limitation any and all financial, cost and pricing information and any and all information contained in any drawings, designs, plans, proposals, customer lists, records of any kind, data, formulas, specifications, concepts or ideas, where such information is reasonably related to the business of Employer, has been divulged to or learned by Employee during the term of her employment by Employer, and has not previously been publicly released by duly authorized representatives of Employer or otherwise lawfully entered the public domain.

6.2.  Preservation of Trade Secrets. Employee will preserve as confidential all trade secrets pertaining to Employer's business that have been obtained or learned by her by reason of her employment. Employee will not, without the prior written consent of Employer, either use for her own benefit or purposes or disclose or permit disclosure to any third parties, either during the term of her employment hereunder or thereafter (except as required in fulfilling the duties of her employment), any trade secret connected with the business of Employer.

6.3.  Trade Secrets of Others. Employee agrees that she will not disclose to Employer or induce Employer to use any trade secrets belonging to any third party.

6.4.  Property of Employer. Employee agrees that all documents, reports, files, analyses, drawings, designs, tools, equipment, plans (including, without limitation, marketing and sales plans), proposals, customer lists, computer software or hardware, and similar materials that are made by her or come into her possession by reason of and during the term of her employment with Employer are the property of Employer and shall not be used by her in any way adverse to Employer's interests. Employee will not allow any such documents or things, or any copies, reproductions or summaries thereof to be delivered to or used by any third party without the

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specific consent of Employer. Employee agrees to deliver to the Board of Directors of Employer or its designee, upon demand, and in any event upon the termination of Employee's employment, all of such documents and things which are in Employee's possession or under her control.

6.5.  Non-Competition by Employee.

6.5.1.  General. Employee agrees during the Term and for two years following the termination of her Employment, not to recruit, engage in passive hiring efforts, solicit or induce any person or entity who, during such two-year period, or within one (1) year prior to the termination of Employee's employment with Employer, was an employee, agent, representative or sales person of Employer or any of its affiliates ("Employer Group") to leave or cease her employment or other relationship with Employer Group for any reason whatsoever or hire or engage the services of such person for Employee in any business substantially similar to or competitive with that in which Employer Group was engaged during Employee's employment.

6.5.2.  Non-Solicitation of Customers. Employee acknowledges that in the course of her employment, she will learn about Employer Group's business, services, materials, programs and products and the manner in which they are developed, marketed, served and provided. Employee knows and acknowledges that Employer Group has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. Employee further acknowledges that Employer Group must keep secret all pertinent information divulged to Employee about Employer Group business concepts, ideas, programs, plans and processes, so as not to aid Employer Group's competitors. Accordingly, Employer Group is entitled to the following protection, which Employee agrees is reasonable:

Employee agrees that for a period of two (2) years following the termination of her employment, she will not, on her own behalf or on behalf of any person, firm, partnership, association, corporation, or other business organization, entity or enterprise, knowingly solicit, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during her employment, with a view to the sale or the providing of any product, equipment or service sold or provided or under development by Employer Group during the period of two (2) years immediately preceding the date of Employee's termination. The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of her employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Employer Group.

6.5.3.  Non-Competition. Employee acknowledges that she will be a "high impact" person in Employer Group's business who is in possession of selective and specialized skills, learning abilities, customer contacts, and customer information as a result of her relationship with Employer Group and prior experience, and agrees that Employer Group has a substantial business interest in the covenant described below. Employee, therefore, agrees that during the Term and for a period of two (2) years from the termination of her employment, not to, either directly, whether as an employee, sole proprietor, partner shareholder, joint venture or the like, in the same or similar capacity in which she worked for Employer Group, compete with Employer Group in the manufacture, marketing or sales of excimer laser technology in connection with interventional cardiology, psoriasis or any other field in which Employer enters or considers entering into, provided Employee has actual knowledge of such field. The territory in which this non-competition covenant shall apply will be limited to the area commensurate with the territory in which Employee marketed, sold or provided products or services for Employer Group during the two years preceding termination of Employment.

6.6.  Survival Provisions and Certain Remedies. Unless otherwise agreed to in writing between the parties hereto, the provisions of this Section 6 shall survive the termination of this Agreement. The covenants in this Section 6 shall be construed as separate covenants and to the extent any covenant shall be judicially unenforceable, it shall not affect the enforcement of any other covenant. In the event Employee breaches any of the provisions of this Section 6, Employee agrees that Employer shall be entitled to injunctive relief in addition to any other remedy to which Employer may be entitled.

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6.7.  Additional Conditions of Employment.

(a)  Termination of All PROCYTE Agreements. By entering into this Agreement, Employee represents that she has terminated all existing agreements with ProCyte and any affiliate of ProCyte relating to her employment, compensation, severance, payments upon change of control, equity participation (including stock option agreements), additional benefits or otherwise, including, but not limited to, Employee’s Change of Control Agreement dated as of April 24, 1998 and amended on March 21, 2002 to extend the term to April 30, 2004 and Indemnity Agreement dated as of May 21, 2002, and any other severance program maintained by PROCYTE or its affiliates, but excluding the Assumed Company Options (as such term is defined in the Merger Agreement) granted in the name of Employee and assumed by Employer pursuant to Section 1.7(e) of the Merger Agreement. To the extent not already terminated, Employee hereby terminates and waives any rights she may have in all such existing agreements with ProCyte and any affiliate of ProCyte. By executing this Agreement, ProCyte acknowledges and agrees to the termination of the agreements referenced in this Section 6.7(a).

(b)  (i) Assignment of Invention Rights. The Employee promises and agrees that the Employee will promptly and fully disclose to Employer all inventions, designs, improvements, discoveries, ideas, concepts or themes that relate in any way or are similar to Employer’s business, products or services (“Intellectual Property”) that the Employee conceives, makes, formulates, develops, writes or prepares during his employment with Employer, whether on or off the job, and whether individually or jointly in collaboration with others.

(ii) The Employee hereby assigns Employer any rights which Employee may have in any Intellectual Properties conceived, made, formulated, developed, written or prepared by Employee, including but not limited to any patent rights and copyrights applicable to any of the Intellectual Properties. The Employee further agrees to cooperate, both during and after his or her employment with Employer, in obtaining patents or copyrights on all such Intellectual Properties that are patentable or copyrightable, and shall execute any document necessary to obtain patent or copyright registration, to vest Employer with full and exclusive title, and to protect against infringement by others, where out-of-pocket costs in such endeavors shall be borne by Employer. The Employee will make every reasonable attempt to ensure that any work performed by the Employee for Employer does not infringe upon any patent, trademark, copyrights or any intellectual property interest of any third party.

7.  Change of Control.

(a)  For the purpose of this Agreement, a "Change of Control" shall mean:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) or the Securities Exchange Act of 1934, and as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of Employer (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), which acquisition is effected without the consent of at least a majority in interest of the Board of Directors of Employer as of the date hereof. Specifically excluded from this definition is the sale of shares by Employer in any offering of its securities effectuated through any resolution of a majority of the Board of Directors as constituted from time to time.

(ii) approval by the shareholders of Employer of (i) a complete liquidation or dissolution of Employer or (ii) the sale of other disposition of all or substantially all of the assets of Employer.

(b)  Employer and Employee hereby agree that, if Employee is in the employ of Employer on the date on which a Change of Control occurs (the "Change of Control Date"), Employer will cause or require that any successor continue to employ Employee and Employee will remain in the employ of Employer for the period commencing on the Change of Control Date and ending on the

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expiration of the Term, to exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by Employee immediately prior to the Change of Control Date. If after a Change of Control, Employee is requested and, in her sole and absolute discretion consents to change her principal business location, Employer will cause or require that any successor to reimburse Employee for her relocation expenses, including without limitation, moving expenses, temporary living and travel expenses, temporary living and travel expenses for a time while arranging to move her residence to the changed location, closing costs, if any, associated with the sale of her existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Employee as a result of any such reimbursements. If Employee shall not consent to change her business location, Employee may continue to provide services required of her hereunder in Montgomeryville, Pennsylvania and Employer or its successor shall continue to maintain an office for Employee at that location.

(c)  During the remaining Term after the Change of Control Date, Employer will cause or require any successor to continue to honor the terms of this Agreement, including payment of the compensation set forth in Section 4 herein.

(d)  If during the remaining Term on or after the Change of Control Date (i) Employee's employment is terminated by Employer or its successor other than for "Cause" (as defined in Section 5.2(a) hereof), or (ii) there shall have occurred a material reduction in Employee's compensation or employment related benefits, or a material change in Employee's status, working conditions or management responsibilities, or a material change in the business objectives or policies of Employer or its successor and Employee voluntarily terminates employment within sixty (60) days of any such occurrence, or the last in a series of occurrences, the Employee shall be entitled to receive as a severance payment, subject to the provisions of Section 7(e) below, a payment over twelve months equal to One Hundred Percent (100%) of Employee's current compensation under Sections 4.1 (a), (c), (d) (f), and (g) (the "Compensation Amount").

(e)  The amounts payable to Employee under any other compensation arrangement maintained by Employer which became payable, after payment of the Compensation Amount provided for in paragraph (d), upon or as a result of the exercise by Employee of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 100% of the Employee's "base amount" as defined in Code Section 280G(b)(3)(A). Any such excess amount shall be deferred and paid in the next tax year.

8.  General Provisions.

8.1.  Notices. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and return receipt requested, addressed as follows:

If to Employer:    PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Fax: 215.619.3209

If to Employee:    Robin L. Carmichael
13113 - 180th Ave. NE
Redmond, WA 98052

However, either party may change his/its address for purposes of this Agreement by giving written notice of such change to the other party in accordance with this Section. Notices delivered personally shall be deemed effective as of the day delivered and notices delivered by mail shall be deemed effective as of three days after mailing (excluding weekends and federal holidays).

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8.2.  Choice of Law and Forum. Except as expressly provided otherwise in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and both parties consent to the jurisdiction of the courts of the State of Delaware with respect thereto.

8.3.  Entire Agreement; Modification and Waiver. This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all covenants and agreements between the parties relating to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement shall be effective only if it is in writing signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

8.4.  Assignment. Because of the personal nature of the services to be rendered hereunder, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer. However, subject to the foregoing limitation, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

8.5.  Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

8.6.  Representation by Counsel; Interpretation. Employer and Employee each acknowledge that each party to this agreement has had the opportunity to be represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or decision which would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the parties.

8.7.  Corporate Authority. Employer represents and warrants as of the date hereof that Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of Directors and authorized by Employer's shareholders as appropriate.

8.8.   Indemnification. Employer hereby agrees that it shall indemnify and hold harmless Employee to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys’ fees), arising out of the employment of Employee, except to the extent arising out of or based upon the gross negligence or willful misconduct of Employee. Costs and expenses incurred by Employee in defense of such litigation (including attorneys’ fees) shall be paid by Employer upon receiving from Employee (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under Delaware law made by or on behalf of Employee to repay the amounts so paid if it shall ultimately be determined that Employee is not entitled to be indemnified by Employer under this Agreement, including but not limited to as a result of such exception.

8.9.  Attorneys' Fees. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

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8.10.  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax signatures shall be valid and binding.

8.11.  Headings and Captions. Headings and captions are included for purposes of convenience only and are not a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above at _________________________________.

"Employer"
PHOTOMEDEX, INC.

By: __________________

"Employee"

______________________
Robin L. Carmichael

PROCYTE hereby acknowledges and agrees that as of the closing date of the Merger, all of the agreements referenced in Section 6.7(a) hereof are terminated.

PROCYTE CORPORATION

By : __________________

H-10

PART II
Information Not Required In Prospectus

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of Registrant or is or was serving at Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Registrant's amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Registrant's bylaws provide that it must indemnify its directors to the fullest extent not prohibited by the DGCL; provided, however, that the Registrant may limit the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Registrant is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the Registrant or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Registrant, or (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL.

Registrant's Bylaws also provide that the Registrant has the power to indemnify its other officers, employees and other agents as set forth in the DGCL. Additionally, the Registrant must advance, prior to final disposition, all expenses incurred by any director or executive officer in connection with any proceeding upon receipt of an undertaking by or on behalf of such director or executive officer to repay said amounts if it is ultimately determined that such person is not entitled to be indemnified under the Registrant's bylaws or otherwise.

Part II-1

The indemnification provisions contained in Registrant's bylaws are not exclusive of any other rights to which a person may be entitled under any statute, provision of the amended and restated certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Registrant may maintain insurance on behalf of its directors and officers. The rights conferred to any person under the bylaws with respect to indemnification continue as to a person who has ceased to be a director, officer, employee or other agent and inures to the benefit of such person's heirs, executors and administrators.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

See Exhibit Index below.

ITEM 22. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

Part II-2

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Part II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomeryville, Pennsylvania on January 21, 2005.

PHOTOMEDEX, INC.

By:	/s/ Jeffrey F. O'Donnell
Jeffrey F. O'Donnell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity in Which Signed	Date

* Richard J. DePiano		Chairman of the Board of Directors	January 21, 2005

/s/ Jeffrey F. O'Donnell Jeffrey F. O'Donnell		President, Chief Executive Officer and Director	January 21, 2005

/s/ Dennis M. McGrath Dennis M. McGrath		Chief Financial Officer (Principal Accounting Officer)	January 21, 2005

* Alan R. Novak		Director	January 21, 2005

* David W. Anderson		Director	January 21, 2005

* Anthony J. Dimun		Director	January 21, 2005

* Warwick Alex Charlton		Director	January 21, 2005

*By:	/s/ Dennis M. McGrath Dennis M. McGrath Attorney-in-Fact		January 21, 2005

Part II-4

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of the Registration Statement, some of which are incorporated herein by reference from the reports, registration statements and other filings of the Registrant with the Securities and Exchange Commission, as referenced below:

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated December 1, 2004, between the Registrant, Gold Acquisition Merger Corp. and ProCyte Corporation, (included as Annex A to the joint proxy statement/prospectus, which constitutes part of this registration statement)

4.1	Specimen Common Stock Certificate (1)
5.1	Opinion of Jenkens & Gilchrist, LLP re legality of shares being registered *
8.1	Opinion of Jenkens & Gilchrist, LLP re tax matters *
8.2	Opinion of Perkins Coie LLP re tax matters *
23.1	Consent of KPMG LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Jenkens & Gilchrist, LLP (included in Exhibits 5.1 and 8.1 hereof) *
23.4	Consent of Perkins Coie LLP (included in Exhibit 8.1 hereof) *
24.1	Power of Attorney (included on signature page of this registration statement) *
99.1	Form of Proxy of PhotoMedex, Inc.
99.2	Consent of Wells Fargo Securities, LLC *
99.3	Form of Proxy of ProCyte Corporation
99.4	Consent of CIBC World Markets Corp. *
99.5	Letter re Arthur Andersen LLP representation (2)
99.6	Form of Stockholder Agreement (included as Annex E to the joint proxy statement/prospectus, which constitutes part of this registration statement)
99.7	Form of Affiliate Agreement (included as Annex F to the joint proxy statement/prospectus, which constitutes part of this registration statement)
99.8	Form of Employment Agreement with John F. Clifford (included as Annex G to the joint proxy statement/prospectus, which constitutes part of this registration statement)
99.9	Form of Employment Agreement with Robin L. Carmichael (included as Annex H to the joint proxy statement/prospectus, which constitutes part of this registration statement)
___________________

*	Previously filed with the initial registration statement on January 6, 2005.

(1)	Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-44937), which became effective on May 12, 2000, and for which a Post-Effective Amendment on Form S-3 became effective on April 9, 2002.

(2)	Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

Part II-5